CONVERSION VALUATION APPRAISAL REPORT



                                  Prepared for:
                      Peoples-Sidney Financial Corporation
                                      and
                                Peoples Federal
                          Savings and Loan Association

                                  Sidney, Ohio


                                     As Of:
                                January 10, 1997




                                  Prepared By:
                             Keller & Company, Inc.
                             555 Metro Place North
                                   Suite 524
                               Dublin, Ohio 43017
                                 (614) 766-1426





                                KELLER & COMPANY

                     CONVERSION VALUATION APPRAISAL REPORT



                                 Prepared for:

                      Peoples-Sidney Financial Corporation
                                      and
                                Peoples Federal
                          Savings and Loan Association

                                  Sidney, Ohio


                                     As Of:
                                January 10, 1997




                                  Prepared By:
                               Michael R. Keller
                                   President

                                TABLE OF CONTENTS
                                                                            PAGE

INTRODUCTION                                                                 1

  I.     Description of Peoples Federal Savings and Loan Association
         General                                                             4
         Performance Overview                                                8
         Income and Expense                                                  10
         Yields and Costs                                                    16
         Interest Rate Sensitivity                                           18
         Lending Activities                                                  20
         Non-Performing Assets                                               24
         Investments                                                         27
         Deposit Activities                                                  28
         Borrowings                                                          29
         Subsidiaries                                                        29
         Office Properties                                                   29
         Management                                                          29

 II.     Description of Primary Market Area                                  30

III.     Comparable Group Selection
         Introduction                                                        36
         General Parameters
           Merger/Acquisition                                                37
           Mutual Holding Companies                                          38
           Trading Exchange                                                  38
           IPO Date                                                          39
           Geographic Location                                               39
           Asset Size                                                        40
         Balance Sheet Parameters
           Introduction                                                      41
           Cash and Investments to Assets                                    41
           Mortgage-Backed Securities to Assets                              42
           One- to Four-Family Loans to Assets                               42
           Total Net Loans to Assets                                         43
           Total Net Loans and Mortgage-Backed Securities to Assets          43
           Borrowed Funds to Assets                                          44
           Equity to Assets                                                  44
         Performance Parameters
           Introduction                                                      45

                                                                            PAGE

III.     Comparable Group Selection (cont.)
         Performance Parameters (cont.)
           Return on Average Assets                                          45
           Return on Average Equity                                          46
           Net Interest Margin                                               46
           Operating Expenses to Assets                                      47
           Noninterest Income to Assets                                      47
         Asset Quality Parameters
           Introduction                                                      48
           Nonperforming Assets to Asset Ratio                               48
           Repossessed Assets to Assets                                      49
           Loans Loss Reserves to Assets                                     49
         The Comparable Group                                                50
         Summary of Comparable Group Institutions                            51

IV.      Analysis of Financial Performance                                   53

V.      Market Value Adjustments
         Earnings Performance                                                56
         Market Area                                                         60
         Financial Condition                                                 60
         Dividend Payments                                                   62
         Subscription Interest                                               62
         Liquidity of Stock                                                  63
         Management                                                          64
         Marketing of the Issue                                              64

VI.      Valuation Methods                                                   66
         Price to Book Value Ratio Method                                    67
         Price to Earnings Method                                            68
         Price to Net Assets Method                                          69
         Valuation Conclusion                                                70

                                LIST OF EXHIBITS



NUMERICAL                                                                   PAGE
EXHIBITS

   1      Balance Sheet - October 31, 1996
            and June 30, 1996                                                71
   2      Balance Sheet - June 30, 1992 through 1995                         72
   3      Income Statement - Four Months Ended
            October 31, 1996, and Year Ended June 30, 1996                   73
   4      Income Statement - June 30, 1992 through 1995                      74
   5      Selected Consolidated Financial Data                               75
   6      Income and Expense Trends                                          76
   7      Normalized Earnings Trend                                          77
   8      Performance Indicators                                             78
   9      Volume/Rate Analysis                                               80
  10      Yield and Cost Trends                                              81
  11      Interest Rate Sensitivity of Net Portfolio Value                   82
  12      Loan Portfolio Composition                                         83
  13      Loan Maturity Schedule                                             84
  14      Loan Portfolio Originations                                        85
  15      Delinquent Loans                                                   86
  16      Nonperforming Assets                                               87
  17      Classified Assets                                                  88
  18      Allowance for Loan Losses                                          89
  19      Investment Portfolio Composition                                   90
  20      Mix of Deposits                                                    91
  21      Deposit Activity                                                   92
  22      Borrowed Funds                                                     93
  23      List of Offices                                                    94
  24      List of Key Officers and Directors                                 95
  25      Key Demographic Data and Trends                                    96
  26      Key Housing Data                                                   97
  27      Major Sources of Employment                                        98
  28      Unemployment Rates                                                 99
  29      Market Share of Deposits                                           100
  30      National Interest Rates by Quarter                                 101
  31      Thrift Stock Prices and Pricing Ratios                             102
  32      Key Financial Data and Ratios                                      114
  33      Recently Converted Thrift Institutions                             126
  34      Acquisitions and Pending Acquisitions                              127
  35      Thrift Stock Prices and Pricing Ratios -
            Mutual Holding Companies                                         128

NUMERICAL                                                                   PAGE
EXHIBITS



  36      Key Financial Data and Ratios -
            Mutual Holding Companies                                         129
  37      Balance Sheets Parameters -
            Comparable Group Selection                                       130
  38      Operating Performance and Asset Quality Parameters -
            Comparable Group Selection                                       134
  39      Balance Sheet Ratios -
            Final Comparable Group                                           138
  40      Operation Performance and Asset Quality Ratios
            Final Comparable Group                                           139
  41      Balance Sheet Totals - Final Comparable Group                      140
  42      Market Area Comparison - Final Comparable Group                    141
  43      Balance Sheet - Asset Composition
            Most Recent Quarter                                              142
  44      Balance Sheet - Liability and Equity
            Most Recent Quarter                                              143
  45      Income and Expense Comparison
            Trailing Four Quarters                                           144
  46      Income and Expense Comparison as a Percent of
            Average Assets - Trailing Four Quarters                          145
  47      Yields, Costs & Earnings Ratios
            Trailing Four Quarters                                           146
  48      Dividends, Reserves and Supplemental Data                          147
  49      Market Pricings and Financial Ratios - Stock Prices
            Comparable Group                                                 148
  50      Valuation Analysis and Conclusions                                 149
  51      Pro Forma Minimum Valuation                                        150
  52      Pro Forma Mid-Point Valuation                                      151
  53      Pro Forma Maximum Valuation                                        152
  54      Pro Forma Superrange Valuation                                     153
  55      Summary of Valuation Premium or Discount                           154

ALPHABETICAL EXHIBITS                                                       PAGE

   A      Background and Qualifications                                      155
   B      RB 20 Certification                                                158
   C      Affidavit of Independence                                          159

INTRODUCTION

         Keller & Company, Inc., an independent appraisal firm for financial institutions, has prepared this Conversion Appraisal Report ("Report") which provides the pro forma market value of the to-be-issued common stock of Peoples-Sidney Financial Corporation (the "Corporation"), a Delaware corporation, formed as a holding company to own all of the to-be-issued shares of common stock of Peoples Federal Savings and Loan Association of Sidney, ("Peoples Federal" or the "Association"). The stock is to be issued in connection with the Association's Application for Approval of Conversion from a federally chartered mutual savings and loan association to a federally chartered stock savings and loan association. The Application is being filed with the Office of Thrift Supervision ("OTS") of the Department of the Treasury and the Securities and Exchange Commission ("SEC"). In accordance with the Association's conversion, there will be a simultaneous issuance of all the Association's stock to the Corporation, which will be formed by the Association. Such Application for Conversion has been reviewed by us, including the Prospectus and related documents, and discussed with the Association's management and the Association's conversion counsel, Silver, Freedman & Taff, Washington, D.C.

         This conversion appraisal was prepared based on the guidelines provided by OTS entitled "Guidelines for Appraisal Reports for the Valuation of Savings Institutions Converting from the Mutual to Stock Form of Organization", in accordance with the OTS application requirements of Regulation ss.563b and the OTS's Revised Guidelines for Appraisal Reports, and represents a full appraisal report. The Report provides detailed exhibits based on the Revised Guidelines and a discussion on each of the fourteen factors that need to be considered. Our valuation will be updated in accordance with the Revised Guidelines and will consider any changes in market conditions for thrift institutions.

         The pro forma market value is defined as the price at which the stock of the Corporation after conversion would change hands between a typical willing buyer and a typical willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, and with both parties having reasonable knowledge of relevant facts in an arms-length transaction. The appraisal assumes the Association is a going concern and that the shares issued by the Corporation in the conversion are sold in non-control blocks.

         In preparing this conversion appraisal, we have reviewed the audited financial statements for the five fiscal years ended June 30, 1992 through 1996, unaudited financials for the four months ended October 31, 1996, and discussed them with Peoples Federal's management and with Peoples Federal's independent auditors, Crowe, Chizek and Company LLP, Columbus, Ohio. We have also discussed and reviewed with management other financial matters. We have reviewed the Corporation's preliminary Form S-1 and the Association's preliminary Form AC and discussed them with management and with the Association's conversion counsel.

         We have visited Peoples Federal's home office and have traveled the surrounding area. We have studied the economic and demographic characteristics of the Association's primary market area of Shelby County relative to Ohio and the United States. We have also examined the competitive financial institution environment within which Peoples Federal operates, giving consideration to the area's key characteristics, both positive and negative.

         We have given consideration to the market conditions for securities in general and for publicly-traded thrift stocks in particular. We have examined the performance of selected publicly-traded thrift institutions and compared the performance of Peoples Federal to those selected institutions.

         Our valuation is not intended to represent and must not be interpreted to be a recommendation of any kind as to the desirability of purchasing the to-be-outstanding shares of common stock of the Corporation. Giving consideration to the fact that this appraisal is based on numerous factors that can change over time, we can provide no assurance that any person who purchases the stock of the Corporation in this mutual-to-stock conversion will subsequently be able to sell such shares at prices similar to the pro forma market value of the Corporation as determined in this conversion appraisal.

I.       DESCRIPTION OF PEOPLES FEDERAL SAVINGS AND LOAN
         ASSOCIATION OF SIDNEY

GENERAL

         Peoples Federal Savings and Loan Association of Sidney, Sidney, Ohio, was organized in 1886 an Ohio savings and loan association. The Association later converted to a federal savings and loan association, changing its name to Peoples Federal Savings and Loan Association of Sidney.

         Peoples Federal conducts its business from its home office in Sidney, Ohio, and has no branch offices. The Association's primary market area consists of Shelby County with Sidney being the county seat and the largest community in the county. Peoples Federal's deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation ("FDIC") in the Savings Association Insurance Fund ("SAIF"). The Association is also subject to certain reserve requirements of the Board of Governors of the Federal Reserve Bank (the "FRB"). Peoples Federal is a member of the Federal Home Loan Bank (the "FHLB") of Cincinnati and is regulated by the OTS, and by the FDIC. As of October 31, 1996, Peoples Federal had assets of $89,962,000, deposits of $79,879,000 and equity of $9,188,000.

         Peoples Federal is a community-oriented institution which has been principally engaged in the business of serving the financial needs of the public in Sidney City and throughout its primary market area of Shelby County. Peoples Federal has been actively and consistently involved in the origination of residential mortgage loans for the purchase of one- to four-family dwellings, comprising 76.1 percent of its loan originations during the year ended October 31, 1996, and 73.4 percent of its loan originations during the fiscal year ended June 30, 1995. At June 30, 1996, 64.9 percent of its gross loans consisted of residential real estate loans on one- to four-family dwellings, not including residential construction loans of 10.4 percent, for a combined total of 83.8 percent, compared to a similar 84.4 percent at June 30, 1992, with the primary source of its funds being retail deposits from residents in its local communities. The Association is also an originator of multifamily loans, commercial real estate loans, land loans and also offers consumer loans on a less active basis. Consumer loans include automobile loans, secured and unsecured personal loans, loans on savings accounts and home equity loans. Commercial real estate loans represented a 6.2 percent share of the Association's total loans at October 31, 1996, and land loans represented 1.5 percent with multifamily loans representing less than 1.0 percent of gross loans.

         The Association had $4.7 million or 5.2 percent of its assets in cash and investments including FHLB stock. The Association had no mortgage-backed securities. Deposits and retained earnings have been the primary sources of funds for the Association's lending and investment activities with FHLB advances also having served as an additional source of funds.

         The management of Peoples Federal is aware of the emphasis being placed on matching the maturities of assets and liabilities and monitoring the Association's interest rate sensitivity position and market value of portfolio equity. The Association understands the nature of interest rate risk and the potential earnings impact during times of rapidly changing rates, either rising or falling. Peoples Federal also recognizes the need and importance of attaining a competitive net interest margin due to its more modest levels of fee and other income.

         The Association's gross amount of stock to be sold in the conversion will be $12,500,000 or 1,250,000 shares at $10 per share based on the midpoint of the appraised value, with net conversion proceeds of $11,998,000 reflecting conversion expenses of $504,000. The actual cash proceeds to the Association of $6.0 million will represent fifty percent of the net conversion proceeds, including the ESOP of $1,000,000, and will be invested primarily in mortgage loans and construction loan and initially invested in short term investments. The Association may also use the proceeds to expand services, expand operations or other financial service organizations, diversification into other businesses, or for any other purposes authorized by law. The Holding Company will use its proceeds to fund the ESOP and to invest in short- and intermediate-term government securities.

         Peoples Federal has seen moderate overall deposit growth over the past five fiscal years with deposits increasing a moderate 16.2 percent from June 30, 1992, to June 30, 1996, or an average of 4.1 percent per year. Deposits increased 3.3 percent for the four months ended October 31, 1996. The Association anticipates consistent growth in the future. The Association has focused on maintaining its residential real estate loan portfolio during the past five years, decreasing its level of cash and investments, reducing nonperforming assets, monitoring its earnings and increasing its capital to assets ratio. Equity to assets increased from 8.46 percent of assets at June 30, 1992, to 10.60 percent at June 30, 1996, and then decreased to 10.21 percent at October 31, 1996..

         Peoples Federal's primary lending strategy has been to originate and retain both adjustable-rate and fixed-rate residential mortgage loans with emphasis on adjustable-rate mortgage loans with a higher level of residential construction loans.

         Peoples Federal's share of one- to four-family mortgage loans, excluding construction loans has risen modestly, increasing from 77.0 percent of gross loans at June 30, 1992, to 78.4 percent as of October 31, 1996. Construction loans increased from 7.5 percent of gross loans at June 30, 1992 to
10.4 percent at October 31, 1996.  Commercial  real estate loans  decreased from
9.6 percent of gross loans at June 30, 1992, to 6.2 percent at October 31, 1996. Multifamily loans decreased from 1.4 percent in 1992 to 0.5 percent at October 31, 1996. Land loans increased their share from 1.4 percent at June 30, 1992, to 1.5 percent at October 31, 1996. The increase in construction loans was offset by the Association's decrease in commercial real estate loans and multi-family loans. The Association's share of consumer loans witnessed a modest decrease from 3.0 percent at June 30, 1992, to 2.9 percent at October 31, 1996.

         Management's internal strategy has also included continued emphasis on maintaining an adequate and appropriate allowance for loan losses relative to loans and nonperforming assets in recognition of the more stringent requirements within the industry to establish and maintain a higher level of general valuation allowances and also in recognition of the Association's planned increase in lending. At June 30, 1992, Peoples Federal had $94,000 in its loan loss allowance or 0.16 percent of gross loans, which increased to $326,000 and represented a higher 0.37 percent of gross loans at October 31, 1996.

         Interest income from loans and investments has been the basis of earnings with the net interest margin being the key determinant of net earnings. With a dependence on net interest margin for earnings, current management will focus on maintaining the Association's net interest margin without undertaking excessive credit risk and will not pursue any significant change in its interest rate risk position.

PERFORMANCE OVERVIEW

         Peoples Federal's financial position over the past five fiscal years of June 30, 1992, through June 30, 1996, and for the four months ended October 31, 1996, is highlighted through the use of selected financial data in Exhibit 5. Peoples Federal has focused on strengthening its equity position, controlling its lower overhead ratio, increasing its savings and loan levels, and maintaining its net interest margin. Peoples Federal has experienced a moderate rise in assets from 1992 to 1996 and a smaller but still moderate rate of increase in deposits with a greater than average increase in equity over the past five fiscal years. Due to the moderate growth, the resultant impact has been a moderate increase in the Association's equity to assets ratio from 1992 to 1996.

         Peoples Federal witnessed a total increase in assets of $17.1 million or 23.4 percent for the period of June 30, 1992, to October 31, 1996, representing an average annual increase in assets of 5.41 percent. For the year ended June 30, 1996, assets increased $7.9 million or 10.0 percent. Of the past five fiscal periods, the Association experienced its largest dollar rise in assets in fiscal year 1996 due primarily to a rise in deposits. This increase was succeeded by a $3.9 million or 5.3 percent increase in assets in fiscal year 1994.

         The Association's net loan portfolio, including mortgage loans and non-mortgage loans, increased from $57.8 million at June 30, 1992, to $83.7 million at October 31, 1996, and represented a total increase of $25.9 million, or 44.8 percent. The average annual increase during that period was 10.3 percent. That increase was the result of high levels of loan originations of one- to four-family loans. For the fiscal year ended June 30, 1996, loans increased $6.3 million or 8.8 percent.

         Peoples Federal has pursued obtaining funds through deposit growth in accordance with the demand for loans and has not made use of FHLB advances in the past five fiscal years. The Association's competitive rates for savings in its local market in conjunction with its focus on services have been the sources of retail deposits. Deposits actually decreased from 1992 to 1993, followed by an increase in fiscal year 1994 and 1995 and then a strong increase in 1996, with an average annual rate of increase of 4.6 percent from June 30, 1992, to October 31, 1996. The Association's strongest fiscal year deposit growth was in 1996, when deposits increased $7.0 million or
10.0 percent.

         Peoples Federal has been able to increase its equity each fiscal year from 1992 through 1996 with a minimal decrease for the four months ended October 31, 1996, of $24,000 due to the one-time SAIF assessment of $456,000 before taxes. At June 30, 1992, the Association had equity (GAAP basis) of $6.2 million representing a 8.46 percent equity to assets ratio, increasing to $9.2 million at June 30, 1996, and representing a 10.60 percent equity to assets ratio and then remaining at $9.2 million at October 31, 1996, and representing a lower
10.21 percent equity to assets ratio. The rise in the equity to assets ratio is the result of the Association's stronger earnings performance in 1993 through 1996. Equity increased 49.0 percent from June 30, 1992, to October 31, 1996, representing an average annual increase of 11.32 percent.

INCOME AND EXPENSE

         Exhibit 6 presents selected operating data for Peoples Federal, reflecting the Association's income and expense trends. This table provides selected audited income and expense figures in dollars for the fiscal years of 1992 through 1996 and unaudited income and expense figures for the four months October 31, 1996..

         Peoples Federal has witnessed an overall increase in its dollar level of interest income from June 30, 1992, through June 30, 1996, ranging from a high level of $6.5 million in 1996 to a low level of $5.1 million in 1994, and representing a five year increase of 6.7 percent, or an average increase of 1.7 percent per year. This overall trend was a combination of decreases in 1993 and 1994 followed by strong increases in 1995 and 1996. In fiscal year 1996, interest income increased $788,000, or 13.8 percent to $6.5 million. For the four months ended October 31, 1996, interest income was $2,263,00 or $6.8 million annualized and represented a 6.6 percent increase over the four months ended October 31, 1995. The overall increase in interest income was due primarily to the Association's increase in loan volume.

         The Association's interest expense experienced a declining trend from fiscal year 1992 to 1994, followed by increases in 1995 and 1996. Interest expense decreased $1,444,000, or 35.4 percent, from 1992 to 1994, compared to a decrease in interest income of $1,035,000, or 17.0 percent, for the same time period. Interest expense then increased $331,000 or 12.6 percent from 1994 to 1995, compared to an increase in interest income of $654,000 or 12.9 percent. Such increase in interest expense was more than offset by the increase in interest income and resulted in an increase in annual net interest income to $2,757,000 for the fiscal year ended June 30, 1995, and an increase in net interest margin. For the year ended June 30, 1996, interest expense increased $738,000 or 24.9 percent compared to an increase in interest income of a larger $788,000 or 13.8 percent but resulting in a decrease in net interest income due to strong growth.

         The Association has made provisions for loan losses in each of the past five fiscal years of 1992 through 1996 and during the four months ended October 31, 1996. The amounts of those provisions were determined in recognition of the Association's level of nonperforming assets, lending activity, charge-offs and repossessed assets. The loan loss provisions were $53,000 in 1992, $41,000 in 1993, $83,000 in 1994, $55,000 in 1995, $68,000 in 1996, and $20,000 in the four months ended
October 31, 1996. The impact of these loan loss provisions has been to provide Peoples Federal with a general valuation allowance of $326,000 at October 31, 1996, or 0.37 percent of gross loans and 28.3 percent of nonperforming assets.

         Total other income or noninterest income indicated modest levels in fiscal years 1992 to 1996, and for the four months ended October 31, 1996 with higher than average levels in 1992 and 1993 due to interest income from the Internal Revenue Service ("IRS") related to the overpayment of an IRS settlement. The highest level of noninterest income was in fiscal year 1993 at $186,000 or 0.26 percent of assets and the lowest level at $57,000 was in 1996, representing 0.07 percent of assets. The average noninterest income level for the past five fiscal years was $105,800 or 0.14 percent of average assets using actual noninterest income. For the four months ended October 31, 1996, noninterest income was 0.07 percent of assets. Noninterest income consists primarily of service charges and other fees.

         The Association's general and administrative expenses or noninterest expenses decreased from $1,704,000 for the fiscal year of 1992 to $1,504,000 for the fiscal year ended June 30, 1996. The high level of noninterest expense in 1992 was due to interest expense on an IRS settlement of $383,465. Excluding this one-time expense noninterest expense would have been a more normal $1,320,000 in 1992. The dollar increase in noninterest expenses was $184,000 from 1992 to 1996, representing an average annual increase of $46,000 or 3.5 percent. The average annual increase in other expenses was due to the Association's normal rise in overhead expenses. On a percent of average assets basis, normal operating expenses decreased from 1.81 percent of average assets for the fiscal year ended June 30, 1992, to 1.78 percent for the fiscal year ended June 30, 1996, which was below current industry averages of approximately
2.35 percent. Noninterest
expenses increased to 3.37 percent for the four months ended October 31, 1996, due to the cost of the one-time SAIF assessment of $456,000, and excluding the one-time SAIF assessment would decrease to 1.82 percent of average assets.

         The net earnings position of Peoples Federal has indicated profitable performance in each of the past five fiscal years ended June 30, 1992 through 1996. The annual net income figures for the past five fiscal years of 1992, 1993, 1994, 1995 and 1996 have been $145,000, $775,000, $586,000, $835,000 and
$852,000,  representing returns on average assets of 0.20 percent, 1.07 percent,
0.79 percent, 1.07 percent, and 1.01 percent, respectively. The average return on assets for the past five fiscal years was 0.83 percent. Net income was a negative $25,000 for the four months ended October 31, 1996, due to the one-time SAIF assessment and representing a (0.09) percent return on average assets.

         Exhibit 7 provides the Association's normalized earnings or core earnings for fiscal years 1994 to 1996 and for the twelve months ended October 31, 1996. The Association's normalized earnings eliminate any nonrecurring income and expense items. There was a downward expense adjustment of $456,000 in the twelve months ended October 31, 1996, to reflect a one-time SAIF assessment and a downward expense adjustment in fiscal 1994 to reflect the impact of the change in accounting adjustment.

         The key performance indicators comprised of selected operating ratios, asset quality ratios and capital ratios are shown in Exhibit 8 to reflect the results of performance. The Association's return on assets increased from .20 percent in fiscal year 1992 to its highest level of 1.07 percent in fiscal year 1995, decreasing to 1.01 percent in fiscal year 1996, and then down to (0.09) percent for the four months ended October 31, 1996.

         The  Association's  average net interest rate spread  strengthened from
2.50 percent in fiscal year 1992 to 3.19 percent in fiscal year 1993, then decreased in 1994 to 3.05 percent followed by an increase in 1995 to 3.30 percent, a decrease in 1996 to 2.97 percent, and a further decrease for the four months ended October 31, 1996, to 2.90 percent. The Association's net interest margin indicated a similar trend, increasing from 2.40 percent in fiscal year 1992 to 3.49 percent in fiscal year 1993 then decreasing to 2.40 percent in fiscal 1994, increasing to 3.66 percent in 1995, decreasing to 3.41 percent for the year ended June 30, 1996 and then decreasing to 3.32 percent for the four months ended October 31, 1996. Peoples Federal's net interest rate spread increased 69 basis points in 1993 to 3.19 percent from 2.50 percent in 1992 and then increased 11 basis points by 1995 to
3.30 percent as the result of an increase in yield. Net interest rate spread then decreased 33 basis points to 2.97 percent for fiscal year 1996 and decreased another 57 basis points to 2.90 percent for the four months ended October 31, 1996. The Association's net interest margin followed a similar trend, increasing 61 basis points to 4.81 percent in 1993 and then increasing 17 basis points to 3.66 percent by 1995. Net interest margin decreased 25 basis points to 3.41 percent in fiscal 1996 and continued to decrease to 3.32 percent for the four months ended October 31, 1996.

         The Association's return on average equity increased from 1992 to 1993, but decreased in 1993 through 1996. The return on average equity increased from
2.60 percent in 1992 to 11.84 percent in fiscal year 1993, and then went down to
8.10 percent in fiscal year 1994. The return on equity then increased to 10.55 percent in fiscal year 1995, then decreased to 9.70 percent in fiscal year 1996 and decreased to (.80) percent for the four months ended October 31, 1996.

         The Association's ratio of noninterest expenses to average assets decreased significantly from 1992 to 1993 and then decreased modestly from 1.92 percent in fiscal year 1993 to 1.78 percent in fiscal year 1996. For the four months ended October 31, 1996, the ratio increased to 3.37 percent due to the one-time SAIF assessment and increased to a modest 1.81 percent excluding the one-time SAIF assessment. Another key noninterest expense ratio reflecting efficiency of operation is the ratio of noninterest expenses to net interest income and noninterest income referred to as the "efficiency ratio." The industry norm is 60.0 percent. The Association had an efficiency ratio of 52.5 percent in 1996, reflective of lower noninterest expenses with a lower ratio reflective of higher efficiency.

         Earnings performance can be affected by an institution's asset quality position. The ratio of nonperforming assets to total assets is a key indicator of asset quality. Peoples Federal has indicated higher nonperforming asset ratios from 1992 to 1996. Nonperforming assets consist of loans delinquent 90 days or more, nonaccruing loans and repossessed assets. The ratio of nonperforming assets to total assets was a high 3.09 percent at June 30, 1992, and increased to 3.26 percent at June 30, 1993. These high ratios are the result of high levels of delinquent one- to four-family loans. The ratio then decreased to 2.10 percent in 1994, down to 1.80 percent in 1995, to 1.41 percent in 1996, and to 1.28 percent at October 31, 1996. The Association's allowance for loan losses was 4.18 percent of nonperforming loans at June 30, 1992, and was a higher 28.27 percent at October 31, 1996. As a percentage of gross loans, Peoples Federal's allowance for loan losses increased from 0.16 percent in 1992, to 0.37 percent at October 31, 1996.

         Exhibit 9 provides the changes in net interest income due to rate and volume changes for the past two fiscal years of 1995 and 1996 and for the four months ended October 31, 1996. In fiscal year 1995, net interest income increased $322,000, due to an increase in interest income of $653,000 partially offset by a $331,000 increase in interest expense. The increase in interest income was due to an increase due to a change in volume of $273,000 accented by an increase due to change in rate of $380,000. The increase in interest expense was due to an increase due to rate of $213,000 accented by an increase due to a change in volume of $151,000.

         In fiscal year 1996, net interest income increased $51,000, due to a $789,000 increase in interest income primarily offset by a $738,000 increase in interest expense. The increase in interest income was due to a $501,000 increase due to volume accented by a

$288,000 increase due to rate. The increase in interest expense was due to a $356,000 increase due to volume accented by a $382,000 increase due to rate.

         For the four months ended October 31, 1996, net interest income increased $9,000 due to a $140,000 increase in interest income primarily offset by a $131,000 increase in interest expense. The increase in interest income was due to a $190,000 increase due to volume reduced by a $50,000 decrease due to rate. The increase in interest expense was due to a $122,000 increase due to volume accented by a $9,000 increase due to rate.

YIELDS AND COSTS

         The overview of yield and cost trends for the fiscal years ended June 30, 1994 to 1996, the four months ended October 31, 1996, and at October 31, 1996 can be seen in Exhibit 10, which offers a summary of key yields on interest-earning assets and costs of interest-bearing liabilities.

         Peoples Federal's weighted average yield on its loan portfolio increased 85 basis points from fiscal year 1994 to 1996, from 7.32 percent to
8.17 percent, then decreased to 8.04 percent for the four months ended October 31, 1996. The yield on investment securities increased 2 basis points from 5.43 percent in 1994 to 5.45 percent in 1996. The yield then decreased to 5.24 percent for the four months ended October 31, 1996. Other interest-bearing deposits indicated an increase in their yield of 265 basis points from 2.92 percent in 1994 to 5.57 percent in 1996 and then increased to 5.70 percent for the four months ended October 31, 1996. The combined weighted average yield on all interest-earning assets increased 93 basis points to 7.91 percent from June 30, 1994 to June 30, 1996 and then decreased to 7.90 percent for the four months ended October 31, 1996, and to 7.83 percent at October 31, 1996.

         Peoples Federal's weighted average cost of interest-bearing liabilities increased 37 basis points to 4.30 percent from fiscal year 1994 to 1995, which was less than the Association's 62 basis point increase in yield, resulting in the increase in the Association's interest rate spread of 25 basis points from
3.05 percent to 3.30 percent from 1994 to 1995. The Association's average cost of interest-bearing liabilities then increased from 1995 to 1996 by 64 basis points to 4.94 percent compared to a 31 basis point increase in yield on interest-earning assets. The result was a decrease in the Association's interest rate spread of 33 basis points to 2.97 percent for fiscal year 1996. For the four months ended October 31, 1996, the Association's cost of interest-bearing liabilities increased another 6 basis points compared to a one basis point decrease in yield resulting in a 7 basis point decrease in interest rate spread to 2.90 percent. The net interest rate spread was a lower 2.66 percent at October 31, 1996. The Association's net interest margin increased from 3.35 percent in fiscal year 1994 to 3.66 percent in fiscal year 1995, then decreased to 3.41 percent for the year ended June 30, 1996, and decreased further to 3.32 percent for the four months ended October 31, 1996.

INTEREST RATE SENSITIVITY

         Peoples Federal has controlled its interest rate sensitivity position due to its strong level of originations of adjustable-rate mortgage loans. Due to its higher share of adjustable-rate mortgage loans, the Association has maintained a lower level of liquid assets and has no mortgage-backed securities. Peoples Federal is aware of the thrift industry's historically higher interest rate risk exposure in the past, which caused a negative impact on earnings and market value of portfolio equity as a result of significant fluctuations in interest rates, specifically rising rates. Such exposure was due to the disparate rate of maturity and/or repricing of assets relative liabilities commonly referred to as an institution's "gap". The larger an institution's gap, the greater the risk (interest rate risk) of earnings loss due to a decrease in net interest margin and a decrease in market value of equity or portfolio loss. In response to the potential impact of interest rate volatility and negative earnings impact, many institutions have taken steps in the 1990's to minimize their gap position. This frequently results in a decline in the institution's net interest margin and overall earnings performance.

         The Association measures its interest rate risk through the use of its net portfolio value ("NPV") of the expected cash flows from interest-earning assets and interest-bearing liabilities and any off-balance sheet contracts. The NPV for the Association is calculated on a quarterly basis by Sendero Corporation as well as the change in the NPV for the Association under rising and falling interest rates. Such changes in NPV under changing rates is reflective of the Association's interest rate risk exposure.

         There are other factors which have a measurable influence on interest rate sensitivity. Such key factors to consider when analyzing interest rate sensitivity include the loan payoff schedule, accelerated principal payments, deposit maturities, interest rate caps on adjustable-rate mortgage loans, and deposit withdrawals.

         Exhibit 11 provides the Association's NPV as of September 30, 1996, and the change in the Association's NPV under rising and declining interest rates. Such calculations are provided by Sendero Corporation, and the focus of this exposure table is a 200 basis point change in interest rates either up or down.

         The Association's change in its NPV at September 30, 1996, based on a rise in interest rates of 200 basis points was a 10.30 percent decrease, representing a dollar decrease in equity value of $907,000. In contrast, based on a decline in interest rates of 200 basis points, the Association's NPV was estimated to decrease 8.1 percent or $715,000 at September 30, 1996. The Association's exposure at September 30, 1996, increases to a 33.1 percent decrease under a 400 basis point rise in rates, and the NPV is estimated to decrease 13.3 percent based on a 400 basis point decrease in rates.

         The Association is aware of its moderately negative interest rate risk exposure under rapidly rising rates and moderately negative exposure under falling rates. Due to Peoples Federal's recognition of the need to control its interest rate exposure, the Association has been active in the origination of adjustable-rate residential mortgage loans.

LENDING ACTIVITIES

         Peoples Federal has focused its lending activity on the origination of conventional mortgage loans secured by one- to four-family dwellings. Exhibit 12 provides a summary of Peoples Federal's loan portfolio, by loan type, at June 30, 1992 through 1996 and at October 31, 1996.

         Residential loans secured by one- to four-family dwellings excluding residential construction loans was the primary loan type representing a strong
78.4 percent of the Association's gross loans as of October 31, 1996. This share has seen a modest increase from 77.0 percent at June 30, 1992. The second largest real estate loan type as of October 31, 1996 was construction loans which comprised 10.4 percent of gross loans compared to a smaller 7.5 percent as of June 30, 1992. The construction loan category was the third largest real estate loan type in 1992. The third key real estate loan type was commercial real estate loans, which represented 6.2 percent of gross loans as of October 31, 1996, compared to a larger 9.6 percent at June 30, 1992. Commercial real estate loans were the second largest loan category in 1992. Land loans were the fourth largest real estate loan type at October 31, 1996, with 1.5 percent of gross loans compared to a similar 1.4 percent in 1992 and making it the fifth largest loan category in 1992 succeeding multifamily loans. Basically all of the Association's construction loans are single-family residential loans. These four real estate loan categories represented 96.5 percent of gross loans at October 31, 1996, compared to a smaller 95.4 percent of gross loans at June 30, 1992. Multifamily loans represented 0.5 percent of loans at October 31, 1996 compared to 1.4 percent at June 30, 1992.

         The consumer loan category was the other loan type at October 31, 1996, and represented 2.9 percent of gross loans compared to 3.0 percent at June 30, 1992. Consumer loans were the fourth largest overall loan type at October 31, 1996, and the fourth largest loan type in 1992. The Association originates savings account loans, automobile loans, home equity loans and other secured and unsecured personal loans. The Association also had a very small level of commercial business loans representing 0.05 percent of gross loans at October 31, 1996, compared to 0.16 percent at June 30, 1992. The overall mix of loans has witnessed minimal change from fiscal year-end 1992 to October 31, 1996, with the Association having decreased its share of commercial real estate and multifamily loans to offset its increase in one- to four-family and construction loans.

         The emphasis of Peoples Federal's lending activity is the origination of conventional mortgage loans secured by one- to four-family residences. Such residences are located in Peoples Federal's primary market area of Shelby County. The Association also originates interim construction loans on single-family residences primarily to individual owners and to developers and residential land loans. At October 31, 1996, 78.4 percent of Peoples Federal's gross loans consisted of loans secured by one- to four-family residential properties, excluding construction loans. Construction loans represented another
10.4 percent of gross loans, and land loans represented another 1.5 percent of gross loans.

         The Association originates adjustable-rate mortgage loans, ("ARMs") with adjustment/maturity periods of one, three and five years. The interest rates on ARMs are indexed to the weekly average yield on the one-, three- and five-year Treasury Securities Constant Maturity Index. ARMs have a maximum rate adjustment of 2.0 percent at each adjustment period and a 6.0 percent maximum adjustment over the life of the loan with payments based on up to a 30 year loan term. The Association's ARMs are not convertible into fixed-rate loans and do not have prepayment penalties.

         The majority of ARMs have terms of up to 30 years, and fixed rate loans have normal terms of up to 20 years. The Association normally retains all of its fixed rate loans. Currently, the majority of Peoples Federal's mortgage loans are ARMs, which represented 73.6 percent of gross loans at October 31, 1996, with fixed-rate mortgage loans representing 23.4 percent of gross loans. All of Peoples Federal's consumer loans were fixed rate, representing 3.0 percent of gross loans.

         The original loan to value ratio for conventional mortgage loans to purchase or refinance one-to four-family dwellings generally does not exceed 80 percent at Peoples Federal, even though the Association will grant loans with up to a 90 percent loan-to-value ratio, with no private mortgage insurance is required for loans in excess of 80 percent up to 90 percent loan-to-value ratio.

         Peoples Federal has also been an originator of commercial estate loans, and has been much less active in multifamily loans in the past. The Association will continue to make multifamily and commercial real estate loans. The Association had a total of $5.5 million in commercial real estate loans at October 31, 1996, or 6.2 percent of gross loans, compared to $5.7 million or 9.6 percent of gross loans at June 30, 1992. The major portion of commercial real estate loans are secured by office buildings, churches, nursing homes, large farms, retail stores and other commercial properties. The Association also originates commercial business loans on a small scale with these loans totaling $41,000 or 0.05 percent of gross loans at October 31, 1996. Multifamily loans have decreased from a modest $844,000 at June 30, 1992, to $456,000 at October 31, 1996, and their share of loans has decreased from 1.4 percent to 0.5 percent over the same time period.

         Peoples Federal has not been active in consumer lending in the past but its dollar level of consumer loans has increased from $1.8 million in 1992 to $2.6 million at October 31, 1996. Consumer loans originated consist primarily of automobile loans, savings account loans, home equity loans and personal loans, which represented a combined total of 2.9 percent of gross loans at October 31, 1996, down from 3.0 percent in 1992.

         Exhibit 13 provides a breakdown and summary of Peoples Federal's loans by maturity and also shows the Association's mix of loans between adjustable and fixed rate, indicating a predominance of adjustable-rate loans. At October 31, 1996, 73.6 percent of the Association's total loans were adjustable-rate and
26.4 percent were fixed-rate. With most loans being adjustable-rate, it is evident that a relatively strong 72.5 percent of one- to four-family residential mortgage loans and 74.8 percent of total loans reprice in five years or less.

         As indicated in Exhibit 14, Peoples Federal experienced a strong increase in its fixed rate one-to four-family loan originations but a modest decrease in its one- to four-family adjustable-rate originations from fiscal years 1994 to 1996. Total loan originations in fiscal year 1996 were $28.3 million compared to $22.2 million in fiscal year 1994, with fiscal year 1995 indicating a lower $19.6 million, reflective of a reduction in one-to four-family loan originations. The increase in adjustable- and fixed-rate one-to four-family residential loan originations from 1994 to 1996 constituted a $5.4 million increase with total loan originations increasing $6.1 million due to the increase in one- to four-family loans and consumer loans. Loan originations for the purchase of one- to four-family residences, including construction loans, represented 86.0 percent of total loan originations in fiscal year 1994, compared to a similar 86.2 percent in fiscal year 1995 and 86.5 percent in fiscal year 1996. Overall, loan originations exceeded principal repayments in fiscal 1994 by $3.9 million, exceeded reductions in fiscal year 1995 by $5.4 million, and exceeded reductions in fiscal 1996 by $6.4 million. For the four months ended October 31, 1996, loan originations totaled $12.2 million or $36.6 annualized. One- to four-family loans represented a smaller 83.4 percent of total loans originations with commercial real estate loans having increased their share. Loan originations continued to exceed principal repayments by $5.6 million for the four months ended October 31, 1996.

NONPERFORMING ASSETS

         Peoples Federal understands asset quality risk and the direct relationship of such risk to delinquent loans and nonperforming assets including real estate owned. The quality of assets has been a key concern to financial institutions throughout many regions of the country. A number of financial institutions have been confronted with rapid increases in their levels of nonperforming assets and have been forced to recognize significant losses and set aside major valuation allowances. A sharp increase in nonperforming assets has often been related to specific regions of the country and has frequently been associated with higher risk loans, including purchased nonresidential real estate loans. Peoples Federal has witnessed some volatility in its nonperforming assets and has made a concerted effort to reduce its historically higher level of nonperforming assets over the past five years.

         Exhibit 15 provides a summary of Peoples Federal's delinquent loans at October 31, 1996 indicating a higher level of delinquent loans. Loans delinquent 90 days or more totaled $1,153,000 at October 31, 1996, and represented 1.31 percent of gross loans at October 31, 1996, with delinquent loans of 30 days or more totaling $661,000 or 0.75 percent of gross loans for a combined total of $1,814,000 or 2.06 percent of gross loans. A significant 75.9 percent of delinquent loans are secured by one- to four-family dwellings.

         Peoples Federal reviews each loan when it becomes delinquent 60 days or more, to assess its collectibility and to initiate direct contact with the borrower. The Association sends the borrower a late payment notice when the loan becomes delinquent 30 days or more. The Association then initiates both written and oral communication with the borrower if the loan remains delinquent 60 days or more. When the loan becomes delinquent at least 90 days, the Association will consider foreclosure proceedings. The Association does not normally accrue interest on loans past due 90 days or more. Most loans delinquent 90 days or more are placed on a non-accrual status, and at that point in time, the Association may contact an attorney to pursue foreclosure procedures. The decision to foreclose is made by the senior loan officer after approval by the executive committee or the board. Peoples Federal had no real estate owned as of October 31, 1996.

         Exhibit 16 provides a summary of Peoples Federal's nonperforming assets at June 30, 1992 through 1996 and at October 31, 1996. Nonperforming assets consist of non-accrual loans, loans delinquent 90 days or more and repossessed assets. The Association has historically carried a higher than average level of nonperforming assets when compared to its peer group and the thrift industry in general. Peoples Federal's level of nonperforming assets ranged from a high of $2,359,000 or 3.26 percent of total assets at June 30, 1993, to a low of $1,153,000 or 1.28 percent of assets at October 31, 1996.

         Peoples Federal's level of nonperforming assets is lower than its level of classified assets. The Association's level of classified assets was $902,000 or 1.00 percent of assets at October 31, 1996 (reference Exhibit 17). The Association's classified assets consisted of $895,000 in substandard assets, no assets classified as doubtful and $7,000 classified as loss.

         Exhibit 18 shows Peoples Federal's allowance for loan losses for fiscal years 1994 through 1996, and for the four months ended October 31, 1996, indicating the activity and the resultant balances. Peoples Federal has witnessed a moderate increase in its balance of allowance for loan losses from $94,000 in 1992 to $326,000 at October 31, 1996, with provisions of $53,000 in
1992,  $41,000 in 1993,  $83,000 in 1994,  $55,000 in 1995,  $68,000 in 1996 and
$20,000 in the four months ended October 31, 1996. The Association had net charge-offs of $13,000 in 1992, $12,000 in 1993, $8,000 in 1994,

$2,000 in 1995, $12,000 in 1996 and $1,000 in the four months ended October 31, 1996. The Association's ratio of allowance for loan losses to gross loans increased from 0.23 percent at June 30, 1992 to 0.37 percent at October 31, 1996, due to an increase in allowances with a significant increase in loans. Allowance for loan losses to nonperforming assets were 28.3 percent at October 31, 1996.

INVESTMENTS

         The investment and securities portfolio of Peoples Federal has been comprised of U.S. government and federal agency securities, interest-bearing deposits in other financial institutions, FHLB deposits, and FHLB stock. Exhibit 19 provides a summary of Peoples Federal's investment portfolio at June 30, 1994 through 1996 and at October 31, 1996. Investments were $4.1 million at October 31, 1996, compared to $6.7 million at June 30, 1996, and $4.1 million at June 30, 1994. The primary component of investments at October 31, 1996 was Federal agency obligations, representing 51.7 percent, followed by interest-bearing deposits representing 29.1 percent, for a combined total of 80.8 percent. The third key component was FHLB stock, representing 16.7 percent of investment securities. The securities portfolio had a weighted average yield of 6.32 percent. The Association also had time deposits of $100,000.

DEPOSIT ACTIVITIES

         The change in the mix of deposits from June 30, 1994, to October 31, 1996 is provided in Exhibit 20. There has been a higher than average change in both total deposits and in the deposit mix during this period. Certificates of deposit witnessed an increase in their share of deposits, rising from a somewhat strong 62.2 percent of deposits at June 30, 1994, to a strong 69.4 percent of deposits at June 30, 1996, and then to 73.0 percent at October 31, 1996. The major component of certificates had rates between 6.0 percent and 7.99 percent and represented 51.0 percent of certificates at October 31, 1996. At June 30, 1994, the major component of certificates was the 4.00 percent to 5.99 percent category with a strong 79.4 percent share of certificates. Passbook savings accounts decreased in dollar amount from $20.8 million to $17.0 million, and their share of deposits decreased from 30.3 percent to 21.2 percent from June 30, 1994, to October 31, 1996, respectively. NOW and demand accounts indicated a decrease in their share of deposits from 4.6 percent at June 30, 1994, to 4.3 percent at October 31, 1996. Money market accounts also decreased their share from 2.8 percent at June 30, 1994, to 1.3 percent at October 31, 1996.

         Exhibit 21 shows the Association's deposit activity for the three years ended June 30, 1994 to 1996 and the four months ended October 31, 1996. Including interest credited, Peoples Federal experienced net increases in deposits in fiscal years 1994, 1995 and 1996 and in the four months ended October 31, 1996. In fiscal year 1994, there was a net increase in deposits of $3.2 million or 4.9 percent, followed by a $1.9 million increase or 2.8 percent in 1995. In fiscal year 1996, an increase in deposits of $7.0 million resulted in a 10.0 percent increase in deposits followed by a $2.6 million increase or
3.3 percent for the four months ended October 31, 1996.

BORROWINGS

         Peoples Federal has relied on retail deposits as its primary source of funds and has not made use of FHLB advances during the past three fiscal years ended June 30, 1996, but did use FHLB advances in the four months ended October 31, 1996. Exhibit 22 shows the Association's FHLB advances activity during the past three fiscal years and in the four months ended October 31, 1996. The Association's balance of FHLB advances was zero from June 30, 1994 to 1996 and then increased to a maximum level of $3.5 million in the four months ended October 31, 1996.

SUBSIDIARIES

         Peoples Federal has no wholly-owned subsidiaries.

OFFICE PROPERTIES

         Peoples Federal has one office, its home office, located in downtown Sidney. Peoples Federal owns its home office, which provides off-street parking and a stand-alone drive-in window facility. The Association's investment in its office premises, excluding furniture, fixtures and equipment, totaled $449,000 or 0.50 percent of assets at October 31, 1996. The Association also owns some adjacent properties, which are currently leased and could eventually be used for office expansion should the need arise.


MANAGEMENT

         The president, chief executive officer, and managing officer of Peoples Federal is Douglas Stewart. Mr. Stewart joined the Association in 1971, as a teller and has held numerous positions over the past twenty-five years. Mr. Stewart became a director in 1979 and became president and chief executive officer in 1982 (reference Exhibit 22).

II.      DESCRIPTION OF PRIMARY MARKET AREA

         Peoples Federal's primary market area encompasses the city of Sidney and those outer communities surrounding its office, including all of Shelby County, Ohio ("the market area"). The Association's home office is located in downtown Sidney, Ohio.

         The market area is characterized by moderately higher than average levels of household income, lower housing values and a slightly lower unemployment level. The market area's strongest employment categories are manufacturing, services and wholesale/retail trade with a lower level of residents employed in the finance, insurance and real estate industry category.

         Exhibit 25 provides a summary of key demographic data and trends for the market area, Ohio and the United States for the periods of 1990, 1996, and 2001. The market area showed a higher increase in population than Ohio or the United States from 1990 to 1996. Overall, the period of 1990 to 1996 was characterized by a moderate increase of 5.7 percent in the market area population, which increased from 44,915 to 47,482 residents, compared to an increase in population of 2.8 percent in Ohio and a rise in the national population level by 5.6 percent. During the period of 1996 through 2001, population is projected to continue to rise in the market area by a smaller 4.3 percent, increasing to 49,534 residents, while population is expected to increase in Ohio by 2.7 percent, and in the United States by 5.5 percent.

         In conformance with its rising trend in population, the market area witnessed moderate increases in households of 6.1 percent and 4.5 percent, from 1990 to 1996 and from 1996 to 2001, respectively. These increases are greater than Ohio's modest increase in households of 2.7 percent for the same two time periods. The United States continued to have moderate increases, growing by 5.6 percent from 1990 to 1996, and 5.3 percent from 1996 to 2001. From 1990 to 1996, the market area increased its households from 15,626 to 16,580. By the year 2001, the market area is projected to have 17,324 households.

         The market area had lower per capita income levels than Ohio or the United States in 1990 but by 1996 surpassed Ohio. In 1990, the market area had an average per capita income of $11,082. Ohio had a per capita income of $12,788, while the United States also had a higher per capita income of $12,313. From 1990 to 1996, the market area had the largest percent increase in per capita income, followed by the United States and then Ohio. The market area increased its per capita income level by 44.6 percent to $16,020 in 1996, Ohio increased its per capita income by 20.2 percent to $15,376, while the United States had an increase in its per capita income of 35.9 percent to $16,738.

         Median household income figures for the market area were at similar levels to Ohio and the United States in 1990 and exceeded them in 1996, and are projected to remain higher through the year 2001. In 1990, the average median household income for the market area was $29,118. The median household income levels for Ohio and the United States were $29,276 and $28,255, respectively. From 1990 to 1996, the market area's median household income increased by 29.8 percent to $37,798. Ohio's median household income level grew by a smaller 9.7 percent to $32,102 and the United States had an increase in its median household income level by a larger 22.2 percent to $34,530. By the year 2001, Ohio and the United States are projected to witness declines in their median household income levels to $29,751 and $33,189, respectively, with the market area remaining basically flat at $37,801.

         Exhibit 26 provides a summary of key housing data for the market area, Ohio, and the United States. Peoples Federal's market area had a 74.3 percent rate of owner- occupancy, higher than the 67.5 percent owner-occupancy rate for Ohio and noticeably higher than the 64.2 percent for the United States in 1990. As a result, the market area supported a lower rate of renter-occupied housing
25.7 percent compared to 32.5 percent for Ohio and a higher 35.8 percent for the United States.

         The market area's median housing value of $59,949 in 1990 is lower than both Ohio and the United States. Ohio's median housing value of $63,457 is 5.9 percent higher than the market area's median housing value. The United States' $79,098 median housing value is 31.9 percent greater than that of the market area. The average median rent of the market area is surpassed by the median rent of Ohio and the United States. Shelby County had a median rent of $260, which was lower than Ohio's median rent of $296 and the United States' median rent of $374.

         The major business source of employment by industry group, based on number of employees for the market area was the manufacturing industry responsible for a strong 44.8 percent of jobs in 1993 which was higher than Ohio at 24.5 percent and also higher than the United States at 19.2 percent (reference Exhibit 27), even though the outlying area is dominated by agriculture. The major employer in Ohio and the United States was the services industry responsible for a 31.6 percent and a 34.0 percent share of total employment in 1993, respectively. The services industry was the second major employer in the market area at 23.1 percent. The wholesale/retail trade was the third major employer in the market area at 17.1 percent, compared to a higher
27.7 percent in Ohio and 27.5 percent in the United States. The construction group, finance, insurance and real estate group, transportation/utilities group, and the agriculture/mining group combined to 15.1 percent of employment in the market area, compared to 16.2 percent of employment in Ohio, and 19.3 percent in the United States.

         The strong presence of the manufacturing industry in Shelby County is partially related to a Honda of America plant in Anna, Ohio, just north of Sidney, which employs approximately 2,200 persons, and the auto related manufacturing industries. The following is a list of some of the leading employers in Shelby County:

                                                                       Number of
Employer                         Product/Service                       Employees
--------                         ---------------                       ---------
Copeland Corporation             Refrigeration compressors and            2,300
  (Emerson Electric)               condensing unit
Honda of America                 Motorcycle and auto engines,             2,200
                                   brakes, suspensions and
                                   transmissions
Stolle Corporation (Alcoa)       Automotive & appliance parts             1,750
Clopay Corporation               Overhead doors                             635
Plastipak Packaging, Inc.        Plastic bottles                            470
Ross Aluminum Foundries          Aluminum castings                          460
Airstream, Inc.                  Travel trailers                            410
  (Thor Industries)
Gilardi's Foods                  Fresh & frozen pizza                       400
Wapakoneta Products              Automotive interiors                       400


         The unemployment rate is another key economic indicator. Exhibit 28 shows the average unemployment rates in the market area, Ohio, and the United States in 1994, 1995 and October 1996. The market area has historically been characterized by a similar unemployment rate to Ohio and lower than the United States. The market area had a decrease in its unemployment rate from 5.7 percent in 1994 to 4.9 percent in 1995. Ohio had a decrease in its unemployment rate from 5.5 percent to 4.9 percent and the United States' unemployment rate decreased from 6.1 percent to 5.2 percent in that same time period. In October 1996, the unemployment rate decreased further in the market area, Ohio and the United States. The market area had the lowest unemployment at 4.0 percent, compared to the United States at 4.9 percent, and Ohio at 4.3 percent.

         Exhibit 29 provides deposit data for banks, thrifts and credit unions in Shelby County. Peoples Federal's deposit base in Shelby County was $70.3 million at June 30, 1996, or 60.9 percent of the $115.4 million total thrift deposits but a much smaller 12.9 percent share of total deposits which totaled $544.3 million. The market area is clearly dominated by the banking industry. Total deposits were $544.3 million with 78.8 percent in bank deposits, compared to a lower $115.4 million or 21.2 percent of deposits for thrifts, and no deposits held by credit unions. It is evident from the size of both thrift deposits and bank deposits that Shelby County has a moderate deposit base with the Association having a strong level of market penetration of all thrift deposits, but a moderate level of market penetration for total deposits.

         Exhibit 30 provides interest rate data for each quarter for the years 1992 through 1996. The interest rates tracked are the Prime Rate, as well as 90-Day and One-Year Treasury Bills and the Thirty-Year Treasury Bond. Interest rates experienced a declining trend in the first two quarters of 1992, but then began to rise in the second half of the year. In 1993 rates experienced slight volatility until the last two quarters, which indicated the beginning of a rising trend. This rising trend continued throughout all of 1994 and into the first quarter of 1995 with prime at 9.00 percent. However, throughout the rest of 1995, interest rates saw dramatic decreases, as the prime rate fell to its 1994 year end level of 8.50 percent. Such decrease in the prime rate continued through the first quarter of 1996 as it fell to 8.25 percent and then remained at 8.25 percent through the end of 1996. Rates on 90-day T-bills, decreased in 1996 as did long term treasury bonds with one-year Treasury Bills increasing modestly in 1996.

SUMMARY

         To summarize, Peoples Federal's market area represents an area with a growing population and moderate upward change in the number of households during the mid- 1990s. Shelby County has evidenced lower historical per capital income and median household income compared to Ohio but then the market's income levels surpassed Ohio in 1996. The market area has a lower median housing value and average median rent level than Ohio and the United States. Further, the market area has a very competitive financial institution market dominated by banks with a total deposit base of approximately $544.3 million for all of Shelby County.

III.  COMPARABLE GROUP SELECTION

Introduction

         Integral to the valuation of the Corporation is the selection of an appropriate group of publicly-traded thrift institutions, hereinafter referred to as the "comparable group". This section identifies the comparable group and describes each parameter used in the selection of each institution in the group, resulting in a comparable group based on such specific and detailed parameters, current financials and recent trading prices. The various characteristics of the selected comparable group provide the primary basis for making the necessary adjustments to the Corporation's pro forma value relative to the comparable group. There is also a recognition and consideration of financial comparisons with all publicly-traded, SAIF- insured thrifts in the United States and all publicly-traded, SAIF- insured thrifts in the Midwest and Ohio.

         Exhibits 31 and 32 present Thrift Stock Prices and Pricing Ratios and Key Financial Data and Ratios, respectively, both individually and in aggregate, for the universe of 335 publicly-traded, SAIF-insured thrifts in the United States ("all thrifts"), excluding mutual holding companies, used in the selection of the comparable group and other financial comparisons. Exhibits 31 and 32 also subclassify all thrifts by region, including the 157 publicly-traded Midwest thrifts ("Midwest thrifts") and the 32 publicly-traded thrifts in Ohio ("Ohio thrifts"), and by trading exchange. Exhibit 33 presents prices, pricing ratios and price trends for the 24 SAIF-insured thrifts completing their conversions between July 1, 1996, and January 10, 1996.

         The selection of the comparable group was based on the establishment of both general and specific parameters using financial, operating and asset quality characteristics of Peoples Federal as determinants for defining those parameters. The determination of parameters was also based on the uniqueness of each parameter as a normal indicator of a thrift institution's operating philosophy and perspective. The parameters established and defined are considered to be both reasonable and reflective of Peoples
Federal's basic operation. Inasmuch as the comparable group must consist of at least ten institutions, the parameters relating to asset size and geographic location have been expanded as necessary in order to fulfill this requirement.


GENERAL PARAMETERS

Merger/Acquisition

         The comparable group will not include any institution that is in the process of a merger or acquisition due to the price impact of such a pending transaction. The thrift institutions that were potential comparable group candidates but were not considered due to their involvement in a merger/acquisition or a potential merger/acquisition include the following:

         Institution                                 State
         -----------                                 -----
         Marshalltown Financial Corp.                Iowa
         SJS Bancorp                                 Michigan
         Bridgeville Savings Bank                    Pennsylvania
         Troy Hill Bancorp, Inc.                     Pennsylvania
         FCB Financial Corporation                   Wisconsin
         OSB Financial Corporation                   Wisconsin

         No thrift institution in Peoples Federal's market area is currently involved in merger/acquisition activity or has been recently so involved, as indicated in Exhibit 34.

Mutual Holding Companies

         The comparable group will not include any mutual holding companies. Mutual holding companies typically demonstrate higher price to book valuation ratios that are the result of their minority ownership structure that are inconsistent with those of conventional, publicly-traded institutions. Exhibit 35 presents pricing ratios and Exhibit 36 presents key financial data and ratios for the 19 publicly-traded, SAIF-insured mutual holding companies in the United States. The following thrift institutions were potential comparable group candidates, but were not considered due to their mutual holding company form:

         Institution                                 State
         -----------                                 -----
         Jacksonville Savings Bank, MHC              Illinois
         Webster City Federal Savings Bank, MHC      Iowa
         Wayne Savings & Loan Co., MHC               Ohio
         Greater Delaware Valley SB, MHC             Pennsylvania


Trading Exchange

         It is necessary that each institution in the comparable group be listed on one of the three major stock exchanges, the New York Stock Exchange, the American Stock Exchange, or the over-the-counter ("OTC") and listed on the
National Association of Securities Dealers Automated Quotation System ("NASDAQ"). Such a listing indicates that an institution's stock has demonstrated trading activity and is responsive to normal market conditions, which are requirements for listing. Of the 354 publicly-traded, SAIF- insured institutions, including 19 mutual holding companies, 14 are traded on the New York Stock Exchange, 17 are traded on the American Stock Exchange and 323 are listed on NASDAQ.

IPO Date

         Another general parameter for the selection of the comparable group is the initial public offering ("IPO") date, which must be at least four quarterly periods prior to the trading date of January 10, 1997, used in this report, in order to insure at least four consecutive quarters of reported data as a publicly-traded institution. The resulting parameter is a required IPO date prior to September 30, 1995.


Geographic Location

         The geographic location of an institution is a key parameter due to the impact of various economic and thrift industry conditions on the performance and trading prices of thrift institution stocks. Although geographic location and asset size are the two parameters that have been developed incrementally to fulfill the comparable group requirements, the geographic location parameter has definitely eliminated regions of the United States distant to Peoples Federal, including the western and southwestern states, the southeastern states and the New England states.

         The geographic location parameter consists of Ohio, its surrounding states of Indiana, Kentucky, Michigan, Pennsylvania and West Virginia, as well as the states of Iowa, Illinois and Wisconsin, for a total of nine states. To extend the geographic parameter beyond those states could result in the selection of similar thrift institutions with regard to financial conditions and operating characteristics, but with different pricing ratios due to their geographic regions. The result could then be an unrepresentative comparable group with regard to price relative to the parameters and, therefore, an inaccurate value.

Asset Size

         Asset size was another key parameter used in the selection of the comparable group. The range of total assets for any potential comparable group institution was $350 million or less, due to the greater similarity of asset mix and operating strategies of institutions in this asset range compared to Peoples Federal, with assets of approximately $90 million. Such an asset size parameter was necessary to obtain a comparable group of at least ten institutions.

         In  connection  with  asset  size,  we did not  consider  the number of offices or branches in selecting or eliminating candidates since this characteristic is directly related to operating expenses, which are recognized as an operating performance parameter.


SUMMARY

         Exhibits 37 and 38 show the 59 institutions considered as comparable group candidates after applying the general parameters, with the shaded lines denoting the institutions ultimately selected for the comparable group using the balance sheet, performance and asset quality parameters established in this section.

BALANCE SHEET PARAMETERS

Introduction

         The balance sheet parameters focused on seven balance sheet ratios as determinants for selecting a comparable group, as presented in Exhibit 37. The balance sheet ratios consist of the following:

              1.       Cash and Investments/Assets
              2.       Mortgage-Backed Securities/Assets
              3.       One- to Four-Family Loans/Assets
              4.       Total Net Loans/Assets
              5.       Total Net Loans and Mortgage-Backed Securities/Assets
              6.       Borrowed Funds/Assets
              7.       Equity/Assets

         The parameters enable the identification and elimination of thrift institutions that are distinctly and functionally different from Peoples Federal with regard to asset mix. The balance sheet parameters also distinguish institutions with a significantly different capital position from Peoples Federal. The ratio of deposits to assets was not used as a parameter as it is directly related to and affected by an institution's equity and borrowed funds ratios, which are separate parameters.


Cash and Investments to Assets

         Peoples Federal's level of cash and investments to assets was 4.4 percent at October 31, 1996, and reflects the Association's lower level of investments than national and regional averages. The Association's investments consist primarily of federal agency securities, time deposits and interest-bearing deposits in banks. During its last five fiscal years, Peoples Federal's ratio of cash and investments to assets has ranges from a high of 17.7 percent in 1992 to a low of 6.3 percent in 1995, averaging 10.5 percent. It should be noted that Federal Home Loan Bank stock is not included in cash and investments, but rather is part of other assets in order to be consistent with reporting requirements and sources of statistical and comparative analysis.

         The parameter range for cash and investments is broad due to the volatility of this parameter and to prevent the elimination of otherwise good potential comparable group candidates. The range has been defined as 3.0 percent of assets to 25.0 percent of assets, with a midpoint of 14.0 percent.


Mortgage-Backed Securities to Assets

         At October 31, 1996, Peoples Federal had no mortgage-backed securities in its portfolio and has not owned such securities during its past three fiscal years. The regional average ratio of mortgage-backed securities to assets was of
10.1 percent and the national average was 12.2 percent. Recognizing both the Association's absence of mortgage-backed securities and the fact that many institutions purchase mortgage-backed securities as an alternative to lending relative to cyclical loan demand and prevailing interest rates, this parameter is moderately broad at 20.0 percent or less of assets and a midpoint of 10.0 percent.


One- to Four-Family Loans to Assets

         Peoples Federal's lending activity is focused on the origination of residential mortgage loans secured by one- to four-family dwellings, which constituted 78.4 percent of the Association's gross loans at October 31, 1996, excluding residential construction loans. One- to four-family loans represented
76.7 percent of the Association's total assets at October 31, 1996, which is above industry averages. The parameter for this characteristic requires any comparable group institution to have from 50.0 percent to 85.0 percent of its assets in one- to four-family loans with a midpoint of 67.5 percent.


Total Net Loans to Assets

         At October 31, 1996, Peoples Federal had a ratio of total net loans to assets of 93.1 percent and a five fiscal year average of 87.0 percent, which is considerably higher than the national and regional averages of 66.0 percent and
68.4 percent, respectively. The parameter for the selection of the comparable group is from 60.0 percent to 95.0 percent with a midpoint of 77.5 percent. The wider range is simply due to the fact that, as the referenced national and regional averages indicate, many institutions purchase a greater volume of investment securities and/or mortgage-backed securities as a cyclical alternative to lending, but may otherwise be similar to Peoples Federal.


Total Net Loans and Mortgage-Backed Securities to Assets

         As discussed previously, Peoples Federal was absent mortgage-backed securities, so its combined ratio of total net loans and mortgage-backed securities to assets was also 93.1 percent. Recognizing the industry and regional ratios of 12.2 percent and 10.1 percent, respectively, of mortgage-backed securities to assets, the parameter range for the comparable group in this category is 70.0 percent to 97.0 percent, with a midpoint of 83.5 percent.

Borrowed Funds to Assets

         Peoples Federal was absent FHLB advances at October 31, 1996, having repaid its September 30, 1996, balance of $3.5 million or 3.93 percent of assets. The Association did not, however, indicate a balance of FHLB advances at the end of any of its past five fiscal years. The use of borrowed funds by some thrift institutions indicates an alternative to retail deposits and may provide a source of term funds for lending.

         The public demand for longer term funds increased in 1995 and the first half of 1996 due to the higher cost of deposits. The result was competitive rates on longer term Federal Home Loan Bank advances, and an increase in borrowed funds by many institutions as an alternative to higher cost, long term certificates. The ratio of borrowed funds to assets, therefore, does not typically indicate higher risk or more aggressive lending, but primarily an alternative to retail deposits.

         The range of borrowed funds to total assets is 25.0 percent or less with a midpoint of 12.5 percent, below the national average of 14.3 percent.


Equity to Assets

         Peoples  Federal's  equity to assets ratio as of October 31, 1996,  was
10.21 percent. After conversion, based on the midpoint value of $12,500,000 and net proceeds to the Association of approximately $6.0 million, Peoples Federal's equity is projected to stabilize in the area of 17.0 percent to 17.5 percent. Based on those historical and pro forma equity ratios, we have defined the equity ratio parameter to be 8.0 percent to 20.0 percent with a midpoint ratio of 14.0 percent.

PERFORMANCE PARAMETERS

Introduction

         Exhibit 38 presents five parameters identified as key indicators of Peoples Federal's earnings performance and the basis for such performance. The primary performance indicator is the Association's return on average assets ("ROAA"). The second performance indicator is the Association's return on average equity ("ROAE"). To measure the Association's ability to generate net interest income, we have used net interest margin. The supplemental source of income for the Association is noninterest income, and the parameter used to measure this factor is noninterest income to assets. The final performance indicator that has been identified is the Association's ratio of operating expenses, also referred to as noninterest expenses, to assets, a key factor in distinguishing different types of operations, particularly institutions that are aggressive in secondary market activities, which often results in much higher operating costs and overhead ratios.


Return on Average Assets

         The key performance parameter is the ROAA. As a result of the special SAIF assessment realized in the third quarter of 1996, categorized as a non-recurring expense item, Peoples Federal's ROAA will reflect core income, rather than net income, and will be compared to the core ROAA of candidate comparable group institutions. The Association's core ROAA was 0.95 percent for the twelve months ended October 31, 1996, based on core earnings after taxes, as detailed in Item I of this report and presented in Exhibit 7. The Association's ROAA over the past five fiscal years, based on net earnings, has ranged from a low of 0.20 percent in 1992 to a high of 1.07 percent in 1995 with an average ROAA of 0.83 percent. It should be noted that the Association's low ROAA in 1992 was the result of the settlement of a disputed tax item.

         Considering the historical and current earnings performance of Peoples Federal, the range for the ROAA parameter based on core or normalized income has been defined as 0.60 percent to a high of 1.35 percent with a midpoint of 0.98 percent.


Return on Average Equity

         The ROAE, also using core income, has been used as a secondary parameter to eliminate any institutions with an unusually high or low ROAE that is inconsistent with the Association's position. This parameter does not provide as much meaning for a newly converted thrift institution as it does for established stock institutions, due to the newness of the capital structure of the newly converted thrift and the inability to accurately reflect a mature ROAE for the newly converted thrift relative to other stock institutions.

         The pro forma consolidated ROAE for the Association and the Corporation for the year following conversion be approximately 3.75 percent based on the midpoint valuation. Prior to conversion, the Association's ROAE was 9.29 percent for the twelve months ended October 31, 1996, based on core income, with a five year average net ROAE of 8.56 percent. The parameter range for the comparable group, based on net income, is from 2.0 percent to 15.0 percent with a midpoint of 5.6 percent.


Net Interest Margin

         Peoples Federal had a net interest margin of 3.34 percent based on the twelve month period ended October 31, 1996. The Association's range of net interest margin for the past five fiscal years has been from a low of 2.88 percent in 1992 to a high of 3.66 percent in 1995 with an average of 3.36 percent.

         The parameter range for the selection of the comparable group is from a low of 2.75 percent to a high of 4.00 percent with a midpoint of 3.38 percent.


Operating Expenses to Assets

         Net of  non-recurring  items,  Peoples Federal had a lower than average
1.79 percent ratio of operating expenses to average assets ratio for the twelve months ended October 31, 1996, based on core expense adjustments, as previously discussed. For its five most recent fiscal years, the Association's operating expenses have been stable and generally similar to its most recent twelve months, ranging from a low of 1.78 percent in 1996 to a high of 2.37 percent in 1992 with an average of 1.98 percent, significantly lower than the current industry average of 2.33 percent. The atypically high ratio in 1992 relates to extraordinary expenses incurred in connection with the tax issue previously mentioned.

         The operating expense to assets parameter, net of non-recurring expenses, for the selection of the comparable group is from a low of 1.35 percent to a high of 2.75 percent with a midpoint of 2.05 percent.


Noninterest Income to Assets

         For its most recent four quarters, Peoples Federal experienced a considerably lower than average dependence on noninterest income as a source of additional income. The Association's noninterest income to average assets was
0.07 percent for the twelve months ended October 31, 1996, which is below the industry average of 0.44 percent for the most recent four quarters. Peoples Federal's ratio of noninterest income to average assets, excluding extraordinary items also related to the tax issue, has been generally stable and consistent during its past five fiscal years, ranging from 0.13 percent in 1993 to 0.07 percent in 1996, and averaging 0.10 percent.

         The range for this parameter for the selection of the comparable group is 0.40 percent or less of average assets, with a midpoint of 0.20 percent.


ASSET QUALITY PARAMETERS

Introduction

         The final set of financial parameters used in the selection of the comparable group are asset quality parameters, also shown in Exhibit 38. The purpose of these parameters is to insure that any thrift institution in the comparable group has an asset quality position similar to that of Peoples Federal. The three defined asset quality parameters are the ratios of nonperforming assets to total assets, repossessed assets to total assets and loan loss reserves to total assets at the end of the most recent period.


Nonperforming Assets to Assets Ratio

         Peoples Federal's ratio of nonperforming assets to assets was 1.28 percent at October 31, 1996, which is higher than the national average of 0.87 percent and higher than the Midwest regional average of 0.58 percent, but lower than its ratio of 1.41 percent at June 30, 1996. For the five fiscal years ended June 30, 1992 to 1996, the Association's ratio decreased from a high of 3.26 percent at June 30, 1993, to a low of 1.41 percent at June 30, 1996, with a five year average of 2.33 percent.

         The parameter range for nonperforming assets to assets has been defined as 2.00 percent of assets or less with a midpoint of 1.00 percent.

Repossessed Assets to Assets

         Peoples Federal was absent repossessed assets at October 31, 1996, and at June 30, 1996, 1995 and 1992. The Association's ratios of repossessed assets to total assets were 0.10 percent and 0.30 percent at June 30, 1994 and 1993, respectively, for a five year average of 0.08 percent. National and regional averages were 0.56 percent and 0.47 percent, respectively, at September 30, 1996.

         The range for the repossessed assets to total assets parameter is 0.20 percent of assets or less with a midpoint of 0.10 percent.


Loans Loss Reserves to Assets

         Peoples Federal had a loan loss reserve or allowance for loan losses of $326,000, representing a loan loss allowance to total assets ratio of 0.36 percent at October 31, 1996, which is similar to its ratio of 0.35 percent at June 30, 1996. For its last five fiscal years, the Association's loan loss reserve averaged 0.25 percent of assets from a low of 0.13 percent in 1992 to a high of 0.35 percent in 1996, indicating a steady annual increase.

         The loan loss allowance to assets parameter range used for the selection of the comparable group was a minimum required ratio of 0.15 percent of assets.

THE COMPARABLE GROUP

         With the application of the parameters previously identified and applied, the final comparable group represents ten institutions identified in Exhibits 39, 40 and 41. The comparable group institutions range in size from $81.1 million to $316.4 million with an average asset size of $185.8 million and have an average of 4.4 offices per institution compared to Peoples Federal with assets of $90.0 million and one office. One of the comparable group institutions was converted in 1988, one in 1990, two in 1993, four in 1994, and two in 1995.

         Exhibit 42 presents a comparison of Peoples Federal's market area demographic data with that of each of the institutions in the comparable group.

SUMMARY OF COMPARABLE GROUP INSTITUTIONS

         Community Investors Bancorp, Inc., Bucyrus, Ohio, is the holding company for First Federal Savings and Loan Association of Bucyrus. The Association serves its Crawford County, Ohio, market with three offices, two in Bucyrus and one in New Washington. As of its most recent quarter, the Association had assets of $94.7 million and equity of $11.3 million, and reported a core ROAA of 0.98 percent and a core ROAE of 7.23 percent.

         FFW Corporation, Wabash, Indiana, is the holding company of First Federal Savings Bank of Wabash, and operates three offices, two of which are in Wabash County, and the third in nearby Kosciusko County. The Bank currently has assets of $154.6 million and equity of $15.5 million, and reported a core ROAA of 1.07 percent for its most recent four quarters.

         First Franklin Corporation, Cincinnati, Ohio, is the holding company of Franklin Savings & Loan Company which operates seven branches in the Greater Cincinnati Metropolitan Area, all in Hamilton County. At the end of its most recent quarter, the Company had assets of $218.3 million and equity of $19.8 million, and reported a core ROAA of 0.61 percent for its most recent four quarters.

         First Mutual Bancorp, Inc., Decatur, Illinois, is the holding company for First Mutual Bank, S.B. First Mutual operates 12 offices in the central Illinois counties of Macon, DeWitt, Shelby and Champaign. The Bank also owns an investment and insurance services subsidiary. At the end of its most recent quarter, the Bank had assets of $316.4 million and equity of $63.1 million, and reported a core ROAA of 0.71 percent and a core ROAE of 2.94 percent for its most recent four quarters.

         GFS Bancorp, Grinell, Iowa, is the holding company for Grinell Federal Savings Bank, serving Poweshiek, Marshall, Mahaska, Jasper and Tama Counties, Iowa, from its single home office. The Bank has assets of $85.2 million and equity of $9.9 million and in its most recent four quarters reported a core ROAA of 1.12 percent.

         Glenway Financial Corp., Cincinnati, Ohio, is the holding company for Centennial Savings Bank. The Bank serves the Hamilton County market area from its six full service offices. The Bank has total assets of $283.7 million, total equity of $26.3 million, and a core ROAA of 0.60 percent for its trailing four quarters.

         MFB Corp., Mishawaka, Indiana, is the holding company for Mishawaka Federal Savings. Mishawaka Federal operates four offices in Mishawaka and surrounding St. Joseph County. At the end of its most recent quarter, Mishawaka Federal had total assets of $225.8 million and total equity of $37.6 million, and for its most recent four quarters, the Bank reported a core ROAA of 0.78 percent.

         Milton Federal Financial Corporation, West Milton, Ohio, is the holding company for Milton Federal Savings and Loan Association. The Association operates two full service offices, one in West Milton, Ohio, in Miami County and the other in Englewood, Ohio, in Montgomery County. Milton Federal has assets of $180.8 million, equity of $33.5 million and a core ROAA of 0.86 percent for its most recent four quarters.

         OHSL Financial Corp., Cincinnati, Ohio, is the holding company for Oak Hills Savings and Loan Company, F.A. The Company's headquarters and three offices are all in Hamilton County, and serve the Greater Cincinnati Metropolitan Area. The Company has total assets of $217.6 million and equity of $25.2 million, and reported a core ROAA of 0.85 percent for its most recent four quarters.

         Statefed Financial Corp., Des Moines, Iowa, is the holding company for State Federal Savings and Loan Association of Des Moines, operating two offices in Polk County, Iowa. The Association has total assets of $81.1 million and equity of $14.6 million, and reported a core ROAA of 1.24 percent for its most recent four quarters.

 IV.  ANALYSIS OF FINANCIAL PERFORMANCE

         This section reviews and compares the financial performance of Peoples Federal to all thrifts, regional thrifts, Ohio thrifts and the ten institutions constituting Peoples Federal's comparable group, as selected and described in the previous section. The comparative analysis focuses on financial condition, earning performance and pertinent ratios as shown in Exhibits 43 through 48.

         As presented in Exhibits 43 and 44, at October 31, 1996, Peoples Federal's total equity of 10.21 percent of assets was lower than the 13.65 percent for the comparable group, the 12.88 for all thrifts, the 14.34 percent ratio for Midwest thrifts, and the 13.70 percent ratio for Ohio thrifts. The Association had a 93.06 percent share of net loans in its asset mix, considerably higher than the comparable group at 74.55 percent, and also much higher than all thrifts at 66.04 percent, Midwest thrifts at 68.37 percent and Ohio thrifts at 72.24 percent. Peoples Federal's share of net loans, higher than industry and regional averages, is the result of its absence of mortgage-backed securities and much lower level of cash and investments. The comparable group had a 7.38 percent share of mortgage-backed securities, and a higher 15.66 percent share of cash and investments compared to the Association, with a 3.76 percent ratio of cash and investments to assets. All thrifts had 12.19 percent of assets in mortgage-backed securities and 18.30 percent in cash and investments. Peoples Federal's share of deposits of 88.79 percent was significantly higher than the comparable group and the three geographic categories, reflecting the Association's absence of FHLB advances. The comparable group had deposits of 71.10 percent and borrowings of 13.93 percent. All thrifts averaged a 71.07 percent share of deposits and 14.31 percent of borrowed funds, while Midwest thrifts had a 69.37 percent share of deposits and an 14.65 percent share of borrowed funds. Ohio thrifts averaged a 72.61 percent share of deposits and a 12.32 percent share of borrowed funds. Peoples Federal was absent goodwill and other intangibles, compared to a minimal 0.03 percent for the comparable group, 0.20 percent for all thrifts, 0.16 percent for Midwest thrifts and 0.13 percent for Ohio thrifts.

         Operating performance indicators are summarized in Exhibits 45 and 46 and provide a synopsis of key sources of income and key expense items for Peoples Federal in comparison to the comparable group, all thrifts, and regional thrifts for the trailing four quarters.

         As shown in Exhibit 47, for the twelve months ended October 31, 1996, Peoples Federal had a yield on average interest-earning assets higher than the comparable group and also higher than the three geographical categories. The Association's yield on interest-earning assets was 7.89 percent compared to the comparable group at 7.74 percent, all thrifts at 7.71 percent, Midwest thrifts at 7.69 percent and Ohio thrifts at 7.81 percent.

         The Association's cost of funds for the twelve months ended October 31, 1996, was lower than the comparable group, higher than all thrifts and lower than Midwest and Ohio thrifts. Peoples Federal had an average cost of interest-bearing liabilities of 4.98 percent compared to 5.11 percent for the comparable group, 4.88 percent for all thrifts, and 4.97 percent for both Midwest thrifts and Ohio thrifts. The Association's interest income and interest expense ratios resulted in an interest rate spread of 2.91 percent, which was higher than the comparable group at 2.62 percent, and higher than all thrifts at
2.83 percent, Midwest thrifts at 2.72 percent and Ohio thrifts at 2.85 percent. Peoples Federal demonstrated a net interest margin of 3.34 percent for the twelve months ended October 31, 1996, based on average interest-earning assets, which was identical to the comparable group, also at 3.34 percent. All thrifts averaged a lower 3.39 percent net interest margin for the trailing four quarters, as did Midwest thrifts at 3.36 percent and Ohio thrifts at 3.43 percent.

         Peoples Federal's major source of income is interest earnings, as is evidenced by the operations ratios presented in Exhibit 46. The Association made an $81,000 provision for loan losses during the twelve months ended October 31, 1996, representing 0.09 percent of average assets. The comparable group indicated a provision representing a similar 0.08 percent of average assets, with all thrifts at 0.14 percent, Midwest thrifts at 0.09 percent, identical to Peoples Federal, and Ohio thrifts at 0.06 percent.

         The Association's non-interest income was $62,000 or 0.07 percent of average assets for the twelve months ended October 31, 1996. Such non-interest income was significantly lower than the comparable group at 0.18 percent, all thrifts at 0.44 percent, Midwest thrifts at 0.40 percent and Ohio thrifts at
0.28 percent. For the twelve months ended October 31, 1996, Peoples Federal's operating expense ratio, net of non-recurring expense, was 1.79 percent, higher than the comparable group and Ohio thrifts, but lower than all thrifts and Midwest thrifts. Non-recurring expense during the most recent four quarters consisted primarily of the 67.5 basis point SAIF special assessment realized in the third quarter of 1996, generally in the range of 0.40 percent to 0.55 percent of average assets for most institutions. Net of such non-recurring expense, the comparable group's operating expense ratio was 1.58 percent, while all thrifts averaged 1.85 percent, Midwest thrifts averaged 1.81 percent and Ohio thrifts averaged 1.67 percent. Peoples Federal's SAIF assessment of $456,000, constituted 0.53 percent of average assets.

         The overall impact of Peoples Federal's income and expense ratios is reflected in the Association's core income and return on assets. The Association had an ROAA, based on core income, of 0.95 percent for the twelve months ended October 31, 1996. For its most recent four quarters, the comparable group had a lower ROAA of 0.88 percent based on core income. All thrifts averaged a lower core ROAA of 0.78 percent, while Midwest thrifts and Ohio thrifts averaged 0.77 percent and 0.88 percent, respectively.

V.   MARKET VALUE ADJUSTMENTS

         This is a conclusive section where adjustments are made to determine the pro forma market value or appraised value of the Corporation based on a comparison of Peoples Federal with the comparable group. These adjustments will take into consideration such key items as earnings performance, market area, financial condition, dividend payments, subscription interest, liquidity of the stock to be issued, management, and market conditions or marketing of the issue. It must be noted, however, that all of the institutions in the comparable group have their differences, and as a result, such adjustments become necessary.


EARNINGS PERFORMANCE

         In analyzing earnings performance, consideration was given to the level of net interest income, the level and volatility of interest income and interest expense relative to changes in market area conditions and to changes in overall interest rates, the quality of assets as it relates to the presence of problem assets which may result in adjustments to earnings, the level of current and historical classified assets and real estate owned, the level of valuation allowances to support any problem assets or nonperforming assets, the level and volatility of non-interest income, and the level of non-interest expenses.

         As discussed earlier, the Association's historical business philosophy has focused on maintaining its net interest income and net earnings level, reducing its level of nonperforming assets, maintaining a reasonable level of interest sensitive assets relative to interest sensitive liabilities and thereby improving its sensitivity measure and its overall interest rate risk, maintaining an adequate level of loan loss reserves to reduce the impact of any unforeseen losses, and closely monitoring and striving to maintain its current and historically lower level of overhead expenses. The Association's current philosophy will continue to focus on reducing its non-performing and non-earning assets, increasing its net interest spread and net interest margin, and increasing its net income and return on assets.

         Earnings are often related to an institution's ability to generate loans. The Association was an active originator of mortgage loans in fiscal years 1994, 1995 and 1996, with 1996 indicating the highest level of origination activity and 1995 indicating the lowest. During the four months ended October 31, 1996, originations of $12.2 million, or $36.6 million annualized, indicated an annualized increase of $8.4 million or 29.5 percent over the Associations fiscal year ended June 30, 1996, with approximately $5.0 million of the annualized increase constituting adjustable-rate one- to four-family mortgage loans and approximately $1.0 million constituting fixed-rate one- to four-family mortgage loans. Most of the balance of the annualized increase was in the category of commercial real estate loans. Originations of non-real estate loans were generally similar to fiscal 1996. Total originations of $28.3 million during the twelve months ended June 30, 1996, were 44.4 percent higher than the $19.6 million in fiscal year 1995 and 27.4 percent higher than the $22.2 million in fiscal year 1994. The Association's net increase in loans outstanding for the four months ended October 31, 1996, of $5.6 million or $16.6 million annualized, was significantly higher, on a annualized basis, than in fiscal years 1994 to 1996, due to the higher level of originations and similar level of principal repayments.

         Notwithstanding lower originations in fiscal year 1995 than in fiscal year 1994, Peoples Federal experienced a greater decrease in principal repayment levels, resulting in a $5.4 million net increase in loans, $1.5 million more than in fiscal year 1994, and an 8.7 percent increase in net loans outstanding. The Association's higher levels of both originations and repayments in fiscal year 1996 relates to moderating interest rates in late 1995, which resulted in net loans increasing by $6.4 million or 18.4 percent from June 30, 1995, to June 30, 1996. The Association's focus in fiscal years 1994, 1995 and 1996, and for the four months ended October 31, 1996, was on the origination of one- to four-family mortgage loans, with that loan category constituting 86.0 percent,
86.2 percent, 86.4 percent and 83.4 percent of total origination in those four periods, respectively. In those four periods, the second largest category of originations was consumer loans, with commercial real estate loans being the third largest. The impact of these primary lending efforts has been to generate a yield on average interest-earning assets of 7.89 percent for Peoples Federal for the twelve months ended October 31, 1996, compared to 7.74 percent for the comparable group, 7.71 percent for all thrifts and 7.69 for Midwest thrifts. The Association's level of interest income to average assets was 7.68 percent for the twelve months ended October 31, 1996, which was also higher than the comparable group at 7.52 percent, and all thrifts and Midwest thrifts both at 7.41 percent for their most recent four quarters.

         The Association's net interest margin of 3.34 percent, based on average interest-earning assets for the twelve months ended October 31, 1996, was identical to the comparable group, but lower than all thrifts at 3.39 percent. Peoples Federal's cost of interest-bearing liabilities of 4.98 percent for the twelve months ended October 31, 1996, was lower than the comparable group at
5.11 percent, but higher than all thrifts at 4.88 percent and Midwest thrifts at
4.97 percent. Peoples Federal's net interest spread of 2.91 percent for the twelve months ended October 31, 1996, was higher than the comparable group at
2.62 percent, all thrifts at 2.83 percent and Midwest thrifts at 2.72 percent.

         The Association's ratio of noninterest income to assets was 0.07 percent for the twelve months ended October 31, 1996, significantly lower than the comparable group at 0.18 percent, all thrifts at 0.44 percent and Midwest thrifts at 0.40 percent. The Association has indicated recent noninterest income lower than the comparable group, but its recent operating expenses have nevertheless been higher than the comparable group, although lower than all thrifts and Midwest thrifts. For the twelve months ended October 31, 1996, Peoples Federal had an operating expenses to assets ratio of 1.79 percent, net of non-recurring expense, compared to a lower 1.58 percent for the comparable group, 1.85 percent for all thrifts and 1.81 percent for Midwest thrifts.

         For the twelve months ended October 31, 1996, Peoples Federal generated lower levels of noninterest income, higher levels of noninterest expenses, and an identical net interest margin relative to its comparable group. As a result, the Association's core income level for its twelve months ended October 31, 1996, was modestly higher than its comparable group for the four most recent quarters, and also higher than all thrifts and Midwest thrifts during that time period. Based on net earnings, the Association had a return on average assets of 0.20 percent in 1992, 1.07 percent in 1993, 0.79 percent in 1994, 1.07 percent in 1995 , 1.01 percent in 1996 and 0.95 percent for the twelve months ended October 31, 1996, based on core earnings. For its most recent four quarters, the comparable group had a lower core ROAA of 0.88 percent, while all thrifts indicated an even lower
0.78 percent. The Association's core or normalized earnings, as shown in Exhibit 7, were higher than its net earnings due to the SAIF special assessment realized in the third quarter of 1996, as previously discussed.

         Peoples Federal's earnings stream will continue to be dependent on both the overall trends in interest rates and, to a somewhat lesser extent, on the consistency and reliability of its modest level of non-interest income, the latter indicating a decrease since 1992. The Association's cost of interest-bearing liabilities will continue to adjust as deposits reprice. Upward pressure on savings costs is likely, based on current rates, although the rate of increase may subside somewhat during the next few years. It has also been recognized that although Peoples Federal's current ROAA is higher than that of its comparable group for the most recent four quarters, the Association also experienced a mildly decreasing trend in its ROAA since 1995. The Association's net interest margin and net interest spread for the twelve months ended October 31, 1996, are lower than at June 30, 1993 through 1996. In recognition of the foregoing earnings related factors, no adjustment has been made to Peoples Federal's pro forma market value for earnings performance.

MARKET AREA

         Peoples Federal's primary market area for retail deposits consists of Shelby County, Ohio, including the city of Sidney, the location of the Association's home office. As discussed in Section II, this market area has evidenced a rate of population growth very similar to the United States and higher than the state of Ohio and the comparable group markets. The market area has also indicated slightly lower unemployment than both Ohio and the United States. The unemployment rate in Peoples Federal's market area counties averaged
4.0 percent in October, 1996, compared to 4.3 percent for Ohio and 4.9 percent for the United States. The per capita income in Peoples Federal's market area is higher than the state average but lower than the national average and the comparable group average. The median household income in the Association's market area is modestly lower than the comparable group, but higher than the Ohio and national averages. The market area is also characterized by median housing values very similar to the comparable group, but lower than Ohio and the United States. The market area is generally both suburban and agricultural, with the manufacturing sector being the major business and employment sector, followed by the services sector and then the wholesale/retail sector. The level of financial competition in the Association's market area is moderate, but dominated by the banking industry. Peoples Federal had net increases in deposits in fiscal years 1994, 1995 and for the twelve months ended October 31, 1996, as deposits exceeded withdrawals. In recognition of all these factors, we believe that no adjustment is warranted for the Association's market area.


FINANCIAL CONDITION

         The financial condition of Peoples Federal is discussed in Section I and shown in Exhibits 1, 2, 5, 15, 16 and 17, and is compared to the comparable group in Exhibits 41, 43 and 44. The Association's total equity ratio before conversion was 10.21 percent at October 31, 1996, which was lower than the comparable group at 13.65 percent, all thrifts at 12.88 percent and Midwest thrifts at 14.34 percent. With a conversion at the midpoint, the Corporation's pro forma equity to assets ratio will increase to approximately 19.4 percent, and the Association's pro forma equity to assets ratio will increase to approximately 17.0 percent.

         The Association's mix of assets indicates some areas of significant variation from its comparable group. Peoples Federal had a higher share of net loans at 93.06 percent of total assets at October 31, 1996, compared to the comparable group at 74.55 percent and all thrifts at 66.04 percent. The Association's absence of mortgage-backed securities compared to 7.38 percent for the comparable group and 12.19 percent for all thrifts. The Association's 88.79 percent share of deposits was higher than that of the comparable group at 71.10, reflecting Peoples Federal's absence of borrowed funds, compared to the comparable group at 13.93 percent.

         The Association was absent both repossessed assets and goodwill, compared to minimal shares of 0.04 percent and 0.03 percent, respectively, for the comparable group. All thrifts indicated repossessed assets of 0.56 percent and goodwill and other intangible assets of 0.20 percent. The financial condition of Peoples Federal is, however, affected by its higher level of nonperforming assets at 1.28 percent of assets at October 31, 1996, compared to a lower 0.57 percent for the comparable group. It should be recognized, however, that the Association's historical ratio of nonperforming assets to total assets decreased from 3.09 percent at June 30, 1992, to 1.41 at June 30, 1996, averaging 2.33 percent for those five years, before decreasing to its October 31, 1996, level of 1.28 percent.

         The  Association  had a similar share of high risk real estate loans at
13.34 percent compared to 13.62 percent for the comparable group and 13.14 percent for all thrifts. Peoples Federal had $326,000 in allowances for loan losses or 28.27 percent of nonperforming assets at October 31, 1996, compared to the comparable group's higher 110.17 percent, with Midwest thrifts at 149.55 percent and all thrifts at a lower 93.97 percent. The Association's ratio is reflective of its historically lower levels of repossessed real estate. Peoples Federal has also experienced moderate levels of interest rate risk, as reflected by its exposure under conditions of rising interest rates.

         Overall, we believe that a moderate downward adjustment is warranted for Peoples Federal's current financial condition.


DIVIDEND PAYMENTS

         Peoples Federal has not indicated its intention to pay an initial cash dividend. The future payment of cash dividends will be dependent upon such factors as earnings performance, capital position, growth level, and regulatory limitations. All ten institutions in the comparable group pay cash dividends for an average dividend yield of 2.65 percent.

         Currently, many thrifts are committing to initial cash dividends, similar to the absence of such a dividend commitments in 1995 and early 1996. In our opinion, no adjustment to the pro forma market value is warranted at this time related to dividend payments.


SUBSCRIPTION INTEREST

         The general interest in thrift conversion offerings was often difficult to gauge in 1995. Based upon recent offerings, subscription and community interest weakened significantly in early 1995, but regained some strength by the second half of the year. In the first half of 1996, interest in new issues was mixed, with the number of conversions decreasing from the same period in 1995. The second half of 1996 suggests some renewed interest in thrift conversion offerings. Overall, such interest has appears to be directly related to the financial performance and condition of the thrift institution converting and the strength of the local economy, as well as general market conditions and aftermarket price trends.

         Peoples Federal will focus its offering to depositors and residents in the market area. The board of directors and officers anticipate purchasing approximately $1.9 million or approximately 15.2 percent of the conversion stock based on the appraised midpoint valuation. Peoples Federal will form an 8.0 percent ESOP, which plans to purchase stock in the initial offering. Additionally, the Prospectus restricts to $100,000 the amount of conversion stock that may be purchased by a single account holder, or by such persons and associates acting in concert.

         The Association has secured the services of Charles Webb & Company, a division of Keefe, Bruyette and Woods, Inc. ("KBW") to assist the Association in the marketing and sale of the conversion stock. Based on the size of the offering, current market conditions, local market interest and the terms of the offering, we believe that no adjustment is warranted for the Association's anticipated subscription interest.


LIQUIDITY OF THE STOCK

         Peoples Federal will offer its shares through concurrent subscription and community offerings with the assistance of KBW. If necessary, KBW will conduct a syndicated community offering upon the completion of the subscription and community offering. Peoples Federal will pursue at least two market makers for the stock. The Association's offering is 47.9 percent smaller in size than the comparable group. Therefore, we believe that a minimum downward adjustment to the pro forma market value is warranted at this time relative to the liquidity of the stock.

MANAGEMENT

         The president and chief executive officer of Peoples Federal is Douglas Stewart, who has held that position since 1982, previously serving as executive vice president of the Association. Mr. Stewart has been employed by the Association since 1971, when he began as a teller, and a director since 1979.

         Mr. Stewart and senior management of Peoples Federal have been able to increase lending activity, as well as the Association's equity level and equity ratio, over the past few years and the Association's asset quality has improved significantly since 1992, although non-performing assets remain significantly higher than both the comparable group and industry averages. Earnings, however, have shown moderate fluctuation and the Association's return on assets has been fairly flat during the past few years with some downward fluctuation, although remaining higher than the comparable group and industry averages. Net interest margin is currently identical to the comparable group average, but slightly below the industry average. The Association's level of non-interest expense is currently higher than the comparable group, but lower than all thrifts and Midwest thrifts, and non-interest income indicates a decline since 1992. It is our opinion that no adjustment to the pro forma market value is warranted for management.


MARKETING OF THE ISSUE

         The response to a newly issued thrift institution stock is more difficult to predict, due to the volatility of new thrift stocks. Further, with each conversion, there is a high level of uncertainty with regard to the stock market particularly thrift institution stocks and interest rate trends. The impact of recent increases in interest rates has made it more difficult for more thrift institutions to strengthen their earnings and resulted in downward market prices. Recent conflicts of opinion on interest rate trends and the recent rise in interest rates have resulted in some significant stock volatility. Further, the impact of the difference in a thrift's premium level on deposits compared to BIF-insured institutions is another key concern, along with the one time assessment of SAIF-insured thrifts to increase the capitalization of the SAIF insurance fund.

         The necessity to build a new issue discount into the stock price of a converting thrift has prevailed in the thrift industry in recognition of higher uncertainty among investors as a result of the thrift industry's dependence on interest rate trends. We believe that a new issue discount applied to the price to book valuation approach continues and is considered to be reasonable and necessary in the pricing of the Corporation, and we have made a maximum downward adjustment to the Corporation's pro forma market value in recognition of the new issue discount.

VI.      VALUATION METHODS

         Under normal stock market conditions, the most frequently used method for determining the pro forma market value of common stock for thrift institutions by this firm is the price to book value ratio method. The focus on the price to book value method is due to the volatility of earnings in the thrift industry. As earnings in the thrift industry improved in late 1993, 1994, 1995 and 1996, there has been more emphasis placed on the price to earnings method, but the price to book value method continues to be the primary valuation method. These two pricing methods have both been used in determining the pro forma market value of the Corporation.

         In recognition of the volatility and variance in earnings due to fluctuations in interest rates, the continued differences in asset and liability repricing and the frequent disparity in value between the price to book approach and the price to earnings approach, a third valuation method has been used, the price to net assets method. The price to net assets method is used less often for valuing ongoing institutions; however, this method becomes more useful in valuing converting institutions when the equity position and earnings performance of the institutions under consideration are different.

         In addition to the pro forma market value, we have defined a valuation range with the minimum of the range being 85.0 percent of the pro forma market value, the maximum of the range being 115.0 percent of the pro forma market value, and a super maximum being 115.0 percent of the maximum. The pro forma market value or appraised value will also be referred to as the "midpoint value".

PRICE TO BOOK VALUE METHOD

         The price to book value method focuses on a thrift institution's financial condition, and does not give as much consideration to the institution's performance as measured by net earnings. Therefore, this method is sometimes considered less meaningful for institutions that do provide a consistent earnings trend. Due to the earnings volatility of many thrift stocks, the price to book value method is frequently used by investors who rely on an institution's financial condition rather than earnings performance.

         Consideration was given to the adjustments to the Association's pro forma market value discussed in Section V. A minimum downward adjustments was made for the liquidity of the stock, a moderate downward adjustment was made for Peoples Federal's financial condition and a maximum downward adjustment was made for the marketing of the issue. No adjustment was made for earnings performance, dividend payments, subscription interest and the management of the Association.

         Exhibit 50 shows the average and median price to book value ratios for the comparable group which were 94.96 percent and 95.17 percent, respectively. The total comparable group indicated a moderately wide range, from a low of
85.23 percent (Glenway Financial Corporation) to a high of 103.58 percent (GFS Bancorp, Inc.). This variance cannot be attributed to any one factor such as the institution's equity ratio or earnings performance. Excluding the low and the high in this group, the price to book value range narrowed very modestly from a low of 87.36 percent to a high of 103.26 percent.

         Taking into consideration all of the previously mentioned items in conjunction with the adjustments made in Section V, we have determined a pro forma price to book value ratio of 63.51 percent at the midpoint, ranging from a low of 58.83 percent at the minimum to a high of 71.33 percent at the super maximum for the Corporation.

         The Corporation's price to book value ratio of 63.51 is strongly influenced by the Association's financial condition, its local market and subscription interest in thrift stocks. Further, the Association's equity to assets after conversion will be approximately 17.00 percent compared to 13.65 percent for the comparable group. Based on this price to book value ratio and the Association's equity of $9,188,000 at October 31, 1996, the indicated pro forma market value for the Association using this approach is $12,503,490 at the midpoint (reference Exhibit 51).


PRICE TO EARNINGS METHOD

         The focal point of this method is the determination of the earnings base to be used and secondly, the determination of an appropriate price to earnings multiple. The recent earnings position of Peoples Federal indicates after tax net earnings for the twelve months ended October 31, 1996, of $523,000. Exhibit 7 indicates the derivation of the Association's core or normalized earnings of $825,000 for the twelve months ended October 31, 1996. To arrive at the pro forma market value of the Association by means of the price to earnings method, we deemed net earnings to be not meaningful, due primarily to the non-recurring expense related to the SAIF special assessment realized in the third quarter of 1996, and used the core earnings base of $825,000.

         In determining the price to core earnings multiple, we reviewed the range of price to core earnings multiples for the comparable group and all publicly-traded thrifts. The average price to core earnings multiple for the comparable group was 16.83, while the median was 15.04. The comparable group's price to core earnings multiple was lower than the average for all publicly-traded, SAIF-insured thrifts of 18.10, but slightly higher than their median of 15.49. The range in the price to core earnings multiple for the comparable group was from a low of 10.09 (FFW Corp.) to a high of 31.51 (First Mutual Bancorp, Inc.). The primary range in the price to core earnings multiple for the comparable group, excluding the high and low ranges, was from a low price to core earnings multiple of 11.35 to a high of 22.62 times earnings for eight of the ten institutions in the group.

         Consideration was given to the adjustments to the Corporation's pro forma market value discussed in Section V. In recognition of these adjustments, we have determined a price to core earnings multiple of 12.06 at the midpoint, based on Peoples Federal's core earnings of $825,000 for twelve months ended October 31, 1996. Based on the Association's core earnings base of $825,000 (reference Exhibit 49), the pro forma market value of the Corporation using the price to earnings method is $12,501,011 at the midpoint.

PRICE TO NET ASSETS METHOD

         The final valuation method is the price to net assets method. This method is not as frequently used due to the fact that it does not focus as much on an institution's equity position or earnings performance. Exhibit 50 indicates that the average price to net assets ratio for the comparable group was 12.90 percent and the median was 11.96 percent. The range in the price to net assets ratios for the comparable group varied from a low of 7.91 percent (Glenway Financial Corp.) to a high of 18.38 percent (First Mutual Bancorp, Inc.). It narrows very modestly with the elimination of the two extremes in the group to a low of 8.49 percent and a high of 17.88 percent.

         Based on the adjustments made previously for Peoples Federal, it is our opinion that an appropriate price to net assets ratio for the Corporation is
12.26 percent at the midpoint, which is slightly lower than the comparable group at 12.90 percent and ranges from a low of 10.61 percent at the minimum to 15.61 percent at the super maximum. Based on the Association's October 31, 1996, asset base of $89,963,000, the indicated pro forma market value of the Corporation using the price to net assets method is $12,498,774 at the midpoint (reference
Exhibit 49).

VALUATION CONCLUSION

         Exhibit 55 provides a summary of the valuation premium or discount for each of the valuation ranges when compared to the comparable group based on each of the valuation approaches. At the midpoint value, the price to book value ratio of 63.51 percent for the Corporation represents a discount of 33.12 percent relative to the comparable group and decreases to 24.88 percent at the super maximum. The price to core earnings multiple of 12.06 for the Corporation at the midpoint value indicates a discount of 27.92 percent, decreasing to 6.04 percent at the super maximum. The price to assets ratio at the midpoint represents a discount of 4.98 percent, changing to a premium of 20.96 percent at the super maximum.

         It is our opinion that as of January 10, 1997, the pro forma market value of the Corporation is $12,500,000 at the midpoint, representing 1,250,000 shares at $10.00 per share. The pro forma valuation range of the Corporation is from a minimum of $10,625,000 or 1,062,500 shares at $10.00 per share to a maximum of $14,375,000 or 1,437,500 shares at $10.00 per share, with such range being defined as 15 percent below the appraised value to 15 percent above the appraised value. The super maximum is $16,531,250 or 2,653,125 shares at $10.00 per share (reference Exhibits 51 to 54).

          The appraised value of Peoples-Sidney Financial Corporation as of January 10, 1997, is $12,500,000 at the midpoint.

                                   NUMERICAL
                                   EXHIBITS

                                    EXHIBIT 1


                  PEOPLES FEDERAL SAVINGS AND LOAN ASSOCIATION
                                  SIDNEY, OHIO

                        Statements of Financial Condition
                    At October 31, 1996, and at June 30, 1996


                                                     (Unaudited)
                                                     October 31,      June 30,
                                                        1996            1996
                                                     -----------     -----------
ASSETS
Cash and amounts due from depository institutions    $    612,568    $   365,614
Interest-bearing deposits in other banks                1,181,319      1,355,195
Overnight deposits                                         ---         1,000,000
                                                     ------------    -----------
     Total cash and cash equivalents                    1,793,887      2,720,809

Time deposits with other financial institutions           100,000      1,100,000
Investment securities held to maturity
  (Estimated fair value of $2,091,170, and
  $2,575,990 at October 31, 1996, and
  June 30, 1996.)                                       2,098,734      2,598,404
Loans receivable, net                                  83,720,691     78,232,660
Accrued interest receivable                               643,602        622,962
Premises and equipment, net                               780,009        797,671
Federal Home Loan Bank stock available for sale           678,700        667,000
Other assets                                              146,915        142,469
                                                     ------------    -----------
     Total assets                                    $ 89,962,538    $86,881,975
                                                     ============    ===========


LIABILITIES
Deposits                                             $ 79,878,905    $77,317,506
Accrued expense and other liabilities                     895,712        351,932
                                                     ------------    -----------

     Total liabilities                                 80,774,617     77,669,438


MEMBERS' EQUITY
  Retained earnings, substantially restricted           9,187,921      9,212,537
                                                     ------------    -----------
     Total members' equity                              9,187,921      9,212,537
                                                     ------------    -----------
     Total liabilities and equity                    $ 89,962,538    $86,881,975
                                                     ============    ===========


         Source: Peoples Federal Savings and Loan Association's audited and unaudited financial statements

                                    EXHIBIT 2

                  PEOPLES FEDERAL SAVINGS AND LOAN ASSOCIATION
                                  SIDNEY, OHIO

                           Consolidated Balance Sheets
                          At June 30, 1992 through 1995



                                     1995        1994        1993        1992
ASSETS                           ----------- ----------- ----------- -----------
Cash                             $   462,724 $   563,348 $   406,484 $   523,867
Deposits with other
  financial institutions             877,444   1,391,859   2,415,424     279,005
Overnight deposits                   500,000   2,000,000         ---   8,000,000
                                 ----------- ----------- ----------- -----------
     Total cash and
       cash equivalents            1,840,168   3,955,207   2,821,908   8,802,872

Investment securities
  (estimated fair market value
  of $3,074,998, $3,544,010,
  $4,484,940 $4,128,931 in
  1995, 1994, 1993, and 1992
  respectively)                    3,098,335   3,596,240   4,433,954   4,101,083
Loans receivable, net             71,932,721  66,610,151  62,867,581  57,848,421
Accrued interest receivable          555,928     464,846     524,274     537,032
Real estate owned                      ---        73,707     218,208      ---
Premises and equipment, net          814,382     791,297     799,619     831,679
Federal Home Loan Bank stock         622,400     571,900     545,100     534,700
Deferred federal income tax            ---         ---        54,179     102,206
Other assets                         112,511      70,908      65,557     126,927
                                 ----------- ----------- ----------- -----------
    Total assets                  78,976,445  76,134,256  72,330,380  72,884,920
                                 =========== =========== =========== ===========

LIABILITIES
Deposits                          70,305,950  68,366,861  65,167,945  66,539,765
Accrued federal income tax           309,684     241,763     112,844     116,806
Other accrued expenses
   and liabilities                    ---          ---       109,568      63,084
                                 ----------- ----------- ----------- -----------
                                  70,615,634  68,608,624  65,390,357  66,719,655
MEMBERS' EQUITY
  Retained earnings,
    substantially restricted       8,360,811   7,525,632   6,940,023   6,165,265
                                 ----------- ----------- ----------- -----------
    Total liabilities and equity $78,976,445 $76,134,256 $72,330,380 $72,884,920
                                 =========== =========== =========== ===========


         Source:   Peoples  Federal  Savings  and  Loan  Association's   audited
financial statements

                                    EXHIBIT 3


                  PEOPLES FEDERAL SAVINGS AND LOAN ASSOCIATION
                                  SIDNEY, OHIO

                        Consolidated Statements of Income
            For the four months ended October 31, 1995 and 1996, and
                         For the year endedJune 30, 1996


                                              For the four months     Year ended
                                               ended October 31,       June 30,
                                               1996        1995          1996
                                            ----------  ----------    ----------
                                                  (Unaudited)
Interest income:
   Interest and fees on loans               $2,166,958  $1,991,456    $6,048,141
   Interest on investments                      43,613      51,052       150,483
   Interest on interest-bearing
     deposits and overnight deposits            36,607      66,430       269,849
   Dividends on Federal
     Home Loan Bank stock                       15,659      14,706        44,781
                                            ----------  ----------    ----------
     Total interest income                   2,262,837   2,123,644     6,513,254

Interest expense:
   Interest on deposits                      1,278,401   1,181,418     3,706,608
   Interest on other borrowings                 33,221       ---           ---
                                            ----------  ----------    ----------
     Total interest expense                  1,311,622   1,181,418     3,706,608
                                            ----------  ----------    ----------

     Net interest income                       951,215     942,226     2,806,646

Provision for loan losses                       20,589       8,477        68,447
                                            ----------  ----------    ----------
     Net interest income after
        provision for loan losses              930,626     933,749     2,738,199

Noninterest income
   Service fees and other charges               20,710      16,324        57,473

Noninterest expense
   Compensation and benefits                   222,400     216,735       665,728
   Occupancy and equipment                      47,136      39,817       123,922
   Computer processing expense                  47,141      47,150       138,926
   FDIC deposit insurance premiums             514,654      53,273       165,917
   State franchise taxes                        42,302      37,846       120,222
   Other                                       115,000      94,646       288,720
                                            ----------  ----------    ----------
     Total noninterest expense                 988,633     489,467     1,503,435

     Income (loss) before income taxes
       and accounting change                   (37,297)    460,606     1,292,237

     Provision for income taxes                (12,681)    156,606       440,511
                                            ----------  ----------    ----------

     Income (loss) before accounting change    (24,616)    304,000       851,726

     Cumulative effect of change
       in accounting for income taxes             ---        ---          ---

     Net income (loss)                      $  (24,616)  $ 304,000    $  851,726
                                            ==========   =========    ==========



         Source: Peoples Federal Savings and Loan Association's audited and unaudited financial statements

                                    EXHIBIT 4

                  PEOPLES FEDERAL SAVINGS AND LOAN ASSOCIATION
                                  SIDNEY, OHIO

                        Consolidated Statements of Income
                     Years ended June 30, 1992 through 1995

                                               Year ended June 30,
                                  ----------------------------------------------
                                     1995        1994        1993        1992
                                  ----------  ----------  ----------  ----------
Interest income:
   Interest and fees on loans     $5,404,797  $4,750,726  $4,948,263  $5,443,646
   Intrest and dividends
     on investments                  319,635     319,997     408,275     662,834
                                  ----------  ----------  ----------  ----------
     Total interest income         5,724,432   5,070,723   5,356,538   6,106,480
                                  ----------  ----------  ----------  ----------
Interest expense:
   Interest ond eposits (Net of
     penalties collected on early
     withdrawals:1995-$10,167;
     1994-$8,652; 1993-$4,480;
     1992-$5,568)                  2,968,012   2,636,990   2,897,573   4,081,495

     Total interest expense        2,968,012   2,636,990   2,897,573   4,081,495
                                   ---------  ----------  ----------  ----------

     Net interest income           2,756,420   2,433,733   2,458,965   2,024,985

Provision for loan losses             54,734      82,585      40,796      53,433
                                  ----------  ----------  ----------  ----------
     Net interest income after
       provision for loan losses   2,701,686   2,351,148   2,418,169   1,971,552

Noninterest income:
   Service fees and other charges     59,941      65,174      91,385      89,617
   Interest income from IRS              ---         ---      95,339      71,180
                                  ----------  ----------  ----------  ----------
     Total noninterest income         59,941      65,174     186,724     160,797
                                  ----------  ----------  ----------  ----------

Noninterest expense
   Compensation and benefits         675,126     632,155     580,803     551,867
   Occupancy and expenses            127,580     109,795     142,964     153,928
   Computer processing expense       143,495     140,515     138,762     144,792
   FDIC deposit insurance premiums 156,672 149,850 121,245 140,829 Interest expense on
     IRS settlement                      ---         ---         ---     383,465
   Other                             391,889     394,956     410,591     329,020
                                  ----------  ----------  ----------  ----------
     Total noninterest expenses    1,494,762   1,427,271   1,394,365   1,703,901
                                  ----------  ----------  ----------  ----------

     Income before income taxes
       and accounting change       1,266,865     989,051   1,210,528     428,448

Provision for income taxes           431,686     334,018     435,770     283,729
                                  ----------  ----------  ----------  ----------
     Income before accounting
       change                        835,179     655,033     774,758     144,719

Cumulative effect of change in
   accounting for income taxes           ---     (69,424)        ---         ---
                                  ----------  ----------  ----------  ----------

     Net income                   $  835,179  $  585,609  $  774,758  $  144,719
                                  ==========  ==========  ==========  ==========


         Source:   Peoples  Federal  Savings  and  Loan  Association's   audited
financial statements

                                    EXHIBIT 5






                  Selected Financial Condition Data At October
                   31, 1996, and at June 30, 1992 through 1996



                                    October 31,                          June 30,
                                   ------------  ------------------------------------------------------
                                      1996(1)       1996       1995        1994        1993       1992
                                   ------------  ------------------------------------------------------
                                                                (In thousands)
Selected Financial Condition Data:

Total assets                        $ 89,962     $ 86,882   $ 78,976    $ 76,134   $ 72,276    $ 72,885
Loans receivable, net(2)              83,721       78,233     71,933      66,610     62,867      57,848
Investment securities                  2,099        2,598      3,098       3,596      4,434       4,101
FHLMC stock                              679          667        622         572        545         535
Time deposits with other financial
  institutions                           100        1,100        ---         ---        ---         ---
Deposits                              79,879       77,318     70,306      68,367     65,168      66,540
Retained earnings --
  substantially restricted             9,188        9,212      8,361       7,526      6,940       6,165



(1) Financial information at October 31, 1996, is derived from unaudited financial data, but in the opinion of management, reflects all adjustments (consisting only of normal recurring adjustments) which are necessary to present fairly the results for such interim periods.

(2) Loans receivable are shown net of loans in process, net deferred loan origination fees and the allowance for loan losses.




Source:  Peoples-Sidney Financial Corp.'s prospectus

                                    EXHIBIT 6





                            Income and Expense Trends
            For the Fiscal Years Ended June 30, 1992 through 1996 and
               For the Four Months Ended October 31, 1995 and 1996





                                Four Months Ended                         Year Ended
                                   October 31,                             June 30,
                            ------------------------  ------------------------------------------------------
                                1996(1)     1995(1)     1996       1995        1994       1993        1992
                            ------------------------  ------------------------------------------------------
Selected Operations Data:                                    (In thousands)

Total interest income          $ 2,263     $ 2,123    $ 6,513    $ 5,725     $ 5,071    $ 5,357     $ 6,106
Total interest expense           1,312       1,181      3,706      2,968       2,637      2,898       4,081
                            ------------- ---------------------- ---------- ---------------------- -----------
    Net interest income            951         942      2,807      2,757       2,434      2,459       2,025
Provision for loan losses           20           8         68         55          83         41          53
                            ------------- ---------------------- ---------- ---------------------- -----------
Net interest income after
  provision for loan losses        931         934      2,739      2,702       2,351      2,418       1,972
Service fees and other charges      21          16         57         60          65         91          90
Other non-interest income(2)       ---         ---        ---         ---        ---         95          71
                            ------------- ---------------------- ---------- ---------------------- -----------
Total non-interest income           21          16         57         60          65        186         161
Total non-interest expense(2)      989         489      1,504      1,495       1,427      1,394       1,704
                            ------------- ---------------------- ---------- ---------------------- -----------
Income (loss) before taxes
  and accounting change            (37)        461      1,292      1,267         989      1,210         429
Provision for income taxes          12         157        440        432         334        435         284
Cumulative effect of change in
  accounting for income taxes      ---         ---        ---         ---        (69)       ---         ---
                            ------------- ---------------------- ---------- ---------------------- -----------
    Net income (loss)        $     (25)   $    304   $    852   $    835    $    586   $    775    $    145
                            ============= ====================== ========== ====================== ===========



(1) Financial information for the four month periods ended October 31, 1996 and 1995 is derived from unaudited financial data, but in the opinion of management, reflects all adjustments (consisting only of normal recurring adjustments) which are necessary to present fairly the results for such interim periods.

(2) During 1992, the Association lost an appeal with the Internal Revenue Service regarding adjustments to its federal income taxes for the calendar years 1973 through 1980. Net federal income taxes, interest expense and interest income associated with these adjustments amounted to $117,000, $383,000 and $71,000, respectively, and have been included in the Statement of Income for the year ended June 30, 1992. The Association overestimated the interest associated with the Internal Revenue Service federal income tax adjustments for the years noted. As a result, the Association received a refund of interest of $95,000 which was included in noninterest income for the year ended June 30, 1993.



Source:  Peoples-Sidney Financial Corp.'s prospectus

                                         EXHIBIT 7


                                 Normalized Earnings Trend
                     For the Twelve Months Ended October 31, 1996, and
                  For the Fiscal Years Ended June 30, 1994, 1995 and 1996


                                       Twelve
                                       months
                                        Ended                 Fiscal years ended
                                       October                     June 30,
                                          31,       -----------------------------------
                                         1996           1996        1995         1994
                                     ----------     ---------- ----------- ------------
                                                  (Dollars In Thousands)

Net income after taxes              $     523       $    852   $     835   $      586

Net income before taxes but after
   effect of accounting adjustments       794          1,292       1,267          920

Income adjustments                        ---            ---         ---          ---

Expense adjustments
     Effect of change in accounting       ---            ---         ---          (69)
     SAIF assessment                     (456)           ---         ---          ---


Normalized earnings before taxes        1,250          1,292       1,267          989

Taxes                                     425(1)         441         432          334
                                   ------------     ---------- ----------- ------------

Normalized earnings after taxes$          825       $    851   $     835   $      655
                                   ============     ========== =========== ============



(1) Based on tax rate of 34.00 percent


Source: Peoples Federal Savings and Loan Association's audited and unaudited financial statements

                                    EXHIBIT 8


                             Performance Indicators
               For The Four Months Ended October 31, 1995 and 1996
              For the Fiscal Years Ended June 30, 1992 through 1996


                                          Four Months Ended
                                              October 31,                     Years ended June 30,
                                         --------------------  ----------------------------------------------------
                                          1996(1)    1995(1)     1996       1995       1994       1993       1992
                                         --------------------  ----------------------------------------------------
Selected Financial Ratios and Other Data:

Performance Ratios:

Return on assets (ratio of net
  income to average total assets)        (0.09)%      1.12%      1.01%      1.07%      0.79%      1.07%      0.20%
Return on retained earnings (ratio
  of net income to average equity)       (0.80)%     10.72%      9.70%     10.55%      8.10%     11.84%      2.60%

Interest rate spread information(2):
     Average during period                 2.90%      3.13%      2.97%      3.30%      3.05%      3.19%      2.50%
     End of period                         2.66%      2.77%      2.74%      3.08%      2.99%      3.12%      2.40%
     Net interest margin(3)                3.32%      3.55%      3.41%      3.66%      3.35%      3.49%      2.88%
     Ratio of operating expense
       to average total assets             3.37%      1.80%      1.78%      1.93%      1.91%      1.92%      2.37%
     Ratio of average interest-
       earning assets to average
       interest-bearing liabilities      109.00%    110.00%    110.00%    109.00%    108.00%    107.00%    107.00%

Quality Ratios:
     Non-performing assets to total
       assets at end of period(4)          1.28%      1.36%      1.41%      1.80%      2.10%      3.26%      3.09%
     Allowance for loan losses to
       non-performing loans               28.27%     22.50%     25.14%     17.70%     12.98%      5.79%      4.18%
     Allowance for loan losses to
       gross loans receivable(5)           0.37%      0.35%      0.37%      0.33%      0.29%      0.19%      0.16%

Capital Ratios:
     Retained earnings to total
       assets at end of period            10.21%     10.27%     10.60%     10.59%      9.88%      9.60%      8.46%
     Average retained earnings to
       average assets                     10.49%     10.45%     10.43%     10.24%      9.70%      9.03%      7.74%


Source:  Peoples-Sidney Financial Corp.'s Prospectus

                                    EXHIBIT 8
                                   (continued)

                             Performance Indicators
               For The Four Months Ended October 31, 1995 and 1996
              For the Fiscal Years Ended June 30, 1992 through 1996




(1) Financial information at October 31, 1996, and for the four month periods ended October 31, 1996 and 1995, is derived from unaudited financial data, but in the opinion of management, reflects all adjustments (consisting only of normal recurring adjustments) which are necessary to present fairly the results for such interim periods. Ratio data for the four month periods ended October 31, 1996 and 1995 are not necessarily indicative of the results that may be expected for the year ending June 30, 1997.

(2) The average interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted averaged cost of interest-bearing liabilities.

(3) The net interest margin represents net interest income as a percent of average interest-earning assets.

(4) Non-performing assets consist of non-performing loans and foreclosed assets. Non-performing loans consist of all loans 90 days or more past due and still accruing all other non-accrual loans. (5) Gross loans receivable are stated at unpaid principal balances.


Source:  Peoples-Sidney Financial Corp.'s Prospectus

                                    EXHIBIT 9


                              Volume/Rate Analysis
               For the Four Months Ended October 31, 1996 and 1995
                For the Fiscal Years Ended June 30, 1996 and 1995


                                          Nine Months Ended
                                             October 31,                          Year ended June 30,
                                  ---------------------------- --------------------------------------------------------------
                                           1995 vs. 1996                  1995 vs. 1996                 1994 vs. 1995
                                  ---------------------------- ------------------------------- ------------------------------
                                      Increase                        Increase                       Increase
                                     (Decrease)                      (Decrease)                     (Decrease)
                                       Due to        Total             Due to         Total           Due to         Total
                                  ----------------  Increase   -------------------  Increase   ------------------  Increase
                                   Volume    Rate  (Decrease)    Volume      Rate  (Decrease)    Volume     Rate  (Decrease)
                                   ------    ----  ----------    ------      ----  ----------    ------     ----  ----------
                                                                             (In thousands)
Interest-earning assets:
  Loans receivable                $  228   $ (53)   $  175     $   371   $   273   $   644      $  345   $  308   $  653
  Interest-earning deposits          (34)      4       (30)        142         7       149         (58)      66        8
  Investment securities               (5)     (2)       (7)        (15)        4       (11)        (16)      (3)     (19)
  FHLB stock                           1       1         2           3         4         7           2        9       11
                                  -------- -------- --------- --------- --------- --------- ----------- -------- --------
    Total interest-earning
      assets                      $  190   $ (50)   $  140     $   501   $   288   $   789      $  273   $  380   $  653
                                  ======== ======== --------- ========= ========= --------- =========== ======== --------

Interest bearing liabilities:
  Savings deposits                 $  (3)  $  (1)   $   (4)     $  (31)   $   (8)   $  (39)      $ (26)   $  --   $  (26)
  Demand and NOW deposits             (3)      1        (2)         (6)       (4)      (10)         (9)        2      (7)
  Borrowings                          33      --        33          --        --        --          --       --       --
  Certificate accounts                95       9       104         393       394       787         151      213      364
                                  -------- -------- ---------- --------- --------- --------- ---------- -------- --------
    Total interest-bearing
      liabilities                 $  122   $   9    $  131     $   356   $   382   $   738      $  116   $  215   $  331
                                  ======== ======== ---------- ========= ========= --------- ========== ======== --------

Net interest income                                 $    9                         $    51                        $  322
                                                    ==========                     =========                      =======


Source:  Peoples-Sidney Financial Corp.'s prospectus

                                   EXHIBIT 10


                              Yield and Cost Trends
                            At October 31, 1996 and,
              For the Four Months Ended October 31, 1996 and 1995,
            and For the Fiscal Years Ended June 30, 1994 through 1996



                                                 Four Months Ended
                                      At             October 31,            Year ended June 30,
                                  October 31,  --------------------- --------------------------------
                                     1996        1996(3)    1995(3)    1996       1995       1994
                                  ----------   ---------- ---------- ---------  ---------- ----------
                                   Average      Average    Average    Average    Average    Average
                                     Rate         Rate       Rate      Rate        Rate       Rate
                                  ----------   ---------- ---------- ---------  ---------- ----------

Interest-earning assets:
  Loans receivable(1)                7.92%        8.04%     8.25%      8.17%      7.78%      7.32%
  Interest-bearing deposits          5.45%        5.70%     5.32%      5.57%      5.28%      2.92%
  Investment securities(2)           5.59%        5.24%     5.47%      5.45%      5.33%      5.43%
  FHLB stock                         7.04%        7.14%     6.72%      7.03%      6.43%      4.86%
                                  ---------    ---------- ---------- ---------  ---------- ----------

     Total interest-earning assets   7.83%        7.90%     8.01%      7.91%      7.60%      6.98%

Interest-bearing liabilities:
  Savings deposits                   3.05%        3.05%     3.08%      3.05%      3.09%      3.09%
  Demand and NOW deposits            2.42%        2.38%     2.34%      2.36%      2.45%      2.41%
  Certificate accounts               6.00%        5.83%     5.79%      5.84%      5.02%      4.53%
  Borrowings                           --         5.68%       --         --         --         --
                                  --------   ---------- ---------- ---------  ---------- ----------

     Total interest-bearing
       liabilities                   5.17%        5.00%     4.88%      4.94%      4.30%      3.93%

Net interest rate spread(3)          2.66%        2.90%     3.13%      2.97%      3.30%      3.05%

Net interest margin(4)                ---         3.32%     3.55%      3.41%      3.66%      3.35%



(1) Amount is net of loans in process, net deferred loan origination fees and allowance for loan losses and includes non-performing loans.

(2)  Includes unamortized discounts and premiums.

(3) Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

(4) Net interest margin represents net interest income divided by average interest-earning assets.


Source:  Peoples-Sidney Financial Corp.'s prospectus

                                   EXHIBIT 11


             Interest Rate Sensitivity of Net Portfolio Value (NPV)
                              At September 30, 1996





                                                                Target Limit
                                                                    Under
                      Net Portfolio Value                      Asset/Liability
   Change      ------------------------------------------        Management
   in Rates          $ Amount      $ Change    % Change            Policy
------------   ------------------------------------------     ----------------
                          (Dollars in thousands)

     +400            $ 5,888      $ (2,919)     (33.1)%             (75)%
     +300              6,904        (1,903)     (21.6)              (45)
     +200              7,900          (907)     (10.3)              (20)
     +100              8,638          (169       (1.9)              (10)
    Static             8,807             0        0.0                 0
    (100)              8,668          (138)      (1.6)              (10)
    (200)              8,092          (715)      (8.1)              (20)
    (300)              7,624        (1,182)     (13.4)              (45)
    (400)              7,632        (1,175)     (13.3)              (75)





Source:  Peoples-Sidney Financial Corp.'s prospectus

                                   EXHIBIT 12


                           Loan Portfolio Composition
             At October 31, 1996, and at June 30, 1992 through 1996


                       At October 31,                                       At June 30,
                    -------------------- ----------------------------------------------------------------------------------
                            1996                 1996                1995                 1994                1993
                    -------------------- ---------------------------------------- -----------------------------------------
                       Amount  Percent     Amount   Percent     Amount  Percent     Amount   Percent    Amount   Percent
                    -------------------- ---------------------------------------- -----------------------------------------
                                                                      (Dollars in thousands)
Real Estate Loans:
One- to four-family  $ 68,969   78.38%   $ 65,448    79.60%   $ 59,181   78.95%   $ 53,531    77.64%  $ 51,547    78.72%
Construction or
  development           9,121   10.37%      7,091     8.63%      6,639    8.86%      6,254     9.07%     5,185     7.92%
Commercial              5,490    6.24%      5,302     6.45%      5,750    7.67%      6,080     8.82%     5,595     8.54%
Multi-family              456    0.52%        485     0.59%        335    0.45%        579     0.84%       624     0.95%
Land                    1,357    1.54%      1,342     1.63%        909    1.21%        805     1.16%       810     1.24%
                    ------------------- ---------------------------------------- ------------------------------------------
Total real estate
  loans                85,393   97.05%     79,668    96.90%     72,814   97.14%     67,249    97.53%    63,761    97.37%
                    ------------------- ---------------------------------------- ------------------------------------------

Other Loans:
Consumer loans:         1,272    1.44%      1,274     1.55%      1,042    1.39%        706     1.02%       689     1.05%
  Automobile              226    0.26%        167     0.20%        262    0.35%        190     0.28%       188     0.29%
  Deposit account         254    0.29%        183     0.22%         43    0.05%                 --      --          --
  Home equity --          803    0.91%        844     1.03%        778    1.04%        749     1.09%       764     1.17%
  Other              ------------------ ---------------------------------------- ------------------------------------------
    Total consumer
      loans             2,555    2.90%      2,468     3.00%      2,125    2.83%      1,645     2.39%     1,641     2.51%
                     ------------------ ---------------------------------------- ------------------------------------------

Commercial loans           41    0.05%         81     0.10%         22    0.03%         55     0.08%        79     0.12%
                     ------------------ ---------------------------------------- ------------------------------------------

  Total loans          87,989  100.00%     82,217   100.00%     74,961  100.00%     68,949   100.00%    65,481   100.00%
                              =========           ==========           =========           ==========          ==========

Less:
Loans in process       (3,773)             (3,508)              (2,579)             (1,929)             (2,213)
Deferred fees and
  discounts              (169)               (169)                (198)               (212)               (278)
Allowance for losses     (326)               (307)                (251)               (198)               (123)
                     ---------          ----------          -----------          ----------          ----------
  Total loans
    receivable, net  $ 83,721            $ 78,233             $ 71,933            $ 66,610            $ 62,867
                     =========          ==========          ===========          ==========          ==========


                           Loan Portfolio Composition
             At October 31, 1996, and at June 30, 1992 through 1996


                            At June 30,
                       ---------------------
                                1992
                       ---------------------
                           Amount   Percent
                       ---------------------

Real Estate Loans:
One- to four-family       $ 46,079   76.97%
Construction or
  development                4,498    7.51%
Commercial                   5,726    9.56%
Multi-family                   855    1.43%
Land                           805    1.35%
                        --------------------
Total real estate
  loans                     57,963   96.82%
                        --------------------

Other Loans:
Consumer loans:                835    1.39%
  Automobile                   292    0.49%
  Deposit account          --          --
  Home equity --               683    1.14%
  Other                 --------------------
    Total consumer
      loans                  1,810    3.02%
                        --------------------

Commercial loans                93    0.16%
                        --------------------

  Total loans               59,866  100.00%
                                   =========

Less:
Loans in process            (1,575)
Deferred fees and
  discounts                   (349)
Allowance for losse    s       (94)
                        -----------
  Total loans
    receivable, net       $ 57,848
                        ===========


Source:  Peoples-Sidney Financial Corp.'s prospectus

                                   EXHIBIT 13

                             Loan Maturity Schedule
                               At October 31, 1996



                                              Real Estate
                          ----------------------------------------------
                          One- to four-Family and
                              Construction or          Multi-family,
                                Development         Commercial and Land      Consumer       Commercial Business        Total
                          ----------------------------------------------------------------------------------------------------------
                                        Weighted             Weighted            Weighted             Weighted             Weighted
                                         Average              Average             Average              Average              Average
                               Amount      Rate      Amount     Rate       Amount   Rate     Amount      Rate     Amount      Rate
                          ----------------------------------------------------------------------------------------------------------
                                                     (Dollars in Thousands)

1 year or less(1)            $ 22,834      7.74%   $ 4,693      7.96%    $   819    9.89%     $ 30      12.50%  $ 28,376      7.84%
Over 1 year - 3 years          18,623      7.88      1,055      7.94         806    9.79        11       9.49     20,495      7.96
Over 3 years - 5 years         15,191      7.73        894      7.86         883    9.66       ---        ---     16,968      7.84
Over 5 years - 10 years         3,386      8.45        286      8.56          47   10.34       ---        ---      3,719      8.48
Over 10 years - 20 years       17,414      7.92        375      8.47         ---     ---       ---        ---     17,789      7.93
Over 20 years                     642      8.09        ---       ---         ---     ---       ---        ---        642      8.09
                          ----------------------------------------------------------------------------------------------------------
     Total                   $ 78,090      7.85%   $ 7,303    7.99%      $ 2,555    9.79%     $ 41      11.69%  $ 87,989      7.92%
                          ==========================================================================================================


--------------------------------------------

(1)  Includes demand loans, loans having no stated maturity and overdraft loans.



Source:  Peoples-Sidney Financial Corp.'s prospectus.

                                 EXHIBIT 14

                             Loan Originations
              For The Four Months Ended October 31, 1996, and
               For the Years Ended June 30, 1994 through 1996



                              For the four
                              months ended    For the years ended June 30,
                               October 31,  -------------------------------
                                  1996      1996       1995        1994
                                  ----      ----       ----        ----
                                             (In thousands)

Originations by type:
Adjustable rate:
  Real estate:
    One- to four-family     $    6,648   $ 15,044   $ 13,961     $ 15,175
    Commercial                   1,030      1,366        747        1,391
    Multi-family                    --        180         --          265
  Non-real estate:
    Consumer                        --         --         --           --
    Commercial business             --         --         --           --
                            ------------- ---------- ----------  -----------

  Total adjustable-rate          7,678     16,590     14,708       16,831

Fixed rate:
  Real estate:
    One- to four-family          3,532      9,458      2,964        3,958
    Commercial                     201        121         25           77
    Multi-family                    --         --         --           --
  Non-real estate:
    Consumer                       802      2,087      1,855        1,245
    Commercial business             --         87         79          135
                            ------------- ---------- ----------  -----------
  Total fixed-rate               4,535     11,753      4,923        5,415
                            ------------- ---------- ----------  -----------
    Total loans originated      12,213     28,343     19,631       22,246
                            ------------- ---------- ----------  -----------

  Principal repayments          (6,599)   (21,939)   (14,115)     (18,112)
                            ------------- ---------- ----------  -----------
    Total reductions            (6,599)   (21,939)   (14,115)     (18,112)

Increase (decrease)                (63)       (52)      (149)        (269)
  in other items, net(1)    ------------- ---------- ----------  -----------
    Net increase (decrease)   $  5,551   $  6,352   $  5,367    $    3,865
                            ============= ========== ==========  ===========


-----------------------------

(1) Includes provision for loan losses, net deferred loan origination fees and transfers to foreclosed assets.




Source:  Peoples-Sidney Financial Corp.'s prospectus

                                   EXHIBIT 15


                                Delinquent Loans
                               At October 31, 1996



                                               Loans Delinquent For:
                         -----------------------------------------------------------------
                                    60-89 Days                    90 Days and Over             Total Delinquent Loans
                         -------------------------------- -------------------------------- -------------------------------
                                                 Percent                          Percent                         Percent
                                                 of Loan                          of Loan                         of Loan
                             Number     Amount   Category     Number     Amount   Category    Number    Amount    Category
                         ---------- ---------- ---------- ---------- ---------- ---------- --------- ---------- ----------
                                                              (Dollars in thousands)

Real Estate:
  One- to Four-family           14      $ 599      0.87%         29   $    778      1.13%        43    $ 1,377      2.00%
  Multi-family                   -          -         -           -          -         -          -          -         -
  Commercial                     -          -         -           5        304      5.54%         5        304      5.54%
  Land                                      -         -           1         49      3.61%         1         49      3.61%
  Construction or development    1         33      0.36%          -          -         -          1         33      0.36%

Consumer                         7         29      1.14%          7         22      0.86%        14         51      2.00%
Commercial business              -          -         -           -          -         -          -          -         -
                         ---------- ----------             ---------- ----------           ---------- ---------- ----------

         Total                  22      $ 661      0.75%         42    $ 1,153      1.31%        64    $ 1,814      2.06%
                         ========== ==========             ========== ==========           ========== ==========




Source:  Peoples-Sidney Financial Corp.'s prospectus

                                   EXHIBIT 16


                              Nonperforming Assets
          At September 30, 1996, and at December 31, 1995 through 1993


                                   October 31,                 June 30,
                                   ---------- --------------------------------------------
                                      1996      1996     1995      1994     1993     1992
                                      ----      ----     ----      ----     ----     ----
                                                    (Dollars in thousands)
Non-accruing loans:
  One- to four-family              $   620   $   564  $   494   $   711  $   664  $   753
  Multi-family                          --        --       --        --       --       --
  Commercial real estate               211       211       --        17       18       47
  Land                                  49        51      214       192       --       --
  Construction or development           --        --       --        --       --       --
  Consumer                              --        --       --        --       --       --
  Commercial business                   --        --       --        --       --       --
                                   --------   ------- -------- --------- -------- --------
    Total                              880       826      708       920      682      800

Accruing loans delinquent
  more than 90 days:
  One- to four-family                  158       326      604       564    1,337    1,221
  Multi-family                          --        --       --        --       --       --
  Commercial real estate                93        58       86        35      105      218
  Land                                  --        --       --        --       --       --
  Construction or development           --        --       --        --       --       --
  Consumer                              22        11       20         7       --       12
  Commercial business                   --        --       --        --       17       --
                                   --------   -------   ------   -------  -------  ------
      Total                            273       395      710       606    1,459    1,451
                                   --------   -------   ------   -------  -------  ------

Foreclosed assets:
  One- to four-family                   --        --       --        --       --       --
  Multi-family                          --        --       --        74       --       --
  Commercial real estate                --        --       --        --      218       --
  Land                                  --        --       --        --       --       --
  Construction or development           --        --       --        --       --       --
  Consumer                              --        --       --        --       --       --
  Commercial business                   --        --       --        --       --       --
                                   -------- --------- -------- --------- -------- --------
      Total                             --        --       --        74      218       --
                                   -------- --------- -------- --------- -------- --------

Total non-performing assets        $ 1,153   $ 1,221  $ 1,418  $  1,600  $ 2,359  $ 2,251
                                   ======== ========= ======== ========= ======== ========

Total as a percentage
  of total assets                    1.28%     1.41%    1.80%     2.10%    3.26%    3.09%
                                   ======== ========= ======== ========= ======== ========





Source:  Peoples-Sidney Financial Corp.'s prospectus

                                   EXHIBIT 17


                                Classified Assets
                               At October 31, 1996

                             (Dollars in thousands)




Classified Assets:
  Substandard                      $      895
  Doubtful                                  -
  Loss                                      7
                                 ------------
    Total classified assets        $      902
                                 ============

    General valuation allowance    $      320
                                 ============

    Specific valuation allowance   $        -
                                 ============





Source:  Peoples-Sidney Financial Corp.'s prospectus

                                   EXHIBIT 18

                            Allowance for Loan Losses
                 For the Four Months Ended October 31, 1996, and
              For the Fiscal Years Ended June 30, 1992 through 1996


                                        Four Months
                                           Ended
                                        October 31,                         Year Ended June 30,
                                       -------------- ----------------------------------------------------------------
                                             1996           1996         1995         1994         1993         1992
                                       -------------- ------------ ------------ --------------------------------------
                                                                           (Dollars in thousands)

Balance at beginning of period          $      307     $      251    $     198   $      123   $       94     $     54
Charge-offs
  One- to four-family                            2              9          ---            1          ---            3
  Multi-family                                 ---            ---          ---          ---          ---          ---
  Commercial real estate                       ---            ---          ---          ---          ---          ---
  Construction or development                  ---            ---          ---          ---          ---          ---
  Consumer                                       3              6            4           14           18           14
  Commercial business                          ---            ---          ---          ---          ---          ---
                                       ------------   ------------ ------------ ------------ ------------ ------------
                                                 5             15            4           15           18           17
                                       ------------   ------------ ------------ ------------ ------------ ------------
Recoveries:
  One- to four-family                          ---              1          ---          ---          ---          ---
  Multi-family                                 ---            ---          ---          ---          ---          ---
  Commercial real estate                       ---            ---          ---          ---          ---          ---
  Construction or development                  ---            ---          ---          ---          ---          ---
  Consumer                                       4              2            2            7            6            4
  Commercial business                          ---            ---          ---          ---          ---          ---
                                       ------------   ------------ ------------ ------------ ------------ ------------
                                                 4              3            2            7            6            4
                                       ------------   ------------ ------------ ------------ ------------ ------------

Net charge-offs                                  1             12            2            8           12           13
Additions charged to operations                 20             68           55           83           41           53
                                       ------------   ------------ ------------ ------------ ------------ ------------
Balance at end of period                $      326     $      307   $      251   $      198  $       123    $      94
                                       ============   ============ ============ ============ ============ ============

Ratio of net charge-offs during the
  period to average loans outstanding(1)
  during the period.                          0.00%          0.02%        0.00%        0.01%        0.02%        0.02%
                                       ============   ============ ============ ============ ============ ============

Ratio of net charge-offs during the
  period to non-performing assets at
  the end of the period.                      0.09%          0.98%        0.14%        0.50%        0.47%        0.58%
                                       ============   ============ ============ ============ ============ ============


(1) Calculated net of deferred loan fees, loan discounts, loans in process, and loss reserves.

Source:  Peoples-Sidney Financial Corp.'s prospectus

                                   EXHIBIT 19


                        Investment Portfolio Composition
                            At October 31, 1996, and
                          At June 30, 1994 through 1996


                                 At October 31,                            At June 30,
                              -------------------  ---------------------------------------------------------
                                     1996                 1996               1995               1994
                              -------------------  ---------------------------------------------------------
                                 Book      % of       Book     % of      Book     % of      Book     % of
                                 Value     Total      Value    Total     Value    Total     Value    Total
                              --------- ---------  ---------------------------------------------------------
                                                          (Dollars in thousands)

Investment securities:
   U.S. government securities $    ---      ---     $   ---      ---   $   498   13.39%  $    496   11.90%
   Federal agency obligations    2,099    72.93%      2,598    59.52%    2,600   69.89%     3,100   74.38%
   Time deposits                   100     3.48%      1,100    25.20%      ---     ---        ---     ---
                             ---------- ---------  --------- --------- -------- --------- -------- ---------
        Subtotal                 2,199    76.41%      3,698    84.72%    3,098    83.28%    3,596    86.28%
FHLB stock                         679    23.59%        667    15.28%      622    16.72%      572   100.00%
                             ---------- ---------  --------- --------- -------- --------- -------- ---------
        Total investment
          securities and
          FHLB stock          $  2,878   100.00%    $ 4,365    100.0%  $ 3,720    100.0%  $ 4,168
                             ==========            =========          =========          =========
Average remaining life of
   investment securities
   and time deposits          1.52 yrs.            1.21 yrs.          1.89 yrs.          1.91 yrs.


Other interest-earning assets:
   Interest-bearing deposits
     with banks                 $1,181   100.00%    $ 1,355    57.54%  $   655   56.71%  $ 1,171    36.93%
   Overnight deposits              ---      ---       1,000    42.46%      500   43.29%    2,000    63.07%
                             ---------- ---------  --------- -------- --------- -------- --------- --------
          Total               $  1,181   100.00%    $ 2,355   100.00%  $ 1,155  100.00%  $ 3,171   100.00%
                             ==========            =========          =========          =========



Source:  Peoples-Sidney Financial Corp.'s Prospectus

                                   EXHIBIT 20


                                 Mix of Deposits
             At October 31, 1996, and at June 30, 1994 through 1996



                                      October 31,                                            June 30,
                                   ------------------      ----------------------------------------------------------------------
                                         1996                     1996                      1995                      1994
                                   ------------------      -------------------       ------------------       -------------------
                                              Percent                  Percent                  Percent                   Percent
                                   Amount    of Total      Amount     of Total       Amount    of Total       Amount     of Total
                                   ------    --------      ------     --------       ------    --------       ------     --------
                                                                                      (Dollars in thousands)
Transaction and Savings Deposits
  Non-interest bearing demand   $     142       0.18%   $     118        0.15%       $  158       0.22%        $  94        0.14%
  Savings accounts                 16,950      21.16%      19,039       24.60%       18,439      26.19%       20,791       30.38%
  NOW Accounts                      3,256       4.07%       3,184        4.11%        3,257       4.63%        3,026        4.42%
  Money Market Accounts             1,053       1.31%       1,236        1.60%        1,455       2.07%        1,889        2.76%
                                ---------- ----------- ----------- ------------ ------------ ----------- ------------ ------------

Total  Non-Certificates         $  21,401      26.72%   $  23,577       30.46%    $  23,309      33.11%    $  25,800       37.70%


Certificates:
  0.00 - 1.99%                        ---         ---         ---         ---           ---         ---          ---         ---
  2.00 - 3.99%                          2         ---           2         ---            35       0.05%        8,057       11.77%
  4.00 - 5.99%                     28,681      35.81%      32,233       41.64%       31,129      44.22%       33,781       49.36%
  6.00 - 7.99%                     29,795      37.20%      21,506       27.79%       15,775      22.41%          314        0.46%
  8.00 - 9.99%                        ---         ---         ---         ---            58       0.08%          415        0.61%
  10.00% and over                     ---         ---         ---         ---           ---         ---          ---         ---
                                ---------- ----------- ----------- ------------ ------------ ----------- ------------ ------------

Total Certificates                     58      73.02%   $  53,741       69.43%       46,997      66.76%       42,567       62.20%
                                ---------- ----------- ----------- ------------ ------------ ----------- ------------ ------------
Accrued Interest                      211       0.26%       $  82        0.12%           92       0.13%           74        0.10%
                                ---------- ----------- ----------- ------------ ------------ ----------- ------------ ------------
Total Deposits                  $  80,090     100.00%     $77,400      100.00%      $70,398     100.00%      $68,441      100.00%
                                ==========             ===========             =============             ============



Source:  Peoples-Sidney Financial Corp's Prospectus

                                   EXHIBIT 21


                                Deposit Activity
                 For the Four Months Ended October 31, 1996, and
                 For the Years Ended June 30, 1994 through 1996


                                     Four Months
                                   Ended October 31,               Year ended June 30,
                                   ---------------    -----------------------------------------------
                                         1996              1996            1995            1994
                                   ---------------    --------------- --------------- ---------------
                                                              (Dollars in thousands)

Opening balance                      $     77,318      $      70,306   $      68,367   $      65,168
Deposits                                   29,506             70,928          63,924          63,469
Withdrawals                                27,878             66,928          64,399          62,427
Interest credited                             933              3,012           2,414           2,157
                                   ---------------    --------------- --------------- ---------------

Ending balance                       $     79,879      $      77,318   $      70,306   $      68,367
                                   ===============    =============== =============== ===============

Net increase (decrease)              $      2,561      $       7,012   $       1,939   $       3,199
                                   ===============    =============== =============== ===============

Percent increase (decrease)                 3.31%              9.97%           2.84%           4.91%
                                   ===============    =============== =============== ===============




Source: Peoples-Sidney Financial Corp.'s prospectus

                                   EXHIBIT 22

                             Borrowed Funds Activity
                 For the Four Months Ended October 31, 1996 and
                For The Years Ended June 30, 1994, 1995 and 1996



                                    Four
                                   Months
                                    Ended                   Year Ended
                                   October                    June 30,
                                     31,     ------------------------------------
                                    1996           1996         1995         1994
                                    ----           ----         ----         ----
                                                 (Dollars in thousands)

Maximum Balance:

  FHLB Advances                  $  3,500      $    ---     $    ---     $    ---

Average Balance:

  FHLB Advances                  $  1,744      $    ---     $    ---     $    ---
  Weighted Average Rate             5.68%           ---%         ---%         ---%



Source:  Peoples-Sidney Financial Corp's Prospectus

                                               EXHIBIT 23

                         OFFICE OF PEOPLES FEDERAL SAVINGS AND LOAN ASSOCIATION
                                              SIDNEY, OHIO




                                                                                          Net Book
                                                                        Owned             Value at
                                                    Year                 or              October 31,
               Location                            Opened              Leased               1996
----------------------------------------       --------------      --------------      --------------
                                                                                            (000)
Main Office:

101 East Court Street                               1963                Owned               $ 257
Sidney, Ohio 46321-1516


Drive-In:

232 S. Ohio Avenue                                   ---                Owned               $ 192
Sidney, Ohio 46321-1516





Source:  Peoples-Sidney Financial Corp.'s prospectus

                                   EXHIBIT 24

                       LIST OF KEY OFFICERS AND DIRECTORS
                               At October 31, 1996



                                                                                                 Director          Term
            Name                        Position(s) Held with the Bank             Age (1)        Since          Expires
----------------------------- ------------------------------------------------ -------------- --------------- --------------

Douglas Stewart                President, Chief Executive Officer and Director       47            1979            1999
Richard T. Martin              Chairman of the Board                                 56            1987            1999
Robert W. Bertsch              Director                                              71            1982            1997
Harry N. Faulkner              Director                                              55            1979            1999
George R. Hoellrich            Director                                              79            1963            1998
James W. Kerber                Director                                              66            1990            1997
John W. Sargent                Director                                              66            1987            1998
David R. Fogt                  Vice President-Operations                             45              --              --
Gary N. Fulenkamp              Vice President-Lending                                48              --              --
Debra A. Guey                  Treasurer                                             38              --              --

(1) At October 31, 1996



Source:  Peoples-Sidney Financial Corp.'s Prospectus

                                   EXHIBIT 25


                         Key Demographic Data and Trends
                    Shelby County, Ohio and the United States
                               1990, 1996 and 2001



                                    1990              1996          % Change          2001           % Change
                               -------------------------------------------------------------------------------
Population
Shelby County                       44,915            47,482           5.7%           49,534           4.3%
Ohio                            10,847,115        11,151,720           2.8%       11,457,175           2.7%
United States                  248,718,291       262,755,270           5.6%      277,083,635           5.5%


Households
Shelby County                       15,626            16,580           6.1%           17,324           4.5%
Ohio                             4,087,546         4,198,418           2.7%        4,311,607           2.7%
United States                   91,947,410        97,069,804           5.6%      102,201,641           5.3%


Per Capita Income
Shelby County                     $ 11,082          $ 16,020          44.6%             --              --
Ohio                                12,788            15,376          20.2%             --              --
United States                       12,313            16,738          35.9%             --              --


Median Household Income
Shelby County                     $ 29,118          $ 37,798          29.8%         $ 37,801           0.0%
Ohio                                29,276            32,102           9.7%           29,751         (7.3)%
United States                       28,255            34,530          22.2%           33,189         (3.9)%




Source:  Data Users Center and CACI

                                   EXHIBIT 26

                                Key Housing Data
                    Shelby County, Ohio and the United States
                                      1990



Occupied Housing Units
Shelby County                    16,509
Ohio                          4,087,546
United States                91,947,410


Occupancy Rate
Shelby County
     Owner-Occupied               74.3%
     Renter-Occupied              25.7%
Ohio
     Owner-Occupied               67.5%
     Renter-Occupied              32.5%
United States
     Owner-Occupied               64.2%
     Renter-Occupied              35.8%


Median Housing Values
Shelby County                  $ 59,949
Ohio                             63,457
United States                    79,098


Median Rent
Shelby County                     $ 260
Ohio                                296
United States                       374




Source:  U.S. Department of Commerce and CACI Sourcebook

                                   EXHIBIT 27

                  Major Sources of Employment by Industry Group
                    Shelby County, Ohio and the United States
                                      1993


                                      Shelby                            United
Industry Group                        County            Ohio            States
                                  --------------   --------------   --------------

Agriculture/Mining                      3.8%             0.9%             1.3%
Construction                            4.9%             4.2%             4.8%
Manufacturing                          44.7%            24.5%            19.2%
Transportation/Utilities                3.6%             4.9%             5.9%
Wholesale/Retail                       17.1%            27.7%            27.5%
Finance, Insurance, & Real Estate       2.8%             6.2%             7.3%
Services                               23.1%            31.6%            34.0%





Source:  Bureau of the Census County Business Patterns

                                   EXHIBIT 28

                               Unemployment Rates
                    Shelby County, Ohio and the United States
                              1994, 1995 and 1996 *



  Location                  1994            1995           1996*
--------------         --------------  --------------  --------------

Shelby County               5.1%            4.9%            4.0%

Ohio                        5.5%            4.9%            4.3%

United States               6.1%            5.2%            4.9%

* October 1996





Source:  Ohio Bureau of Employment Services

                                   EXHIBIT 29

                            Market Share of Deposits
                                  Shelby County
                                  June 30, 1995



                     Shelby             Peoples           Peoples
                    County's           Federal's         Federal's
                    Deposits             Share             Share
                     ($000)              ($000)             (%)
                ----------------    ----------------   --------------

Banks                 $ 428,901                 ---              ---

Thrifts                 115,354            $ 70,306             60.9%

Credit Unions               ---                 ---              ---
                ----------------    ----------------   --------------

                      $ 544,255            $ 70,306             12.9%



Source:  Sheshunoff

                                   EXHIBIT 30

                       National Interest Rates by Quarter
                                    1992-1996


                                      1st Qtr.       2nd Qtr.      3rd Qtr.       4th Qtr.
                                        1992           1992          1992           1992
                                   -------------- -------------- ------------- --------------

Prime Rate                             6.50%          6.50%          6.00%          6.00%
90-Day Treasury Bills                  4.14%          3.63%          2.73%          3.13%
1-Year Treasury Bills                  4.49%          4.03%          3.04%          3.57%
30-Year Treasury Bonds                 7.98%          7.78%          7.67%          7.39%


                                      1st Qtr.       2nd Qtr.      3rd Qtr.       4th Qtr.
                                        1993           1993          1993           1993
                                   -------------- -------------- ------------- --------------

Prime Rate                             6.00%          6.00%          6.00%          6.00%
90-Day Treasury Bills                  2.93%          3.07%          2.96%          3.05%
1-Year Treasury Bills                  3.27%          3.43%          3.35%          3.58%
30-Year Treasury Bonds                 6.92%          6.67%          6.03%          6.35%


                                      1st Qtr.       2nd Qtr.      3rd Qtr.       4th Qtr.
                                        1994           1994          1994           1994
                                   ----------------------------- ------------- --------------

Prime Rate                             6.25%          7.25%          7.75%          8.50%
90-Day Treasury Bills                  3.54%          4.23%          5.14%          5.66%
1-Year Treasury Bills                  4.40%          5.49%          6.13%          7.15%
30-Year Treasury Bonds                 7.11%          7.43%          7.82%          7.88%


                                      1st Qtr.       2nd Qtr.      3rd Qtr.       4th Qtr.
                                        1995           1995          1995           1995
                                   ----------------------------- ------------- --------------

Prime Rate                             9.00%          9.00%          8.75%          8.50%
90-Day Treasury Bills                  5.66%          5.58%          5.40%          5.06%
1-Year Treasury Bills                  6.51%          5.62%          5.45%          5.14%
30-Year Treasury Bonds                 7.43%          6.71%          5.69%          5.97%


                                      1st Qtr.       2nd Qtr.      3rd Qtr.       4th Qtr.
                                        1996           1996          1996           1996
                                   ----------------------------- ------------- --------------

Prime Rate                             8.25%          8.25%          8.25%          8.25%
90-Day Treasury Bills                  5.18%          5.25%          5.16%          5.07%
1-Year Treasury Bills                  5.43%          5.91%          5.38%          5.57%
30-Year Treasury Bonds                 6.73%          7.14%          6.47%          6.67%



Source:  The Wall Street Journal

                                                                      EXHIBIT 31

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF JANUARY 10, 1997

                                                                                         PER SHARE
                                                       -----------------------------------------------------------------------------
                                                       Latest   All Time   All Time   Monthly   Quarterly   Book            12 Month
                                                       Price      High       Low      Change     Change     Value   Assets    Div.
                                    State   Exchange    ($)       ($)        ($)        (%)        (%)       ($)     ($)      ($)
                                    -----   --------   ------   --------   --------   -------   ---------   -----   ------  --------
PLE    Pinnacle Bank                  AL      AMSE     17.375    19.250      4.000      2.21      -6.08     16.65   215.39    0.72
SRN    Southern Banc Company, Inc     AL      AMSE     13.625    13.750     11.375      1.87       4.81     14.22    78.06      NA
SCBS   Southern Community Bankshares  AL    Pink Sh    13.000    13.750     13.000        NA         NA        NA       NA      NA
SZB    SouthFirst Bancshares, Inc.    AL      AMSE     13.250    16.000     10.625      3.92       6.00     14.93   104.59    2.50
FFBH   First Federal Bancshares of AR AR     NASDAQ    16.125    16.375     12.750      0.78       4.03     16.17    98.88      NA
FTF    Texarkana First Financial Corp AR      AMSE     15.000    16.875     10.000      1.69       5.26     14.02    87.95    3.45
AHM    Ahmanson & Company (H.F.)      CA      NYSE     33.000    34.250      2.688      0.00      13.79     18.86   479.53    0.88
AFFFZ  America First Financial Fund   CA     NASDAQ    29.500    30.750     14.500      0.43       0.00     24.84   370.61    1.60
BPLS   Bank Plus Corp.                CA     NASDAQ    12.250    14.000      5.000      8.28       6.52      8.62   182.16    0.00
BVFS   Bay View Capital Corp.         CA     NASDAQ    45.750    45.750     11.250      9.58      26.21     29.17   516.27    0.60
BYFC   Broadway Financial Corp.       CA     NASDAQ     9.250    11.000      9.000      1.37      -3.90     14.12   131.35      NA
CFHC   California Financial Holding   CA     NASDAQ    28.750    29.000      5.909      0.00      23.66     18.32   283.71    0.44
CENF   CENFED Financial Corp.         CA     NASDAQ    29.625    30.375      5.000      3.04      13.40     21.35   423.62    0.34
CSA    Coast Savings Financial        CA      NYSE     36.125    37.375      1.625      0.35      13.33     22.24   460.03    0.00
DSL    Downey Financial Corp.         CA      NYSE     19.250    19.625      1.387      0.00      12.13     15.07   194.60    0.32
FSSB   First FS&LA of San Bernardino  CA     NASDAQ     9.000    14.500      6.875      0.00      -7.69     14.34   305.62    0.00
FED    FirstFed Financial Corp.       CA      NYSE     21.750    26.600      1.125     -5.43      -1.14     17.49   399.02    0.00
GLN    Glendale Federal Bank, FSB     CA      NYSE     23.500   589.500      5.250      4.44      27.89     14.72   320.24    0.00
GDW    Golden West Financial          CA      NYSE     61.750    67.500      3.875     -4.82       3.56     39.57   645.07    0.38
GWF    Great Western Financial        CA      NYSE     29.000    31.125      3.950     -6.45       6.91     17.84   316.87    0.96
HTHR   Hawthorne Financial Corp.      CA     NASDAQ     9.250    35.500      2.250     19.35      17.46     12.25   318.47    0.00
HEMT   HF Bancorp, Inc.               CA     NASDAQ    11.375    11.375      8.188      2.25       6.43     12.70   159.88    0.00
HBNK   Highland Federal Bank FSB      CA     NASDAQ    18.875    18.875     11.000      8.63      24.79     14.57   204.34    0.00
MBBC   Monterey Bay Bancorp, Inc.     CA     NASDAQ    14.875    15.625      8.750     -0.83       0.85     15.14   100.37    0.05
PFFB   PFF Bancorp, Inc.              CA     NASDAQ    14.375    14.875     10.375      0.88      12.75     14.46   125.30      NA
PROV   Provident Financial Holdings   CA     NASDAQ    14.250    14.375     10.125     -0.87      10.68     16.57   113.20      NA
QCBC   Quaker City Bancorp, Inc.      CA     NASDAQ    18.500    19.000      7.500     12.12      16.54     17.54   194.18    0.00
REDF   RedFed Bancorp Inc.            CA     NASDAQ    13.125    14.500      7.750      0.00      10.53      9.86   122.31    0.00
SGVB   SGV Bancorp, Inc.              CA     NASDAQ    11.125    11.688      7.750      1.14      18.67     12.06   133.08    0.00
WES    Westcorp                       CA      NYSE     22.875    23.875      3.703      2.81       2.23     12.10   122.43    0.38
FFBA   First Colorado Bancorp, Inc.   CO     NASDAQ    16.500    17.750      3.189     -5.04       9.54     11.79    79.58      NA
EGFC   Eagle Financial Corp.          CT     NASDAQ    30.250    30.500      6.198      1.68      11.01     22.31   310.23    0.92
FFES   First Federal of East Hartford CT     NASDAQ    22.875    23.750      4.000     -2.66      14.38     22.05   360.52    0.59
NTMG   Nutmeg Federal S&LA            CT     NASDAQ     7.500     8.000      4.645      3.45       5.26      7.08   131.98    0.08


                                                                     PRICING RATIOS
                                                       ------------------------------------------
                                                        Price/     Price/     Price/   Price/Core
                                                       Earnings   Bk. Value   Assets    Earnings
                                    State   Exchange     (X)         (%)        (%)      (X)
                                    -----   --------   --------   ---------   ------   ----------
PLE    Pinnacle Bank                  AL      AMSE       16.24     104.35       8.07      10.28
SRN    Southern Banc Company, Inc     AL      AMSE          NA      95.82      17.45         NA
SCBS   Southern Community Bankshares  AL    Pink Sh         NA         NA         NA         NA
SZB    SouthFirst Bancshares, Inc.    AL      AMSE          NM      88.75      12.67         NM
FFBH   First Federal Bancshares of AR AR     NASDAQ         NA      99.72      16.31         NA
FTF    Texarkana First Financial Corp AR      AMSE       11.45     106.99      17.06       9.32
AHM    Ahmanson & Company (H.F.)      CA      NYSE       66.00     174.97       6.88      17.10
AFFFZ  America First Financial Fund   CA     NASDAQ      17.15     118.76       7.96      11.61
BPLS   Bank Plus Corp.                CA     NASDAQ         NM     142.11       6.72         NM
BVFS   Bay View Capital Corp.         CA     NASDAQ         NM     156.84       8.86      18.75
BYFC   Broadway Financial Corp.       CA     NASDAQ         NA      65.51       7.04         NA
CFHC   California Financial Holding   CA     NASDAQ      29.04     156.93      10.13      17.11
CENF   CENFED Financial Corp.         CA     NASDAQ      14.11     138.76       6.99      11.39
CSA    Coast Savings Financial        CA      NYSE       70.83     162.43       7.85      17.54
DSL    Downey Financial Corp.         CA      NYSE       24.37     127.74       9.89      14.92
FSSB   First FS&LA of San Bernardino  CA     NASDAQ         NM      62.76       2.94         NM
FED    FirstFed Financial Corp.       CA      NYSE       94.57     124.36       5.45      19.25
GLN    Glendale Federal Bank, FSB     CA      NYSE          NM     159.65       7.34      23.98
GDW    Golden West Financial          CA      NYSE       10.19     156.05       9.57       8.36
GWF    Great Western Financial        CA      NYSE       21.64     162.56       9.15      13.88
HTHR   Hawthorne Financial Corp.      CA     NASDAQ      16.82      75.51       2.90      15.95
HEMT   HF Bancorp, Inc.               CA     NASDAQ         NM      89.57       7.11      33.46
HBNK   Highland Federal Bank FSB      CA     NASDAQ         NM     129.55       9.24      35.61
MBBC   Monterey Bay Bancorp, Inc.     CA     NASDAQ     106.25      98.25      14.82      37.19
PFFB   PFF Bancorp, Inc.              CA     NASDAQ         NA      99.41      11.47         NA
PROV   Provident Financial Holdings   CA     NASDAQ         NA      86.00      12.59         NA
QCBC   Quaker City Bancorp, Inc.      CA     NASDAQ      50.00     105.47       9.53      20.79
REDF   RedFed Bancorp Inc.            CA     NASDAQ         NM     133.11      10.73         NM
SGVB   SGV Bancorp, Inc.              CA     NASDAQ         NM      92.25       8.36      31.79
WES    Westcorp                       CA      NYSE       17.73     189.05      18.68      43.16
FFBA   First Colorado Bancorp, Inc.   CO     NASDAQ         NA     139.95      20.73         NA
EGFC   Eagle Financial Corp.          CT     NASDAQ      10.47     135.59       9.75      16.99
FFES   First Federal of East Hartford CT     NASDAQ      15.15     103.74       6.35       9.99
NTMG   Nutmeg Federal S&LA            CT     NASDAQ      28.85     105.93       5.68      22.73

                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF JANUARY 10, 1997


                                                                                         PER SHARE
                                                       -----------------------------------------------------------------------------
                                                       Latest   All Time   All Time   Monthly   Quarterly   Book            12 Month
                                                       Price      High       Low      Change     Change     Value   Assets    Div.
                                    State   Exchange    ($)       ($)        ($)        (%)        (%)       ($)     ($)      ($)
                                    -----   --------   ------   --------   --------   -------   ---------   -----   ------  --------
WBST   Webster Financial Corporation  CT     NASDAQ    35.500    38.188      3.864     -5.96      -1.05     24.86   491.39    0.66
IFSB   Independence Federal Savings   DC     NASDAQ     7.750    10.250      0.250      1.64       5.08     13.02   193.66    0.22
BANC   BankAtlantic Bancorp, Inc.     FL     NASDAQ    13.250    13.750      0.223      0.95      -1.85      9.49   147.45    0.14
BKUNA  BankUnited Financial Corp.     FL     NASDAQ     9.750    12.750      2.320      9.86      16.42      7.85   144.48    0.00
FFFG   F.F.O. Financial Group, Inc.   FL     NASDAQ     3.500    10.000      0.563     21.74      27.27      2.23    36.90    0.00
FFLC   FFLC Bancorp, Inc.             FL     NASDAQ    20.750    21.750     12.750     -0.60      13.70     21.58   133.05    0.36
FFML   First Family Financial Corp.   FL     NASDAQ    22.000    23.000      5.000     -2.22       2.33     15.97   313.24    0.12
FFPB   First Palm Beach Bancorp, Inc. FL     NASDAQ    24.125    25.500     14.000     -3.50       1.05     20.70   292.56    0.40
FFPC   Florida First Bancorp, Inc.    FL     NASDAQ    11.375    11.500      0.750      0.00       2.25      6.12    87.53    0.24
OCWN   Ocwen Financial Corporation    FL     NASDAQ    26.750    29.750     20.250     -5.31      10.88      6.46    82.30      NA
CCFH   CCF Holding Company            GA     NASDAQ    15.250    15.250     10.750      1.67      16.19     14.68    81.64    0.55
EBSI   Eagle Bancshares               GA     NASDAQ    15.000    19.000      1.875      4.35      -4.76     12.62   141.06    0.56
FGHC   First Georgia Holding, Inc.    GA     NASDAQ     8.750     9.250      1.222     -1.41      40.00      5.85    72.20    0.07
FLFC   First Liberty Financial Corp.  GA     NASDAQ    19.250    21.500      2.667     -1.28      13.24     11.35   176.47    0.35
FLAG   FLAG Financial Corp.           GA     NASDAQ    11.500    15.000      3.200      0.00       6.98      9.89   112.38    0.32
NFSL   Newnan Holdings, Inc.          GA     NASDAQ    24.750    26.750      2.955     -1.98       1.02     14.52   161.25    0.30
CASH   First Midwest Financial, Inc.  IA     NASDAQ    15.625    16.667      8.833     -4.33       4.17     14.81   132.94    0.29
GFSB   GFS Bancorp, Inc.              IA     NASDAQ    20.313    21.250     11.000     -2.11       0.31     19.61   169.53    0.35
HZFS   Horizon Financial Svcs Corp.   IA     NASDAQ    15.000    16.375     10.375      3.45      -0.42     18.37   171.12    0.32
MFCX   Marshalltown Financial Corp.   IA     NASDAQ    14.313    16.750      8.500     -1.29      -9.12     13.70    87.98    0.00
MIFC   Mid-Iowa Financial Corp.       IA     NASDAQ     6.750     7.875      2.474      8.00      12.50      6.39    69.83    0.08
MWBI   Midwest Bancshares, Inc.       IA     NASDAQ    27.250    27.250     11.750      0.93       4.81     25.95   394.15    0.54
FFFD   North Central Bancshares, Inc. IA     NASDAQ    13.500    14.125      8.071      0.46       8.00     13.98    51.94      NA
PMFI   Perpetual Midwest Financial    IA     NASDAQ    19.500    22.000     10.000      4.00      -1.27     17.68   206.43    0.30
SFFC   StateFed Financial Corporation IA     NASDAQ    16.750    19.750     10.500     -2.90       1.52     18.47   102.67    0.40
AVND   Avondale Financial Corp.       IL     NASDAQ    16.375    17.375     11.500     -2.96      10.08     16.31   170.09    0.00
BFFC   Big Foot Financial Corp.       IL     NASDAQ    13.500    13.500     12.313        NA         NA        NA       NA      NA
CBCI   Calumet Bancorp, Inc.          IL     NASDAQ    33.500    33.875     10.333      2.68      20.72     33.48   207.31    0.00
CBSB   Charter Financial, Inc.        IL     NASDAQ    12.750    13.000      6.361      1.49       2.00     13.26    91.32      NA
CNBA   Chester Bancorp, Inc.          IL     NASDAQ    13.625    13.750     12.625      1.87       4.81        NA       NA      NA
CBK    Citizens First Financial Corp. IL      AMSE     14.125    14.500      9.500      1.80      20.21     14.31    94.56      NA
CSBF   CSB Financial Group, Inc.      IL     NASDAQ    10.000    10.563      8.810      0.00       5.26     12.35    48.32      NA
DFIN   Damen Financial Corp.          IL     NASDAQ    12.625    13.000     11.000     -0.98       3.06     14.02    62.20      NA
EGLB   Eagle BancGroup, Inc.          IL     NASDAQ    14.750    15.000     10.500      7.27      10.28     16.76   125.69      NA


                                                                     PRICING RATIOS
                                                       ------------------------------------------
                                                        Price/     Price/     Price/   Price/Core
                                                       Earnings   Bk. Value   Assets    Earnings
                                    State   Exchange     (X)         (%)        (%)      (X)
                                    -----   --------   --------   ---------   ------   ----------
WBST   Webster Financial Corporation  CT     NASDAQ      16.14     142.80       7.22      12.86
IFSB   Independence Federal Savings   DC     NASDAQ      29.81      59.52       4.00      19.87
BANC   BankAtlantic Bancorp, Inc.     FL     NASDAQ      13.80     139.62       8.99      13.95
BKUNA  BankUnited Financial Corp.     FL     NASDAQ      97.50     124.20       6.75      19.90
FFFG   F.F.O. Financial Group, Inc.   FL     NASDAQ      43.75     156.95       9.49      15.91
FFLC   FFLC Bancorp, Inc.             FL     NASDAQ      26.27      96.15      15.60      17.01
FFML   First Family Financial Corp.   FL     NASDAQ      18.49     137.76       7.02      18.03
FFPB   First Palm Beach Bancorp, Inc. FL     NASDAQ     219.32     116.55       8.25      73.11
FFPC   Florida First Bancorp, Inc.    FL     NASDAQ      21.06     185.87      13.00      14.58
OCWN   Ocwen Financial Corporation    FL     NASDAQ         NA     414.09      32.50         NA
CCFH   CCF Holding Company            GA     NASDAQ      33.89     103.88      18.68      22.76
EBSI   Eagle Bancshares               GA     NASDAQ      14.56     118.86      10.63      11.45
FGHC   First Georgia Holding, Inc.    GA     NASDAQ      25.00     149.57      12.12      15.35
FLFC   First Liberty Financial Corp.  GA     NASDAQ      16.45     169.60      10.91      15.04
FLAG   FLAG Financial Corp.           GA     NASDAQ         NM     116.28      10.23     115.00
NFSL   Newnan Holdings, Inc.          GA     NASDAQ      10.36     170.45      15.35      10.40
CASH   First Midwest Financial, Inc.  IA     NASDAQ      17.56     105.50      11.75      13.35
GFSB   GFS Bancorp, Inc.              IA     NASDAQ      14.11     103.58      11.98      11.35
HZFS   Horizon Financial Svcs Corp.   IA     NASDAQ      68.18      81.65       8.77      26.79
MFCX   Marshalltown Financial Corp.   IA     NASDAQ         NM     104.47      16.27      43.37
MIFC   Mid-Iowa Financial Corp.       IA     NASDAQ      14.36     105.63       9.67      10.07
MWBI   Midwest Bancshares, Inc.       IA     NASDAQ      11.75     105.01       6.91      10.48
FFFD   North Central Bancshares, Inc. IA     NASDAQ         NA      96.57      25.99         NA
PMFI   Perpetual Midwest Financial    IA     NASDAQ      60.94     110.29       9.45      26.71
SFFC   StateFed Financial Corporation IA     NASDAQ      18.21      90.69      16.31      14.08
AVND   Avondale Financial Corp.       IL     NASDAQ      28.73     100.40       9.63      26.41
BFFC   Big Foot Financial Corp.       IL     NASDAQ         NA         NA         NA         NA
CBCI   Calumet Bancorp, Inc.          IL     NASDAQ      18.72     100.06      16.16      14.50
CBSB   Charter Financial, Inc.        IL     NASDAQ         NA      96.15      13.96         NA
CNBA   Chester Bancorp, Inc.          IL     NASDAQ         NA         NA         NA         NA
CBK    Citizens First Financial Corp. IL      AMSE          NA      98.71      14.94         NA
CSBF   CSB Financial Group, Inc.      IL     NASDAQ         NA      80.97      20.70         NA
DFIN   Damen Financial Corp.          IL     NASDAQ         NA      90.05      20.30         NA
EGLB   Eagle BancGroup, Inc.          IL     NASDAQ         NA      88.01      11.74         NA

                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF JANUARY 10, 1997



                                                                                         PER SHARE
                                                       -----------------------------------------------------------------------------
                                                       Latest   All Time   All Time   Monthly   Quarterly   Book            12 Month
                                                       Price      High       Low      Change     Change     Value   Assets    Div.
                                    State   Exchange    ($)       ($)        ($)        (%)        (%)       ($)     ($)      ($)
                                    -----   --------   ------   --------   --------   -------   ---------   -----   ------  --------
FBCI   Fidelity Bancorp, Inc.         IL     NASDAQ    17.000    17.250      9.500      0.00       4.62     17.04   166.03    0.24
FFBI   First Financial Bancorp, Inc.  IL     NASDAQ    15.500    16.250      9.000     -2.36       0.00     16.60   214.77    0.00
FMBD   First Mutual Bancorp, Inc.     IL     NASDAQ    15.125    15.500     11.125      1.68      12.04     16.40    82.29    0.29
FFDP   FirstFed Bancshares            IL     NASDAQ    17.500    17.625      8.000      4.48       6.06     15.76   183.98    0.33
GTPS   Great American Bancorp         IL     NASDAQ    14.813    15.125     11.875      3.95       6.76     18.05    63.52    0.48
HNFC   Hinsdale Financial Corp.       IL     NASDAQ    25.000    27.750      9.000     -5.66       6.95     20.58   241.51    0.00
HBEI   Home Bancorp of Elgin, Inc.    IL     NASDAQ    13.250    13.500     11.813      1.92       6.00     14.12    52.86      NA
HMCI   HomeCorp, Inc.                 IL     NASDAQ    19.625    19.875      5.000      9.03      -1.26     18.10   301.66    0.00
KNK    Kankakee Bancorp, Inc.         IL      AMSE     24.500    26.375     13.625     -0.51      12.00     24.99   249.43    0.40
LBCI   Liberty Bancorp, Inc.          IL     NASDAQ    26.500    30.625     12.750      6.00      12.17     25.55   268.11    0.60
MAFB   MAF Bancorp, Inc.              IL     NASDAQ    34.000    35.250      2.727     -3.20      29.52     23.06   301.62    0.33
NBSI   North Bancshares, Inc.         IL     NASDAQ    16.500    16.500     11.000      4.76       3.13     16.50   109.02    0.30
PFED   Park Bancorp, Inc.             IL     NASDAQ    13.250    13.250     10.188      9.28      15.22     15.38    65.42      NA
PSFI   PS Financial, Inc.             IL     NASDAQ    12.000    12.500     11.625      0.00         NA        NA       NA      NA
SWBI   Southwest Bancshares           IL     NASDAQ    19.250    19.250      7.833      5.48       7.44     14.71   141.73    0.72
SPBC   St. Paul Bancorp, Inc.         IL     NASDAQ    29.016    30.000      3.833      1.37       9.23     20.55   236.49    0.40
STND   Standard Financial, Inc.       IL     NASDAQ    20.250    21.250      9.125     -4.71      17.39     16.26   144.45    0.24
SFSB   SuburbFed Financial Corp.      IL     NASDAQ    20.250    20.500      6.667     -1.22       8.00     20.27   312.10    0.32
WCBI   Westco Bancorp                 IL     NASDAQ    21.500    22.250      7.667      0.00       0.00     18.34   118.32    0.47
FBCV   1ST Bancorp                    IN     NASDAQ    29.625    32.653      3.990      1.99      -1.25     30.04   366.33    0.38
AMFC   AMB Financial Corp.            IN     NASDAQ    12.750    13.250      9.750      0.00       3.03     14.40    74.32      NA
ASBI   Ameriana Bancorp               IN     NASDAQ    15.750    16.250      2.750      0.00      10.53     13.27   121.95    0.55
ATSB   AmTrust Capital Corp.          IN     NASDAQ    10.000    11.250      7.750     -3.61      14.29     13.54   136.60    0.00
CBCO   CB Bancorp, Inc.               IN     NASDAQ    24.375    25.500      7.125      3.72      12.07     16.67   172.08    0.00
CBIN   Community Bank Shares          IN     NASDAQ    13.000    14.750     12.000      4.00       4.00     12.84   118.26    0.33
FFWC   FFW Corp.                      IN     NASDAQ    22.000    22.000     12.500      3.53       8.64     22.04   220.14    0.54
FFED   Fidelity Federal Bancorp       IN     NASDAQ     9.750    14.773      1.534      2.63     -15.22      5.03   105.01    0.85
FISB   First Indiana Corporation      IN     NASDAQ    29.000    29.000      1.797     12.62      17.77     16.30   179.09    0.54
HFGI   Harrington Financial Group     IN     NASDAQ    10.000    11.000      9.875     -1.23      -1.23      7.13   164.14    0.00
HBFW   Home Bancorp                   IN     NASDAQ    19.250    19.250     12.500      4.05      11.59     16.91   116.82    0.10
HBBI   Home Building Bancorp          IN     NASDAQ    18.500    21.250     10.000      2.78       8.82     18.84   136.56    0.30
HOMF   Home Federal Bancorp           IN     NASDAQ    25.000    25.750      2.148      9.49      28.21     15.47   189.67    0.32
HWEN   Home Financial Bancorp         IN     NASDAQ    13.250    13.750      9.875      0.95       8.16     15.31    76.46      NA
INCB   Indiana Community Bank, SB     IN     NASDAQ    15.750    16.750     11.000     -3.08       3.28     12.10    98.37    3.35

                                                                     PRICING RATIOS
                                                       ------------------------------------------
                                                        Price/     Price/     Price/   Price/Core
                                                       Earnings   Bk. Value   Assets    Earnings
                                    State   Exchange     (X)         (%)        (%)      (X)
                                    -----   --------   --------   ---------   ------   ----------
FBCI   Fidelity Bancorp, Inc.         IL     NASDAQ      23.61      99.77      10.24      15.89
FFBI   First Financial Bancorp, Inc.  IL     NASDAQ      70.45      93.37       7.22      21.83
FMBD   First Mutual Bancorp, Inc.     IL     NASDAQ      48.79      92.23      18.38      31.51
FFDP   FirstFed Bancshares            IL     NASDAQ      46.05     111.04       9.51      35.71
GTPS   Great American Bancorp         IL     NASDAQ      70.54      82.07      23.32      38.98
HNFC   Hinsdale Financial Corp.       IL     NASDAQ      22.73     121.48      10.35      16.23
HBEI   Home Bancorp of Elgin, Inc.    IL     NASDAQ         NA      93.84      25.07         NA
HMCI   HomeCorp, Inc.                 IL     NASDAQ      70.09     108.43       6.51      21.10
KNK    Kankakee Bancorp, Inc.         IL      AMSE       25.00      98.04       9.82      17.13
LBCI   Liberty Bancorp, Inc.          IL     NASDAQ      33.97     103.72       9.88      17.55
MAFB   MAF Bancorp, Inc.              IL     NASDAQ      16.92     147.44      11.27      11.85
NBSI   North Bancshares, Inc.         IL     NASDAQ      50.00     100.00      15.13      27.50
PFED   Park Bancorp, Inc.             IL     NASDAQ         NA      86.15      20.25         NA
PSFI   PS Financial, Inc.             IL     NASDAQ         NA         NA         NA         NA
SWBI   Southwest Bancshares           IL     NASDAQ      19.85     130.86      13.58      14.26
SPBC   St. Paul Bancorp, Inc.         IL     NASDAQ      23.03     141.20      12.27      14.58
STND   Standard Financial, Inc.       IL     NASDAQ      27.74     124.54      14.02      19.47
SFSB   SuburbFed Financial Corp.      IL     NASDAQ      32.14      99.90       6.49      15.34
WCBI   Westco Bancorp                 IL     NASDAQ      20.48     117.23      18.17      14.73
FBCV   1ST Bancorp                    IN     NASDAQ       4.48      98.62       8.09         NM
AMFC   AMB Financial Corp.            IN     NASDAQ         NA      88.54      17.16         NA
ASBI   Ameriana Bancorp               IN     NASDAQ      23.51     118.69      12.92      15.44
ATSB   AmTrust Capital Corp.          IN     NASDAQ      27.78      73.86       7.32      66.67
CBCO   CB Bancorp, Inc.               IN     NASDAQ      14.09     146.22      14.16      11.89
CBIN   Community Bank Shares          IN     NASDAQ      19.70     101.25      10.99      13.13
FFWC   FFW Corp.                      IN     NASDAQ      12.22      99.82       9.99      10.09
FFED   Fidelity Federal Bancorp       IN     NASDAQ      33.62     193.84       9.28      25.66
FISB   First Indiana Corporation      IN     NASDAQ      18.71     177.91      16.19         NA
HFGI   Harrington Financial Group     IN     NASDAQ      22.73     140.25       6.09      15.87
HBFW   Home Bancorp                   IN     NASDAQ      33.77     113.84      16.48      20.48
HBBI   Home Building Bancorp          IN     NASDAQ         NM      98.20      13.55         NM
HOMF   Home Federal Bancorp           IN     NASDAQ      14.29     161.60      13.18      12.38
HWEN   Home Financial Bancorp         IN     NASDAQ         NA      86.54      17.33         NA
INCB   Indiana Community Bank, SB     IN     NASDAQ     112.50     130.17      16.01      33.51

                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF JANUARY 10, 1997


                                                                                         PER SHARE
                                                       -----------------------------------------------------------------------------
                                                       Latest   All Time   All Time   Monthly   Quarterly   Book            12 Month
                                                       Price      High       Low      Change     Change     Value   Assets    Div.
                                    State   Exchange    ($)       ($)        ($)        (%)        (%)       ($)     ($)      ($)
                                    -----   --------   ------   --------   --------   -------   ---------   -----   ------  --------
IFSL   Indiana Federal Corporation    IN     NASDAQ    23.500    23.500      4.000      8.05      16.05     14.76   170.80    0.81
LOGN   Logansport Financial Corp.     IN     NASDAQ    11.125    14.750     11.125     -3.26     -24.58     12.04    60.28    3.40
MARN   Marion Capital Holdings        IN     NASDAQ    20.000    21.500     14.250     -2.44      -2.44     21.50    94.75    0.76
MFBC   MFB Corp.                      IN     NASDAQ    16.625    19.250     10.500     -0.75     -13.64     19.03   114.39    0.06
NEIB   Northeast Indiana Bancorp      IN     NASDAQ    13.625    14.000     11.250      0.46       6.86     14.29    81.92    0.30
PFDC   Peoples Bancorp                IN     NASDAQ    19.750    22.500      5.375     -3.66      -1.25     18.35   120.41    0.56
PERM   Permanent Bancorp, Inc.        IN     NASDAQ    20.750    21.250      9.750     13.70      20.29     18.73   197.93    0.23
RIVR   River Valley Bancorp           IN     NASDAQ    14.000    14.250     13.250        NA         NA        NA       NA      NA
SOBI   Sobieski Bancorp, Inc.         IN     NASDAQ    14.000    16.000     10.000    -10.40       5.66     15.62    91.22    0.00
FFSL   First Independence Corp.       KS     NASDAQ    21.000    21.250     10.875      7.01      10.53     22.29   186.04    0.38
LARK   Landmark Bancshares, Inc.      KS     NASDAQ    18.000    18.625      9.750      5.88      12.50     17.48   115.35    0.40
MCBS   Mid Continent Bancshares Inc.  KS     NASDAQ    23.375    25.250      9.750     -2.60      23.03     19.06   168.45    0.40
CKFB   CKF Bancorp, Inc.              KY     NASDAQ    20.250    20.750     11.375      2.53      -2.41     16.80    63.63    0.42
CLAS   Classic Bancshares, Inc.       KY     NASDAQ    11.625    12.125     10.375      0.00       2.20     14.21   103.00      NA
FFKY   First Federal Financial Corp.  KY     NASDAQ    20.000    22.000      3.063      3.90      -3.61     11.73    85.14    0.47
FLKY   First Lancaster Bancshares     KY     NASDAQ    14.625    16.250     13.125     -8.59       4.46     14.08    39.47      NA
FTSB   Fort Thomas Financial Corp.    KY     NASDAQ    14.250    17.750     11.250      0.00       4.59     13.75    56.47    0.25
FKKY   Frankfort First Bancorp, Inc.  KY     NASDAQ    10.750    15.875     10.000     -3.37      -4.44      9.84    37.42    4.36
GWBC   Gateway Bancorp, Inc.          KY     NASDAQ    14.250    16.250     11.000      1.79       3.64     15.64    62.39    1.50
GTFN   Great Financial Corporation    KY     NASDAQ    29.125    29.875     13.875     -0.85       2.64     19.27   199.57    0.46
HFFB   Harrodsburg First Fin Bancorp  KY     NASDAQ    17.500    19.000     12.375     -5.41      -6.67     15.34    51.09      NA
KYF    Kentucky First Bancorp, Inc.   KY      AMSE     11.125    15.250     10.750     -2.20     -17.59     13.78    61.94    0.38
SFNB   Security First Network Bank    KY     NASDAQ     9.750    41.500      9.750    -25.00     -58.95      5.98    13.62      NA
ANA    Acadiana Bancshares, Inc.      LA      AMSE     15.375    15.375     11.690      6.96      11.82     17.03    97.05      NA
CZF    CitiSave Financial Corp        LA      AMSE     13.750    16.500     12.750     -1.79      -4.35     12.61    78.61    2.30
ISBF   ISB Financial Corporation      LA     NASDAQ    19.875    19.875     12.938     16.06      27.20     17.09    97.26    0.32
MERI   Meritrust Federal SB           LA     NASDAQ    34.125    34.125     13.500      8.33      10.98     21.67   298.46    0.60
TSH    Teche Holding Co.              LA      AMSE     14.625    14.750     11.375     11.43      10.38     14.76   107.20    0.50
AFCB   Affiliated Community Bancorp   MA     NASDAQ    23.000    23.000     16.060      2.22      14.29     19.47   197.35      NA
BFD    BostonFed Bancorp, Inc.        MA      AMSE     14.875    15.125     10.000     -0.83       9.17     14.42   120.93      NA
ANBK   American National Bancorp      MD     NASDAQ    13.125    13.250      4.639      8.25       8.25     12.93   135.04    0.03
EQSB   Equitable Federal Savings Bank MD     NASDAQ    29.750    29.750     11.250      8.18      11.21     23.01   464.62    0.00
FCIT   First Citizens Financial Corp. MD     NASDAQ    19.125    19.125      0.375      4.79       4.79     13.51   228.36    0.00
FFWM   First Financial-W. Maryland    MD     NASDAQ    30.000    32.500      7.167     -6.25      11.11     19.00   162.64    0.48


                                                                     PRICING RATIOS
                                                       ------------------------------------------
                                                        Price/     Price/     Price/   Price/Core
                                                       Earnings   Bk. Value   Assets    Earnings
                                    State   Exchange     (X)         (%)        (%)      (X)
                                    -----   --------   --------   ---------   ------   ----------
IFSL   Indiana Federal Corporation    IN     NASDAQ      22.17     159.21      13.76      15.67
LOGN   Logansport Financial Corp.     IN     NASDAQ      15.67      92.40      18.46      13.24
MARN   Marion Capital Holdings        IN     NASDAQ      20.00      93.02      21.11      15.63
MFBC   MFB Corp.                      IN     NASDAQ      34.64      87.36      14.53      21.59
NEIB   Northeast Indiana Bancorp      IN     NASDAQ      18.41      95.35      16.63      15.31
PFDC   Peoples Bancorp                IN     NASDAQ      14.42     107.63      16.40      11.03
PERM   Permanent Bancorp, Inc.        IN     NASDAQ      79.81     110.78      10.48      26.27
RIVR   River Valley Bancorp           IN     NASDAQ         NA         NA         NA         NA
SOBI   Sobieski Bancorp, Inc.         IN     NASDAQ     140.00      89.63      15.35      32.56
FFSL   First Independence Corp.       KS     NASDAQ      15.33      94.21      11.29      13.38
LARK   Landmark Bancshares, Inc.      KS     NASDAQ      25.00     102.97      15.60      18.95
MCBS   Mid Continent Bancshares Inc.  KS     NASDAQ      14.70     122.64      13.88      12.05
CKFB   CKF Bancorp, Inc.              KY     NASDAQ      24.70     120.54      31.82      25.00
CLAS   Classic Bancshares, Inc.       KY     NASDAQ         NA      81.81      11.29         NA
FFKY   First Federal Financial Corp.  KY     NASDAQ      19.42     170.50      23.49      17.09
FLKY   First Lancaster Bancshares     KY     NASDAQ         NA     103.87      37.05         NA
FTSB   Fort Thomas Financial Corp.    KY     NASDAQ      17.38     103.64      25.23      17.38
FKKY   Frankfort First Bancorp, Inc.  KY     NASDAQ      31.62     109.25      28.73      23.89
GWBC   Gateway Bancorp, Inc.          KY     NASDAQ      27.40      91.11      22.84         NA
GTFN   Great Financial Corporation    KY     NASDAQ      23.49     151.14      14.59      22.58
HFFB   Harrodsburg First Fin Bancorp  KY     NASDAQ         NA     114.08      34.25         NA
KYF    Kentucky First Bancorp, Inc.   KY      AMSE       19.87      80.73      17.96      15.67
SFNB   Security First Network Bank    KY     NASDAQ         NM     163.04      71.59         NM
ANA    Acadiana Bancshares, Inc.      LA      AMSE          NA      90.28      15.84         NA
CZF    CitiSave Financial Corp        LA      AMSE       20.22     109.04      17.49      15.63
ISBF   ISB Financial Corporation      LA     NASDAQ      26.50     116.30      20.43      19.30
MERI   Meritrust Federal SB           LA     NASDAQ      22.30     157.48      11.43      13.65
TSH    Teche Holding Co.              LA      AMSE       21.51      99.09      13.64      14.92
AFCB   Affiliated Community Bancorp   MA     NASDAQ         NA     118.13      11.65         NA
BFD    BostonFed Bancorp, Inc.        MA      AMSE          NA     103.16      12.30         NA
ANBK   American National Bancorp      MD     NASDAQ      77.21     101.51       9.72      19.89
EQSB   Equitable Federal Savings Bank MD     NASDAQ      18.95     129.29       6.40      10.55
FCIT   First Citizens Financial Corp. MD     NASDAQ      21.25     141.56       8.37      14.83
FFWM   First Financial-W. Maryland    MD     NASDAQ      23.08     157.89      18.45      16.57

                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF JANUARY 10, 1997


                                                                                         PER SHARE
                                                       -----------------------------------------------------------------------------
                                                       Latest   All Time   All Time   Monthly   Quarterly   Book            12 Month
                                                       Price      High       Low      Change     Change     Value   Assets    Div.
                                    State   Exchange    ($)       ($)        ($)        (%)        (%)       ($)     ($)      ($)
                                    -----   --------   ------   --------   --------   -------   ---------   -----   ------  --------
HRBF   Harbor Federal Bancorp, Inc.   MD     NASDAQ    16.375    16.375      9.750      9.17       4.80     15.66   121.87    0.35
MFSL   Maryland Federal Bancorp       MD     NASDAQ    34.250    34.875      4.329      2.24       8.98     29.02   360.37    0.60
WSB    Washington Savings Bank, FSB   MD      AMSE      5.000     6.917      0.281      0.00      -1.24      4.98    60.44    0.15
WHGB   WHG Bancshares Corp.           MD     NASDAQ    13.625    13.750     10.875      7.92       3.81     14.36    60.23      NA
MCBN   Mid-Coast Bancorp, Inc.        ME     NASDAQ    19.000    20.250      8.095      1.33       0.00     21.36   243.20    0.50
BWFC   Bank West Financial Corp.      MI     NASDAQ    11.000    12.250      8.500      0.00       4.76     12.21    70.41    0.28
CFSB   CFSB Bancorp, Inc.             MI     NASDAQ    19.875    21.818      3.169     -0.63      10.42     13.03   168.26    0.43
DNFC   D & N Financial Corp.          MI     NASDAQ    16.500    18.875      2.500      7.32      18.92     10.16   185.59    0.00
MSBF   MSB Financial, Inc.            MI     NASDAQ    19.500    19.750     10.750      1.30       6.85     19.27    96.13    0.45
MSBK   Mutual Savings Bank, FSB       MI     NASDAQ     5.625    25.500      3.000     -4.26       7.14      9.23   158.53    0.00
OFCP   Ottawa Financial Corp.         MI     NASDAQ    16.938    17.125     10.250      1.12       3.44     14.55   159.73    0.33
SJSB   SJS Bancorp                    MI     NASDAQ    25.125    25.875     10.810     -0.50      15.52     17.24   165.52    0.41
SFB    Standard Federal Bancorp       MI      NYSE     57.000    58.000      4.750      1.11      19.37     28.72   492.23    0.76
THR    Three Rivers Financial Corp.   MI      AMSE     13.875    14.375     11.375      1.83       5.71     14.86   102.64    0.30
BDJI   First Federal Bancorporation   MN     NASDAQ    17.500    18.500     10.625     -2.10       6.06     17.59   153.10    0.00
FFHH   FSF Financial Corp.            MN     NASDAQ    14.750    15.125      7.750      3.51       7.27     15.50   101.96    0.50
HMNF   HMN Financial, Inc.            MN     NASDAQ    18.000    18.250      9.313      0.00       5.88     17.90   120.97    0.00
MIVI   Mississippi View Holding Co.   MN     NASDAQ    12.750    12.750      8.500      0.00       0.00     14.17    79.77    0.16
QCFB   QCF Bancorp, Inc.              MN     NASDAQ    17.688    18.250     11.000      8.85      15.99     18.34   104.00    0.00
TCB    TCF Financial Corp.            MN      NYSE     44.250    45.000      2.813      2.31      13.46     14.98   204.03    0.69
WEFC   Wells Financial Corp.          MN     NASDAQ    13.250    13.500      9.000      6.00       3.92     13.36    96.87    0.00
CMRN   Cameron Financial Corp         MO     NASDAQ    16.000    16.250     10.688      0.00       6.67     16.43    65.39    0.28
CAPS   Capital Savings Bancorp, Inc.  MO     NASDAQ    12.875    14.750      6.125     -7.21      11.96     10.41   123.26    0.18
CBES   CBES Bancorp, Inc.             MO     NASDAQ    14.250    14.500     12.625      4.59       7.55     16.56    94.36      NA
CNSB   CNS Bancorp, Inc.              MO     NASDAQ    15.000    15.500     11.000      2.56      13.21     14.60    59.82      NA
FBSI   First Bancshares, Inc.         MO     NASDAQ    17.000    17.250     10.250      3.03       6.25     18.89   127.91    0.20
FTNB   Fulton Bancorp, Inc.           MO     NASDAQ    15.000    16.250     12.500      1.69         NA     14.24    58.38      NA
GSBC   Great Southern Bancorp, Inc.   MO     NASDAQ    17.250    18.000      1.146      0.00      11.29      7.63    75.33    0.36
HFSA   Hardin Bancorp, Inc.           MO     NASDAQ    12.250    13.000     11.000     -2.00      -1.01     14.66    87.36    0.30
JSBA   Jefferson Savings Bancorp      MO     NASDAQ    26.000    30.750     13.250     14.29       7.22     21.59   269.82    0.24
JOAC   Joachim Bancorp, Inc.          MO     NASDAQ    14.250    15.250     11.500     -1.72       1.79     14.05    47.51      NA
LXMO   Lexington B&L Financial Corp.  MO     NASDAQ    13.500    13.500      9.500      3.85      14.89     14.83    48.75      NA
MBLF   MBLA Financial Corp.           MO     NASDAQ    19.250    26.000     12.750     -1.28      -9.41     20.67   167.95    0.40
NASB   North American Savings Bank    MO     NASDAQ    34.250    34.250      2.500      3.01       1.48     22.21   326.41    0.56


                                                                     PRICING RATIOS
                                                       ------------------------------------------
                                                        Price/     Price/     Price/   Price/Core
                                                       Earnings   Bk. Value   Assets    Earnings
                                    State   Exchange     (X)         (%)        (%)      (X)
                                    -----   --------   --------   ---------   ------   ----------
HRBF   Harbor Federal Bancorp, Inc.   MD     NASDAQ      56.47     104.57      13.44      26.41
MFSL   Maryland Federal Bancorp       MD     NASDAQ      13.70     118.02       9.50      17.13
WSB    Washington Savings Bank, FSB   MD      AMSE       18.52     100.40       8.27      10.42
WHGB   WHG Bancshares Corp.           MD     NASDAQ         NA      94.88      22.62         NA
MCBN   Mid-Coast Bancorp, Inc.        ME     NASDAQ      24.36      88.95       7.81      14.18
BWFC   Bank West Financial Corp.      MI     NASDAQ      25.00      90.09      15.62      44.00
CFSB   CFSB Bancorp, Inc.             MI     NASDAQ      18.57     152.53      11.81      13.90
DNFC   D & N Financial Corp.          MI     NASDAQ      13.64     162.40       8.89      10.86
MSBF   MSB Financial, Inc.            MI     NASDAQ      15.73     101.19      20.29      12.66
MSBK   Mutual Savings Bank, FSB       MI     NASDAQ      51.14      60.94       3.55         NM
OFCP   Ottawa Financial Corp.         MI     NASDAQ      36.04     116.41      10.60      17.64
SJSB   SJS Bancorp                    MI     NASDAQ      96.63     145.74      15.18      32.63
SFB    Standard Federal Bancorp       MI      NYSE       38.26     198.47      11.58      15.08
THR    Three Rivers Financial Corp.   MI      AMSE       27.21      93.37      13.52      17.34
BDJI   First Federal Bancorporation   MN     NASDAQ      41.67      99.49      11.43      19.02
FFHH   FSF Financial Corp.            MN     NASDAQ      30.73      95.16      14.47      22.01
HMNF   HMN Financial, Inc.            MN     NASDAQ      19.15     100.56      14.88      16.67
MIVI   Mississippi View Holding Co.   MN     NASDAQ      19.62      89.98      15.98      15.74
QCFB   QCF Bancorp, Inc.              MN     NASDAQ      14.99      96.44      17.01      11.71
TCB    TCF Financial Corp.            MN      NYSE       19.07     295.39      21.69      16.09
WEFC   Wells Financial Corp.          MN     NASDAQ      24.54      99.18      13.68      14.72
CMRN   Cameron Financial Corp         MO     NASDAQ      20.78      97.38      24.47      16.84
CAPS   Capital Savings Bancorp, Inc.  MO     NASDAQ      19.51     123.68      10.45      12.75
CBES   CBES Bancorp, Inc.             MO     NASDAQ         NA      86.05      15.10         NA
CNSB   CNS Bancorp, Inc.              MO     NASDAQ         NA     102.74      25.08         NA
FBSI   First Bancshares, Inc.         MO     NASDAQ      21.52      89.99      13.29      14.66
FTNB   Fulton Bancorp, Inc.           MO     NASDAQ         NA     105.34      25.69         NA
GSBC   Great Southern Bancorp, Inc.   MO     NASDAQ      17.60     226.08      22.90      15.40
HFSA   Hardin Bancorp, Inc.           MO     NASDAQ      33.11      83.56      14.02      18.01
JSBA   Jefferson Savings Bancorp      MO     NASDAQ      40.00     120.43       9.64      15.12
JOAC   Joachim Bancorp, Inc.          MO     NASDAQ         NA     101.42      29.99         NA
LXMO   Lexington B&L Financial Corp.  MO     NASDAQ         NA      91.03      27.69         NA
MBLF   MBLA Financial Corp.           MO     NASDAQ      23.77      93.13      11.46      17.82
NASB   North American Savings Bank    MO     NASDAQ       9.38     154.21      10.49       9.93

                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF JANUARY 10, 1997


                                                                                         PER SHARE
                                                       -----------------------------------------------------------------------------
                                                       Latest   All Time   All Time   Monthly   Quarterly   Book            12 Month
                                                       Price      High       Low      Change     Change     Value   Assets    Div.
                                    State   Exchange    ($)       ($)        ($)        (%)        (%)       ($)     ($)      ($)
                                    -----   --------   ------   --------   --------   -------   ---------   -----   ------  --------
NSLB   NS&L Bancorp, Inc.             MO     NASDAQ    14.000    14.000     11.750      0.00      12.00     16.04    81.42    0.48
PCBC   Perry County Financial Corp.   MO     NASDAQ    18.000    21.500     12.375      5.88       5.88     17.68    95.18    0.30
RFED   Roosevelt Financial Group      MO     NASDAQ    20.688    21.000      2.167      8.17      16.55     10.76   214.61    0.61
SMFC   Sho-Me Financial Corp.         MO     NASDAQ    23.625    23.625      9.375      9.25      22.73     19.96   177.43    0.00
SMBC   Southern Missouri Bancorp, Inc MO     NASDAQ    14.250    17.500      8.875      1.79      -0.87     15.39    97.77    0.50
CFTP   Community Federal Bancorp      MS     NASDAQ    16.938    17.250     12.250     -1.81      23.19     15.67    47.64      NA
FFBS   FFBS BanCorp, Inc.             MS     NASDAQ    22.125    24.250     12.000     -3.80       1.72     16.62    80.06    0.45
MGNL   Magna Bancorp, Inc.            MS     NASDAQ    18.500    22.500      0.844      2.78      -8.64      9.16    94.77    0.35
GBCI   Glacier Bancorp, Inc.          MT     NASDAQ    23.250    25.250      1.495      0.00      -6.06     11.54   122.11    0.61
SFBM   Security Bancorp               MT     NASDAQ    29.500    30.250      4.250      0.00      -0.42     20.83   257.50    0.69
UBMT   United Financial Corp.         MT     NASDAQ    18.750    22.500      5.625     -2.60       0.67     19.89    88.24    0.87
WSTR   WesterFed Financial Corp.      MT     NASDAQ    18.375    18.750     11.375     -1.34      11.36     17.81   128.80    0.38
CFNC   Carolina Fincorp, Inc.         NC     NASDAQ    13.375    13.750     13.000      0.94         NA        NA       NA      NA
CENB   Century Bancorp, Inc.          NC     NASDAQ    63.500    66.000     62.000        NA         NA        NA       NA      NA
COOP   Cooperative Bankshares, Inc.   NC     NASDAQ    20.000    22.500      3.467      0.00       8.11     16.90   219.35    0.00
SOPN   First Savings Bancorp, Inc.    NC     NASDAQ    18.375    21.000     13.500      1.38       3.52     17.90    70.30    0.69
GSFC   Green Street Financial Corp.   NC     NASDAQ    15.875    16.125     12.125      3.25       4.10     14.47    41.00      NA
HFNC   HFNC Financial Corp.           NC     NASDAQ    18.000    18.250     13.125      2.13       1.41     14.41    49.15      NA
KSAV   KS Bancorp, Inc.               NC     NASDAQ    20.250    22.000     11.625     -2.99       3.18     20.83   144.97    1.10
MBSP   Mitchell Bancorp, Inc.         NC     NASDAQ    14.375    14.375     10.190      3.60      18.56     15.02    35.70      NA
PDB    Piedmont Bancorp, Inc.         NC      AMSE     10.125    19.125     10.000     -5.81     -32.50     13.54    48.01      NA
SSB    Scotland Bancorp, Inc          NC      AMSE     14.750    14.750     11.625      5.36      12.38     13.47    37.29      NA
SSFC   South Street Financial Corp.   NC     NASDAQ    14.125    14.625     12.125      0.89      13.00        NA       NA      NA
SSM    Stone Street Bancorp, Inc.     NC      AMSE     20.125    20.500     16.250      1.26      10.27     20.49    58.28      NA
UFRM   United Federal Savings Bank    NC     NASDAQ     8.750     8.750      1.750      4.48       8.52      6.44    86.00    0.19
CFB    Commercial Federal Corporation NE      NYSE     47.250    48.500      1.625      2.16      10.85     25.96   481.20    0.50
EBCP   Eastern Bancorp                NH     NASDAQ    23.250    24.000      3.000      3.33      15.53     17.41   237.89    0.49
NHTB   New Hampshire Thrift Bncshrs   NH     NASDAQ    12.250    13.375      1.750      3.16       3.16     11.31   155.47    0.50
FBER   1st Bergen Bancorp             NJ     NASDAQ    11.375    12.125      9.000     -2.15       3.41     13.41    78.76      NA
COFD   Collective Bancorp, Inc.       NJ     NASDAQ    34.375    36.375      1.351     -1.26      14.58     18.45   271.88    0.95
FSPG   First Home Bancorp, Inc.       NJ     NASDAQ    20.250    20.250      2.531      9.46      12.50     15.50   240.00    0.48
FSFI   First State Financial Services NJ     NASDAQ    15.750    15.750      1.625      2.44      18.87      8.97   155.34    0.22
FMCO   FMS Financial Corporation      NJ     NASDAQ    18.813    18.813      1.500      8.28      20.40     13.71   210.13    0.20
IBSF   IBS Financial Corp.            NJ     NASDAQ    15.250    16.250      8.409     -3.17      -0.81     13.42    69.00    0.24


                                                                     PRICING RATIOS
                                                       ------------------------------------------
                                                        Price/     Price/     Price/   Price/Core
                                                       Earnings   Bk. Value   Assets    Earnings
                                    State   Exchange     (X)         (%)        (%)      (X)
                                    -----   --------   --------   ---------   ------   ----------
NSLB   NS&L Bancorp, Inc.             MO    NASDAQ       33.33      87.28      17.19      23.73
PCBC   Perry County Financial Corp.   MO    NASDAQ       31.58     101.81      18.91      19.57
RFED   Roosevelt Financial Group      MO    NASDAQ       26.19     192.27       9.64      12.17
SMFC   Sho-Me Financial Corp.         MO    NASDAQ       21.67     118.36      13.32      16.88
SMBC   Southern Missouri Bancorp, Inc MO    NASDAQ       21.59      92.59      14.58      15.49
CFTP   Community Federal Bancorp      MS    NASDAQ          NA     108.09      35.55         NA
FFBS   FFBS BanCorp, Inc.             MS    NASDAQ       25.14     133.12      27.64      19.41
MGNL   Magna Bancorp, Inc.            MS    NASDAQ       15.04     201.97      19.52      12.17
GBCI   Glacier Bancorp, Inc.          MT    NASDAQ       14.35     201.47      19.04      12.77
SFBM   Security Bancorp               MT    NASDAQ       22.87     141.62      11.46      18.32
UBMT   United Financial Corp.         MT    NASDAQ       17.69      94.27      21.25      14.65
WSTR   WesterFed Financial Corp.      MT    NASDAQ       24.50     103.17      14.27      17.17
CFNC   Carolina Fincorp, Inc.         NC    NASDAQ          NA         NA         NA         NA
CENB   Century Bancorp, Inc.          NC    NASDAQ          NA         NA         NA         NA
COOP   Cooperative Bankshares, Inc.   NC    NASDAQ          NM     118.34       9.12         NM
SOPN   First Savings Bancorp, Inc.    NC    NASDAQ       22.14     102.65      26.14      17.84
GSFC   Green Street Financial Corp.   NC    NASDAQ          NA     109.71      38.72         NA
HFNC   HFNC Financial Corp.           NC    NASDAQ          NA     124.91      36.62         NA
KSAV   KS Bancorp, Inc.               NC    NASDAQ       18.75      97.22      13.97      12.50
MBSP   Mitchell Bancorp, Inc.         NC    NASDAQ          NA      95.71      40.27         NA
PDB    Piedmont Bancorp, Inc.         NC     AMSE           NA      74.78      21.09         NA
SSB    Scotland Bancorp, Inc          NC     AMSE           NA     109.50      39.55         NA
SSFC   South Street Financial Corp.   NC    NASDAQ          NA         NA         NA         NA
SSM    Stone Street Bancorp, Inc.     NC     AMSE           NA      98.22      34.53         NA
UFRM   United Federal Savings Bank    NC    NASDAQ       39.77     135.87      10.17      21.34
CFB    Commercial Federal Corporation NE     NYSE        17.63     182.01       9.82      11.96
EBCP   Eastern Bancorp                NH    NASDAQ       26.72     133.54       9.77      20.76
NHTB   New Hampshire Thrift Bncshrs   NH    NASDAQ       20.42     108.31       7.88      13.76
FBER   1st Bergen Bancorp             NJ    NASDAQ          NA      84.82      14.44         NA
COFD   Collective Bancorp, Inc.       NJ    NASDAQ       14.75     186.31      12.64      12.02
FSPG   First Home Bancorp, Inc.       NJ    NASDAQ        9.78     130.65       8.44       8.88
FSFI   First State Financial Services NJ    NASDAQ          NM     175.59      10.14         NM
FMCO   FMS Financial Corporation      NJ    NASDAQ       18.44     137.22       8.95      10.87
IBSF   IBS Financial Corp.            NJ    NASDAQ       35.47     113.64      22.10      22.10

                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF JANUARY 10, 1997


                                                                                         PER SHARE
                                                       -----------------------------------------------------------------------------
                                                       Latest   All Time   All Time   Monthly   Quarterly   Book            12 Month
                                                       Price      High       Low      Change     Change     Value   Assets    Div.
                                    State   Exchange    ($)       ($)        ($)        (%)        (%)       ($)     ($)      ($)
                                    -----   --------   ------   --------   --------   -------   ---------   -----   ------  --------
LVSB   Lakeview Financial             NJ     NASDAQ    27.250    27.375      7.335     17.20      28.24     19.47   190.05    0.22
LFBI   Little Falls Bancorp, Inc.     NJ     NASDAQ    12.625    13.500      9.500      3.06       5.21     14.45    97.11      NA
OCFC   Ocean Financial Corp.          NJ     NASDAQ    27.063    27.063     19.625      3.10      12.18     27.23   131.37      NA
PBCI   Pamrapo Bancorp, Inc.          NJ     NASDAQ    19.500    26.125      2.563     -0.64       2.63     16.91   112.34    0.95
PFSB   PennFed Financial Services,Inc NJ     NASDAQ    20.750    20.750      9.063      1.84       9.21     20.23   235.41    0.00
PULS   Pulse Bancorp                  NJ     NASDAQ    16.250    18.000      4.000     -2.99      -3.70     12.61   164.76    0.70
SFIN   Statewide Financial Corp.      NJ     NASDAQ    14.375    14.625     11.250      3.60       9.52     13.09   132.56      NA
WYNE   Wayne Bancorp, Inc.            NJ     NASDAQ    15.063    15.250     10.750      5.71       7.59     16.10   107.38      NA
WWFC   Westwood Financial Corporation NJ     NASDAQ    15.750    16.500     10.250     -1.56      16.67     14.76   144.82      NA
AABC   Access Anytime Bancorp, Inc.   NM     NASDAQ     6.250    10.417      1.750      8.70       4.17      6.82   148.75    0.00
GUPB   GFSB Bancorp, Inc.             NM     NASDAQ    16.125    16.250     12.875      3.20      13.16     16.36    88.44    0.80
AFED   AFSALA Bancorp, Inc.           NY     NASDAQ    13.000    13.000     11.313     10.64      13.66        NA       NA      NA
ALBK   ALBANK Financial Corporation   NY     NASDAQ    30.625    32.813      9.167     -6.67      10.36     23.97   267.91    0.46
ALBC   Albion Banc Corp.              NY     NASDAQ    17.000    18.750     10.500      0.74       0.00     23.06   239.39    0.31
ASFC   Astoria Financial Corporation  NY     NASDAQ    36.875    38.000     12.688      2.43      17.53     26.32   337.78    0.42
BFSI   BFS Bankorp, Inc.              NY     NASDAQ    49.750    55.000      2.500      1.02      -3.40     30.70   393.26    0.00
CARV   Carver Bancorp, Inc.           NY     NASDAQ     8.875    10.750      6.250     14.52       7.58     14.96   157.73    0.00
FIBC   Financial Bancorp, Inc.        NY     NASDAQ    15.500    16.250      8.500      7.83       5.08     14.40   148.98    0.28
HAVN   Haven Bancorp, Inc.            NY     NASDAQ    28.250    29.125     10.000     -3.00       5.12     21.73   361.96    0.50
LISB   Long Island Bancorp, Inc.      NY     NASDAQ    34.250    35.000     12.090      9.60      16.60     21.06   217.65    0.40
NYB    New York Bancorp Inc.          NY      NYSE     38.375    38.875      2.425     12.45      16.73     13.69   264.98    0.80
PEEK   Peekskill Financial Corp.      NY     NASDAQ    14.250    14.750     11.125      3.64       4.59     14.39    48.83      NA
PKPS   Poughkeepsie Savings Bank, FS  NY     NASDAQ     5.250    26.750      0.875      2.44       0.00      5.59    68.58    0.10
RELY   Reliance Bancorp, Inc.         NY     NASDAQ    18.875    19.500      8.875     -0.66       0.00     16.78   205.28    0.49
SFED   SFS Bancorp, Inc.              NY     NASDAQ    14.875    16.000     11.000      0.00       0.85     16.56   129.87    0.06
TPNZ   Tappan Zee Financial, Inc.     NY     NASDAQ    14.750    14.750     11.250      6.31       8.26     13.96    77.88      NA
YFCB   Yonkers Financial Corporation  NY     NASDAQ    12.750    13.125      9.310      2.00       0.99     13.72    72.68      NA
ASBP   ASB Financial Corp.            OH     NASDAQ    13.000    18.250     11.375    -23.53      -7.14     15.82    66.69    0.35
CAFI   Camco Financial Corp.          OH     NASDAQ    14.750    19.286     12.245     -9.23     -14.49     13.81   182.15    0.43
COFI   Charter One Financial          OH     NASDAQ    42.250    44.000      3.281      1.50      -0.59     19.48   295.66    0.82
CTZN   CitFed Bancorp, Inc.           OH     NASDAQ    31.750    34.000      6.167      4.53      14.76     20.39   320.17    0.19
CIBI   Community Investors Bancorp    OH     NASDAQ    16.500    18.250     10.750     -2.94      -1.49     16.99   142.29    0.22
DCBI   Delphos Citizens Bancorp, Inc. OH     NASDAQ    12.000    12.500     11.750      1.05         NA        NA       NA      NA
EFBI   Enterprise Federal Bancorp     OH     NASDAQ    15.000    18.000     11.250     -3.23       3.45     15.97   113.66    3.00


                                                                     PRICING RATIOS
                                                       ------------------------------------------
                                                        Price/     Price/     Price/   Price/Core
                                                       Earnings   Bk. Value   Assets    Earnings
                                    State   Exchange     (X)         (%)        (%)      (X)
                                    -----   --------   --------   ---------   ------   ----------
LVSB   Lakeview Financial             NJ     NASDAQ      12.50     139.96      14.34      18.17
LFBI   Little Falls Bancorp, Inc.     NJ     NASDAQ         NA      87.37      13.00         NA
OCFC   Ocean Financial Corp.          NJ     NASDAQ         NA      99.39      20.60         NA
PBCI   Pamrapo Bancorp, Inc.          NJ     NASDAQ      20.97     115.32      17.36      14.23
PFSB   PennFed Financial Services,Inc NJ     NASDAQ      19.39     102.57       8.81      11.86
PULS   Pulse Bancorp                  NJ     NASDAQ      17.29     128.87       9.86      11.52
SFIN   Statewide Financial Corp.      NJ     NASDAQ         NA     109.82      10.84         NA
WYNE   Wayne Bancorp, Inc.            NJ     NASDAQ         NA      93.56      14.03         NA
WWFC   Westwood Financial Corporation NJ     NASDAQ         NA     106.71      10.88         NA
AABC   Access Anytime Bancorp, Inc.   NM     NASDAQ         NM      91.64       4.20         NM
GUPB   GFSB Bancorp, Inc.             NM     NASDAQ      26.01      98.56      18.23      20.41
AFED   AFSALA Bancorp, Inc.           NY     NASDAQ         NA         NA         NA         NA
ALBK   ALBANK Financial Corporation   NY     NASDAQ      18.01     127.76      11.43      13.98
ALBC   Albion Banc Corp.              NY     NASDAQ         NM      73.72       7.10      38.64
ASFC   Astoria Financial Corporation  NY     NASDAQ      23.19     140.10      10.92      15.56
BFSI   BFS Bankorp, Inc.              NY     NASDAQ       9.51     162.05      12.65       8.12
CARV   Carver Bancorp, Inc.           NY     NASDAQ         NM      59.32       5.63      21.65
FIBC   Financial Bancorp, Inc.        NY     NASDAQ      24.22     107.64      10.40      13.25
HAVN   Haven Bancorp, Inc.            NY     NASDAQ      14.64     130.00       7.80       9.39
LISB   Long Island Bancorp, Inc.      NY     NASDAQ      25.75     162.63      15.74      21.27
NYB    New York Bancorp Inc.          NY      NYSE       14.32     280.31      14.48      13.10
PEEK   Peekskill Financial Corp.      NY     NASDAQ         NA      99.03      29.18         NA
PKPS   Poughkeepsie Savings Bank, FS  NY     NASDAQ       5.53      93.92       7.66         NA
RELY   Reliance Bancorp, Inc.         NY     NASDAQ      21.45     112.49       9.19      12.93
SFED   SFS Bancorp, Inc.              NY     NASDAQ      27.55      89.82      11.45      14.73
TPNZ   Tappan Zee Financial, Inc.     NY     NASDAQ         NA     105.66      18.94         NA
YFCB   Yonkers Financial Corporation  NY     NASDAQ         NA      92.93      17.54         NA
ASBP   ASB Financial Corp.            OH     NASDAQ      33.33      82.17      19.49      21.31
CAFI   Camco Financial Corp.          OH     NASDAQ      11.17     106.81       8.10       9.70
COFI   Charter One Financial          OH     NASDAQ      79.72     216.89      14.29      12.92
CTZN   CitFed Bancorp, Inc.           OH     NASDAQ      23.52     155.71       9.92      15.12
CIBI   Community Investors Bancorp    OH     NASDAQ      18.75      97.12      11.60      12.50
DCBI   Delphos Citizens Bancorp, Inc. OH     NASDAQ         NA         NA         NA         NA
EFBI   Enterprise Federal Bancorp     OH     NASDAQ      22.73      93.93      13.20      23.81

                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF JANUARY 10, 1997


                                                                                         PER SHARE
                                                       -----------------------------------------------------------------------------
                                                       Latest   All Time   All Time   Monthly   Quarterly   Book            12 Month
                                                       Price      High       Low      Change     Change     Value   Assets    Div.
                                    State   Exchange    ($)       ($)        ($)        (%)        (%)       ($)     ($)      ($)
                                    -----   --------   ------   --------   --------   -------   ---------   -----   ------  --------
FFDF   FFD Financial Corp.            OH     NASDAQ    13.000    13.750     10.000     -3.70      14.91     14.72    58.73      NA
FFYF   FFY Financial Corp.            OH     NASDAQ    25.313    25.875     12.250     -1.22       5.47     19.98   117.75    0.60
FFOH   Fidelity Financial of Ohio     OH     NASDAQ    12.250    12.250      3.112     10.11      22.50     12.46    62.76      NA
FDEF   First Defiance Financial       OH     NASDAQ    12.625    12.625      5.790      1.00      12.22     12.17    52.89      NA
FFBZ   First Federal Bancorp, Inc.    OH     NASDAQ    17.500    17.500      3.125     20.69      27.27      8.25   117.49    0.21
FFHS   First Franklin Corporation     OH     NASDAQ    16.000    17.500      3.500     -5.88       6.67     17.06   188.47    0.30
FFSW   FirstFederal Financial Svcs    OH     NASDAQ    38.500    39.750      2.232     -0.65      23.69     15.07   307.48    0.46
GFCO   Glenway Financial Corp.        OH     NASDAQ    19.500    23.333     15.419      2.63      -0.64     22.88   246.43    0.65
HHFC   Harvest Home Financial Corp.   OH     NASDAQ     9.500    13.750      8.750     -3.80      -3.80     10.40    84.20    3.40
HVFD   Haverfield Corporation         OH     NASDAQ    18.625    19.750      5.165      0.68      -4.49     14.47   183.89    0.54
HCFC   Home City Financial Corp.      OH     NASDAQ    12.250    13.250     12.000        NA         NA        NA       NA      NA
INBI   Industrial Bancorp             OH     NASDAQ    12.500    16.000      9.875      0.00      -1.96     10.92    57.68    3.90
LONF   London Financial Corporation   OH     NASDAQ    14.250    14.500      9.750      5.56      26.67     14.95    69.60      NA
MFFC   Milton Federal Financial Corp. OH     NASDAQ    14.250    17.125     10.000      1.79       2.70     14.76    79.71    1.43
OHSL   OHSL Financial Corp.           OH     NASDAQ    21.250    22.000     11.500      4.29       8.97     20.58   177.96    0.74
PFFC   Peoples Financial Corp.        OH     NASDAQ    13.000    13.500     10.875     -0.95       1.96     15.90    59.86      NA
PTRS   Potters Financial Corp.        OH     NASDAQ    19.250    20.000      9.000     -1.28       5.48     20.35   247.93    0.29
PVFC   PVF Capital Corp.              OH     NASDAQ    15.750    16.000      4.316      8.62       6.78      9.67   148.61    0.00
SFSL   Security First Corp.           OH     NASDAQ    19.250    19.250      1.625     17.56      28.33     11.19   120.64    0.42
SSBK   Strongsville Savings Bank      OH     NASDAQ    22.000    22.500     15.500      3.53       0.00     16.56   214.24    0.46
SBCN   Suburban Bancorporation, Inc.  OH     NASDAQ    16.250    18.500     10.500      3.17       1.56     17.76   142.34    0.55
WOFC   Western Ohio Financial Corp.   OH     NASDAQ    21.875    24.375     14.750      8.02       8.02     24.34   159.01    1.00
WEHO   Westwood Homestead Fin. Corp.  OH     NASDAQ    12.000    12.250     10.375      1.05      12.94     15.10    45.82      NA
WFCO   Winton Financial Corp.         OH     NASDAQ    13.250    15.000      3.750     15.22      15.22     10.49   147.14    0.42
FFWD   Wood Bancorp, Inc.             OH     NASDAQ    16.500    17.250      8.000      0.76      -2.94     13.40   101.74    0.24
KFBI   Klamath First Bancorp          OR     NASDAQ    15.625    16.125     12.500      4.17       8.70     14.98    57.87      NA
BRFC   Bridgeville Savings Bank       PA     NASDAQ    15.250    16.000     11.750     -4.69       0.00     14.12    48.78    0.59
CVAL   Chester Valley Bancorp Inc.    PA     NASDAQ    18.500    20.000      3.879     -3.90      -3.90     15.36   173.84    0.37
CMSB   Commonwealth Bancorp, Inc.     PA     NASDAQ    14.625    15.125      5.790      3.54      27.17     12.67   116.13      NA
FSBI   Fidelity Bancorp, Inc.         PA     NASDAQ    19.000    20.500      3.756     -3.18      -1.30     15.86   231.49    0.30
FBBC   First Bell Bancorp, Inc.       PA     NASDAQ    13.500    17.375     10.000    -20.00     -10.74     13.71    74.37    0.20
FKFS   First Keystone Financial       PA     NASDAQ    19.625    20.875     10.250      1.95       9.03     17.86   227.65    0.00
SHEN   First Shenango Bancorp, Inc.   PA     NASDAQ    22.500    23.750     12.750      0.00       7.78     20.42   170.09    0.44
GAF    GA Financial, Inc.             PA      AMSE     15.125    15.375     10.250     -0.82      14.15     15.50    66.17      NA


                                                                     PRICING RATIOS
                                                       ------------------------------------------
                                                        Price/     Price/     Price/   Price/Core
                                                       Earnings   Bk. Value   Assets    Earnings
                                    State   Exchange     (X)         (%)        (%)      (X)
                                    -----   --------   --------   ---------   ------   ----------
FFDF   FFD Financial Corp.            OH     NASDAQ         NA      88.32      22.14         NA
FFYF   FFY Financial Corp.            OH     NASDAQ      26.37     126.69      21.50      17.10
FFOH   Fidelity Financial of Ohio     OH     NASDAQ         NA      98.31      19.52         NA
FDEF   First Defiance Financial       OH     NASDAQ         NA     103.74      23.87         NA
FFBZ   First Federal Bancorp, Inc.    OH     NASDAQ      20.83     212.12      14.89      15.49
FFHS   First Franklin Corporation     OH     NASDAQ      33.33      93.79       8.49      14.95
FFSW   FirstFederal Financial Svcs    OH     NASDAQ      23.05     255.47      12.52      17.74
GFCO   Glenway Financial Corp.        OH     NASDAQ      30.00      85.23       7.91      13.18
HHFC   Harvest Home Financial Corp.   OH     NASDAQ      59.38      91.35      11.28      21.59
HVFD   Haverfield Corporation         OH     NASDAQ      25.51     128.71      10.13      13.40
HCFC   Home City Financial Corp.      OH     NASDAQ         NA         NA         NA         NA
INBI   Industrial Bancorp             OH     NASDAQ      27.78     114.47      21.67      14.88
LONF   London Financial Corporation   OH     NASDAQ         NA      95.32      20.47         NA
MFFC   Milton Federal Financial Corp. OH     NASDAQ      29.08      96.54      17.88      22.62
OHSL   OHSL Financial Corp.           OH     NASDAQ      22.85     103.26      11.94      15.40
PFFC   Peoples Financial Corp.        OH     NASDAQ         NA      81.76      21.72         NA
PTRS   Potters Financial Corp.        OH     NASDAQ         NM      94.59       7.76      21.88
PVFC   PVF Capital Corp.              OH     NASDAQ      14.86     162.87      10.60       7.91
SFSL   Security First Corp.           OH     NASDAQ      19.06     172.03      15.96      13.56
SSBK   Strongsville Savings Bank      OH     NASDAQ      17.19     132.85      10.27      13.25
SBCN   Suburban Bancorporation, Inc.  OH     NASDAQ      73.86      91.50      11.42      20.83
WOFC   Western Ohio Financial Corp.   OH     NASDAQ      34.72      89.87      13.76      36.46
WEHO   Westwood Homestead Fin. Corp.  OH     NASDAQ         NA      79.47      26.19         NA
WFCO   Winton Financial Corp.         OH     NASDAQ      22.08     126.31       9.01      13.52
FFWD   Wood Bancorp, Inc.             OH     NASDAQ      20.12     123.13      16.22      14.86
KFBI   Klamath First Bancorp          OR     NASDAQ         NA     104.31      27.00         NA
BRFC   Bridgeville Savings Bank       PA     NASDAQ      30.50     108.00      31.26      23.46
CVAL   Chester Valley Bancorp Inc.    PA     NASDAQ      18.69     120.44      10.64      12.59
CMSB   Commonwealth Bancorp, Inc.     PA     NASDAQ         NA     115.43      12.59         NA
FSBI   Fidelity Bancorp, Inc.         PA     NASDAQ      20.21     119.80       8.21      11.66
FBBC   First Bell Bancorp, Inc.       PA     NASDAQ      13.50      98.47      18.15      11.64
FKFS   First Keystone Financial       PA     NASDAQ      26.52     109.88       8.62      12.50
SHEN   First Shenango Bancorp, Inc.   PA     NASDAQ      19.57     110.19      13.23         NA
GAF    GA Financial, Inc.             PA      AMSE          NA      97.58      22.86         NA

                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF JANUARY 10, 1997


                                                                                         PER SHARE
                                                       -----------------------------------------------------------------------------
                                                       Latest   All Time   All Time   Monthly   Quarterly   Book            12 Month
                                                       Price      High       Low      Change     Change     Value   Assets    Div.
                                    State   Exchange    ($)       ($)        ($)        (%)        (%)       ($)     ($)      ($)
                                    -----   --------   ------   --------   --------   -------   ---------   -----   ------  --------
HARL   Harleysville Savings Bank      PA     NASDAQ    19.000    20.500      3.535      1.33       8.57     15.18   244.21    0.40
LARL   Laurel Capital Group, Inc.     PA     NASDAQ    17.500    17.500      3.627      9.38       9.38     13.87   133.34    0.35
MLBC   ML Bancorp, Inc.               PA     NASDAQ    14.125    14.875      6.219     -4.24       0.44     12.55   159.14    0.34
PVSA   Parkvale Financial Corporation PA     NASDAQ    25.250    26.500      2.150     -3.81       1.81     16.96   228.71    0.44
PBIX   Patriot Bank Corp.             PA     NASDAQ    13.500    13.854     10.258      0.00       8.91     12.94   109.83      NA
PWBC   PennFirst Bancorp, Inc.        PA     NASDAQ    13.750    15.915      4.019      1.85       0.92     12.52   179.28    0.86
PWBK   Pennwood Savings Bank          PA     NASDAQ    13.000    13.750      9.000      4.00      20.93     15.17    75.76      NA
PHFC   Pittsburgh Home Financial Corp PA     NASDAQ    13.500    13.625      9.500      3.85      13.68     13.92    89.51      NA
PRBC   Prestige Bancorp, Inc.         PA     NASDAQ    13.625    13.750      9.750      4.81      11.22     15.77   108.39      NA
PSAB   Prime Bancorp, Inc.            PA     NASDAQ    20.000    20.682      3.194      0.00       3.23     15.44   181.82    0.68
PFNC   Progress Financial Corporation PA     NASDAQ     8.438    18.750      0.750     -2.17      14.41      5.01    98.44    0.02
SVRN   Sovereign Bancorp, Inc.        PA     NASDAQ    13.125    13.625      1.005     -0.48      12.90      7.76   189.82    0.08
THRD   TF Financial Corporation       PA     NASDAQ    16.625    16.750      9.750      4.72      12.71     18.10   154.64    0.30
THBC   Troy Hill Bancorp, Inc.        PA     NASDAQ    20.063    20.125     10.250      0.31       0.95     16.87    93.14    0.40
WVFC   WVS Financial Corporation      PA     NASDAQ    24.000    25.000     13.000     -1.03      10.98     19.72   153.04    2.10
YFED   York Financial Corp.           PA     NASDAQ    16.000    18.409      4.301     -3.03      -0.84     12.37   155.68    0.52
AMFB   American Federal Bank, FSB     SC     NASDAQ    19.625    19.625      0.625      2.61      13.77      9.90   127.32    0.44
CFCP   Coastal Financial Corp.        SC     NASDAQ    19.250    22.000      1.918    -11.49      -3.75      8.04   133.54    0.42
FFCH   First Financial Holdings Inc.  SC     NASDAQ    22.750    24.250      4.000     -3.19      12.35     14.91   243.20    0.64
FSFC   First Southeast Financial Corp SC     NASDAQ    10.125    20.250      9.125      5.19       9.46      7.55    75.05   10.40
PALM   Palfed, Inc.                   SC     NASDAQ    14.000    18.500      3.500     -3.45       3.70     10.10   126.23    0.06
SCCB   S. Carolina Community Bancshrs SC     NASDAQ    15.250    20.500     12.625     -7.58       1.67     16.84    58.79    0.60
HFFC   HF Financial Corp.             SD     NASDAQ    17.000    17.500      5.500      1.49      15.25     16.46   190.48    0.34
TWIN   Twin City Bancorp              TN     NASDAQ    17.500    18.750     10.500     -2.78      -2.78     15.58   124.41    0.77
BNKU   Bank United Corp.              TX     NASDAQ    24.375    28.500     22.500    -14.47      -3.47     16.81   339.05    0.00
CBSA   Coastal Bancorp, Inc.          TX     NASDAQ    23.250    24.750      9.875     -1.06      11.04     18.04   576.05    0.38
ETFS   East Texas Financial Services  TX     NASDAQ    17.000    17.000     11.000      5.43      15.25     19.39   105.97    0.15
FBHC   Fort Bend Holding Corp.        TX     NASDAQ    24.500    25.750     10.375     -4.85      27.27     21.24   343.87    0.28
LOAN   Horizon Bancorp                TX     NASDAQ    20.000    21.500      7.250      2.56      12.68      7.99   101.33    0.15
JXVL   Jacksonville Bancorp, Inc.     TX     NASDAQ    14.500    15.000      7.141     -0.85      11.94     13.34    82.33      NA
BFSB   Bedford Bancshares, Inc.       VA     NASDAQ    17.500    18.750     10.250     -4.11       1.45     16.95   111.36    0.39
CNIT   CENIT Bancorp, Inc.            VA     NASDAQ    40.500    41.500     10.875      3.85       5.19     29.55   419.95    0.60
CFFC   Community Financial Corp.      VA     NASDAQ    21.500    22.500      4.250      2.38      -1.71     17.59   126.40    0.48
ESX    Essex Bancorp, Inc.            VA      AMSE      1.875    19.250      0.750    -11.76     -11.76     -0.16   162.92    0.00


                                                                     PRICING RATIOS
                                                       ------------------------------------------
                                                        Price/     Price/     Price/   Price/Core
                                                       Earnings   Bk. Value   Assets    Earnings
                                    State   Exchange     (X)         (%)        (%)      (X)
                                    -----   --------   --------   ---------   ------   ----------
HARL   Harleysville Savings Bank      PA     NASDAQ      16.10     125.16       7.78      10.00
LARL   Laurel Capital Group, Inc.     PA     NASDAQ      13.26     126.17      13.12      10.23
MLBC   ML Bancorp, Inc.               PA     NASDAQ      12.96     112.55       8.88      13.85
PVSA   Parkvale Financial Corporation PA     NASDAQ      15.98     148.88      11.04      11.37
PBIX   Patriot Bank Corp.             PA     NASDAQ         NA     104.33      12.29         NA
PWBC   PennFirst Bancorp, Inc.        PA     NASDAQ      19.37     109.82       7.67      13.61
PWBK   Pennwood Savings Bank          PA     NASDAQ         NA      85.70      17.16         NA
PHFC   Pittsburgh Home Financial Corp PA     NASDAQ         NA      96.98      15.08         NA
PRBC   Prestige Bancorp, Inc.         PA     NASDAQ         NA      86.40      12.57         NA
PSAB   Prime Bancorp, Inc.            PA     NASDAQ      16.81     129.53      11.00      12.58
PFNC   Progress Financial Corporation PA     NASDAQ      14.30     168.42       8.57      11.56
SVRN   Sovereign Bancorp, Inc.        PA     NASDAQ      16.01     169.14       6.91         NA
THRD   TF Financial Corporation       PA     NASDAQ      21.88      91.85      10.75      15.54
THBC   Troy Hill Bancorp, Inc.        PA     NASDAQ      23.06     118.93      21.54      19.86
WVFC   WVS Financial Corporation      PA     NASDAQ      13.64     121.70      15.68      12.00
YFED   York Financial Corp.           PA     NASDAQ      16.49     129.35      10.28      12.70
AMFB   American Federal Bank, FSB     SC     NASDAQ      15.83     198.23      15.41      12.58
CFCP   Coastal Financial Corp.        SC     NASDAQ      18.51     239.43      14.42      17.19
FFCH   First Financial Holdings Inc.  SC     NASDAQ      20.50     152.58       9.35      12.30
FSFC   First Southeast Financial Corp SC     NASDAQ         NM     134.11      13.49      14.26
PALM   Palfed, Inc.                   SC     NASDAQ      31.11     138.61      11.09      19.18
SCCB   S. Carolina Community Bancshrs SC     NASDAQ      29.33      90.56      25.94      22.43
HFFC   HF Financial Corp.             SD     NASDAQ      15.89     103.28       8.92      12.69
TWIN   Twin City Bancorp              TN     NASDAQ      18.62     112.32      14.07      14.34
BNKU   Bank United Corp.              TX     NASDAQ         NM     145.00       7.19         NA
CBSA   Coastal Bancorp, Inc.          TX     NASDAQ      17.75     128.88       4.04      10.52
ETFS   East Texas Financial Services  TX     NASDAQ      40.48      87.67      16.04      22.97
FBHC   Fort Bend Holding Corp.        TX     NASDAQ      41.53     115.35       7.12      15.91
LOAN   Horizon Bancorp                TX     NASDAQ      17.70     250.31      19.74      22.73
JXVL   Jacksonville Bancorp, Inc.     TX     NASDAQ         NA     108.70      17.61         NA
BFSB   Bedford Bancshares, Inc.       VA     NASDAQ      14.96     103.24      15.71      11.74
CNIT   CENIT Bancorp, Inc.            VA     NASDAQ      25.80     137.06       9.64      16.74
CFFC   Community Financial Corp.      VA     NASDAQ      16.80     122.23      17.01      13.03
ESX    Essex Bancorp, Inc.            VA      AMSE          NM         NM       1.15         NM

                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF JANUARY 10, 1997


                                                                                         PER SHARE
                                                       -----------------------------------------------------------------------------
                                                       Latest   All Time   All Time   Monthly   Quarterly   Book            12 Month
                                                       Price      High       Low      Change     Change     Value   Assets    Div.
                                    State   Exchange    ($)       ($)        ($)        (%)        (%)       ($)     ($)      ($)
                                    -----   --------   ------   --------   --------   -------   ---------   -----   ------  --------
FFFC   FFVA Financial Corp.           VA     NASDAQ    20.000    21.750      8.250     -3.61       8.84     16.87   105.54    0.38
FFRV   Fidelity Financial Bankshares  VA     NASDAQ    25.000    25.500      2.381      2.04       6.38     12.07   143.23    0.18
GSLC   Guaranty Financial Corp.       VA     NASDAQ     8.250     9.500      6.313      0.00      -8.33      6.89   125.36    0.05
LIFB   Life Bancorp, Inc.             VA     NASDAQ    17.750    18.375      8.313     -3.40       7.17     14.77   142.66    0.44
VABF   Virginia Beach Fed. Financial  VA     NASDAQ     9.500     9.938      1.625      1.33       2.70      8.03   121.60    0.16
VFFC   Virginia First Financial Corp. VA     NASDAQ    12.750    14.625      1.250     -1.92      -3.77     10.64   136.05    0.08
CASB   Cascade Financial Corp.        WA     NASDAQ    17.500    17.500      2.662     21.74      11.11     10.04   165.99    0.00
FWWB   First SB of Washington Bancorp WA     NASDAQ    18.000    19.000     12.375     -2.70       6.67     14.84    87.05      NA
IWBK   InterWest Bancorp, Inc.        WA     NASDAQ    31.875    33.000      8.478     -1.92       3.66     14.02   216.23    0.48
STSA   Sterling Financial Corp.       WA     NASDAQ    13.625    15.000      1.878     -2.68      -2.68     10.53   276.54    0.00
WFSL   Washington Federal, Inc.       WA     NASDAQ    25.625    27.500      1.723     -2.84       6.22     14.20   125.69    0.90
AADV   Advantage Bancorp, Inc.        WI     NASDAQ    32.250    34.500     10.600      1.57      -2.27     25.08   299.58    0.29
ABCW   Anchor BanCorp Wisconsin       WI     NASDAQ    35.875    36.250      9.800      2.14       3.05     23.88   408.68    0.39
FCBF   FCB Financial Corp.            WI     NASDAQ    18.500    19.500     10.000     -5.13      -2.63     18.93   109.48    0.66
FFEC   First Fed Bncshrs Eau Clair    WI     NASDAQ    18.375    18.375      8.375      0.68       1.38     14.27   106.31    0.24
FTFC   First Federal Capital Corp.    WI     NASDAQ    24.750    25.250      1.449      4.21       7.61     15.10   238.20    0.60
FFHC   First Financial Corp.          WI     NASDAQ    23.750    24.500      1.114      2.37      16.42     10.73   149.64    0.46
FNGB   First Northern Capital Corp.   WI     NASDAQ    16.688    18.625      3.063      2.70      -3.26     15.84   138.77    0.59
HALL   Hallmark Capital Corp.         WI     NASDAQ    17.375    17.750      9.875      0.72       0.72     18.82   268.67    0.00
MWFD   Midwest Federal Financial      WI     NASDAQ    17.875    24.500      4.167    -16.86     -16.86     10.19   121.39    0.22
NWEQ   Northwest Equity Corp.         WI     NASDAQ    12.125    12.500      6.875      3.74       5.43     13.55   102.77    0.37
OSBF   OSB Financial Corp.            WI     NASDAQ    27.500    27.750     14.500     -0.90      17.02     27.93   215.89    0.60
RELI   Reliance Bancshares, Inc.      WI     NASDAQ     7.000    10.125      6.500      1.82     -24.32     11.43    18.73      NA
SECP   Security Capital Corporation   WI     NASDAQ    72.250    73.750     25.000     -1.03       9.47     56.90   379.63    0.60
STFR   St. Francis Capital Corp.      WI     NASDAQ    26.500    28.000     12.625      0.95       3.92     23.12   256.44    0.40
AFBC   Advance Financial Bancorp      WV     NASDAQ    12.750    12.938     12.750        NA         NA        NA       NA      NA
FOBC   Fed One Bancorp                WV     NASDAQ    16.125    16.625      5.358      2.38       0.00     16.62   137.01    0.55
CRZY   Crazy Woman Creek Bancorp      WY     NASDAQ    12.500    12.500     10.000      7.53       6.38     14.62    48.69      NA
TRIC   Tri-County Bancorp, Inc.       WY     NASDAQ    18.500    19.000     11.375      1.37       0.00     20.81   130.55    0.50


                                                                     PRICING RATIOS
                                                       ------------------------------------------
                                                        Price/     Price/     Price/   Price/Core
                                                       Earnings   Bk. Value   Assets    Earnings
                                    State   Exchange     (X)         (%)        (%)      (X)
                                    -----   --------   --------   ---------   ------   ----------
FFFC   FFVA Financial Corp.           VA     NASDAQ      20.00     118.55      18.95      15.75
FFRV   Fidelity Financial Bankshares  VA     NASDAQ      27.17     207.13      17.45      18.25
GSLC   Guaranty Financial Corp.       VA     NASDAQ      16.50     119.74       6.58      13.75
LIFB   Life Bancorp, Inc.             VA     NASDAQ      23.36     120.18      12.44      15.43
VABF   Virginia Beach Fed. Financial  VA     NASDAQ     190.00     118.31       7.81      35.19
VFFC   Virginia First Financial Corp. VA.    NASDAQ       7.24     119.83       9.37      13.28
CASB   Cascade Financial Corp.        WA     NASDAQ      26.12     174.30      10.54      24.31
FWWB   First SB of Washington Bancorp WA     NASDAQ         NA     121.29      20.68         NA
IWBK   InterWest Bancorp, Inc.        WA     NASDAQ      20.17     227.35      14.74      14.89
STSA   Sterling Financial Corp.       WA     NASDAQ         NM     129.39       4.93      20.04
WFSL   Washington Federal, Inc.       WA     NASDAQ      13.63     180.46      20.39      12.26
AADV   Advantage Bancorp, Inc.        WI     NASDAQ      38.86     128.59      10.77      15.00
ABCW   Anchor BanCorp Wisconsin       WI     NASDAQ      15.80     150.23       8.78      12.46
FCBF   FCB Financial Corp.            WI     NASDAQ      19.68      97.73      16.90      15.81
FFEC   First Fed Bncshrs Eau Clair    WI     NASDAQ      25.17     128.77      17.28      19.34
FTFC   First Federal Capital Corp.    WI     NASDAQ      17.07     163.91      10.39      15.00
FFHC   First Financial Corp.          WI     NASDAQ      18.27     221.34      15.87      12.84
FNGB   First Northern Capital Corp.   WI     NASDAQ      25.67     105.35      12.03      16.05
HALL   Hallmark Capital Corp.         WI     NASDAQ      17.38      92.32       6.47      13.06
MWFD   Midwest Federal Financial      WI     NASDAQ      16.40     175.42      14.73      16.71
NWEQ   Northwest Equity Corp.         WI     NASDAQ      17.83      89.48      11.80      14.79
OSBF   OSB Financial Corp.            WI     NASDAQ     250.00      98.46      12.74      27.23
RELI   Reliance Bancshares, Inc.      WI     NASDAQ         NA      61.24      37.37         NA
SECP   Security Capital Corporation   WI     NASDAQ      24.24     126.98      19.03      17.84
STFR   St. Francis Capital Corp.      WI     NASDAQ      14.56     114.62      10.33      14.80
AFBC   Advance Financial Bancorp      WV     NASDAQ         NA         NA         NA         NA
FOBC   Fed One Bancorp                WV     NASDAQ      18.12      97.02      11.77      12.22
CRZY   Crazy Woman Creek Bancorp      WY     NASDAQ         NA      85.50      25.67         NA
TRIC   Tri-County Bancorp, Inc.       WY     NASDAQ      24.34      88.90      14.17      17.79

                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF JANUARY 10, 1997


                                                                                         PER SHARE
                                                       -----------------------------------------------------------------------------
                                                       Latest   All Time   All Time   Monthly   Quarterly   Book            12 Month
                                                       Price      High       Low      Change     Change     Value   Assets    Div.
                                    State   Exchange    ($)       ($)        ($)        (%)        (%)       ($)     ($)      ($)
                                    -----   --------   ------   --------   --------   -------   ---------   -----   ------  --------
ALL THRIFTS
       AVERAGE                                         18.898    22.249      8.299      1.36       6.63     15.94   161.84    0.51
       MEDIAN                                          16.750    18.409      9.500      1.05       6.43     15.31   132.94    0.37
       HIGH                                            72.250   589.500     62.000     21.74      40.00     56.90   645.07   10.40
       LOW                                              1.875     6.917      0.223    -25.00     -58.95     -0.16    13.62    0.00

AVERAGE FOR STATE
       OH                                              17.865    19.433      8.687      1.79       7.07     15.53   143.77    0.86

AVERAGE BY REGION
       MIDWEST                                         18.789    20.384      8.922      1.22       5.75   16.60     148.13    0.52
       NEW ENGLAND                                     20.944    21.799      6.401      0.64       7.97   17.81     249.88    0.53
       MID ATLANTIC                                    18.849    20.322      7.254      2.04       7.65   15.94     168.00    0.38
       SOUTHEAST                                       17.192    19.302      8.560      0.21       5.22   13.26     124.01    0.74
       SOUTHWEST                                       18.589    19.824     10.586      2.47      11.26   15.35     181.71    0.50
       WEST                                            21.674    39.373      6.627      2.14       8.37   16.61     231.32    0.35

AVERAGE BY EXCHANGE
       NYSE                                            36.177    85.019      2.935      0.74      11.59   20.10     365.02    0.47
       AMEX                                            13.806    16.336      9.790      0.81       2.70   14.13     101.75    1.07
       OTC/NASDAQ                                      18.537    20.150      8.407      1.42       6.67   15.88     157.21    0.49


                                                                     PRICING RATIOS
                                                       ------------------------------------------
                                                        Price/     Price/     Price/   Price/Core
                                                       Earnings   Bk. Value   Assets    Earnings
                                    State   Exchange     (X)         (%)        (%)      (X)
                                    -----   --------   --------   ---------   ------   ----------
ALL THRIFTS
       AVERAGE                                           29.30     120.88      14.46      18.10
       MEDIAN                                            21.48     108.87      12.74      15.49
       HIGH                                             250.00     414.09      71.59     115.00
       LOW                                                4.48      59.32       1.15       7.91

AVERAGE FOR STATE
       OH                                               29.969    120.011     14.791     16.833

AVERAGE BY REGION
       MIDWEST                                           31.07     115.81      15.51      18.34
       NEW ENGLAND                                       20.30     115.57       8.71      15.90
       MID ATLANTIC                                      20.92     118.44      12.75      14.96
       SOUTHEAST                                         33.80     133.36      16.71      20.08
       SOUTHWEST                                         26.00     124.16      13.84      17.34
       WEST                                              33.45     129.43      11.57      20.15

AVERAGE BY EXCHANGE
       NYSE                                              35.87     184.42      11.03      17.87
       AMEX                                              20.00      96.99      16.57      13.84
       OTC/NASDAQ                                        29.31     119.66      14.47      18.27

KELLER & COMPANY                                                      EXHIBIT 32
Columbus, Ohio
614-766-1426
                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF JANUARY 10, 1997

                                                      ASSETS AND EQUITY                      PROFITABILITY
                                             -----------------------------------   ---------------------------------
                                               Total       Total       Total                 Core              Core
                                               Assets      Equity   Tang. Equity    ROAA     ROAA     ROAE     ROAE
                                     State     ($000)      ($000)      ($000)       (%)      (%)      (%)      (%)
                                     -----   ----------   --------- ------------   ------   ------   ------   ------
PLE    Pinnacle Bank                  AL        191,659      14,819      14,298      0.50     0.79     6.40    10.08
SRN    Southern Banc Company, Inc     AL        107,874      19,654      19,444      0.22     0.57     1.20     3.13
SCBS   Southern Community Bankshares  AL         62,026       5,606       5,606      0.99     0.91    11.75    10.85
SZB    SouthFirst Bancshares, Inc.    AL         90,282      12,888      12,888     -0.02     0.01    -0.13     0.09
FFBH   First Federal Bancshares of AR AR        509,605      83,339      83,339        NA       NA       NA       NA
FTF    Texarkana First Financial Corp AR        165,747      26,424      26,424      1.46     1.79     7.34     9.01
AHM    Ahmanson & Company (H.F.)      CA     50,588,224   2,472,634   2,151,546      0.23     0.53     3.96     9.13
AFFFZ  America First Financial Fund   CA      2,227,591     153,517     150,376      0.45     0.75     6.61    11.07
BPLS   Bank Plus Corp.                CA      3,323,209     158,009     157,665     -1.98    -1.64   -34.45   -28.61
BVFS   Bay View Capital Corp.         CA      3,428,175     193,695     182,821     -0.08     0.55    -1.22     8.20
BYFC   Broadway Financial Corp.       CA        117,253      13,515      13,515     -0.16     0.21    -1.73     2.22
CFHC   California Financial Holding   CA      1,339,378      86,475      86,228      0.37     0.62     5.47     9.24
CENF   CENFED Financial Corp.         CA      2,160,973     108,930     108,715      0.51     0.64    10.40    13.01
CSA    Coast Savings Financial        CA      8,549,032     413,326     406,818      0.12     0.46     2.40     9.23
DSL    Downey Financial Corp.         CA      4,954,337     383,644     377,337      0.43     0.69     5.26     8.44
FSSB   First FS&LA of San Bernardino  CA        100,334       4,709       4,498     -1.07    -1.24   -19.94   -23.18
FED    FirstFed Financial Corp.       CA      4,196,726     183,941     181,029      0.06     0.29     1.28     6.22
GLN    Glendale Federal Bank, FSB     CA     15,104,367     937,937     880,008      0.06     0.47     0.88     7.34
GDW    Golden West Financial          CA     37,011,423   2,270,144   2,270,144      1.00     1.22    15.60    19.04
GWF    Great Western Financial        CA     43,548,593   2,616,781   2,321,357      0.48     0.72     7.58    11.47
HTHR   Hawthorne Financial Corp.      CA        827,784      43,442      43,442      0.89     0.63    17.24    12.18
HEMT   HF Bancorp, Inc.               CA      1,004,374      79,809          NA     -0.08     0.26    -0.71     2.37
HBNK   Highland Federal Bank FSB      CA        469,165      33,450      33,450     -0.09     0.22    -1.27     3.11
MBBC   Monterey Bay Bancorp, Inc.     CA        327,127      45,762      45,339      0.13     0.39     0.91     2.66
PFFB   PFF Bancorp, Inc.              CA      2,485,552     286,860     283,663     -0.06     0.31    -0.57     3.08
PROV   Provident Financial Holdings   CA        580,166      84,931      84,931        NA       NA       NA       NA
QCBC   Quaker City Bancorp, Inc.      CA        737,999      66,669      66,445      0.22     0.49     2.24     5.02
REDF   RedFed Bancorp Inc.            CA        866,269      69,868      69,868     -0.77    -0.47   -12.78    -7.86
SGVB   SGV Bancorp, Inc.              CA        344,852      31,261      31,261     -0.01     0.27    -0.06     2.62
WES    Westcorp                       CA      3,181,347     314,304     313,353      1.09     0.44    11.09     4.51
FFBA   First Colorado Bancorp, Inc.   CO      1,514,552     224,416     221,593      0.84     1.16     5.50     7.66

                                                             CAPITAL ISSUES
                                             ----------------------------------------------
                                                                    Number of    Mkt. Value
                                               IPO                   Shares      of Shares
                                     State     Date     Exchange     Outstg.        ($M)
                                     -----   --------   --------   -----------   ----------
PLE    Pinnacle Bank                  AL     12/17/86     AMSE         889,824      16.35
SRN    Southern Banc Company, Inc     AL     10/05/95     AMSE       1,382,013      17.97
SCBS   Southern Community Bankshares  AL     12/23/96    Pink Sh            NA         NA
SZB    SouthFirst Bancshares, Inc.    AL     02/14/95     AMSE         863,200      10.79
FFBH   First Federal Bancshares of AR AR     05/03/96    NASDAQ      5,153,751      77.31
FTF    Texarkana First Financial Corp AR     07/07/95     AMSE       1,884,563      26.86
AHM    Ahmanson & Company (H.F.)      CA     10/25/72     NYSE     105,496,154    2953.89
AFFFZ  America First Financial Fund   CA        NA       NASDAQ      6,010,589     181.82
BPLS   Bank Plus Corp.                CA        NA       NASDAQ     18,242,965     193.83
BVFS   Bay View Capital Corp.         CA     05/09/86    NASDAQ      6,640,242     236.56
BYFC   Broadway Financial Corp.       CA     01/09/96    NASDAQ        892,688       8.82
CFHC   California Financial Holding   CA     04/01/83    NASDAQ      4,720,970     109.76
CENF   CENFED Financial Corp.         CA     10/25/91    NASDAQ      5,101,260     126.26
CSA    Coast Savings Financial        CA     12/23/85     NYSE      18,583,617     594.68
DSL    Downey Financial Corp.         CA     01/01/71     NYSE      25,459,358     428.56
FSSB   First FS&LA of San Bernardino  CA     02/02/93    NASDAQ        328,296       3.20
FED    FirstFed Financial Corp.       CA     12/16/83     NYSE      10,517,597     207.72
GLN    Glendale Federal Bank, FSB     CA     10/01/83     NYSE      47,165,668     837.19
GDW    Golden West Financial          CA     05/29/59     NYSE      57,375,909    3349.32
GWF    Great Western Financial        CA        NA        NYSE     137,431,563    3641.94
HTHR   Hawthorne Financial Corp.      CA        NA       NASDAQ      2,599,275      18.84
HEMT   HF Bancorp, Inc.               CA     06/30/95    NASDAQ      6,281,875      60.46
HBNK   Highland Federal Bank FSB      CA        NA       NASDAQ      2,295,983      32.72
MBBC   Monterey Bay Bancorp, Inc.     CA     02/15/95    NASDAQ      3,259,063      43.59
PFFB   PFF Bancorp, Inc.              CA     03/29/96    NASDAQ     19,837,500     245.49
PROV   Provident Financial Holdings   CA     06/28/96    NASDAQ      5,125,215      64.71
QCBC   Quaker City Bancorp, Inc.      CA     12/30/93    NASDAQ      3,800,600      55.11
REDF   RedFed Bancorp Inc.            CA     04/08/94    NASDAQ      7,082,781      85.88
SGVB   SGV Bancorp, Inc.              CA     06/29/95    NASDAQ      2,591,276      24.94
WES    Westcorp                       CA     05/01/86     NYSE      25,985,142     561.93
FFBA   First Colorado Bancorp, Inc.   CO     01/02/96    NASDAQ     19,030,844     294.98

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF JANUARY 10, 1997

                                                      ASSETS AND EQUITY                      PROFITABILITY
                                             -----------------------------------   ---------------------------------
                                               Total       Total       Total                 Core              Core
                                               Assets      Equity   Tang. Equity    ROAA     ROAA     ROAE     ROAE
                                     State     ($000)      ($000)      ($000)       (%)      (%)      (%)      (%)
                                     -----   ----------   --------- ------------   ------   ------   ------   ------
EGFC   Eagle Financial Corp.          CT      1,406,583     101,148      74,158      1.00     0.61    13.82     8.49
FFES   First Federal of East Hartford CT        942,648      57,665      57,538      0.44     0.67     6.89    10.44
NTMG   Nutmeg Federal S&LA            CT         93,924       5,488       5,488      0.32     0.38     5.13     6.05
WBST   Webster Financial Corporation  CT      3,984,454     216,667     171,059      0.55     0.68     9.77    11.91
IFSB   Independence Federal Savings   DC        247,888      16,672      14,440      0.13     0.19     1.98     2.94
BANC   BankAtlantic Bancorp, Inc.     FL      2,170,480     139,727     129,822      0.85     0.86    11.95    12.04
BKUNA  BankUnited Financial Corp.     FL        824,360      69,111      66,654      0.36     0.60     4.31     7.14
FFFG   F.F.O. Financial Group, Inc.   FL        311,028      18,805      18,805      0.21     0.64     3.28     9.97
FFLC   FFLC Bancorp, Inc.             FL        335,993      54,495      54,495      0.63     0.96     3.72     5.65
FFML   First Family Financial Corp.   FL        170,718       8,704       8,704      0.41     0.42     7.37     7.57
FFPB   First Palm Beach Bancorp, Inc. FL      1,490,020     105,425     102,600      0.04     0.12     0.52     1.56
FFPC   Florida First Bancorp, Inc.    FL        297,244      20,797      20,797      0.59     0.87     8.60    12.65
OCWN   Ocwen Financial Corporation    FL      2,200,772     172,667          NA        NA       NA       NA       NA
CCFH   CCF Holding Company            GA         80,283      14,440      14,440      0.60     0.88     2.83     4.18
EBSI   Eagle Bancshares               GA        642,136      57,438      57,438      0.65     0.86     7.78    10.29
FGHC   First Georgia Holding, Inc.    GA        146,915      11,916      10,640      0.55     0.89     6.51    10.56
FLFC   First Liberty Financial Corp.  GA      1,071,191      76,450      66,239      0.81     0.88    10.32    11.20
FLAG   FLAG Financial Corp.           GA        228,914      20,149      20,149     -0.07     0.10    -0.75     1.11
NFSL   Newnan Holdings, Inc.          GA        255,946      23,042      17,832      2.09     2.10    18.60    18.70
CASH   First Midwest Financial, Inc.  IA        388,008      43,210      38,119      0.74     0.98     5.94     7.84
GFSB   GFS Bancorp, Inc.              IA         85,206       9,855       9,855      0.91     1.12     7.59     9.36
HZFS   Horizon Financial Svcs Corp.   IA         76,652       8,227       8,227      0.13     0.33     1.13     2.83
MFCX   Marshalltown Financial Corp.   IA        124,183      19,338      19,338      0.06     0.39     0.39     2.56
MIFC   Mid-Iowa Financial Corp.       IA        115,804      10,601      10,586      0.74     1.04     7.91    11.22
MWBI   Midwest Bancshares, Inc.       IA        137,707       9,068       9,068      0.66     0.72     9.51    10.36
FFFD   North Central Bancshares, Inc. IA        197,921      56,069      56,069      1.52     1.79     6.51     7.71
PMFI   Perpetual Midwest Financial    IA        395,707      33,890      33,890      0.18     0.38     1.92     4.06
SFFC   StateFed Financial Corporation IA         81,059      14,583      14,583      0.98     1.25     4.97     6.35
AVND   Avondale Financial Corp.       IL        612,840      58,773      58,773      0.39     0.40     3.69     3.86
BFFC   Big Foot Financial Corp.       IL        194,625      13,579          NA      0.11     0.05     1.58     0.74
CBCI   Calumet Bancorp, Inc.          IL        492,779      79,583      79,583      0.99     1.25     5.97     7.58

                                                             CAPITAL ISSUES
                                             ----------------------------------------------
                                                                    Number of    Mkt. Value
                                               IPO                   Shares      of Shares
                                     State     Date     Exchange     Outstg.        ($M)
                                     -----   --------   --------   -----------   ----------
EGFC   Eagle Financial Corp.          CT     02/03/87    NASDAQ      4,534,067     123.55
FFES   First Federal of East Hartford CT     06/23/87    NASDAQ      2,614,711      52.29
NTMG   Nutmeg Federal S&LA            CT        NA       NASDAQ        711,634       5.07
WBST   Webster Financial Corporation  CT     12/12/86    NASDAQ      8,108,472     285.82
IFSB   Independence Federal Savings   DC     06/06/85    NASDAQ      1,280,030       9.60
BANC   BankAtlantic Bancorp, Inc.     FL     11/29/83    NASDAQ     14,720,333     198.72
BKUNA  BankUnited Financial Corp.     FL     12/11/85    NASDAQ      5,705,716      44.22
FFFG   F.F.O. Financial Group, Inc.   FL     10/13/88    NASDAQ      8,430,000      22.66
FFLC   FFLC Bancorp, Inc.             FL     01/04/94    NASDAQ      2,525,337      46.40
FFML   First Family Financial Corp.   FL     10/22/92    NASDAQ        545,000      11.72
FFPB   First Palm Beach Bancorp, Inc. FL     09/29/93    NASDAQ      5,093,096     118.41
FFPC   Florida First Bancorp, Inc.    FL     11/06/86    NASDAQ      3,395,815      37.78
OCWN   Ocwen Financial Corporation    FL        NA       NASDAQ     26,741,100     544.85
CCFH   CCF Holding Company            GA     07/12/95    NASDAQ        983,332      13.03
EBSI   Eagle Bancshares               GA     04/01/86    NASDAQ      4,552,200      72.84
FGHC   First Georgia Holding, Inc.    GA     02/11/87    NASDAQ      2,034,962      13.23
FLFC   First Liberty Financial Corp.  GA     12/06/83    NASDAQ      6,069,942     101.17
FLAG   FLAG Financial Corp.           GA     12/11/86    NASDAQ      2,036,990      21.90
NFSL   Newnan Holdings, Inc.          GA     03/01/86    NASDAQ      1,587,297      37.30
CASH   First Midwest Financial, Inc.  IA     09/20/93    NASDAQ      2,918,603      47.19
GFSB   GFS Bancorp, Inc.              IA     01/06/94    NASDAQ        502,600      10.30
HZFS   Horizon Financial Svcs Corp.   IA     06/30/94    NASDAQ        447,937       6.72
MFCX   Marshalltown Financial Corp.   IA     03/31/94    NASDAQ      1,411,475      22.94
MIFC   Mid-Iowa Financial Corp.       IA     10/14/92    NASDAQ      1,658,380       9.95
MWBI   Midwest Bancshares, Inc.       IA     11/12/92    NASDAQ        349,379       9.08
FFFD   North Central Bancshares, Inc. IA     03/21/96    NASDAQ      3,810,505      47.63
PMFI   Perpetual Midwest Financial    IA     03/31/94    NASDAQ      1,916,897      38.34
SFFC   StateFed Financial Corporation IA     01/05/94    NASDAQ        789,485      12.93
AVND   Avondale Financial Corp.       IL     04/07/95    NASDAQ      3,602,968      51.79
BFFC   Big Foot Financial Corp.       IL     12/20/96    NASDAQ             NA         NA
CBCI   Calumet Bancorp, Inc.          IL     02/20/92    NASDAQ      2,377,028      67.45

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF JANUARY 10, 1997

                                                      ASSETS AND EQUITY                      PROFITABILITY
                                             -----------------------------------   ---------------------------------
                                               Total       Total       Total                 Core              Core
                                               Assets      Equity   Tang. Equity    ROAA     ROAA     ROAE     ROAE
                                     State     ($000)      ($000)      ($000)       (%)      (%)      (%)      (%)
                                     -----   ----------   --------- ------------   ------   ------   ------   ------
CBSB   Charter Financial, Inc.        IL        388,431      56,394      52,041      0.90     1.19     6.65     8.79
CNBA   Chester Bancorp, Inc.          IL        154,771      12,055      12,055        NA       NA       NA       NA
CBK    Citizens First Financial Corp. IL        266,410      40,329      40,329      0.21     0.50     2.02     4.82
CSBF   CSB Financial Group, Inc.      IL         50,016      12,784      12,062      0.55     0.84     1.87     2.84
DFIN   Damen Financial Corp.          IL        234,555      52,870      52,870      0.76     0.97     3.21     4.11
EGLB   Eagle BancGroup, Inc.          IL        163,740      21,829      21,829        NA       NA       NA       NA
FBCI   Fidelity Bancorp, Inc.         IL        475,862      48,828      48,670      0.50     0.75     4.08     6.08
FFBI   First Financial Bancorp, Inc.  IL         97,143       7,510       7,510      0.12     0.36     1.28     3.97
FMBD   First Mutual Bancorp, Inc.     IL        316,381      63,066      63,066      0.46     0.71     1.89     2.94
FFDP   FirstFed Bancshares            IL        602,914      51,633      49,216      0.23     0.29     2.63     3.23
GTPS   Great American Bancorp         IL        123,866      31,731      31,731      0.37     0.67     1.31     2.39
HNFC   Hinsdale Financial Corp.       IL        650,897      55,471      53,868      0.46     0.64     5.69     7.94
HBEI   Home Bancorp of Elgin, Inc.    IL        370,532      98,960      98,960        NA       NA       NA       NA
HMCI   HomeCorp, Inc.                 IL        340,449      20,424      20,424      0.10     0.33     1.57     5.34
KNK    Kankakee Bancorp, Inc.         IL        352,926      35,356      32,905      0.42     0.59     4.16     5.87
LBCI   Liberty Bancorp, Inc.          IL        664,114      63,281      63,124      0.32     0.61     3.30     6.33
MAFB   MAF Bancorp, Inc.              IL      3,162,622     241,843     206,905      0.54     0.94     8.11    14.13
NBSI   North Bancshares, Inc.         IL        116,881      17,686      17,686      0.34     0.61     1.97     3.52
PFED   Park Bancorp, Inc.             IL        176,732      41,544      41,544        NA       NA       NA       NA
PSFI   PS Financial, Inc.             IL         53,520      11,724      11,724      2.01     2.17     9.49    10.26
SWBI   Southwest Bancshares           IL        376,277      39,057      39,057      0.82     1.13     6.79     9.32
SPBC   St. Paul Bancorp, Inc.         IL      4,276,208     371,631     370,353      0.59     0.90     6.44     9.74
STND   Standard Financial, Inc.       IL      2,339,731     263,329     262,852      0.55     0.75     4.39     6.01
SFSB   SuburbFed Financial Corp.      IL        390,910      25,390      25,254      0.23     0.48     3.21     6.81
WCBI   Westco Bancorp                 IL        307,772      47,700      47,700      0.99     1.33     6.33     8.54
FBCV   1ST Bancorp                    IN        257,960      21,150      21,150      1.74    -0.22    22.20    -2.75
AMFC   AMB Financial Corp.            IN         83,542      16,184      16,184      0.49     0.76     3.00     4.66
ASBI   Ameriana Bancorp               IN        399,721      43,495      43,440      0.61     0.91     5.10     7.67
ATSB   AmTrust Capital Corp.          IN         72,108       7,148       7,069      0.26     0.11     2.45     1.08
CBCO   CB Bancorp, Inc.               IN        200,008      19,380      19,380      1.11     1.31    11.67    13.77
CBIN   Community Bank Shares          IN        234,600      25,464      25,410      0.59     0.89     5.03     7.63

                                                             CAPITAL ISSUES
                                             ----------------------------------------------
                                                                    Number of    Mkt. Value
                                               IPO                   Shares      of Shares
                                     State     Date     Exchange     Outstg.        ($M)
                                     -----   --------   --------   -----------   ----------
CBSB   Charter Financial, Inc.        IL     12/29/95    NASDAQ      4,253,459      53.17
CNBA   Chester Bancorp, Inc.          IL     10/08/96    NASDAQ             NA         NA
CBK    Citizens First Financial Corp. IL     05/01/96     AMSE       2,817,500      32.40
CSBF   CSB Financial Group, Inc.      IL     10/09/95    NASDAQ      1,035,000       9.83
DFIN   Damen Financial Corp.          IL     10/02/95    NASDAQ      3,770,778      45.72
EGLB   Eagle BancGroup, Inc.          IL     07/01/96    NASDAQ      1,302,705      16.77
FBCI   Fidelity Bancorp, Inc.         IL     12/15/93    NASDAQ      2,866,108      46.57
FFBI   First Financial Bancorp, Inc.  IL     10/04/93    NASDAQ        452,309       7.01
FMBD   First Mutual Bancorp, Inc.     IL     07/05/95    NASDAQ      3,844,600      51.12
FFDP   FirstFed Bancshares            IL     07/01/92    NASDAQ      3,277,016      54.07
GTPS   Great American Bancorp         IL     06/30/95    NASDAQ      1,950,112      26.81
HNFC   Hinsdale Financial Corp.       IL     07/07/92    NASDAQ      2,695,085      63.33
HBEI   Home Bancorp of Elgin, Inc.    IL     09/27/96    NASDAQ      7,009,250      83.23
HMCI   HomeCorp, Inc.                 IL     06/22/90    NASDAQ      1,128,579      20.74
KNK    Kankakee Bancorp, Inc.         IL     01/06/93     AMSE       1,414,918      29.54
LBCI   Liberty Bancorp, Inc.          IL     12/24/91    NASDAQ      2,477,022      58.83
MAFB   MAF Bancorp, Inc.              IL     01/12/90    NASDAQ     10,485,480     270.00
NBSI   North Bancshares, Inc.         IL     12/21/93    NASDAQ      1,072,131      16.89
PFED   Park Bancorp, Inc.             IL     08/12/96    NASDAQ      2,701,441      30.56
PSFI   PS Financial, Inc.             IL     11/27/96    NASDAQ             NA         NA
SWBI   Southwest Bancshares           IL     06/24/92    NASDAQ      2,654,909      47.57
SPBC   St. Paul Bancorp, Inc.         IL     05/18/87    NASDAQ     18,081,846     474.65
STND   Standard Financial, Inc.       IL     08/01/94    NASDAQ     16,197,116     263.20
SFSB   SuburbFed Financial Corp.      IL     03/04/92    NASDAQ      1,252,519      20.35
WCBI   Westco Bancorp                 IL     06/26/92    NASDAQ      2,601,143      55.92
FBCV   1ST Bancorp                    IN     04/07/87    NASDAQ        704,175      20.29
AMFC   AMB Financial Corp.            IN     04/01/96    NASDAQ      1,124,125      12.37
ASBI   Ameriana Bancorp               IN     03/02/87    NASDAQ      3,277,852      48.35
ATSB   AmTrust Capital Corp.          IN     03/28/95    NASDAQ        527,859       4.75
CBCO   CB Bancorp, Inc.               IN     12/28/92    NASDAQ      1,162,263      24.12
CBIN   Community Bank Shares          IN     04/10/95    NASDAQ      1,983,722      24.30

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF JANUARY 10, 1997

                                                      ASSETS AND EQUITY                      PROFITABILITY
                                             -----------------------------------   ---------------------------------
                                               Total       Total       Total                 Core              Core
                                               Assets      Equity   Tang. Equity    ROAA     ROAA     ROAE     ROAE
                                     State     ($000)      ($000)      ($000)       (%)      (%)      (%)      (%)
                                     -----   ----------   --------- ------------   ------   ------   ------   ------
FFWC   FFW Corp.                      IN        154,551      15,474      15,474      0.89     1.07     8.31    10.00
FFED   Fidelity Federal Bancorp       IN        261,834      12,546      12,546      0.31     0.40     5.90     7.62
FISB   First Indiana Corporation      IN      1,485,436     135,162     133,316      0.90     1.06    10.11    11.81
HFGI   Harrington Financial Group     IN        534,576      23,230      23,230      0.25     0.41     5.91     9.81
HBFW   Home Bancorp                   IN        322,702      46,713      46,713      0.52     0.86     3.21     5.30
HBBI   Home Building Bancorp          IN         42,560       5,498       5,498     -0.32    -0.01    -2.37    -0.07
HOMF   Home Federal Bancorp           IN        633,395      51,656      49,783      0.99     1.13    11.96    13.66
HWEN   Home Financial Bancorp         IN         38,683       7,746       7,746      0.51     0.77     4.68     7.05
INCB   Indiana Community Bank, SB     IN         90,697      11,157      11,157      0.15     0.48     1.02     3.38
IFSL   Indiana Federal Corporation    IN        809,123      69,957      65,277      0.69     0.98     7.20    10.25
LOGN   Logansport Financial Corp.     IN         79,726      15,926      15,926      1.24     1.48     4.78     5.71
MARN   Marion Capital Holdings        IN        174,597      39,608      39,608      1.13     1.42     4.76     5.96
MFBC   MFB Corp.                      IN        225,809      37,558      37,558      0.49     0.78     2.61     4.20
NEIB   Northeast Indiana Bancorp      IN        160,032      27,916      27,916      1.02     1.22     4.97     5.96
PFDC   Peoples Bancorp                IN        280,012      42,677      42,677      1.15     1.50     7.50     9.77
PERM   Permanent Bancorp, Inc.        IN        421,658      39,907      39,460      0.15     0.43     1.39     4.15
RIVR   River Valley Bancorp           IN         86,604       6,574       6,426      0.30     0.30     4.01     4.01
SOBI   Sobieski Bancorp, Inc.         IN         80,648      13,807      13,807      0.11     0.46     0.61     2.52
FFSL   First Independence Corp.       KS        108,539      13,003      13,003      0.78     0.89     6.20     7.10
LARK   Landmark Bancshares, Inc.      KS        213,734      32,389      32,389      0.70     0.93     4.20     5.54
MCBS   Mid Continent Bancshares Inc.  KS        339,731      36,807      36,785      1.07     1.31     8.54    10.41
CKFB   CKF Bancorp, Inc.              KY         59,898      15,104      15,104      1.28     1.27     4.70     4.67
CLAS   Classic Bancshares, Inc.       KY        136,218      18,798      15,712      0.40     0.67     1.67     2.83
FFKY   First Federal Financial Corp.  KY        357,281      49,307      46,102      1.25     1.41     8.80     9.97
FLKY   First Lancaster Bancshares     KY         37,842      13,502      13,502        NA       NA       NA       NA
FTSB   Fort Thomas Financial Corp.    KY         88,874      21,638      21,638      1.33     1.33     5.39     5.39
FKKY   Frankfort First Bancorp, Inc.  KY        128,710      33,855      33,855      0.79     1.06     2.44     3.28
GWBC   Gateway Bancorp, Inc.          KY         69,496      17,425      17,425      0.84     1.14     3.30     4.50
GTFN   Great Financial Corporation    KY      2,830,684     273,377     262,063      0.71     0.72     6.48     6.56
HFFB   Harrodsburg First Fin Bancorp  KY        108,953      30,222      30,222      1.00     1.32     3.56     4.69
KYF    Kentucky First Bancorp, Inc.   KY         86,009      19,134      19,134      0.89     1.17     3.68     4.84

                                                             CAPITAL ISSUES
                                             ----------------------------------------------
                                                                    Number of    Mkt. Value
                                               IPO                   Shares      of Shares
                                     State     Date     Exchange     Outstg.        ($M)
                                     -----   --------   --------   -----------   ----------
FFWC   FFW Corp.                      IN     04/05/93    NASDAQ        702,060      13.91
FFED   Fidelity Federal Bancorp       IN     08/31/87    NASDAQ      2,493,516      28.05
FISB   First Indiana Corporation      IN     08/02/83    NASDAQ      8,294,482     203.21
HFGI   Harrington Financial Group     IN        NA       NASDAQ      3,256,738      32.97
HBFW   Home Bancorp                   IN     03/30/95    NASDAQ      2,762,350      43.85
HBBI   Home Building Bancorp          IN     02/08/95    NASDAQ        311,660       5.30
HOMF   Home Federal Bancorp           IN     01/23/88    NASDAQ      3,339,423      65.12
HWEN   Home Financial Bancorp         IN     07/02/96    NASDAQ        505,926       6.20
INCB   Indiana Community Bank, SB     IN     12/15/94    NASDAQ        922,039      13.83
IFSL   Indiana Federal Corporation    IN     02/04/87    NASDAQ      4,737,130      95.93
LOGN   Logansport Financial Corp.     IN     06/14/95    NASDAQ      1,322,500      19.51
MARN   Marion Capital Holdings        IN     03/18/93    NASDAQ      1,842,642      37.77
MFBC   MFB Corp.                      IN     03/25/94    NASDAQ      1,973,980      36.52
NEIB   Northeast Indiana Bancorp      IN     06/28/95    NASDAQ      1,953,586      25.15
PFDC   Peoples Bancorp                IN     07/07/87    NASDAQ      2,325,494      44.77
PERM   Permanent Bancorp, Inc.        IN     04/04/94    NASDAQ      2,130,336      35.15
RIVR   River Valley Bancorp           IN     12/20/96    NASDAQ             NA         NA
SOBI   Sobieski Bancorp, Inc.         IN     03/31/95    NASDAQ        884,060      11.27
FFSL   First Independence Corp.       KS     10/08/93    NASDAQ        583,421      11.08
LARK   Landmark Bancshares, Inc.      KS     03/28/94    NASDAQ      1,852,996      30.34
MCBS   Mid Continent Bancshares Inc.  KS     06/27/94    NASDAQ      2,016,750      38.32
CKFB   CKF Bancorp, Inc.              KY     01/04/95    NASDAQ        941,300      18.36
CLAS   Classic Bancshares, Inc.       KY     12/29/95    NASDAQ      1,322,500      15.54
FFKY   First Federal Financial Corp.  KY     07/15/87    NASDAQ      4,196,569      82.88
FLKY   First Lancaster Bancshares     KY     07/01/96    NASDAQ        958,812      13.30
FTSB   Fort Thomas Financial Corp.    KY     06/28/95    NASDAQ      1,573,775      27.54
FKKY   Frankfort First Bancorp, Inc.  KY     07/10/95    NASDAQ      3,440,000      36.98
GWBC   Gateway Bancorp, Inc.          KY     01/18/95    NASDAQ      1,113,872      15.87
GTFN   Great Financial Corporation    KY     03/31/94    NASDAQ     14,183,732     402.46
HFFB   Harrodsburg First Fin Bancorp  KY     10/04/95    NASDAQ      2,132,733      37.32
KYF    Kentucky First Bancorp, Inc.   KY     08/29/95     AMSE       1,388,625      18.92

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF JANUARY 10, 1997

                                                      ASSETS AND EQUITY                      PROFITABILITY
                                             -----------------------------------   ---------------------------------
                                               Total       Total       Total                 Core              Core
                                               Assets      Equity   Tang. Equity    ROAA     ROAA     ROAE     ROAE
                                     State     ($000)      ($000)      ($000)       (%)      (%)      (%)      (%)
                                     -----   ----------   --------- ------------   ------   ------   ------   ------
SFNB   Security First Network Bank    KY        110,432      50,521      49,939    -18.24   -14.37   -56.67   -44.64
ANA    Acadiana Bancshares, Inc.      LA        265,079      46,521      46,521        NA       NA       NA       NA
CZF    CitiSave Financial Corp        LA         75,635      12,101      12,097      0.78     1.03     4.30     5.69
ISBF   ISB Financial Corporation      LA        685,827     112,314     108,960      0.80     1.08     4.34     5.84
MERI   Meritrust Federal SB           LA        231,058      16,774      16,774      0.55     0.90     7.27    11.94
TSH    Teche Holding Co.              LA        379,590      52,282      52,282      0.72     1.05     4.29     6.20
AFCB   Affiliated Community Bancorp   MA      1,005,416      98,062      97,373      0.64     0.93     6.11     8.78
BFD    BostonFed Bancorp, Inc.        MA        796,885      88,838      88,838      0.32     0.51     2.67     4.27
ANBK   American National Bancorp      MD        486,639      44,533      44,533      0.15     0.53     1.44     5.20
EQSB   Equitable Federal Savings Bank MD        278,773      13,804      13,804      0.38     0.68     7.43    13.33
FCIT   First Citizens Financial Corp. MD        668,459      39,548      39,548      0.45     0.65     7.38    10.54
FFWM   First Financial-W. Maryland    MD        345,505      40,368      40,368      0.86     1.19     7.00     9.68
HRBF   Harbor Federal Bancorp, Inc.   MD        213,804      27,482      27,482      0.27     0.56     1.73     3.55
MFSL   Maryland Federal Bancorp       MD      1,130,517      91,046      89,622      0.74     0.59     8.98     7.15
WSB    Washington Savings Bank, FSB   MD        255,049      21,007      21,007      0.48     0.83     5.82    10.09
WHGB   WHG Bancshares Corp.           MD         97,570      23,264      23,264        NA       NA       NA       NA
MCBN   Mid-Coast Bancorp, Inc.        ME         55,956       4,915       4,915      0.34     0.58     3.83     6.45
BWFC   Bank West Financial Corp.      MI        139,516      24,189      24,189      0.66     0.36     3.39     1.86
CFSB   CFSB Bancorp, Inc.             MI        811,964      62,854      62,854      0.70     0.93     8.52    11.29
DNFC   D & N Financial Corp.          MI      1,408,131      78,149      77,110      0.71     0.92    12.59    16.34
MSBF   MSB Financial, Inc.            MI         62,832      12,596      12,596      1.40     1.70     6.19     7.49
MSBK   Mutual Savings Bank, FSB       MI        677,577      39,468      39,468      0.07    -0.04     1.26    -0.80
OFCP   Ottawa Financial Corp.         MI        827,275      75,351      59,565      0.40     0.81     3.11     6.28
SJSB   SJS Bancorp                    MI        151,881      15,817      15,817      0.17     0.48     1.50     4.16
SFB    Standard Federal Bancorp       MI     15,353,682     895,703     728,964      0.34     0.86     5.22    13.19
THR    Three Rivers Financial Corp.   MI         87,369      12,651      12,597      0.52     0.78     3.43     5.15
BDJI   First Federal Bancorporation   MN        107,256      12,323      12,323      0.31     0.68     2.20     4.82
FFHH   FSF Financial Corp.            MN        354,636      47,649      47,649      0.51     0.71     3.25     4.50
HMNF   HMN Financial, Inc.            MN        565,385      83,669      83,669      0.81     0.93     4.92     5.68
MIVI   Mississippi View Holding Co.   MN         70,011      12,440      12,440      0.80     1.00     4.18     5.19
QCFB   QCF Bancorp, Inc.              MN        148,321      26,161      26,161      1.24     1.53     6.18     7.65

                                                             CAPITAL ISSUES
                                             ----------------------------------------------
                                                                    Number of    Mkt. Value
                                               IPO                   Shares      of Shares
                                     State     Date     Exchange     Outstg.        ($M)
                                     -----   --------   --------   -----------   ----------
SFNB   Security First Network Bank    KY        NA       NASDAQ      8,110,007     188.56
ANA    Acadiana Bancshares, Inc.      LA     07/16/96     AMSE       2,731,250      37.55
CZF    CitiSave Financial Corp        LA     07/14/95     AMSE         962,207      13.47
ISBF   ISB Financial Corporation      LA     04/07/95    NASDAQ      7,051,260     109.29
MERI   Meritrust Federal SB           LA        NA       NASDAQ        774,176      23.81
TSH    Teche Holding Co.              LA     04/19/95     AMSE       3,541,000      47.80
AFCB   Affiliated Community Bancorp   MA     10/19/95    NASDAQ      5,094,666     103.80
BFD    BostonFed Bancorp, Inc.        MA     10/24/95     AMSE       6,589,617      87.31
ANBK   American National Bancorp      MD     10/31/95    NASDAQ      3,603,646      42.34
EQSB   Equitable Federal Savings Bank MD     09/10/93    NASDAQ        600,000      15.75
FCIT   First Citizens Financial Corp. MD     12/17/86    NASDAQ      2,927,170      53.42
FFWM   First Financial-W. Maryland    MD     02/11/92    NASDAQ      2,124,336      57.36
HRBF   Harbor Federal Bancorp, Inc.   MD     08/12/94    NASDAQ      1,754,420      25.00
MFSL   Maryland Federal Bancorp       MD     06/02/87    NASDAQ      3,137,062      90.00
WSB    Washington Savings Bank, FSB   MD        NA        AMSE       4,220,206      20.57
WHGB   WHG Bancshares Corp.           MD     04/01/96    NASDAQ      1,620,062      18.02
MCBN   Mid-Coast Bancorp, Inc.        ME     11/02/89    NASDAQ        230,086       4.37
BWFC   Bank West Financial Corp.      MI     03/30/95    NASDAQ      1,981,475      22.29
CFSB   CFSB Bancorp, Inc.             MI     06/22/90    NASDAQ      4,825,541      86.86
DNFC   D & N Financial Corp.          MI     02/13/85    NASDAQ      7,587,453     108.12
MSBF   MSB Financial, Inc.            MI     02/06/95    NASDAQ        653,601      11.93
MSBK   Mutual Savings Bank, FSB       MI     07/17/92    NASDAQ      4,274,154      22.97
OFCP   Ottawa Financial Corp.         MI     08/19/94    NASDAQ      5,179,279      84.81
SJSB   SJS Bancorp                    MI     02/16/95    NASDAQ        917,622      19.73
SFB    Standard Federal Bancorp       MI     01/21/87     NYSE      31,192,373    1427.05
THR    Three Rivers Financial Corp.   MI     08/24/95     AMSE         851,240      10.96
BDJI   First Federal Bancorporation   MN     04/04/95    NASDAQ        700,566      11.38
FFHH   FSF Financial Corp.            MN     10/07/94    NASDAQ      3,478,194      44.35
HMNF   HMN Financial, Inc.            MN     06/30/94    NASDAQ      4,673,690      74.78
MIVI   Mississippi View Holding Co.   MN     03/24/95    NASDAQ        877,714      11.19
QCFB   QCF Bancorp, Inc.              MN     04/03/95    NASDAQ      1,426,200      21.39

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF JANUARY 10, 1997

                                                      ASSETS AND EQUITY                      PROFITABILITY
                                             -----------------------------------   ---------------------------------
                                               Total       Total       Total                 Core              Core
                                               Assets      Equity   Tang. Equity    ROAA     ROAA     ROAE     ROAE
                                     State     ($000)      ($000)      ($000)       (%)      (%)      (%)      (%)
                                     -----   ----------   --------- ------------   ------   ------   ------   ------
TCB    TCF Financial Corp.            MN      7,114,466     522,515     500,478      1.19     1.40    16.00    18.89
WEFC   Wells Financial Corp.          MN        201,316      27,768      27,768      0.56     0.93     3.82     6.38
CMRN   Cameron Financial Corp         MO        186,346      46,815      46,815      1.20     1.47     4.42     5.43
CAPS   Capital Savings Bancorp, Inc.  MO        231,245      19,524      19,524      0.63     0.93     6.28     9.31
CBES   CBES Bancorp, Inc.             MO         96,716      16,977      16,977        NA       NA       NA       NA
CNSB   CNS Bancorp, Inc.              MO         98,898      24,129      24,129        NA       NA       NA       NA
FBSI   First Bancshares, Inc.         MO        154,306      22,789      22,750      0.67     0.95     4.00     5.73
FTNB   Fulton Bancorp, Inc.           MO        100,363      24,479      24,479        NA       NA       NA       NA
GSBC   Great Southern Bancorp, Inc.   MO        657,659      66,553      66,548      1.36     1.55    13.40    15.21
HFSA   Hardin Bancorp, Inc.           MO         87,807      14,737      14,737      0.44     0.78     2.39     4.25
JSBA   Jefferson Savings Bancorp      MO      1,128,339      81,681      67,311      0.23     0.60     3.21     8.43
JOAC   Joachim Bancorp, Inc.          MO         36,127      10,681      10,681      0.41     0.70     1.49     2.51
LXMO   Lexington B&L Financial Corp.  MO         61,670      18,762      18,762      0.84     1.15     4.24     5.83
MBLF   MBLA Financial Corp.           MO        227,391      27,986      27,986      0.58     0.76     4.07     5.33
NASB   North American Savings Bank    MO        740,298      50,380      48,478      1.26     1.19    17.33    16.38
NSLB   NS&L Bancorp, Inc.             MO         61,807      12,179      12,179      0.57     0.80     2.43     3.42
PCBC   Perry County Financial Corp.   MO         81,149      15,072      15,072      0.58     0.94     2.97     4.81
RFED   Roosevelt Financial Group      MO      9,047,562     505,867     482,922      0.42     0.85     7.88    15.83
SMFC   Sho-Me Financial Corp.         MO        292,094      29,800      29,800      0.69     0.89     5.95     7.63
SMBC   Southern Missouri Bancorp, Inc MO        160,124      25,204      25,204      0.67     0.94     4.04     5.68
CFTP   Community Federal Bancorp      MS        204,022      67,139      67,139      1.15     1.42     4.38     5.42
FFBS   FFBS BanCorp, Inc.             MS        125,727      24,631      24,631      1.09     1.41     5.51     7.11
MGNL   Magna Bancorp, Inc.            MS      1,302,239     125,821     119,855      1.37     1.69    13.79    16.99
GBCI   Glacier Bancorp, Inc.          MT        412,042      38,926      38,889      1.36     1.53    14.25    16.00
SFBM   Security Bancorp               MT        382,309      30,930      26,638      0.53     0.63     6.21     7.37
UBMT   United Financial Corp.         MT        107,945      24,320      24,320      1.20     1.45     5.24     6.34
WSTR   WesterFed Financial Corp.      MT        566,109      78,289      78,289      0.58     0.83     4.25     6.09
CFNC   Carolina Fincorp, Inc.         NC         94,110       8,641       8,641      0.64     0.61     7.01     6.74
CENB   Century Bancorp, Inc.          NC         81,304      11,245          NA      0.86     0.86     6.19     6.19
COOP   Cooperative Bankshares, Inc.   NC        327,198      25,207      25,207     -1.14    -0.09   -12.26    -0.98
SOPN   First Savings Bancorp, Inc.    NC        263,203      67,014      67,014      1.27     1.57     4.89     6.01

                                                             CAPITAL ISSUES
                                             ----------------------------------------------
                                                                    Number of    Mkt. Value
                                               IPO                   Shares      of Shares
                                     State     Date     Exchange     Outstg.        ($M)
                                     -----   --------   --------   -----------   ----------
TCB    TCF Financial Corp.            MN     06/17/86     NYSE      34,870,195    1311.99
WEFC   Wells Financial Corp.          MN     04/11/95    NASDAQ      2,078,125      27.02
CMRN   Cameron Financial Corp         MO     04/03/95    NASDAQ      2,849,680      42.03
CAPS   Capital Savings Bancorp, Inc.  MO     12/29/93    NASDAQ      1,876,000      21.11
CBES   CBES Bancorp, Inc.             MO     09/30/96    NASDAQ      1,024,958      12.94
CNSB   CNS Bancorp, Inc.              MO     06/12/96    NASDAQ      1,653,125      21.49
FBSI   First Bancshares, Inc.         MO     12/22/93    NASDAQ      1,206,376      19.30
FTNB   Fulton Bancorp, Inc.           MO     10/18/96    NASDAQ      1,719,250      24.07
GSBC   Great Southern Bancorp, Inc.   MO     12/14/89    NASDAQ      8,730,104     130.95
HFSA   Hardin Bancorp, Inc.           MO     09/29/95    NASDAQ      1,005,100      11.94
JSBA   Jefferson Savings Bancorp      MO     04/08/93    NASDAQ      4,181,795      94.09
JOAC   Joachim Bancorp, Inc.          MO     12/28/95    NASDAQ        760,437      10.27
LXMO   Lexington B&L Financial Corp.  MO     06/06/96    NASDAQ      1,265,000      13.76
MBLF   MBLA Financial Corp.           MO     06/24/93    NASDAQ      1,353,961      28.77
NASB   North American Savings Bank    MO     09/27/85    NASDAQ      2,267,984      66.91
NSLB   NS&L Bancorp, Inc.             MO     06/08/95    NASDAQ        759,082       9.68
PCBC   Perry County Financial Corp.   MO     02/13/95    NASDAQ        852,566      15.35
RFED   Roosevelt Financial Group      MO     01/23/87    NASDAQ     42,157,516     721.95
SMFC   Sho-Me Financial Corp.         MO     07/01/94    NASDAQ      1,646,290      32.51
SMBC   Southern Missouri Bancorp, Inc MO     04/13/94    NASDAQ      1,637,813      23.95
CFTP   Community Federal Bancorp      MS     03/26/96    NASDAQ      4,282,339      58.35
FFBS   FFBS BanCorp, Inc.             MS     07/01/93    NASDAQ      1,570,443      34.55
MGNL   Magna Bancorp, Inc.            MS     03/13/91    NASDAQ     13,741,018     271.39
GBCI   Glacier Bancorp, Inc.          MT     03/30/84    NASDAQ      3,374,282      80.98
SFBM   Security Bancorp               MT     11/20/86    NASDAQ      1,484,682      42.50
UBMT   United Financial Corp.         MT     09/23/86    NASDAQ      1,223,312      22.63
WSTR   WesterFed Financial Corp.      MT     01/10/94    NASDAQ      4,395,108      70.87
CFNC   Carolina Fincorp, Inc.         NC     11/25/96    NASDAQ             NA         NA
CENB   Century Bancorp, Inc.          NC     12/23/96    NASDAQ             NA         NA
COOP   Cooperative Bankshares, Inc.   NC     08/21/91    NASDAQ      1,491,698      27.60
SOPN   First Savings Bancorp, Inc.    NC     01/06/94    NASDAQ      3,744,000      67.39

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF JANUARY 10, 1997

                                                      ASSETS AND EQUITY                      PROFITABILITY
                                             -----------------------------------   ---------------------------------
                                               Total       Total       Total                 Core              Core
                                               Assets      Equity   Tang. Equity    ROAA     ROAA     ROAE     ROAE
                                     State     ($000)      ($000)      ($000)       (%)      (%)      (%)      (%)
                                     -----   ----------   --------- ------------   ------   ------   ------   ------
GSFC   Green Street Financial Corp.   NC        176,231      62,180      62,180      1.23     1.53     3.31     4.13
HFNC   HFNC Financial Corp.           NC        845,074     247,764     247,764      1.04     1.30     3.52     4.40
KSAV   KS Bancorp, Inc.               NC         96,150      13,815      13,803      0.82     1.15     5.30     7.40
MBSP   Mitchell Bancorp, Inc.         NC         34,980      14,718      14,718        NA       NA       NA       NA
PDB    Piedmont Bancorp, Inc.         NC        132,067      37,236      37,236      1.25     1.54     4.70     5.77
SSB    Scotland Bancorp, Inc          NC         68,622      24,791      24,791      1.18     1.50     4.31     5.49
SSFC   South Street Financial Corp.   NC        217,954      20,867      20,867      0.27     0.56     2.47     5.11
SSM    Stone Street Bancorp, Inc.     NC        106,373      37,381      37,381        NA       NA       NA       NA
UFRM   United Federal Savings Bank    NC        263,582      19,736      19,736      0.27     0.49     3.38     6.13
CFB    Commercial Federal Corporation NE      6,667,758     359,656     321,307      0.61     0.90    10.29    15.22
EBCP   Eastern Bancorp                NH        868,678      63,580      60,052      0.40     0.53     5.20     7.00
NHTB   New Hampshire Thrift Bncshrs   NH        264,016      19,201      19,201      0.40     0.60     5.25     7.87
FBER   1st Bergen Bancorp             NJ        249,986      42,563      42,563      0.11     0.57     0.93     4.77
COFD   Collective Bancorp, Inc.       NJ      5,543,924     376,262     337,968      0.92     1.12    13.11    16.09
FSPG   First Home Bancorp, Inc.       NJ        487,209      31,456      30,761      0.91     1.00    14.00    15.37
FSFI   First State Financial Services NJ        610,417      35,236      33,087     -0.90    -0.70   -13.51   -10.47
FMCO   FMS Financial Corporation      NJ        518,540      33,826      33,071      0.52     0.87     7.86    13.11
IBSF   IBS Financial Corp.            NJ        742,051     144,284     144,284      0.61     0.99     2.98     4.81
LVSB   Lakeview Financial             NJ        472,698      48,415      38,569      1.24     0.85    11.87     8.17
LFBI   Little Falls Bancorp, Inc.     NJ        280,601      41,767      38,460      0.15     0.42     1.36     3.71
OCFC   Ocean Financial Corp.          NJ      1,190,063     246,702     246,702        NA       NA       NA       NA
PBCI   Pamrapo Bancorp, Inc.          NJ        362,975      54,628      54,173      0.85     1.25     5.44     8.01
PFSB   PennFed Financial Services,Inc NJ      1,142,473      90,148      72,354      0.53     0.84     5.83     9.12
PULS   Pulse Bancorp                  NJ        502,500      38,459      38,459      0.74     1.12     7.02    10.55
SFIN   Statewide Financial Corp.      NJ        662,067      65,357      65,198      0.38     0.87     3.41     7.88
WYNE   Wayne Bancorp, Inc.            NJ        239,611      35,925      35,925        NA       NA       NA       NA
WWFC   Westwood Financial Corporation NJ         93,648       9,546       8,367        NA       NA       NA       NA
AABC   Access Anytime Bancorp, Inc.   NM        108,912       4,991       4,991     -0.57    -0.22   -12.00    -4.61
GUPB   GFSB Bancorp, Inc.             NM         79,708      14,745      14,745      0.80     1.02     3.53     4.50
AFED   AFSALA Bancorp, Inc.           NY        133,046       8,195       8,126        NA       NA       NA       NA
ALBK   ALBANK Financial Corporation   NY      3,509,729     314,038     269,641      0.76     0.97     7.71     9.82

                                                             CAPITAL ISSUES
                                             ----------------------------------------------
                                                                    Number of    Mkt. Value
                                               IPO                   Shares      of Shares
                                     State     Date     Exchange     Outstg.        ($M)
                                     -----   --------   --------   -----------   ----------
GSFC   Green Street Financial Corp.   NC     04/04/96    NASDAQ      4,298,125      66.89
HFNC   HFNC Financial Corp.           NC     12/29/95    NASDAQ     17,192,500     309.47
KSAV   KS Bancorp, Inc.               NC     12/30/93    NASDAQ        663,263      13.02
MBSP   Mitchell Bancorp, Inc.         NC     07/12/96    NASDAQ        979,897      12.25
PDB    Piedmont Bancorp, Inc.         NC     12/08/95     AMSE       2,750,800      42.64
SSB    Scotland Bancorp, Inc          NC     04/01/96     AMSE       1,840,000      25.53
SSFC   South Street Financial Corp.   NC     10/03/96    NASDAQ             NA         NA
SSM    Stone Street Bancorp, Inc.     NC     04/01/96     AMSE       1,825,050      32.85
UFRM   United Federal Savings Bank    NC     07/01/80    NASDAQ      3,065,064      23.75
CFB    Commercial Federal Corporation NE     12/31/84     NYSE      13,856,566     595.83
EBCP   Eastern Bancorp                NH     11/17/83    NASDAQ      3,651,534      75.77
NHTB   New Hampshire Thrift Bncshrs   NH     05/22/86    NASDAQ      1,698,136      21.01
FBER   1st Bergen Bancorp             NJ     04/01/96    NASDAQ      3,174,000      35.31
COFD   Collective Bancorp, Inc.       NJ     02/07/84    NASDAQ     20,391,308     716.24
FSPG   First Home Bancorp, Inc.       NJ     04/20/87    NASDAQ      2,030,009      36.54
FSFI   First State Financial Services NJ     12/18/87    NASDAQ      3,929,455      52.56
FMCO   FMS Financial Corporation      NJ     12/14/88    NASDAQ      2,467,763      38.25
IBSF   IBS Financial Corp.            NJ     10/13/94    NASDAQ     10,754,467     159.97
LVSB   Lakeview Financial             NJ     12/22/93    NASDAQ      2,487,274      58.14
LFBI   Little Falls Bancorp, Inc.     NJ     01/05/96    NASDAQ      2,889,663      33.23
OCFC   Ocean Financial Corp.          NJ     07/03/96    NASDAQ      9,059,124     216.29
PBCI   Pamrapo Bancorp, Inc.          NJ     11/14/89    NASDAQ      3,230,964      61.39
PFSB   PennFed Financial Services,Inc NJ     07/15/94    NASDAQ      4,853,020      88.27
PULS   Pulse Bancorp                  NJ     09/18/86    NASDAQ      3,049,878      51.47
SFIN   Statewide Financial Corp.      NJ     10/02/95    NASDAQ      4,994,545      65.55
WYNE   Wayne Bancorp, Inc.            NJ     06/27/96    NASDAQ      2,231,383      30.68
WWFC   Westwood Financial Corporation NJ     06/07/96    NASDAQ        646,672       8.41
AABC   Access Anytime Bancorp, Inc.   NM     08/08/86    NASDAQ        732,198       4.39
GUPB   GFSB Bancorp, Inc.             NM     06/30/95    NASDAQ        901,313      12.84
AFED   AFSALA Bancorp, Inc.           NY     10/01/96    NASDAQ             NA         NA
ALBK   ALBANK Financial Corporation   NY     04/01/92    NASDAQ     13,100,163     376.63

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF JANUARY 10, 1997

                                                      ASSETS AND EQUITY                      PROFITABILITY
                                             -----------------------------------   ---------------------------------
                                               Total       Total       Total                 Core              Core
                                               Assets      Equity   Tang. Equity    ROAA     ROAA     ROAE     ROAE
                                     State     ($000)      ($000)      ($000)       (%)      (%)      (%)      (%)
                                     -----   ----------   --------- ------------   ------   ------   ------   ------
ALBC   Albion Banc Corp.              NY         59,860       5,767       5,767     -0.10     0.20    -1.00     1.91
ASFC   Astoria Financial Corporation  NY      7,266,185     566,244     463,735      0.50     0.71     6.03     8.51
BFSI   BFS Bankorp, Inc.              NY        643,180      50,214      50,214      1.58     1.85    20.12    23.60
CARV   Carver Bancorp, Inc.           NY        365,056      34,612      33,049     -0.03     0.24    -0.32     2.52
FIBC   Financial Bancorp, Inc.        NY        266,763      25,787      25,644      0.47     0.86     4.31     7.88
HAVN   Haven Bancorp, Inc.            NY      1,564,697      93,923      93,380      0.58     0.85     9.07    13.40
LISB   Long Island Bancorp, Inc.      NY      5,363,791     519,094     519,094      0.64     0.78     6.16     7.44
NYB    New York Bancorp Inc.          NY      2,940,907     151,903     151,903      1.16     1.27    20.26    22.19
PEEK   Peekskill Financial Corp.      NY        186,510      54,950      54,950      1.06     1.37     3.65     4.72
PKPS   Poughkeepsie Savings Bank, FS  NY        860,853      70,129      70,129      1.48     2.34    17.88    28.26
RELY   Reliance Bancorp, Inc.         NY      1,829,440     149,552     100,979      0.50     0.80     5.19     8.31
SFED   SFS Bancorp, Inc.              NY        166,030      21,174      21,174      0.45     0.80     3.22     5.79
TPNZ   Tappan Zee Financial, Inc.     NY        119,865      21,478      21,478      0.69     0.94     3.93     5.33
YFCB   Yonkers Financial Corporation  NY        259,534      48,999      48,999      0.66     0.99     4.65     6.97
ASBP   ASB Financial Corp.            OH        114,298      25,353      25,353      0.57     0.89     2.45     3.83
CAFI   Camco Financial Corp.          OH        378,078      28,673      28,673      0.78     0.89     9.63    10.96
COFI   Charter One Financial          OH     13,826,085     910,786     841,393      0.19     1.14     2.92    17.08
CTZN   CitFed Bancorp, Inc.           OH      2,747,617     175,029     153,260      0.46     0.73     6.79    10.65
CIBI   Community Investors Bancorp    OH         94,799      11,319      11,319      0.68     0.98     5.03     7.23
DCBI   Delphos Citizens Bancorp, Inc. OH         88,022      10,799      10,799      1.10     1.10     8.94     8.94
EFBI   Enterprise Federal Bancorp     OH        235,191      33,056      33,006      0.67     0.63     4.03     3.82
FFDF   FFD Financial Corp.            OH         85,434      21,416      21,416      0.69     0.94     3.78     5.18
FFYF   FFY Financial Corp.            OH        602,557     102,228     102,228      0.83     1.27     4.59     7.03
FFOH   Fidelity Financial of Ohio     OH        255,870      50,786      50,786      0.60     0.90     3.45     5.18
FDEF   First Defiance Financial       OH        524,247     120,608     120,608      0.92     1.20     3.71     4.81
FFBZ   First Federal Bancorp, Inc.    OH        184,467      13,998      13,979      0.81     1.09    10.65    14.28
FFHS   First Franklin Corporation     OH        218,329      19,766      19,599      0.28     0.61     2.94     6.47
FFSW   FirstFederal Financial Svcs    OH      1,110,723      82,384      71,473      0.92     1.00    11.57    12.57
GFCO   Glenway Financial Corp.        OH        283,727      26,340      25,816      0.25     0.60     2.66     6.26
HHFC   Harvest Home Financial Corp.   OH         78,718       9,725       9,725      0.18     0.49     1.05     2.87
HVFD   Haverfield Corporation         OH        350,603      27,593      27,552      0.40     0.78     4.77     9.23

                                                             CAPITAL ISSUES
                                             ----------------------------------------------
                                                                    Number of    Mkt. Value
                                               IPO                   Shares      of Shares
                                     State     Date     Exchange     Outstg.        ($M)
                                     -----   --------   --------   -----------   ----------
ALBC   Albion Banc Corp.              NY     07/26/93    NASDAQ        250,051       4.13
ASFC   Astoria Financial Corporation  NY     11/18/93    NASDAQ     21,511,444     623.83
BFSI   BFS Bankorp, Inc.              NY     05/12/88    NASDAQ      1,635,488      85.05
CARV   Carver Bancorp, Inc.           NY     10/25/94    NASDAQ      2,314,375      18.23
FIBC   Financial Bancorp, Inc.        NY     08/17/94    NASDAQ      1,790,622      27.75
HAVN   Haven Bancorp, Inc.            NY     09/23/93    NASDAQ      4,322,904     110.51
LISB   Long Island Bancorp, Inc.      NY     04/18/94    NASDAQ     24,644,157     711.60
NYB    New York Bancorp Inc.          NY     01/28/88     NYSE      11,098,800     351.00
PEEK   Peekskill Financial Corp.      NY     12/29/95    NASDAQ      3,819,563      52.52
PKPS   Poughkeepsie Savings Bank, FS  NY     11/19/85    NASDAQ     12,551,825      64.33
RELY   Reliance Bancorp, Inc.         NY     03/31/94    NASDAQ      8,911,739     167.10
SFED   SFS Bancorp, Inc.              NY     06/30/95    NASDAQ      1,278,472      17.74
TPNZ   Tappan Zee Financial, Inc.     NY     10/05/95    NASDAQ      1,539,062      19.24
YFCB   Yonkers Financial Corporation  NY     04/18/96    NASDAQ      3,570,750      45.08
ASBP   ASB Financial Corp.            OH     05/11/95    NASDAQ      1,713,960      23.78
CAFI   Camco Financial Corp.          OH        NA       NASDAQ      2,075,641      38.92
COFI   Charter One Financial          OH     01/22/88    NASDAQ     46,763,302    1870.53
CTZN   CitFed Bancorp, Inc.           OH     01/23/92    NASDAQ      8,581,791     215.98
CIBI   Community Investors Bancorp    OH     02/07/95    NASDAQ        666,246      10.66
DCBI   Delphos Citizens Bancorp, Inc. OH     11/21/96    NASDAQ             NA         NA
EFBI   Enterprise Federal Bancorp     OH     10/17/94    NASDAQ      2,069,328      29.23
FFDF   FFD Financial Corp.            OH     04/03/96    NASDAQ      1,454,750      15.64
FFYF   FFY Financial Corp.            OH     06/28/93    NASDAQ      5,117,198     122.81
FFOH   Fidelity Financial of Ohio     OH     03/04/96    NASDAQ      4,076,964      40.77
FDEF   First Defiance Financial       OH     10/02/95    NASDAQ      9,911,932     105.31
FFBZ   First Federal Bancorp, Inc.    OH     07/13/92    NASDAQ      1,570,116      21.59
FFHS   First Franklin Corporation     OH     01/26/88    NASDAQ      1,158,434      16.51
FFSW   FirstFederal Financial Svcs    OH     03/31/87    NASDAQ      3,612,349     109.27
GFCO   Glenway Financial Corp.        OH     11/30/90    NASDAQ      1,151,335      21.01
HHFC   Harvest Home Financial Corp.   OH     10/10/94    NASDAQ        934,857       9.00
HVFD   Haverfield Corporation         OH     03/19/85    NASDAQ      1,906,591      36.23

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF JANUARY 10, 1997

                                                      ASSETS AND EQUITY                      PROFITABILITY
                                             -----------------------------------   ---------------------------------
                                               Total       Total       Total                 Core              Core
                                               Assets      Equity   Tang. Equity    ROAA     ROAA     ROAE     ROAE
                                     State     ($000)      ($000)      ($000)       (%)      (%)      (%)      (%)
                                     -----   ----------   --------- ------------   ------   ------   ------   ------
HCFC   Home City Financial Corp.      OH         55,728       5,398          NA      0.98     0.98    10.46    10.46
INBI   Industrial Bancorp             OH        320,372      60,641      60,641      0.73     1.35     3.31     6.15
LONF   London Financial Corporation   OH         36,817       7,907       7,907      0.62     0.97     4.36     6.79
MFFC   Milton Federal Financial Corp. OH        180,831      33,479      33,479      0.67     0.86     3.28     4.22
OHSL   OHSL Financial Corp.           OH        217,627      25,167      25,167      0.57     0.85     4.60     6.85
PFFC   Peoples Financial Corp.        OH         89,257      23,706      23,706      0.10     0.44     0.69     3.17
PTRS   Potters Financial Corp.        OH        125,497      10,301      10,301      0.03     0.40     0.27     4.19
PVFC   PVF Capital Corp.              OH        345,279      22,463      22,463      0.94     1.21    14.18    18.25
SFSL   Security First Corp.           OH        599,822      55,612      54,531      0.90     1.27     9.69    13.68
SSBK   Strongsville Savings Bank      OH        542,191      41,919      41,099      0.64     0.83     7.74    10.11
SBCN   Suburban Bancorporation, Inc.  OH        209,942      25,386      25,386      0.17     0.56     1.28     4.36
WOFC   Western Ohio Financial Corp.   OH        347,704      53,223      49,994      0.52     0.49     2.63     2.47
WEHO   Westwood Homestead Fin. Corp.  OH        119,866      39,489      39,489        NA       NA       NA       NA
WFCO   Winton Financial Corp.         OH        292,241      20,831      20,307      0.44     0.72     5.67     9.30
FFWD   Wood Bancorp, Inc.             OH        152,374      20,068      20,068      0.89     1.14     6.32     8.10
KFBI   Klamath First Bancorp          OR        671,969     153,411     153,411      0.99     1.43     3.69     5.31
BRFC   Bridgeville Savings Bank       PA         54,835      15,869      15,869      0.97     1.23     3.38     4.29
CVAL   Chester Valley Bancorp Inc.    PA        284,386      25,122      25,122      0.60     0.89     6.55     9.72
CMSB   Commonwealth Bancorp, Inc.     PA      2,084,922     227,440     174,590      0.46     0.66     4.77     6.75
FSBI   Fidelity Bancorp, Inc.         PA        317,874      21,778      21,734      0.44     0.76     6.00    10.42
FBBC   First Bell Bancorp, Inc.       PA        576,981     106,362     106,362      1.40     1.63     6.71     7.77
FKFS   First Keystone Financial       PA        294,241      23,084      23,084      0.32     0.68     3.92     8.33
SHEN   First Shenango Bancorp, Inc.   PA        384,088      46,118      46,118      0.75     1.02     5.65     7.63
GAF    GA Financial, Inc.             PA        588,912     126,906     126,906      0.74     1.07     4.52     6.54
HARL   Harleysville Savings Bank      PA        315,495      19,617      19,617      0.55     0.88     8.07    12.97
LARL   Laurel Capital Group, Inc.     PA        201,911      21,008      21,008      1.06     1.40    10.00    13.22
MLBC   ML Bancorp, Inc.               PA      1,888,847     138,067     133,614      0.75     0.70     9.17     8.62
PVSA   Parkvale Financial Corporation PA        924,365      68,560      68,323      0.73     1.02    10.23    14.28
PBIX   Patriot Bank Corp.             PA        489,558      51,401      51,401      0.40     0.67     3.05     5.10
PWBC   PennFirst Bancorp, Inc.        PA        700,794      48,949      44,382      0.42     0.61     5.47     7.88
PWBK   Pennwood Savings Bank          PA         46,225       9,254       9,254        NA       NA       NA       NA

                                                             CAPITAL ISSUES
                                             ----------------------------------------------
                                                                    Number of    Mkt. Value
                                               IPO                   Shares      of Shares
                                     State     Date     Exchange     Outstg.        ($M)
                                     -----   --------   --------   -----------   ----------
HCFC   Home City Financial Corp.      OH     12/30/96    NASDAQ             NA         NA
INBI   Industrial Bancorp             OH     08/01/95    NASDAQ      5,554,500      68.04
LONF   London Financial Corporation   OH     04/01/96    NASDAQ        529,000       5.75
MFFC   Milton Federal Financial Corp. OH     10/07/94    NASDAQ      2,268,569      30.63
OHSL   OHSL Financial Corp.           OH     02/10/93    NASDAQ      1,222,879      23.85
PFFC   Peoples Financial Corp.        OH     09/13/96    NASDAQ      1,491,012      17.71
PTRS   Potters Financial Corp.        OH     12/31/93    NASDAQ        506,169       7.97
PVFC   PVF Capital Corp.              OH     12/30/92    NASDAQ      2,323,338      36.01
SFSL   Security First Corp.           OH     01/22/88    NASDAQ      4,971,820      71.47
SSBK   Strongsville Savings Bank      OH        NA       NASDAQ      2,530,800      56.94
SBCN   Suburban Bancorporation, Inc.  OH     09/30/93    NASDAQ      1,474,932      24.34
WOFC   Western Ohio Financial Corp.   OH     07/29/94    NASDAQ      2,186,669      43.19
WEHO   Westwood Homestead Fin. Corp.  OH     09/30/96    NASDAQ      2,615,905      28.12
WFCO   Winton Financial Corp.         OH     08/04/88    NASDAQ      1,986,152      24.33
FFWD   Wood Bancorp, Inc.             OH     08/31/93    NASDAQ      1,497,636      23.40
KFBI   Klamath First Bancorp          OR     10/05/95    NASDAQ     11,612,470     165.48
BRFC   Bridgeville Savings Bank       PA     10/07/94    NASDAQ      1,124,125      17.14
CVAL   Chester Valley Bancorp Inc.    PA     03/27/87    NASDAQ      1,635,885      30.67
CMSB   Commonwealth Bancorp, Inc.     PA     06/17/96    NASDAQ     17,953,361     213.20
FSBI   Fidelity Bancorp, Inc.         PA     06/24/88    NASDAQ      1,373,151      26.09
FBBC   First Bell Bancorp, Inc.       PA     06/29/95    NASDAQ      7,758,150     115.40
FKFS   First Keystone Financial       PA     01/26/95    NASDAQ      1,292,500      23.59
SHEN   First Shenango Bancorp, Inc.   PA     04/06/93    NASDAQ      2,258,197      47.42
GAF    GA Financial, Inc.             PA     03/26/96     AMSE       8,900,000     116.81
HARL   Harleysville Savings Bank      PA     08/04/87    NASDAQ      1,291,895      23.25
LARL   Laurel Capital Group, Inc.     PA     02/20/87    NASDAQ      1,514,285      24.04
MLBC   ML Bancorp, Inc.               PA     08/11/94    NASDAQ     11,869,210     166.92
PVSA   Parkvale Financial Corporation PA     07/16/87    NASDAQ      4,041,607      92.96
PBIX   Patriot Bank Corp.             PA     12/04/95    NASDAQ      4,457,447      53.86
PWBC   PennFirst Bancorp, Inc.        PA     06/13/90    NASDAQ      3,908,944      52.77
PWBK   Pennwood Savings Bank          PA     07/15/96    NASDAQ        610,128       6.64

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF JANUARY 10, 1997

                                                      ASSETS AND EQUITY                      PROFITABILITY
                                             -----------------------------------   ---------------------------------
                                               Total       Total       Total                 Core              Core
                                               Assets      Equity   Tang. Equity    ROAA     ROAA     ROAE     ROAE
                                     State     ($000)      ($000)      ($000)       (%)      (%)      (%)      (%)
                                     -----   ----------   --------- ------------   ------   ------   ------   ------
PHFC   Pittsburgh Home Financial Corp PA        195,330      30,372      30,372      0.44     0.71     3.77     6.11
PRBC   Prestige Bancorp, Inc.         PA        104,379      15,186      15,186        NA       NA       NA       NA
PSAB   Prime Bancorp, Inc.            PA        677,306      57,515      53,986      0.73     0.94     7.97    10.32
PFNC   Progress Financial Corporation PA        367,171      18,687      18,568      0.60     0.73    11.58    14.22
SVRN   Sovereign Bancorp, Inc.        PA      9,364,636     460,081     345,557      0.57     0.76    10.88    14.45
THRD   TF Financial Corporation       PA        663,092      71,697      62,221      0.63     0.87     4.49     6.22
THBC   Troy Hill Bancorp, Inc.        PA         99,470      18,013      18,013      1.02     1.20     4.84     5.66
WVFC   WVS Financial Corporation      PA        265,820      34,250      34,250      1.24     1.42     8.69     9.93
YFED   York Financial Corp.           PA      1,154,446      91,752      91,752      0.61     0.82     7.21     9.73
AMFB   American Federal Bank, FSB     SC      1,394,874     108,255     100,060      1.04     1.30    12.99    16.17
CFCP   Coastal Financial Corp.        SC        459,712      27,681      27,681      0.86     0.93    14.17    15.28
FFCH   First Financial Holdings Inc.  SC      1,546,149      94,795      94,795      0.48     0.80     7.55    12.56
FSFC   First Southeast Financial Corp SC        329,336      33,125      33,125     -0.03     0.82    -0.19     4.81
PALM   Palfed, Inc.                   SC        659,902      52,804      50,339      0.37     0.59     4.46     7.22
SCCB   S. Carolina Community Bancshrs SC         43,232      12,386      12,386      0.85     1.14     2.96     3.94
HFFC   HF Financial Corp.             SD        554,139      49,809      49,664      0.59     0.75     6.55     8.22
TWIN   Twin City Bancorp              TN        107,067      13,411      13,411      0.78     0.99     5.78     7.33
BNKU   Bank United Corp.              TX     10,712,377     531,043     514,121      1.06     1.08    17.94    18.31
CBSA   Coastal Bancorp, Inc.          TX      2,859,448      90,627      74,659      0.24     0.40     7.11    11.93
ETFS   East Texas Financial Services  TX        114,373      20,931      20,931      0.40     0.69     2.08     3.64
FBHC   Fort Bend Holding Corp.        TX        281,694      17,397      16,067      0.27     0.58     3.81     8.24
LOAN   Horizon Bancorp                TX        140,524      11,629      11,272      1.46     1.13    16.45    12.71
JXVL   Jacksonville Bancorp, Inc.     TX        217,702      35,277      35,277      0.68     1.02     5.13     7.63
BFSB   Bedford Bancshares, Inc.       VA        127,360      18,227      18,227      1.10     1.40     6.98     8.91
CNIT   CENIT Bancorp, Inc.            VA        685,962      48,274      43,971      0.40     0.62     5.61     8.57
CFFC   Community Financial Corp.      VA        160,791      22,380      22,380      1.02     1.29     7.45     9.42
ESX    Essex Bancorp, Inc.            VA        171,498      14,834      14,597     -2.57    -1.56   -38.94   -23.61
FFFC   FFVA Financial Corp.           VA        530,095      78,740      77,102      0.99     1.25     6.28     7.91
FFRV   Fidelity Financial Bankshares  VA        329,233      27,747      27,736      0.66     0.96     7.73    11.17
GSLC   Guaranty Financial Corp.       VA        115,229       6,337       6,337      0.44     0.51     7.22     8.39
LIFB   Life Bancorp, Inc.             VA      1,404,760     145,446     140,652      0.65     0.93     4.87     7.02

                                                             CAPITAL ISSUES
                                             ----------------------------------------------
                                                                    Number of    Mkt. Value
                                               IPO                   Shares      of Shares
                                     State     Date     Exchange     Outstg.        ($M)
                                     -----   --------   --------   -----------   ----------
PHFC   Pittsburgh Home Financial Corp PA     04/01/96    NASDAQ      2,182,125      25.91
PRBC   Prestige Bancorp, Inc.         PA     06/27/96    NASDAQ        963,023      11.56
PSAB   Prime Bancorp, Inc.            PA     11/21/88    NASDAQ      3,725,066      69.84
PFNC   Progress Financial Corporation PA     07/18/83    NASDAQ      3,730,000      24.01
SVRN   Sovereign Bancorp, Inc.        PA     08/12/86    NASDAQ     49,333,762     542.67
THRD   TF Financial Corporation       PA     07/13/94    NASDAQ      4,288,078      63.25
THBC   Troy Hill Bancorp, Inc.        PA     06/27/94    NASDAQ      1,067,917      21.43
WVFC   WVS Financial Corporation      PA     11/29/93    NASDAQ      1,736,960      37.56
YFED   York Financial Corp.           PA     02/01/84    NASDAQ      7,415,656     118.82
AMFB   American Federal Bank, FSB     SC     01/19/89    NASDAQ     10,955,485     193.09
CFCP   Coastal Financial Corp.        SC     09/26/90    NASDAQ      3,442,616      65.41
FFCH   First Financial Holdings Inc.  SC     11/10/83    NASDAQ      6,357,549     127.15
FSFC   First Southeast Financial Corp SC     10/08/93    NASDAQ      4,388,231      41.14
PALM   Palfed, Inc.                   SC     12/15/85    NASDAQ      5,227,739      70.57
SCCB   S. Carolina Community Bancshrs SC     07/07/94    NASDAQ        735,410      11.03
HFFC   HF Financial Corp.             SD     04/08/92    NASDAQ      2,909,108      45.82
TWIN   Twin City Bancorp              TN     01/04/95    NASDAQ        860,576      14.84
BNKU   Bank United Corp.              TX        NA       NASDAQ     31,595,596     785.94
CBSA   Coastal Bancorp, Inc.          TX        NA       NASDAQ      4,963,859      97.42
ETFS   East Texas Financial Services  TX     01/10/95    NASDAQ      1,079,285      16.73
FBHC   Fort Bend Holding Corp.        TX     06/30/93    NASDAQ        819,198      15.77
LOAN   Horizon Bancorp                TX        NA       NASDAQ      1,386,757      12.13
JXVL   Jacksonville Bancorp, Inc.     TX     04/01/96    NASDAQ      2,644,405      33.72
BFSB   Bedford Bancshares, Inc.       VA     08/22/94    NASDAQ      1,143,669      19.30
CNIT   CENIT Bancorp, Inc.            VA     08/06/92    NASDAQ      1,633,438      64.52
CFFC   Community Financial Corp.      VA     03/30/88    NASDAQ      1,272,048      26.08
ESX    Essex Bancorp, Inc.            VA        NA        AMSE       1,052,637       2.37
FFFC   FFVA Financial Corp.           VA     10/12/94    NASDAQ      5,022,552      92.92
FFRV   Fidelity Financial Bankshares  VA     05/01/86    NASDAQ      2,298,647      52.87
GSLC   Guaranty Financial Corp.       VA        NA       NASDAQ        919,168       8.27
LIFB   Life Bancorp, Inc.             VA     10/11/94    NASDAQ      9,846,840     157.55

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF JANUARY 10, 1997

                                                      ASSETS AND EQUITY                      PROFITABILITY
                                             -----------------------------------   ---------------------------------
                                               Total       Total       Total                 Core              Core
                                               Assets      Equity   Tang. Equity    ROAA     ROAA     ROAE     ROAE
                                     State     ($000)      ($000)      ($000)       (%)      (%)      (%)      (%)
                                     -----   ----------   --------- ------------   ------   ------   ------   ------
VABF   Virginia Beach Fed. Financial  VA        604,060      39,878      39,878      0.03     0.21     0.51     3.26
VFFC   Virginia First Financial Corp. VA        781,358      61,113      59,254      1.43     0.80    17.98    10.07
CASB   Cascade Financial Corp.        WA        340,380      20,586      20,586      0.49     0.49     7.74     7.73
FWWB   First SB of Washington Bancorp WA        946,986     149,348     137,105      1.02     1.23     5.22     6.32
IWBK   InterWest Bancorp, Inc.        WA      1,712,151     111,021     108,152      0.82     1.10    11.48    15.51
STSA   Sterling Financial Corp.       WA      1,531,295      84,320      73,508      0.14     0.37     2.45     6.39
WFSL   Washington Federal, Inc.       WA      5,114,978     577,702     550,245      1.63     1.81    13.81    15.34
AADV   Advantage Bancorp, Inc.        WI      1,016,385      88,867      81,965      0.31     0.80     3.18     8.22
ABCW   Anchor BanCorp Wisconsin       WI      1,891,584     110,522     107,583      0.68     0.93     9.99    13.68
FCBF   FCB Financial Corp.            WI        269,285      46,554      46,554      0.91     1.11     4.92     6.02
FFEC   First Fed Bncshrs Eau Clair    WI        728,822      97,828      94,090      0.69     0.91     4.78     6.27
FTFC   First Federal Capital Corp.    WI      1,469,422      93,175      87,850      0.71     0.78    10.18    11.21
FFHC   First Financial Corp.          WI      5,595,612     401,102     387,461      0.91     1.27    12.54    17.55
FNGB   First Northern Capital Corp.   WI        607,977      69,407      69,407      0.53     0.82     4.25     6.56
HALL   Hallmark Capital Corp.         WI        387,671      27,181      27,181      0.41     0.55     5.33     7.11
MWFD   Midwest Federal Financial      WI        194,707      16,340      15,621      1.04     1.02    11.26    10.99
NWEQ   Northwest Equity Corp.         WI         95,501      11,591      11,591      0.71     0.91     5.18     6.70
OSBF   OSB Financial Corp.            WI        250,465      31,046      31,046      0.03     0.45     0.27     3.60
RELI   Reliance Bancshares, Inc.      WI         47,987      29,299          NA        NA       NA       NA       NA
SECP   Security Capital Corporation   WI      3,494,427     555,207     555,207      0.84     1.14     4.99     6.76
STFR   St. Francis Capital Corp.      WI      1,404,116     125,179     119,345      0.81     0.79     8.04     7.90
AFBC   Advance Financial Bancorp      WV         93,176       6,051          NA        NA       NA       NA       NA
FOBC   Fed One Bancorp                WV        341,528      39,875      37,833      0.70     1.00     5.72     8.10
CRZY   Crazy Woman Creek Bancorp      WY         51,517      15,469      15,469      0.79     1.05     3.10     4.10
TRIC   Tri-County Bancorp, Inc.       WY         79,475      12,670      12,670      0.66     0.92     3.82     5.27

                                                             CAPITAL ISSUES
                                             ----------------------------------------------
                                                                    Number of    Mkt. Value
                                               IPO                   Shares      of Shares
                                     State     Date     Exchange     Outstg.        ($M)
                                     -----   --------   --------   -----------   ----------
VABF   Virginia Beach Fed. Financial  VA     11/01/80    NASDAQ      4,967,465      43.16
VFFC   Virginia First Financial Corp. VA     01/01/78    NASDAQ      5,743,372      78.97
CASB   Cascade Financial Corp.        WA     09/16/92    NASDAQ      2,050,581      32.81
FWWB   First SB of Washington Bancorp WA     11/01/95    NASDAQ     10,878,482     180.85
IWBK   InterWest Bancorp, Inc.        WA        NA       NASDAQ      7,918,074     233.58
STSA   Sterling Financial Corp.       WA        NA       NASDAQ      5,537,328      75.45
WFSL   Washington Federal, Inc.       WA     11/17/82    NASDAQ     40,695,450     961.43
AADV   Advantage Bancorp, Inc.        WI     03/23/92    NASDAQ      3,392,694     110.26
ABCW   Anchor BanCorp Wisconsin       WI     07/16/92    NASDAQ      4,628,574     152.74
FCBF   FCB Financial Corp.            WI     09/24/93    NASDAQ      2,459,614      42.43
FFEC   First Fed Bncshrs Eau Clair    WI     10/12/94    NASDAQ      6,855,379     123.40
FTFC   First Federal Capital Corp.    WI     11/02/89    NASDAQ      6,168,777     138.80
FFHC   First Financial Corp.          WI     12/24/80    NASDAQ     37,394,133     717.97
FNGB   First Northern Capital Corp.   WI     12/29/83    NASDAQ      4,381,147      73.38
HALL   Hallmark Capital Corp.         WI     01/03/94    NASDAQ      1,442,950      24.17
MWFD   Midwest Federal Financial      WI     07/08/92    NASDAQ      1,603,980      30.07
NWEQ   Northwest Equity Corp.         WI     10/11/94    NASDAQ        929,267      10.45
OSBF   OSB Financial Corp.            WI     07/01/92    NASDAQ      1,160,134      27.12
RELI   Reliance Bancshares, Inc.      WI     04/19/96    NASDAQ      2,562,344      22.10
SECP   Security Capital Corporation   WI     01/03/94    NASDAQ      9,204,798     596.01
STFR   St. Francis Capital Corp.      WI     06/21/93    NASDAQ      5,475,509     140.99
AFBC   Advance Financial Bancorp      WV     01/02/96    NASDAQ             NA         NA
FOBC   Fed One Bancorp                WV     01/19/95    NASDAQ      2,492,799      38.64
CRZY   Crazy Woman Creek Bancorp      WY     03/29/96    NASDAQ      1,058,000      12.17
TRIC   Tri-County Bancorp, Inc.       WY     09/30/93    NASDAQ        608,749      11.11

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF JANUARY 10, 1997

                                                      ASSETS AND EQUITY                      PROFITABILITY
                                             -----------------------------------   ---------------------------------
                                               Total       Total       Total                 Core              Core
                                               Assets      Equity   Tang. Equity    ROAA     ROAA     ROAE     ROAE
                                     State     ($000)      ($000)      ($000)       (%)      (%)      (%)      (%)
                                     -----   ----------   --------- ------------   ------   ------   ------   ------
ALL THRIFTS
       AVERAGE                                1,309,379      98,357      93,609      0.54     0.78     4.99     7.18
       MEDIAN                                   311,028      35,356      36,355      0.60     0.86     4.89     7.03
       HIGH                                  50,588,224   2,616,781   2,321,357      2.09     2.34    22.20    28.26
       LOW                                       34,980       4,709       4,498    -18.24   -14.37   -56.67   -44.64

AVERAGE FOR STATE
       OH                                       775,447      66,108      64,565      0.60     0.88     5.27     7.89

AVERAGE BY REGION
       MIDWEST                                  916,333      79,845      74,880      0.68     0.90     5.80     7.65
       NEW ENGLAND                              892,546      94,126      90,654      0.92     0.92     8.44     7.74
       MID ATLANTIC                             441,673      51,420      51,417      0.55     0.83     4.32     6.83
       SOUTHEAST                                988,805      70,571      64,624      0.64     0.87     6.22     8.41
       SOUTHWEST                                951,635      70,046      65,771     -2.05    -1.34    -4.87    -0.66
       WEST                                   5,121,603     304,659     290,738      0.27     0.53     2.02     5.13

AVERAGE BY EXCHANGE
       NYSE                                  16,600,905     960,207     883,687      0.56     0.77     8.32    12.07
       AMEX                                     232,666      35,731      35,538      0.44     0.76     1.24     3.96
       OTC/NASDAQ                               773,623      68,349      65,502      0.54     0.78     5.04     7.14

                                                             CAPITAL ISSUES
                                             ----------------------------------------------
                                                                    Number of    Mkt. Value
                                               IPO                   Shares      of Shares
                                     State     Date     Exchange     Outstg.        ($M)
                                     -----   --------   --------   -----------   ----------
ALL THRIFTS
       AVERAGE                                                       5,938,321     132.59
       MEDIAN                                                        2,525,337      38.25
       HIGH                                                        137,431,563   3,641.94
       LOW                                                             230,086       2.37

AVERAGE FOR STATE
       OH                                                            4,130,806     104.97

AVERAGE BY REGION
       MIDWEST                                                       4,815,431     114.26
       NEW ENGLAND                                                   6,861,357     129.99
       MID ATLANTIC                                                  3,499,800      62.56
       SOUTHEAST                                                     5,796,226      95.01
       SOUTHWEST                                                     4,565,328     104.85
       WEST                                                         14,205,450     382.02

AVERAGE BY EXCHANGE
       NYSE                                                         43,252,745   1,355.09
       AMEX                                                          2,550,258      32.82
       OTC/NASDAQ                                                    4,618,225      88.65

[Insert 33-55 here -- Jack@]

                                  ALPHABETICAL

                                    EXHIBITS

                                   EXHIBIT A




                               PROFILE OF THE FIRM

KELLER & COMPANY, INC. is a full service consulting firm to financial institutions, serving clients throughout the United States from its office in Dublin, Ohio. The firm consults primarily in the areas of regulatory and compliance matters, financial analysis and strategic planning, stock valuations and appraisals, mergers and acquisitions, mutual to stock conversions, conversion/mergers and branching. Since its inception in 1985, KELLER & COMPANY has provided a wide range of consulting services to over 100 financial institutions including thrifts, banks, mortgage companies and holding companies. KELLER & COMPANY is an affiliate member of the Community Bankers of America, Community Bankers Association of Ohio, the Ohio League of Financial Institutions, and the Tri State League of Financial Institutions.

Each of the firm's senior consultants has over eighteen years front line experience and accomplishment in various areas of the financial institution and real estate industries. Each consultant provides to clients distinct and diverse areas of expertise. Specific services and projects have included financial institution charter and deposit insurance applications, market studies, institutional mergers and acquisitions, branch sales and acquisitions, operations and performance analyses, business plans, strategic planning, financial projections and modeling, stock valuations, fairness opinions, conversion appraisals, capital plans, policy development and revision, lending, underwriting and investment criteria, data processing and management information systems, and incentive compensation programs.

It is the goal of KELLER & COMPANY to provide specific and ongoing services that are pertinent and responsive to the needs of the individual client institution within the changing industry environment, and to offer those services at reasonable fees on a timely basis. In recent years, KELLER & COMPANY has become one of the leading consulting firms in the nation.

                             CONSULTANTS IN THE FIRM

MICHAEL R. KELLER has over twenty years experience as a consultant to the financial institution industry. Immediately following his graduation from college, he was employed by the Ohio Division of Financial Institutions, working for two years in the northeastern Ohio district as an examiner of financial institutions before pursuing graduate studies at the Ohio State University.

Mr. Keller later worked as an associate for a management consulting firm specializing in services to financial institutions. During his eight years with the firm, he specialized in mergers and acquisitions, branch acquisitions and sales, branch feasibility studies, stock valuations, charter applications, and site selection analyses. By the time of his departure, he had attained the position of vice president, with experience in almost all facets of banking operations.

Prior to forming Keller & Company, Mr. Keller also worked as a senior consultant in a larger consulting firm. In that position, he broadened his activities and experience, becoming more involved with institutional operations, business and strategic planning, regulatory policies and procedures, conversion appraisals, and fairness opinions. Mr. Keller established the firm in November 1985 to better serve the needs of the financial institution industry.

Mr. Keller graduated from Wooster College with a B.A. in Economics in 1972, and later received an M.B.A. in Finance in 1976 from the Ohio State University where he took two courses in corporate stock valuations.

JOHN A. SHAFFER has over twenty years experience in banking, finance, real estate lending, and development.

From 1971 to 1974, Mr. Shaffer was employed by a large real estate investment trust as a lending officer, specializing in construction and development loans. By 1974, having gained experience in loan underwriting, management and workout, he joined Chemical Association of New York and was appointed Vice President for Loan Administration of Chemical Mortgage Company in Columbus, Ohio. At Chemical, he managed all commercial and residential loan servicing, administering a portfolio in excess of $1 billion. His responsibilities also included the analysis, management and workout of problem commercial loans and properties, and the structuring, negotiation, acquisition and sale of loan servicing and mortgage and equity securities.

Mr. Shaffer later formed an independent real estate and financial consulting firm, serving corporate and institutional clients, and also investing in and developing real estate. His primary activities have included the planning, analysis, financing, implementation, and administration of real estate projects, as well as financial projection and modeling, cost and profit analysis, loan management, budgeting, cash flow management and project design.

Mr. Shaffer graduated from Syracuse University with a B.S. in Business Administration, later receiving an M.B.A. in Finance and a Ph.D. in Economics from New York University.

                                    EXHIBIT B




                                      RB 20
                                  CERTIFICATION

I hereby certify that I have not been the subject of any criminal, civil or administrative judgments, consents, undertakings or orders, or any past administrative proceedings (excluding routine or customary audits, inspections and investigation) issued by any federal or state court, any department, agency, or commission of the U.S. Government, any state or municipality, any self-regulatory trade or professional organization, or any foreign government or governmental entity, which involve:

(i) commission of a felony, fraud, moral turpitude, dishonesty or breach of trust;

(ii)  violation of securities or commodities laws or regulations;

(iii) violation of depository institution laws or regulations;

(iv)  violation of housing authority laws or regulations;

(v) violation of the rules, regulations, codes or conduct or ethics of a self-regulatory trade or professional organization;

(vi) adjudication of bankruptcy or insolvency or appointment of a receiver, conservator, trustee, referee, or guardian.

I hereby certify that the statements I have made herein are true, complete and correct to the best of my knowledge and belief.

                                                  Conversion Appraiser

            1-23-97                               /s/ Michael R. Keller
-------------------------------                   ------------------------------
             Date                                 Michael R. Keller

                                   EXHIBIT C




                            AFFIDAVIT OF INDEPENDENCE

STATE OF OHIO,

COUNTY OF FRANKLIN, ss:

     I, Michael R. Keller, being first duly sworn hereby depose and say that:

     The fee which I received directly from the applicant, Peoples Federal Savings and Loan Association of Sidney, Sidney, Ohio in the amount of $17,000 for the performance of my appraisal was not related to the value determined in the appraisal; that the undersigned appraiser is independent and has fully disclosed to the Office of Thrift Supervision any relationships which may have a material bearing upon the question of my independence; and that any indemnity agreement with the applicant has been fully disclosed in a written statement to the Office of Thrift Supervision.

     Further, affiant sayeth naught.


                                             /s/ Michael R. Keller
                                             -----------------------------------
                                             Michael R. Keller


     Sworn to before me and subscribed in my presence this 23th day of January, 1997.


                                             /s/ Lori A. Kessen
                                             -----------------------------------
                                             NORTARY PUBLIC

                                                        LORI A. KESSEN
                                                 NOTARY PUBLIC, STATE OF OHIO
                                             MY COMMISSION EXPIRES AUG. 10, 2000

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                   EXHIBIT 33
              RECENTLY CONVERTED, SAIF-INSURED THRIFT INSTITUTIONS
                            PRICES AND PRICING RATIOS

                                                           PRO FORMA RATIOS                           CURRENT RATIOS
                                            -------------------------------------------    --------------------------------------
                                                               Price/    Price/                         Price/   Price/
                                                      Price/    Book   Tang. Bk. Price/     Price/       Book   Tang. Bk.  Price/
                                               IPO   Earnings  Value     Value   Assets    Earnings     Value     Value    Assets
                                              Date      (X)     (%)       (%)      (%)       (X)         (%)      (%)       (%)
                                            --------  ------  ------    -------  -------   --------     ------  -------   -------
FLKY  First Lancaster Bancshares     KY     07/01/96   18.50    74.70    74.67    21.30       NA        103.87   103.87   37.05
EGLB  Eagle BancGroup, Inc.          IL     07/01/96  100.10    58.40    58.45     7.90       NA         88.01    88.01   11.74
HWE   Home Financial Bancorp         IN     07/02/96   11.40    68.00    68.04    13.10       NA         86.54    86.54   17.33
OCFC  Ocean Financial Corp.          NJ     07/03/96   13.40    71.20    71.18    13.90       NA         99.39    99.39   20.60
MBSP  Mitchell Bancorp, Inc.         NC     07/12/96      NA    70.00    70.04    25.80       NA         95.71    95.71   40.27
PWB   Pennwood Savings Bank          PA     07/15/96   14.50    67.50    67.54    12.80       NA         85.70    85.70   17.16
ANA   Acadiana Bancshares, Inc.      LA     07/16/96      NA    71.90    71.93    12.70       NA         90.28    90.28   15.84
PFED  Park Bancorp, Inc.             IL     08/12/96   26.20    66.70    66.66    14.50       NA         86.15    86.15   20.25
PFFC  Peoples Financial Corp.        OH     09/13/96   28.60    64.30    64.30    16.00       NA         81.76    81.76   21.72
HBEI  Home Bancorp of Elgin, Inc.    IL     09/27/96   24.90    72.60    72.64    18.70       NA         93.84    93.84   25.07
CBES  CBES Bancorp, Inc.             MO     09/30/96   13.20    61.10    61.06    10.60       NA         86.05    86.05   15.10
WEH   Westwood Homestead Fin. Corp.  OH     09/30/96      NA    73.80    73.83    22.70       NA         79.47    79.47   26.19
AFED  AFSALA Bancorp, Inc.           NY     10/01/96   13.70    71.70    71.73     9.90       NA            NA       NA      NA
SSFC  South Street Financial Corp.   NC     10/03/96   26.10    76.30    76.32    21.20       NA            NA       NA      NA
CNBA  Chester Bancorp, Inc.          IL     10/08/96   18.80    72.10    72.10    13.90       NA            NA       NA      NA
FTNB  Fulton Bancorp, Inc.           MO     10/18/96   14.60    72.50    72.53    16.70       NA        105.34   105.34   25.69
DCBI  Delphos Citizens Bancorp, Inc  OH     11/21/96   14.60    72.20    72.23    18.80       NA            NA       NA      NA
CFNC  Carolina Fincorp, Inc.         NC     11/25/96   17.20    77.00    76.98    16.40       NA            NA       NA      NA
PSFI  PS Financial, Inc.             IL     11/27/96   17.20    71.90    71.93    29.00       NA            NA       NA      NA
RIVR  River Valley Bancorp           IN     12/20/96   15.20    73.00    72.96    12.10       NA            NA       NA      NA
BFFC  Big Foot Financial Corp.       IL     12/20/96   33.10    72.70    72.67    11.40       NA            NA       NA      NA
CENB  Century Bancorp, Inc.          NC     12/23/96   18.90    72.10    72.11    20.00       NA            NA       NA      NA
SCBS  Southern Community Bancshares  AL     12/23/96   14.50    74.40    74.39    15.00       NA            NA       NA      NA
HCFC  Home City Financial Corp.      OH     12/30/96   13.70    71.20    71.20    14.60       NA            NA       NA      NA




                                                             PRICES AND TREND FROM IPO DATE
                                              -------------------------------------------------------------
                                                        1 Day             1 Week             1 Mo.
                                               IPO      After              After             After
                                              Price      IPO       %        IPO       %       IPO       %
                                               ($)       ($)    Change      ($)    Change     ($)    Change
                                              -----     -----   ------     -----   ------    -----    -----
FLKY  First Lancaster Bancshares     KY       10.00     13.50    35.00     13.38    33.75    13.75    37.50
EGLB  Eagle BancGroup, Inc.          IL       10.00     11.25    12.50     11.25    12.50    11.13    11.25
HWE   Home Financial Bancorp         IN       10.00     10.25     2.50      9.88    (1.25)   10.50     5.00
OCFC  Ocean Financial Corp.          NJ       20.00     21.25     6.25     20.13     0.63    21.00     5.00
MBSP  Mitchell Bancorp, Inc.         NC       10.00        NA       NA     10.63     6.25    11.00    10.00
PWB   Pennwood Savings Bank          PA       10.00      9.50    (5.00)     9.13    (8.75)    9.63    (3.75)
ANA   Acadiana Bancshares, Inc.      LA       12.00     12.00     0.00     11.75    (2.08)   12.38     3.13
PFED  Park Bancorp, Inc.             IL       10.00     10.25     2.50     10.44     4.38    10.50     5.00
PFFC  Peoples Financial Corp.        OH       10.00     10.88     8.75     11.50    15.00    12.75    27.50
HBEI  Home Bancorp of Elgin, Inc.    IL       10.00     11.81    18.13     12.50    25.00    12.63    26.25
CBES  CBES Bancorp, Inc.             MO       10.00     12.63    26.25     13.44    34.38    13.25    32.50
WEH   Westwood Homestead Fin. Corp.  OH       10.00     10.75     7.50     10.63     6.25    10.50     5.00
AFED  AFSALA Bancorp, Inc.           NY       10.00     11.38    13.75     11.31    13.13    11.56    15.63
SSFC  South Street Financial Corp.   NC       10.00        NA       NA     12.50    25.00    12.38    23.75
CNBA  Chester Bancorp, Inc.          IL       10.00     12.94    29.38     12.63    26.25    12.63    26.25
FTNB  Fulton Bancorp, Inc.           MO       10.00     12.50    25.00     12.88    28.75    14.75    47.50
DCBI  Delphos Citizens Bancorp, Inc  OH       10.00     12.13    21.25     12.13    21.25    12.06    20.63
CFNC  Carolina Fincorp, Inc.         NC       10.00     13.00    30.00     13.00    30.00    13.63    36.25
PSFI  PS Financial, Inc.             IL       10.00     11.64    16.41     11.69    16.88    12.50    25.00
RIVR  River Valley Bancorp           IN       10.00     13.69    36.88     13.88    38.75       NA       NA
BFFC  Big Foot Financial Corp.       IL       10.00     12.31    23.13     12.50    25.00       NA       NA
CENB  Century Bancorp, Inc.          NC       50.00     62.63    25.25     66.00    32.00       NA       NA
SCBS  Southern Community Bancshares  AL       10.00     13.00    30.00     13.75    37.50       NA       NA
HCFC  Home City Financial Corp.      OH       10.00        NA       NA     12.50    25.00       NA       NA

                                      126

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                   EXHIBIT 34
                      ACQUISITIONS AND PENDING ACQUISITIONS
         COUNTY, CITY OR MARKET AREA OF PEOPLES FEDERAL SAVINGS AND LOAN
                                   ASSOCIATION




                                      NONE

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                   EXHIBIT 35
                     THRIFT STOCK PRICES AND PRICING RATIOS
             PUBLICLY-TRADED, SAIF INSURED MUTUAL HOLDING COMPANIES
                             AS OF JANUARY 10, 1997


                                                                                      PER SHARE
                                                     --------------------------------------------------------------------
                                                     Latest All Time All Time  Monthly Quarterly  Book           12 Month
                                                      Price   High     Low     Change   Change    Value   Assets    Div.
                                       State Exchange  ($)    ($)      ($)       (%)     (%)       ($)      ($)     ($)
                                       ----- -------- -----  -----    -----    ------- --------- ------   ------   ----
PFSL    Pocahontas FS&LA, MHC            AR  NASDAQ  17.750  17.750   9.500     2.90     16.39   13.97    234.87   0.77
CMSV    Community Savings, MHC           FL  NASDAQ  18.750  20.500  10.000     0.67     14.50   15.33    132.85   0.75
FFFL    Fidelity FSB of Florida, MHC     FL  NASDAQ  18.250  18.500   9.091     4.29     14.06   11.94    127.51   0.65
HARB    Harbor Federal Savings Bk, MHC   FL  NASDAQ  34.250  35.750  11.875     4.98     15.13   17.19    214.30   1.13
FFSX    First Fed SB of Siouxland, MHC   IA  NASDAQ  28.250  30.250   8.239     0.89     16.17   19.39    243.28   0.65
WCFB    Webster City Federal SB, MHC     IA  NASDAQ  13.750  13.750   8.813     1.85      4.76   10.30     45.00   0.70
JXSB    Jacksonville Savings Bank, MHC   IL  NASDAQ  14.000  14.250  10.000    16.67     16.06   13.01    112.95   0.40
LFED    Leeds Federal Savings Bk, MHC    MD  NASDAQ  16.000  16.750   9.875     4.92     14.29   12.81     79.51   0.65
GFED    Guaranty Federal SB, MHC         MO  NASDAQ  11.750  12.500   8.000     4.44      4.44    8.49     58.61   0.32
PULB    Pulaski Bank, Savings Bk, MHC    MO  NASDAQ  16.000  16.500  10.500    13.27      8.47   10.75     85.39   0.85
FSLA    First Savings Bank, MHC          NJ  NASDAQ  18.750  20.500   5.072     4.17     17.86   12.59    136.03   0.35
FSNJ    First Savings Bk of NJ, MHC      NJ  NASDAQ  21.375  23.000  10.750    25.74     35.71   15.53    212.17   0.50
SBFL    SB of the Finger Lakes, MHC      NY  NASDAQ  13.500  17.000   8.125     0.00     -5.26   11.22    110.61   0.40
WAYN    Wayne Savings & Loan Co. MHC     OH  NASDAQ  23.750  24.500  11.255     3.26     20.25   15.04    167.49   0.87
GDVS    Greater Delaware Valley SB, MHC  PA  NASDAQ  10.750  13.000   9.250     6.17     16.22    8.30     70.97   0.36
HARS    Harris Savings Bank, MHC         PA  NASDAQ  18.813  20.500  12.750     2.38     25.42   13.15    153.68   0.57
NWSB    Northwest Savings Bank, MHC      PA  NASDAQ  13.500  13.750   7.375     1.89      3.85    8.01     81.35   0.31
PERT    Perpetual Bank, MHC              SC  NASDAQ  23.125  24.250  20.250     5.11      6.94   19.33    139.46     NA
RVSB    Riverview Savings Bank, MHC      WA  NASDAQ  18.250  18.250   9.711     8.96     17.74   10.73     99.84   0.21

        ALL MUTUAL HOLDING COMPANIES
            AVERAGE                                  18.451  19.539  10.023     5.92     13.84   13.00    131.89   0.58
            MEDIAN                                   18.250  18.250   9.711     4.29     15.13   12.81    127.51   0.61
            HIGH                                     34.250  35.750  20.250    25.74     35.71   19.39    243.28   1.13
            LOW                                      10.750  12.500   5.072     0.00     -5.26    8.01     45.00   0.21



                                                                   PRICING RATIOS
                                                       --------------------------------------
                                                        Price/   Price/    Price/  Price/Core
                                                       Earnings Bk. Value  Assets   Earnings
                                       State Exchange    (X)      (%)       (%)       (X)
                                       ----- --------  -------- ---------  ------  ----------
PFSL    Pocahontas FS&LA, MHC            AR  NASDAQ     15.30    127.06     7.56     11.45
CMSV    Community Savings, MHC           FL  NASDAQ     23.73    122.31    14.11     15.89
FFFL    Fidelity FSB of Florida, MHC     FL  NASDAQ     38.83    152.85    14.31     23.40
HARB    Harbor Federal Savings Bk, MHC   FL  NASDAQ     19.57    199.24    15.98     14.57
FFSX    First Fed SB of Siouxland, MHC   IA  NASDAQ     29.43    145.69    11.61     17.12
WCFB    Webster City Federal SB, MHC     IA  NASDAQ     34.38    133.50    30.56        NA
JXSB    Jacksonville Savings Bank, MHC   IL  NASDAQ     66.67    107.61    12.39     26.42
LFED    Leeds Federal Savings Bk, MHC    MD  NASDAQ     26.23    124.90    20.12     18.60
GFED    Guaranty Federal SB, MHC         MO  NASDAQ     32.64    138.40    20.05     40.52
PULB    Pulaski Bank, Savings Bk, MHC    MO  NASDAQ     38.10    148.84    18.74     23.88
FSLA    First Savings Bank, MHC          NJ  NASDAQ     30.74    148.93    13.78     17.05
FSNJ    First Savings Bk of NJ, MHC      NJ  NASDAQ        NM    137.64    10.07     41.11
SBFL    SB of the Finger Lakes, MHC      NY  NASDAQ        NM    120.32    12.21    112.50
WAYN    Wayne Savings & Loan Co. MHC     OH  NASDAQ     55.23    157.91    14.18     23.28
GDVS    Greater Delaware Valley SB, MHC  PA  NASDAQ        NM    129.52    15.15    153.57
HARS    Harris Savings Bank, MHC         PA  NASDAQ        NM    143.06    12.24     28.94
NWSB    Northwest Savings Bank, MHC      PA  NASDAQ     25.47    168.54    16.59     16.07
PERT    Perpetual Bank, MHC              SC  NASDAQ     24.34    119.63    16.58     17.52
RVSB    Riverview Savings Bank, MHC      WA  NASDAQ     19.01    170.08    18.28     16.59

        ALL MUTUAL HOLDING COMPANIES
            AVERAGE                                     31.98    141.90    15.50     34.36
            MEDIAN                                      29.43    138.40    14.31     20.94
            HIGH                                        66.67    199.24    30.56    153.57
            LOW                                         15.30    107.61     7.56     11.45

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                   EXHIBIT 36
                          KEY FINANCIAL DATA AND RATIOS
             PUBLICLY-TRADED, SAIF INSURED MUTUAL HOLDING COMPANIES
                             AS OF JANUARY 10, 1997


                                                     ASSETS AND EQUITY                        PROFITABILITY
                                              ----------------------------------   -----------------------------
                                               Total       Total       Total               Core             Core
                                              Assets      Equity    Tang. Equity   ROAA    ROAA     ROAE    ROAE
                                      State   ($000)      ($000)      ($000)       (%)     (%)      (%)     (%)
                                      -----   -------     -------   ------------   ----    ----     ----    ----
PFSL    Pocahontas FS&LA, MHC           AR    381,562      22,689      22,689      0.54    0.72     8.98   11.96
CMSV    Community Savings, MHC          FL    650,332      75,056      75,056      0.64    0.96     5.25    7.85
FFFL    Fidelity FSB of Florida, MHC    FL    857,366      80,316      79,486      0.39    0.65     3.90    6.42
HARB    Harbor Federal Savings Bk, MHC  FL  1,057,443      84,832      81,245      0.91    1.22    10.51   14.12
FFSX    First Fed SB of Siouxland, MHC  IA    458,154      36,514      36,166      0.40    0.70     4.82    8.34
WCFB    Webster City Federal SB, MHC    IA     94,492      21,628      21,628      0.87    1.19     3.88    5.30
JXSB    Jacksonville Savings Bank, MHC  IL    143,710      16,555      16,513      0.19    0.46     1.57    3.87
LFED    Leeds Federal Savings Bk, MHC   MD    274,696      44,241      44,241      0.77    1.10     4.69    6.75
GFED    Guaranty Federal SB, MHC        MO    183,150      26,538      26,538      0.61    0.50     4.23    3.42
PULB    Pulaski Bank, Savings Bk, MHC   MO    178,812      22,504      22,504      0.49    0.78     3.91    6.19
FSLA    First Savings Bank, MHC         NJ    974,771      90,227      79,066      0.47    0.85     4.98    8.94
FSNJ    First Savings Bk of NJ, MHC     NJ    649,720      47,551      47,551     -0.60    0.25    -7.63    3.12
SBFL    SB of the Finger Lakes, MHC     NY    197,437      20,020      20,020     -0.06    0.11    -0.51    1.00
WAYN    Wayne Savings & Loan Co. MHC    OH    250,856      22,527      22,527      0.25    0.61     2.70    6.50
GDVS    Greater Delaware Valley SB, MHC PA    232,264      27,151      27,151     -0.21    0.10    -1.73    0.81
HARS    Harris Savings Bank, MHC        PA  1,723,684     147,474     124,398      0.03    0.48     0.24    4.51
NWSB    Northwest Savings Bank, MHC     PA  1,901,532     187,167     178,037      0.70    1.06     6.49    9.90
PERT    Perpetual Bank, MHC             SC    209,827      29,091          NA      0.73    1.02     6.02    8.39
RVSB    Riverview Savings Bank, MHC     WA    219,224      23,566      21,074      0.99    1.16     9.05   10.60

        ALL MUTUAL HOLDING COMPANIES
            AVERAGE                           559,949      53,981      52,549      0.43    0.73     3.76    6.74
            MEDIAN                            274,696      29,091      31,659      0.49    0.72     4.23    6.50
            HIGH                            1,901,532     187,167     178,037      0.99    1.22    10.51   14.12
            LOW                                94,492      16,555      16,513     -0.60    0.10    -7.63    0.81

KELLER & COMPANY
Columbus, Ohio
614-766-1426
                  PEOPLES FEDERAL SAVINGS AND LOAN ASSOCIATION
                           COMPARABLE GROUP SELECTION
                            BALANCE SHEET PARAMETERS
General Parameters:
           States: IA IL IN KY MI OH PA WI WV
           IPO Date: <= 09/30/95
           Asset size: <= $350,000

                                                                                                          Total
                                                                 Cash &           1-4 Fam.   Total Net  Net Loans  Borrowed
                                                        Total   Invest./   MBS/    Loans/     Loans/     & MBS/     Funds/   Equity/
                                                        Assets   Assets   Assets   Assets     Assets     Assets     Assets   Assets
                                          IPO Date      ($000)    (%)       (%)      (%)        (%)        (%)        (%)      (%)
                                          --------    --------  -------  -------  -------    ---------  ---------  --------  ------
     PEOPLES FEDERAL                         --         89,963    4.40      0.00    76.66      93.06      93.06      0.00     10.21
     ------------------------------------------------------------------------------------------------------------------------------
     DEFINED PARAMETERS FOR               Prior to              3.00 -            50.00 -    60.00 -    70.00 -              8.00 -
     INCLUSION IN COMPARABLE GROUP        09/30/95   <$350,000   25.00    <20.00    85.00      95.00      97.00    <25.00     20.00
     ------------------------------------------------------------------------------------------------------------------------------
HBBI Home Building Bancorp            IN  02/08/95      42,560   17.52     13.56    49.43      66.04      79.60      9.34     12.92
CKFB CKF Bancorp, Inc.                KY  01/04/95      59,898   10.11      0.01    68.82      88.19      88.20      0.44     25.22
MSBF MSB Financial, Inc.              MI  02/06/95      62,832    3.75      1.73    63.60      92.44      94.16     12.73     20.05
GWBC Gateway Bancorp, Inc.            KY  01/18/95      69,496   30.79     41.82    23.19      26.10      67.93      0.00     25.07
ATSB AmTrust Capital Corp.            IN  03/28/95      72,108      NA        NA    39.62      71.79         NA     23.44      9.91
HZFS Horizon Financial Svcs Corp.     IA  06/30/94      76,652   30.92      0.00    42.30      65.98      65.98     16.50     10.73
HHFC Harvest Home Financial Corp.     OH  10/10/94      78,718   34.85      9.39    47.22      53.69      63.09     12.70     12.35
LOGN Logansport Financial Corp.       IN  06/14/95      79,726   18.29      9.06    48.64      69.77      78.83      3.76     19.98
SOBI Sobieski Bancorp, Inc.           IN  03/31/95      80,648    9.92     19.25    56.26      67.39      86.64      7.07     17.12
SFFC StateFed Financial Corporation   IA  01/05/94      81,059   13.14      0.00    51.37      81.80      81.80     23.44     17.99
GFSB GFS Bancorp, Inc.                IA  01/06/94      85,206    7.20      3.85    57.85      87.53      91.38     22.66     11.57
KYF  Kentucky First Bancorp, Inc.     KY  08/29/95      86,009   18.31     26.39    28.56      52.64      79.02     18.98     22.25
THR  Three Rivers Financial Corp.     MI  08/24/95      87,369   20.29     10.21    44.08      65.44      75.65     11.27     14.48
FTSB Fort Thomas Financial Corp.      KY  06/28/95      88,874   10.73      0.97    67.98      85.44      86.42      5.07     24.35
INCB Indiana Community Bank, SB       IN  12/15/94      90,697   11.77      3.35    43.34      81.20      84.56      0.00     12.30
CIBI Community Investors Bancorp      OH  02/07/95      94,799   22.89      2.30    54.85      73.37      75.67     13.05     11.94
NWEQ Northwest Equity Corp.           WI  10/11/94      95,501    7.46      8.14    54.85      80.65      88.79     21.64     12.14
FFBI First Financial Bancorp, Inc.    IL  10/04/93      97,143   15.02      7.29    59.20      75.18      82.47     23.21      7.73
ASBP ASB Financial Corp.              OH  05/11/95     114,298   27.24      9.00    43.01      60.90      69.90      2.11     22.18
MIFC Mid-Iowa Financial Corp.         IA  10/14/92     115,804   28.90     15.73    39.36      53.64      69.37     17.70      9.15
NBSI North Bancshares, Inc.           IL  12/21/93     116,881   31.40      6.77    52.69      59.88      66.65     20.32     15.13
GTPS Great American Bancorp           IL  06/30/95     123,866      NA        NA    36.10      73.52         NA      0.00     25.62
PTRS Potters Financial Corp.          OH  12/31/93     125,497   31.55     20.89    32.08      44.68      65.57     12.67      8.21
FKKY Frankfort First Bancorp, Inc.    KY  07/10/95     128,710   10.66      0.00    80.89      87.55      87.55      4.99     26.30
MWBI Midwest Bancshares, Inc.         IA  11/12/92     137,707   15.67     22.42    46.16      58.88      81.29     18.81      6.58
BWFC Bank West Financial Corp.        MI  03/30/95     139,516   23.78      1.56    65.23      71.68      73.24     15.05     17.34
FFWD Wood Bancorp, Inc.               OH  08/31/93     152,374   16.97      3.19    58.74      77.99      81.18     11.10     13.17
FFWC FFW Corp.                        IN  04/05/93     154,551   18.80     12.01    52.56      66.94      78.95     24.46     10.01
NEIB Northeast Indiana Bancorp        IN  06/28/95     160,032   10.95      0.00    60.91      86.98      86.98     33.12     17.44
MARN Marion Capital Holdings          IN  03/18/93     174,597    9.87      0.02    50.24      83.09      83.12      3.40     22.69
MFFC Milton Federal Financial Corp.   OH  10/07/94     180,831   23.41      9.51    56.53      64.56      74.07      9.67     18.51
FFBZ First Federal Bancorp, Inc.      OH  07/13/92     184,467    7.94      0.90    54.46      86.90      87.80     20.58      7.59
MWFD Midwest Federal Financial        WI  07/08/92     194,707   14.76      8.89    30.97      72.43      81.32     11.35      8.39
CBCO CB Bancorp, Inc.                 IN  12/28/92     200,008   45.53      4.34    37.50      45.14      49.49     22.00      9.69
LARL Laurel Capital Group, Inc.       PA  02/20/87     201,911   17.15      7.46    56.24      73.49      80.95      4.48     10.40
SBCN Suburban Bancorporation, Inc.    OH  09/30/93     209,942    5.34     13.00    56.98      79.74      92.74     26.93     12.09
OHSL OHSL Financial Corp.             OH  02/10/93     217,627   19.82      6.55    57.73      71.52      78.06      9.33     11.56
FFHS First Franklin Corporation       OH  01/26/88     218,329   11.02     18.62    53.72      68.05      86.67      3.28      9.05
MFBC MFB Corp.                        IN  03/25/94     225,809   20.48     10.66    59.79      67.34      78.00     10.85     16.63
CBIN Community Bank Shares            IN  04/10/95     234,600   37.91      1.73    38.16      57.76      59.49      9.13     10.85
EFBI Enterprise Federal Bancorp       OH  10/17/94     235,191   22.76     11.85    43.84      63.37      75.23     25.51     14.05
FBCV 1ST Bancorp                      IN  04/07/87     257,960   27.18      1.02    58.93      67.93      68.94     38.34      8.20
FFED Fidelity Federal Bancorp         IN  08/31/87     261,834    4.76      4.55    43.91      85.17      89.72     24.60      4.79
WVFC WVS Financial Corporation        PA  11/29/93     265,820   36.17      5.81    45.80      56.17      61.99     22.25     12.88
PFDC Peoples Bancorp                  IN  07/07/87     280,012   18.77      0.23    71.92      79.64      79.87      0.00     15.24
GFCO Glenway Financial Corp.          OH  11/30/90     283,727    7.65     10.31    64.42      79.88      90.19      8.45      9.28
CVAL Chester Valley Bancorp Inc.      PA  03/27/87     284,386   12.51      0.59    51.79      83.95      84.54      8.17      8.83
WFCO Winton Financial Corp.           OH  08/04/88     292,241    8.02      4.09    46.69      85.71      89.81     15.87      7.13
FKFS First Keystone Financial         PA  01/26/95     294,241   22.81     15.93    43.33      57.77      73.70     15.88      7.85
WCBI Westco Bancorp                   IL  06/26/92     307,772   27.05      0.00    57.07      71.33      71.33      0.00     15.50
HARL Harleysville Savings Bank        PA  08/04/87     315,495   18.06      5.83    69.27      73.92      79.75     13.89      6.22
FMBD First Mutual Bancorp, Inc.       IL  07/05/95     316,381   12.16      0.00    60.32      84.54      84.54     14.10     19.93
FSBI Fidelity Bancorp, Inc.           PA  06/24/88     317,874   26.43     23.17    31.89      47.59      70.75     17.98      6.85
INBI Industrial Bancorp               OH  08/01/95     320,372   10.79      0.19    76.81      86.57      86.76      0.00     18.93
HBFW Home Bancorp                     IN  03/30/95     322,702   20.69      0.00    71.02      77.57      77.57      0.00     14.48
HMCI HomeCorp, Inc.                   IL  06/22/90     340,449    7.53      6.09    41.90      80.02      86.11      2.44      6.00
FOBC Fed One Bancorp                  WV  01/19/95     341,528   20.84     37.81    17.34      38.02      75.83     15.73     11.68
PVFC PVF Capital Corp.                OH  12/30/92     345,279    6.68      3.50    31.80      88.46      91.95     12.76      6.51
WOFC Western Ohio Financial Corp.     OH  07/29/94     347,704      NA        NA    56.23      74.64         NA     28.70     15.31

KELLER & COMPANY
Columbus, Ohio
614-766-1426
                                   EXHIBIT 38
                  PEOPLES FEDERAL SAVINGS AND LOAN ASSOCIATION
                           COMPARABLE GROUP SELECTION
               OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS
                            Most Recent Four Quarters
General Parameters:
    States: IA IL IN KY MI OH PA WI WV
    IPO Date: <= 09/30/95
    Asset size: <= $350,000

                                                                           OPERATING PERFORMANCE                 ASSET QUALITY(1)
                                                              ----------------------------------------------  ----------------------
                                                                               Net     Operating Noninterest
                                                     Total     Core    Core  Interest  Expenses/   Income/    NPA/    REO/  Reserves
                                                    Assets     ROAA    ROAE  Margin(2) Assets(3)   Assets    Assets  Assets  Assets
                                        IPO Date    ($000)     (%)     (%)      (%)       (%)        (%)      (%)     (%)      (%)
                                        --------  ---------    ----    ----  --------- --------- ----------- ------  ------ --------
     PEOPLES FEDERAL  (4)                  --        89,963    0.95    9.29     3.34      1.79     0.07       1.28    0.00     0.36
     -------------------------------------------------------------------------------------------------------------------------------
     DEFINED PARAMETERS FOR             Prior to              0.60-   2.00-    2.75-     1.35-
     INCLUSION IN COMPARABLE GROUP      09/30/95   <350,000    1.35   15.00     4.00      2.75    <0.40      <0.20   <0.20    >0.15
     -------------------------------------------------------------------------------------------------------------------------------
HBBI Home Building Bancorp          IN  02/08/95     42,560   -0.01   -0.07     3.57      2.51     0.28       0.35    0.00     0.18
CKFB CKF Bancorp, Inc.              KY  01/04/95     59,898    1.27    4.67     3.78      1.82     0.08       1.47    0.00     0.20
MSBF MSB Financial, Inc.            MI  02/06/95     62,832    1.70    7.49     5.59      3.31     0.49       0.78    0.00     0.57
GWBC Gateway Bancorp, Inc.          KY  01/18/95     69,496    1.14    4.50     2.95      1.20     0.02       0.45    0.00     0.12
ATSB AmTrust Capital Corp.          IN  03/28/95     72,108    0.11    1.08     2.85      2.97     0.57       2.58    0.06     0.69
HZFS Horizon Financial Svcs Corp.   IA  06/30/94     76,652    0.33    2.83     3.42      2.66     0.43       1.12    0.44     0.50
HHFC Harvest Home Financial Corp.   OH  10/10/94     78,718    0.49    2.87     3.06      2.38     0.07       0.21    0.00     0.14
LOGN Logansport Financial Corp.     IN  06/14/95     79,726    1.48    5.71     3.94      1.63     0.13       0.36    0.00     0.29
SOBI Sobieski Bancorp, Inc.         IN  03/31/95     80,648    0.46    2.52     3.28      2.67     0.21       0.11    0.00     0.25
SFFC StateFed Financial Corporation IA  01/05/94     81,059    1.25    6.35     3.74      1.67     0.07       1.27    0.00     0.30
GFSB GFS Bancorp, Inc.              IA  01/06/94     85,206    1.12    9.36     3.39      1.73     0.13       1.63    0.00     0.81
KYF  Kentucky First Bancorp, Inc.   KY  08/29/95     86,009    1.17    4.84     3.81      2.13     0.14       0.09    0.00     0.43
THR  Three Rivers Financial Corp.   MI  08/24/95     87,369    0.78    5.15     3.94      3.00     0.45       1.22    0.50     0.52
FTSB Fort Thomas Financial Corp.    KY  06/28/95     88,874    1.33    5.39     4.14      2.42     0.40       1.27    0.00     0.36
INCB Indiana Community Bank, SB     IN  12/15/94     90,697    0.48    3.38     4.34      3.92     0.97        NA      NA       NA
CIBI Community Investors Bancorp    OH  02/07/95     94,799    0.98    7.23     3.76      2.11     0.12       0.88    0.11     0.47
NWEQ Northwest Equity Corp.         WI  10/11/94     95,501    0.91    6.70     4.02      2.69     0.43       1.19    0.17     0.47
FFBI First Financial Bancorp, Inc.  IL  10/04/93     97,143    0.36    3.97     3.06      2.85     0.43       0.43    0.00     0.46
ASBP ASB Financial Corp.            OH  05/11/95    114,298    0.89    3.83     3.53      2.20     0.16       1.89    0.58     0.77
MIFC Mid-Iowa Financial Corp.       IA  10/14/92    115,804    1.04   11.22     3.01      2.28     0.92       0.13    0.00     0.24
NBSI North Bancshares, Inc.         IL  12/21/93    116,881    0.61    3.52     3.32      2.51     0.17       0.00    0.00     0.18
GTPS Great American Bancorp         IL  06/30/95    123,866    0.67    2.39     4.87      3.62     0.41       0.13    0.00     0.26
PTRS Potters Financial Corp.        OH  12/31/93    125,497    0.40    4.19     3.28      2.62     0.20       2.20    0.00     1.67
FKKY Frankfort First Bancorp, Inc.  KY  07/10/95    128,710    1.06    3.28     3.71      2.05     0.05       0.16    0.00     0.08
MWBI Midwest Bancshares, Inc.       IA  11/12/92    137,707    0.72   10.36     2.94      1.87     0.16       0.47    0.03     0.49
BWFC Bank West Financial Corp.      MI  03/30/95    139,516    0.36    1.86     3.13      2.58     0.16       0.10    0.00     0.13
FFWD Wood Bancorp, Inc.             OH  08/31/93    152,374    1.14    8.10     4.32      2.50     0.23       0.29    0.02     0.35
FFWC FFW Corp.                      IN  04/05/93    154,551    1.07   10.00     3.11      1.75     0.32       0.16    0.03     0.32
NEIB Northeast Indiana Bancorp      IN  06/28/95    160,032    1.22    5.96     3.94      1.92     0.17       0.20    0.00     0.64
MARN Marion Capital Holdings        IN  03/18/93    174,597    1.42    5.96     4.18      2.22     0.18       0.95    0.10     1.15
MFFC Milton Federal Financial Corp. OH  10/07/94    180,831    0.86    4.22     3.51      2.15     0.13       0.34    0.02     0.27
FFBZ First Federal Bancorp, Inc.    OH  07/13/92    184,467    1.09   14.28     4.04      2.44     0.45       0.50    0.00     0.87
MWFD Midwest Federal Financial      WI  07/08/92    194,707    1.02   10.99     4.13      2.98     0.87       0.24    0.00     0.76
CBCO CB Bancorp, Inc.               IN  12/28/92    200,008    1.31   13.77     4.30      2.11     0.68       1.70    1.42     0.93
LARL Laurel Capital Group, Inc.     PA  02/20/87    201,911    1.40   13.22     3.95      1.94     0.28       0.64    0.07     0.94
SBCN Suburban Bancorporation, Inc.  OH  09/30/93    209,942    0.56    4.36     2.99      2.32     0.22       0.13    0.10     1.49
OHSL OHSL Financial Corp.           OH  02/10/93    217,627    0.85    6.85     3.33      2.10     0.13       0.22    0.00     0.24
FFHS First Franklin Corporation     OH  01/26/88    218,329    0.61    6.47     2.76      1.92     0.18       0.52    0.11     0.42
MFBC MFB Corp.                      IN  03/25/94    225,809    0.78    4.20     3.12      1.94     0.15       0.09    0.00     0.15
CBIN Community Bank Shares          IN  04/10/95    234,600    0.89    7.63     3.02      2.06     0.59       0.22    0.03     0.26
EFBI Enterprise Federal Bancorp     OH  10/17/94    235,191    0.63    3.82     2.98      1.95     0.05       0.09    0.00     0.17
FBCV 1ST Bancorp                    IN  04/07/87    257,960   -0.22   -2.75     2.40      2.85     0.33       0.44    0.18     0.35
FFED Fidelity Federal Bancorp       IN  08/31/87    261,834    0.40    7.62     2.39      3.24     0.22       0.17    0.03     0.71
WVFC WVS Financial Corporation      PA  11/29/93    265,820    1.42    9.93     4.00      1.82     0.12       0.36    0.01     0.74
PFDC Peoples Bancorp                IN  07/07/87    280,012    1.50    9.77     3.79      1.59     0.23       0.40    0.04     0.32
GFCO Glenway Financial Corp.        OH  11/30/90    283,727    0.60    6.26     3.07      2.22     0.22       0.41    0.06     0.21
CVAL Chester Valley Bancorp Inc.    PA  03/27/87    284,386    0.89    9.72     3.76      2.66     0.37       0.76    0.04     0.97
WFCO Winton Financial Corp.         OH  08/04/88    292,241    0.72    9.30     3.22      2.08     0.13       0.51    0.19     0.29
FKFS First Keystone Financial       PA  01/26/95    294,241    0.68    8.33     3.34      2.51     0.37       2.28    0.53     0.89
WCBI Westco Bancorp                 IL  06/26/92    307,772    1.33    8.54     3.61      1.72     0.24       0.53    0.00     0.29
HARL Harleysville Savings Bank      PA  08/04/87    315,495    0.88   12.97     2.87      1.51     0.11       0.09    0.00     0.56
FMBD First Mutual Bancorp, Inc.     IL  07/05/95    316,381    0.71    2.94     3.65      2.67     0.27       0.14    0.02     0.39
FSBI Fidelity Bancorp, Inc.         PA  06/24/88    317,874    0.76   10.42     3.15      2.22     0.26       0.53    0.23     0.48
INBI Industrial Bancorp             OH  08/01/95    320,372    1.35    6.15     4.38      2.05     0.14       0.46    0.00     0.47
HBFW Home Bancorp                   IN  03/30/95    322,702    0.86    5.30     2.96      1.52     0.07       0.07    0.00     0.43
HMCI HomeCorp, Inc.                 IL  06/22/90    340,449    0.33    5.34     2.99      2.63     0.52       3.64    2.86     0.43
FOBC Fed One Bancorp                WV  01/19/95    341,528    1.00    8.10     3.63      2.13     0.18       0.27    0.02     0.41
PVFC PVF Capital Corp.              OH  12/30/92    345,279    1.21   18.25     4.09      2.50     0.37       0.68    0.00     0.73
WOFC Western Ohio Financial Corp.   OH  07/29/94    347,704    0.49    2.47     3.31      2.36     0.08        NA      NA      0.41

---------------
(1) Asset quality ratios reflect balance sheet totals at the end of the most recent quarter.
(2)  Based on average interest-earning assets.
(3)  Net of non-recurring expense.
(4)  For the twelve months ended October 31, 1996.

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                   EXHIBIT 39
                  PEOPLES FEDERAL SAVINGS AND LOAN ASSOCIATION
                             FINAL COMPARABLE GROUP

                              BALANCE SHEET RATIOS


                                                                                                       Total
                                                               Cash &            1-4 Fam.  Total Net  Net Loans  Borrowed
                                                     Total     Invest./   MBS/    Loans/    Loans/     & MBS/     Funds/     Equity/
                                                    Assets     Assets   Assets    Assets    Assets     Assets     Assets      Assets
                                        IPO Date    ($000)      (%)       (%)       (%)       (%)        (%)        (%)        (%)
                                        --------    --------   -------  ------   -------   ---------  ---------  -------    --------
     PEOPLES FEDERAL                       --         89,963     4.40    0.00     76.66     93.06      93.06      0.00       10.21
     -------------------------------------------------------------------------------------------------------------------------------
     DEFINED PARAMETERS FOR             Prior to               3.00 -           50.00 -   60.00 -    70.00 -                8.00 -
     INCLUSION IN COMPARABLE GROUP      09/30/95   <$350,000    25.00  <20.00     85.00     95.00      97.00    <25.00       20.00
     -------------------------------------------------------------------------------------------------------------------------------
SFFC StateFed Financial Corporation IA  01/05/94      81,059    13.14    0.00     51.37     81.80      81.80     23.44       17.99
GFSB GFS Bancorp, Inc.              IA  01/06/94      85,206     7.20    3.85     57.85     87.53      91.38     22.66       11.57
CIBI Community Investors Bancorp    OH  02/07/95      94,799    22.89    2.30     54.85     73.37      75.67     13.05       11.94
FFWC FFW Corp.                      IN  04/05/93     154,551    18.80   12.01     52.56     66.94      78.95     24.46       10.01
MFFC Milton Federal Financial Corp. OH  10/07/94     180,831    23.41    9.51     56.53     64.56      74.07      9.67       18.51
OHSL OHSL Financial Corp.           OH  02/10/93     217,627    19.82    6.55     57.73     71.52      78.06      9.33       11.56
FFHS First Franklin Corporation     OH  01/26/88     218,329    11.02   18.62     53.72     68.05      86.67      3.28        9.05
MFBC MFB Corp.                      IN  03/25/94     225,809    20.48   10.66     59.79     67.34      78.00     10.85       16.63
GFCO Glenway Financial Corp.        OH  11/30/90     283,727     7.65   10.31     64.42     79.88      90.19      8.45        9.28
FMBD First Mutual Bancorp, Inc.     IL  07/05/95     316,381    12.16    0.00     60.32     84.54      84.54     14.10       19.93


                          AVERAGE                    185,832    15.66    7.38     56.91     74.55      81.93     13.93       13.65
                          MEDIAN                     199,229    15.97    8.03     57.13     72.44      80.37     11.95       11.75
                          HIGH                       316,381    23.41   18.62     64.42     87.53      91.38     24.46       19.93
                          LOW                         81,059     7.20    0.00     51.37     64.56      74.07      3.28        9.05

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                   EXHIBIT 40
                  PEOPLES FEDERAL SAVINGS AND LOAN ASSOCIATION
                             FINAL COMPARABLE GROUP

                 OPERATING PERFORMANCE AND ASSET QUALITY RATIOS
                            Most Recent Four Quarters



                                                                         OPERATING PERFORMANCE                 ASSET QUALITY (1)
                                                           ------------------------------------------------  -----------------------
                                                                            Net     Operating   Noninterest
                                                   Total   Core    Core   Interest   Expenses/     Income/   NPA/    REO/  Reserves/
                                                   Assets  ROAA    ROAE   Margin(2)  Assets(3)     Assets   Assets  Assets   Assets
                                       IPO Date    ($000)   (%)     (%)      (%)        (%)          (%)     (%)     (%)      (%)
                                       --------    ------  -----   -----  ----------  --------- ----------  ------  ------   ------
     PEOPLES FEDERAL                      --       89,963    0.95    9.29     3.34       1.79      0.07    1.28      0.00    0.36
     -------------------------------------------------------------------------------------------------------------------------------
     DEFINED PARAMETERS FOR            Prior to             0.60-   2.00-    2.75-      1.35-
     INCLUSION IN COMPARABLE GROUP     09/30/95  <350,000    1.35   15.00     4.00       2.75     <0.40    <0.20    <0.20   >0.15
     -------------------------------------------------------------------------------------------------------------------------------
SFFC StateFed Financial Corporation IA 01/05/94    81,059    1.25    6.35     3.74       1.67      0.07    1.27      0.00    0.30
GFSB GFS Bancorp, Inc.              IA 01/06/94    85,206    1.12    9.36     3.39       1.73      0.13    1.63      0.00    0.81
CIBI Community Investors Bancorp    OH 02/07/95    94,799    0.98    7.23     3.76       2.11      0.12    0.88      0.11    0.47
FFWC FFW Corp.                      IN 04/05/93   154,551    1.07   10.00     3.11       1.75      0.32    0.16      0.03    0.32
MFFC Milton Federal Financial Corp. OH 10/07/94   180,831    0.86    4.22     3.51       2.15      0.13    0.34      0.02    0.27
OHSL OHSL Financial Corp.           OH 02/10/93   217,627    0.85    6.85     3.33       2.10      0.13    0.22      0.00    0.24
FFHS First Franklin Corporation     OH 01/26/88   218,329    0.61    6.47     2.76       1.92      0.18    0.52      0.11    0.42
MFBC MFB Corp.                      IN 03/25/94   225,809    0.78    4.20     3.12       1.94      0.15    0.09      0.00    0.15
GFCO Glenway Financial Corp.        OH 11/30/90   283,727    0.60    6.26     3.07       2.22      0.22    0.41      0.06    0.21
FMBD First Mutual Bancorp, Inc.     IL 07/05/95   316,381    0.71    2.94     3.65       2.67      0.27    0.14      0.02    0.39

                    AVERAGE                       185,832    0.88    6.39     3.34       2.03       0.17   0.57      0.04    0.36
                    MEDIAN                        199,229    0.86    6.41     3.36       2.02       0.14   0.38      0.02    0.31
                    HIGH                          316,381    1.25   10.00     3.76       2.67       0.32   1.63      0.11    0.81
                    LOW                            81,059    0.60    2.94     2.76       1.67       0.07   0.09      0.00    0.15

-------------
(1) Asset quality ratios reflect balance sheet totals at the end of the most recent quarter.
(2)   Based on average interest-earning assets.
(3)   Net of non-recurring expense.
(4)   For the twelve months ended October 31, 1996.

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                   EXHIBIT 41
                  PEOPLES FEDERAL SAVINGS AND LOAN ASSOCIATION
            COMPARABLE GROUP CHARACTERISTICS AND BALANCE SHEET TOTALS


                                                                                                  Most Recent Quarter
                                                                                ----------------------------------------------------
                                                                       Conver-              Int.    Total  Goodwill
                                                      Number            sion       Total   Earning   Net     and      Total   Total
                                                       of              (IPO)      Assets   Assets   Loans   Intang. Deposits  Equity
                                                     Offices Exchange   Date      ($000)   ($000)   ($000)  ($000)   ($000)   ($000)
                                                     ------- --------  ------     ------   -------  -----  -------- --------  ------
SUBJECT

     PEOPLES FEDERAL *                     Sidney      OH   1       NA      NA     89,963   87,690   83,721    0    79,879    9,188

     COMPARABLE GROUP
CIBI Community Investors Bancorp, Inc.     Bucyrus     OH   3     NASDA  02/07/95  94,799   92,026   69,554    0    70,168   11,319
FFWC FFW Corporation                       Wabash      IN   3     NASDA  04/05/93 154,551  148,638  103,455    0    99,665   15,474
FFHS First Franklin Corporation            Cincinnati  OH   7     NASDA  01/26/88 218,329  213,951  148,569  167   189,269   19,766
FMBD First Mutual Bancorp, Inc.            Decatur     IL  11     NASDA  07/05/95 316,381  300,294  267,475    0   204,082   63,066
GFSB GFS Bancorp, Inc.                     Grinnell    IA   1     NASDA  01/06/94  85,206   83,300   74,583    0    54,890    9,855
GFCO Glenway Financial Corp.               Cincinnati  OH   6     NASDA  11/30/90 283,727  270,506  226,628  524   227,910   26,340
MFBC MFB Corp.                             Mishawaka   IN   4     NASDA  03/25/94 225,809  214,871  152,052    0   158,964   37,558
MFFC Milton Federal Financial Corporation  West Milton OH   2     NASDA  10/07/94 180,831  174,939  116,749    0   128,554   33,479
OHSL OHSL Financial Corp.                  Cincinnati  OH   5     NASDA  02/10/93 217,627  211,726  155,643    0   169,221   25,167
SFFC StateFed Financial Corporation        Des Moines  IA   2     NASDA  01/05/94  81,059   74,883   66,304    0    46,417   14,583

            Average                                        4.4                    185,832  178,513  138,101   69   134,914   25,661
            Median                                         3.5                    199,229  193,333  132,659    0   143,759   22,467
            High                                          11.0                    316,381  300,294  267,475  524   227,910   63,066
            Low                                            1.0                     81,059   74,883   66,304    0    46,417    9,855

------------
*  At October 31, 1996.

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                   EXHIBIT 42

                  PEOPLES FEDERAL SAVINGS AND LOAN ASSOCIATION
                     COMPARABLE GROUP MARKET AREA COMPARISON



                                                                              1990       1990              1990                1990
                                                    1990-1996     1990      Median     Median     1990     High      1990     Below
                                                   Population  Per Capita  Household   Housing   Median   School    College  Poverty
                                          1996       Growth      Income     Income      Value     Rent   Graduates Graduates  Level
                                       Population      (%)         ($)        ($)        ($)      ($)       (%)       (%)      (%)
                                       ----------  ----------  ----------  ---------   -------   ------  --------- --------- -------
SUBJECT
     PEOPLES FEDERAL                OH   47,482         5.7      13,151     30,929    59,900      369       73.1      16.6    11.8
     COMPARABLE GROUP
CIBI Community Investors Bancorp    OH   47,870         0.2      16,237     32,915    56,087      309       73.8      16.8    14.1
FFWC FFW Corp.                      IN   34,831         0.3      13,428     30,573    43,401      304       75.4      12.7    10.2
FFHS First Franklin Corporation     OH  866,222         1.2      18,004     34,401    72,243      304       75.6      23.7    13.3
FMBD First Mutual Bancorp, Inc.     IL  337,891         2.7      13,108     26,505    54,745      347       76.9      13.7    11.7
GFSB GFS Bancorp, Inc               IA  132,292         0.2      13,002     28,618    41,532      236       79.0      15.0     9.5
GFCO Glenway Financial Corp.        OH  866,222         1.2      18,004     34,401    72,243      304       75.6      23.7    13.3
MFBC MFB Corp.                      IN  257,533         0.8      16,003     34,165    50,751      325       76.1      19.2     9.7
MFFC Milton Federal Financial Corp. OH  677,496         1.5      17,691     33,144    67,088      317       74.9      20.7    13.8
OHSL OHSL Financial Corp            OH  866,222         1.2      18,004     34,401    72,243      304       75.6      23.7    13.3
SFFC StateFed Financial Corporation IA  350,024         1.3      16,864     33,804    59,700      369       85.4      23.9     9.2

            Average                     443,660         1.1      16,035     32,293    59,003      312       76.8      19.3    11.8
            Median                      343,958         1.2      16,551     33,474    57,894      307       75.6      20.0    12.5
            High                        866,222         2.7      18,004     34,401    72,243      369       85.4      23.9    14.1
            Low                          34,831         0.2      13,002     26,505    41,532      236       73.8      12.7     9.2


KELLER & COMPANY
Columbus, Ohio
614-766-1426
                                   EXHIBIT 43
                                  BALANCE SHEET
                     ASSET COMPOSITION - MOST RECENT QUARTER

                                                                          As a Percent of Total Assets
                                                       -------------------------------------------------------------------
                                                                                            Real
                                             Total     Cash &             Net    Loan Loss  Estate   Goodwill     Other
                                            Assets     Invest.    MBS    Loans   Reserves   Owned   & Intang.     Assets
                                            ($000)       (%)      (%)     (%)      (%)       (%)        (%)        (%)
                                            ------     ------     ---    -----   --------- -------  --------      ------
SUBJECT
            PEOPLES FEDERAL SAVINGS
            AND LOAN ASSOCIATION *           89,963      4.40     0.00   93.06     0.36     0.00       0.00         2.50
COMPARABLE GROUP
    CIBI    Community Investors Bancorp      94,799     22.89     2.30   73.37     0.47     0.11       0.00         1.33
    FFWC    FFW Corp.                       154,551     18.80    12.01   66.94     0.32     0.03       0.00         2.21
    FFHS    First Franklin Corporation      218,329     11.02    18.62   68.05     0.42     0.11       0.08         2.11
    FMBD    First Mutual Bancorp, Inc.      316,381     12.16     0.00   84.54     0.39     0.02       0.00         3.25
    GFSB    GFS Bancorp, Inc.                85,206      7.20     3.85   87.53     0.81     0.00       0.00         1.42
    GFCO    Glenway Financial Corp.         283,727      7.65    10.31   79.88     0.21     0.06       0.18         3.73
    MFBC    MFB Corp.                       225,809     20.48    10.66   67.34     0.15     0.00       0.00         1.52
    MFFC    Milton Federal Financial Corp.  180,831     23.41     9.51   64.56     0.27     0.02       0.00         2.51
    OHSL    OHSL Financial Corp.            217,627     19.82     6.55   71.52     0.24     0.00       0.00         2.09
    SFFC    StateFed Financial Corporation   81,059     13.14     0.00   81.80     0.30     0.00       0.00         2.97

            Average                         185,832     15.66     7.38   74.55     0.36     0.04       0.03         2.31
            Median                          199,229     15.97     8.03   72.44     0.31     0.02       0.00         2.16
            High                            316,381     23.41    18.62   87.53     0.81     0.11       0.18         3.73
            Low                              81,059      7.20     0.00   64.56     0.15     0.00       0.00         1.33

ALL THRIFTS  (335)
            Average                       1,309,379     18.30    12.19   66.04     0.56     0.56       0.20         2.65
MIDWEST THRIFTS  (157)
            Average                         778,247     18.27    10.07   68.37     0.47     0.47       0.16         2.58
OHIO THRIFTS  (32)
            Average                         775,447     16.89     8.72   72.24     0.49     0.05       0.13         2.31

                                                            As a Percent of Total Assets
                                            -------------------------------------------------------------
                                                                    Interest     Interest     Capitalized
                                            High Risk   Non-Perf.    Earning      Bearing        Loan
                                            R.E. Loans   Assets       Assets    Liabilities    Servicing
                                               (%)        (%)           (%)        (%)             (%)
                                            ----------  --------    --------    -----------   -----------
SUBJECT
            PEOPLES FEDERAL SAVINGS
            AND LOAN ASSOCIATION *            13.34       1.28        97.47        88.79           0.00
COMPARABLE GROUP
    CIBI    Community Investors Bancorp        8.03       0.88        97.07        85.62           0.00
    FFWC    FFW Corp.                          6.40       0.16        96.17        87.92           0.00
    FFHS    First Franklin Corporation        13.58       0.52        97.99        90.27           0.02
    FMBD    First Mutual Bancorp, Inc.        10.57       0.14        94.92        76.14           0.03
    GFSB    GFS Bancorp, Inc.                 27.58       1.63        97.76        86.05           0.00
    GFCO    Glenway Financial Corp.           13.40       0.41        95.34        88.20           0.00
    MFBC    MFB Corp.                          2.52       0.09        95.16        78.59           0.00
    MFFC    Milton Federal Financial Corp.     7.22       0.34        96.74        79.91           0.00
    OHSL    OHSL Financial Corp.              20.39       0.22        97.29        86.04           0.01
    SFFC    StateFed Financial Corporation    26.54       1.27        92.38        77.81           0.00

            Average                           13.62       0.57        96.08        83.66           0.01
            Median                            11.99       0.38        96.46        85.83           0.00
            High                              27.58       1.63        97.99        90.27           0.03
            Low                                2.52       0.09        92.38        76.14           0.00

ALL THRIFTS  (335)
            Average                           13.14       0.87        94.80        83.27           0.12
MIDWEST THRIFTS  (157)
            Average                           12.21       0.58        94.89        82.12           0.09
OHIO THRIFTS  (32)
            Average                           15.69       0.50        95.01        83.35           0.04

----------
*  At October 31, 1996

KELLER & COMPANY
Columbus, Ohio
614-766-1426
                                   EXHIBIT 44
                            BALANCE SHEET COMPARISON
                  LIABILITIES AND EQUITY - MOST RECENT QUARTER

                                                                                              As a Percent of Assets
                                                                   -----------------------------------------------------------------
                                                                                                                          FASB 115
                                            Total         Total     Total      Total       Other      Preferred  Common  Unrealized
                                           Liabilities    Equity   Deposits  Borrowing  Liabilities     Equity   Equity  Gain (Loss)
                                             ($000)       ($000)     (%)        (%)         (%)           (%)      (%)       (%)
                                           ----------     ------   --------  --------   -----------   --------   ------  -----------
SUBJECT
           PEOPLES FEDERAL SAVINGS
           AND LOAN ASSOCIATION *             80,755      9,188     88.79      0.00        1.00           --       --      0.00
COMPARABLE GROUP
   CIBI    Community Investors Bancorp        83,480     11,319     74.02     13.05        0.99         0.00    11.94     (0.01)
   FFWC    FFW Corp.                         139,077     15,474     64.49     24.46        1.04         0.00    10.01     (0.01)
   FFHS    First Franklin Corporation        198,563     19,766     86.69      3.28        0.98         0.00     9.05      0.01
   FMBD    First Mutual Bancorp, Inc.        253,315     63,066     64.51     14.10        1.46         0.00    19.93     (0.01)
   GFSB    GFS Bancorp, Inc.                  75,351      9,855     64.42     22.66        1.36         0.00    11.57     (0.01)
   GFCO    Glenway Financial Corp.           257,387     26,340     80.33      8.45        1.94         0.00     9.28      0.00
   MFBC    MFB Corp.                         188,251     37,558     70.40     10.85        2.12         0.00    16.63     (0.10)
   MFFC    Milton Federal Financial Corp.    147,352     33,479     71.09      9.67        0.72         0.00    18.51     (0.05)
   OHSL    OHSL Financial Corp.              192,460     25,167     77.76      9.33        1.35         0.00    11.56     (0.08)
   SFFC    StateFed Financial Corporation     66,476     14,583     57.26     23.44        1.31         0.00    17.99     (0.01)
           Average                           160,171     25,661     71.10     13.93        1.33         0.00    13.65     (0.03)
           Median                            167,802     22,467     70.74     11.95        1.33         0.00    11.75     (0.01)
           High                              257,387     63,066     86.69     24.46        2.12         0.00    19.93      0.01
           Low                                66,476      9,855     57.26      3.28        0.72         0.00     9.05     (0.10)

ALL THRIFTS  (335)
           Average                         1,211,023     98,357     71.07     14.31        1.74         0.07    12.81     (0.03)

MIDWEST THRIFTS  (157)
           Average                           710,468     67,779     69.37     14.65        1.64         0.03    14.31     (0.03)

OHIO THRIFTS  (32)
           Average                           709,340     66,108     72.61     12.32        1.36         0.06    13.64      0.01

                                                                 As a Percent of Assets
                                             -----------------------------------------------------------------
                                                                             Reg.     Reg.          Reg.
                                             Retained  Total   Tangible      Core    Tangible    Risk-Based
                                             Earnings  Equity   Equity     Capital   Capital      Capital
                                                (%)      (%)      (%)         (%)      (%)          (%)
                                             -------   ------  --------    -------   --------    ----------
SUBJECT
           PEOPLES FEDERAL SAVINGS
           AND LOAN ASSOCIATION *            10.21     110.21    10.21      10.21     10.21        15.87
COMPARABLE GROUP
   CIBI    Community Investors Bancorp        7.24      11.94    11.94      10.30      10.30       20.48
   FFWC    FFW Corp.                          5.19      10.01    10.01       7.85       7.85       15.20
   FFHS    First Franklin Corporation         3.76       9.05     8.98       6.40       6.40       15.17
   FMBD    First Mutual Bancorp, Inc.         8.68      19.93    19.93      19.94         NA          NA
   GFSB    GFS Bancorp, Inc.                  6.97      11.57    11.57      10.05      10.05       19.15
   GFCO    Glenway Financial Corp.            4.58       9.28     9.12       8.10         NA          NA
   MFBC    MFB Corp.                          9.28      16.63    16.63      13.85      13.85       35.70
   MFFC    Milton Federal Financial Corp.     8.61      18.51    18.51      11.56      11.56       32.08
   OHSL    OHSL Financial Corp.               6.47      11.56    11.56       9.55       9.55       20.47
   SFFC    StateFed Financial Corporation     8.25      17.99    17.99      13.19      13.19       25.23
           Average                            6.90      13.65    13.62      11.08      10.34       22.94
           Median                             7.10      11.76    11.76      10.18      10.18       20.48
           High                               9.28      19.93    19.93      19.94      13.85       35.70
           Low                                3.76       9.05     8.98       6.40       6.40       15.17

ALL THRIFTS  (335)
           Average                            6.24      12.88    12.62      10.70      10.49       23.86

MIDWEST THRIFTS  (157)
           Average                            6.85      14.34    13.97      11.49      11.44       25.70

OHIO THRIFTS  (32)
           Average                            6.62      13.70    13.72      11.00      11.27       22.14

-----------
*  At October 31, 1996

                                      138

KELLER & COMPANY
Columbus, Ohio
614-766-1426
                                   EXHIBIT 45
                          INCOME AND EXPENSE COMPARISON
                             TRAILING FOUR QUARTERS
                                     ($000)

                                                             Net                Gain    Total    Goodwill      Net        Total
                                         Interest Interest Interest Provision  (Loss)   Non-Int. & Intang.   Real Est.   Non-Int.
                                          Income  Expense   Income  for Loss  on Sale   Income     Amtz.      Expense    Expense
                                         -------- -------- -------- --------- -------   -------  ---------   ---------   --------
SUBJECT
           PEOPLES FEDERAL SAVINGS
           AND LOAN ASSOCIATION *           6,652    3,737    2,815      81       0        62         0           0       2,003
COMPARABLE GROUP
   CIBI    Community Investors Bancorp      6,920    3,678    3,242     154      59       114         0          86       1,863
   FFWC    FFW Corp.                       11,401    6,898    4,503     109     138       497         0        (12)       2,609
   FFHS    First Franklin Corporation      15,530    9,745    5,785      82      47       400        18           1       4,127
   FMBD    First Mutual Bancorp, Inc.      20,683   10,446   10,237      75     177       843         0          10       7,744
   GFSB    GFS Bancorp, Inc.                6,585    3,858    2,727     292    (64)       112         0           0       1,408
   GFCO    Glenway Financial Corp.         20,203   12,004    8,199      63      44       628       217         (6)       6,146
   MFBC    MFB Corp.                       14,192    8,058    6,134      30      40       334         0           0       3,901
   MFFC    Milton Federal Financial Corp.  12,665    6,819    5,846     154     226       231         0           0       3,682
   OHSL    OHSL Financial Corp.            15,889    9,137    6,752       3      42       278         0           0       4,340
   SFFC    StateFed Financial Corporation   5,908    3,241    2,667      24    (23)        60         0       (191)       1,259
           Average                         12,998    7,388    5,609      99      69       350        24        (11)       3,708
           Median                          13,429    7,478    5,816      79      46       306         0           0       3,792
           High                            20,683   12,004   10,237     292     226       843       217          86       7,744
           Low                              5,908    3,241    2,667       3    (64)        60         0       (191)       1,259

ALL THRIFTS  (335)
           Average                         97,523   59,618   37,905   2,878     984     6,771       691         551      26,326
MIDWEST THRIFTS  (157)
           Average                         57,985   34,716   23,269     659     507     4,733       361       (103)      16,066
OHIO THRIFTS  (32)
           Average                         56,986   34,649   22,336     339     185     3,386       204        (15)      13,268

                                                           Net                Net Inc.
                                              Non-        Income              Before
                                            Recurring     Before   Income     Extraord.  Extraord.    Net    Core
                                             Expense      Taxes    Taxes       Items       Items    Income  Income
                                            ---------     -----    ------     --------   ---------  ------  ------
SUBJECT
           PEOPLES FEDERAL SAVINGS
           AND LOAN ASSOCIATION *             456           794       271        523         0       523       825
COMPARABLE GROUP
   CIBI    Community Investors Bancorp        461           937       338        599         0       599       861
   FFWC    FFW Corp.                          556         1,864       537      1,327         0     1,327     1,598
   FFHS    First Franklin Corporation       1,150           873       275        598         0       598     1,316
   FMBD    First Mutual Bancorp, Inc.       1,314         2,124       789      1,335         0     1,335     2,073
   GFSB    GFS Bancorp, Inc.                  288           874       133        741         0       741       914
   GFCO    Glenway Financial Corp.          1,504         1,158       456        702         0       702     1,651
   MFBC    MFB Corp.                          955         1,622       647        975         0       975     1,570
   MFFC    Milton Federal Financial Corp.     728         1,739       595      1,144         0     1,144     1,470
   OHSL    OHSL Financial Corp.               927         1,802       627      1,175         0     1,175     1,750
   SFFC    StateFed Financial Corporation     291         1,130       396        735         0       735       939
           Average                            817         1,412       479        933         0       933     1,414
           Median                             828         1,390       497        858         0       858     1,520
           High                             1,504         2,124       789      1,335         0     1,335     2,073
           Low                                288           873       133        598         0       598       861

ALL THRIFTS  (335)
           Average                          6,407        10,128     2,874      7,254     (158)     7,096    10,725
MIDWEST THRIFTS  (157)
           Average                          4,511         7,302     2,534      4,768     (311)     4,457     7,352
OHIO THRIFTS  (32)
           Average                          7,889         4,452     1,542      2,909         0     2,909     7,891

-------------
*  For the twelve months ended October 31, 1997.

KELLER & COMPANY
Columbus, Ohio
614-766-1426
                                   EXHIBIT 46
                          INCOME AND EXPENSE COMPARISON
                        AS A PERCENTAGE OF AVERAGE ASSETS
                             TRAILING FOUR QUARTERS

                                                             Net                Gain    Total    Goodwill      Net        Total
                                         Interest Interest Interest Provision  (Loss)   Non-Int. & Intang.   Real Est.   Non-Int.
                                          Income  Expense   Income  for Loss  on Sale   Income     Amtz.      Expense    Expense
                                            (%)      (%)      (%)      (%)      (%)       (%)       (%)         (%)        (%)
                                         -------- -------- -------- --------- -------   -------  ---------   ---------   --------
SUBJECT
           PEOPLES FEDERAL SAVINGS
           AND LOAN ASSOCIATION *          7.68     4.43    3.25      0.09      0.00      0.07      0.00        0.00      2.31
COMPARABLE GROUP
   CIBI    Community Investors Bancorp     7.84     4.17    3.67      0.17      0.07      0.13      0.00        0.10      2.11
   FFWC    FFW Corp.                       7.65     4.63    3.02      0.07      0.09      0.33      0.00      (0.01)      1.75
   FFHS    First Franklin Corporation      7.21     4.53    2.69      0.04      0.02      0.19      0.01        0.00      1.92
   FMBD    First Mutual Bancorp, Inc.      7.13     3.60    3.53      0.03      0.06      0.29      0.00        0.00      2.67
   GFSB    GFS Bancorp, Inc.               8.08     4.74    3.35      0.36    (0.08)      0.14      0.00        0.00      1.73
   GFCO    Glenway Financial Corp.         7.29     4.33    2.96      0.02      0.02      0.23      0.08      (0.00)      2.22
   MFBC    MFB Corp.                       7.08     4.02    3.06      0.01      0.02      0.17      0.00        0.00      1.94
   MFFC    Milton Federal Financial Corp.  7.40     3.98    3.42      0.09      0.13      0.13      0.00        0.00      2.15
   OHSL    OHSL Financial Corp.            7.68     4.42    3.26      0.00      0.02      0.13      0.00        0.00      2.10
   SFFC    StateFed Financial Corporation  7.85     4.31    3.55      0.03    (0.03)      0.08      0.00      (0.25)      1.67
           Average                         7.52     4.27    3.25      0.08      0.03      0.18      0.01      (0.02)      2.03
           Median                          7.53     4.32    3.31      0.04      0.02      0.15      0.00        0.00      2.02
           High                            8.08     4.74    3.67      0.36      0.13      0.33      0.08        0.10      2.67
           Low                             7.08     3.60    2.69      0.00    (0.08)      0.08      0.00      (0.25)      1.67

ALL THRIFTS  (335)
           Average                         7.41     4.15    3.26      0.14      0.10      0.44      0.03        0.00      2.33
MIDWEST THRIFTS  (157)
           Average                         7.41     4.18    3.23      0.09      0.10      0.40      0.02      (0.01)      2.31
OHIO THRIFTS  (32)
           Average                         7.57     4.24    3.33      0.06      0.07      0.28      0.02        0.01      2.19

                                                           Net                Net Inc.
                                              Non-        Income              Before
                                            Recurring     Before   Income     Extraord.  Extraord.    Net    Core
                                             Expense      Taxes    Taxes       Items       Items    Income  Income
                                               (%)          (%)     (%)         (%)         (%)       (%)     (%)
                                            ---------     -----    ------     --------   ---------  ------  ------
SUBJECT
           PEOPLES FEDERAL SAVINGS
           AND LOAN ASSOCIATION *               0.53       0.92       0.31       0.60      0.00       0.60    0.95
COMPARABLE GROUP
   CIBI    Community Investors Bancorp          0.52       1.06       0.38       0.68      0.00       0.68    0.98
   FFWC    FFW Corp.                            0.37       1.25       0.36       0.89      0.00       0.89    1.07
   FFHS    First Franklin Corporation           0.53       0.41       0.13       0.28      0.00       0.28    0.61
   FMBD    First Mutual Bancorp, Inc.           0.45       0.73       0.27       0.46      0.00       0.46    0.71
   GFSB    GFS Bancorp, Inc.                    0.35       1.07       0.16       0.91      0.00       0.91    1.12
   GFCO    Glenway Financial Corp.              0.54       0.42       0.16       0.25      0.00       0.25    0.60
   MFBC    MFB Corp.                            0.48       0.81       0.32       0.49      0.00       0.49    0.78
   MFFC    Milton Federal Financial Corp.       0.43       1.02       0.35       0.67      0.00       0.67    0.86
   OHSL    OHSL Financial Corp.                 0.45       0.87       0.30       0.57      0.00       0.57    0.85
   SFFC    StateFed Financial Corporation       0.39       1.50       0.53       0.98      0.00       0.98    1.25
           Average                              0.45       0.91       0.30       0.62      0.00       0.62    0.88
           Median                               0.45       0.94       0.31       0.62      0.00       0.62    0.85
           High                                 0.54       1.50       0.53       0.98      0.00       0.98    1.25
           Low                                  0.35       0.41       0.13       0.25      0.00       0.25    0.60

ALL THRIFTS  (335)
           Average                              0.48       0.85       0.31       0.54    (0.00)       0.54    0.78
MIDWEST THRIFTS  (157)
           Average                              0.50       0.85       0.33       0.52    (0.00)       0.52    0.77
OHIO THRIFTS  (32)
           Average                              0.52       0.91       0.31       0.60      0.00       0.60    0.88

----------------
*  For the twelve months ended October 31, 1997.

KELLER & COMPANY
Columbus, Ohio
614-766-1426
                                   EXHIBIT 47
                        YIELDS, COSTS AND EARNINGS RATIOS
                             TRAILING FOUR QUARTERS

                                            Yield on      Cost of        Net         Net
                                          Int. Earning  Int. Bearing  Interest     Interest             Core               Core
                                             Assets     Liabilities    Spread      Margin *    ROAA     ROAA      ROAE     ROAE
                                              (%)           (%)          (%)         (%)        (%)      (%)       (%)      (%)
                                          ------------  ------------  --------     --------    ----     ----      ----     ----
SUBJECT
            PEOPLES FEDERAL SAVINGS
            AND LOAN ASSOCIATION **           7.89        4.98         2.91          3.34      0.60     0.95      5.89     9.29

   CIBI     Community Investors Bancorp       8.02        4.86         3.16          3.76      0.68     0.98      5.03     7.23
   FFWC     FFW Corp.                         7.88        5.31         2.57          3.11      0.89     1.07      8.31    10.00
   FFHS     First Franklin Corporation        7.41        5.05         2.36          2.76      0.28     0.61      2.94     6.47
   FMBD     First Mutual Bancorp, Inc.        7.38        4.86         2.52          3.65      0.46     0.71      1.89     2.94
   GFSB     GFS Bancorp, Inc.                 8.19        5.45         2.74          3.39      0.91     1.12      7.59     9.36
   GFCO     Glenway Financial Corp.           7.56        4.90         2.66          3.07      0.25     0.60      2.66     6.26
   MFBC     MFB Corp.                         7.21        5.07         2.14          3.12      0.49     0.78      2.61     4.20
   MFFC     Milton Federal Financial Corp.    7.60        5.05         2.55          3.51      0.67     0.86      3.28     4.22
   OHSL     OHSL Financial Corp.              7.84        5.14         2.70          3.33      0.57     0.85      4.60     6.85
   SFFC     StateFed Financial Corporation    8.28        5.44         2.84          3.74      0.98     1.25      4.97     6.35

            Average                           7.74        5.11         2.62          3.34      0.62     0.88      4.39     6.39
            Median                            7.72        5.06         2.62          3.36      0.62     0.86      3.94     6.41
            High                              8.28        5.45         3.16          3.76      0.98     1.25      8.31    10.00
            Low                               7.21        4.86         2.14          2.76      0.25     0.60      1.89     2.94

ALL THRIFTS  (335)
            Average                           7.71        4.88         2.83          3.39      0.54     0.78      4.99     7.18
MIDWEST THRIFTS  (157)
            Average                           7.69        4.97         2.72          3.36      0.52     0.77      4.88     6.80
OHIO THRIFTS  (32)
            Average                           7.81        4.97         2.85          3.43      0.60     0.88      5.27     7.89

-----------
*    Based on average interest-earning assets.
**   For the twelve months ended October 31, 1997.

KELLER & COMPANY
Columbus, Ohio
614-766-1426
                                   EXHIBIT 48
                    DIVIDENDS, RESERVES AND SUPPLEMENTAL DATA


                                                         DIVIDENDS               RESERVES AND SUPPLEMENTAL DATA - MOST RECENT PERIOD
                                           ------------------------------------- ---------------------------------------------------
                                                    12 Month            12 Month                            Net
                                           12 Month  Common    Current  Dividend  Reserves/  Reserves/  Chargeoffs/  Provisions/
                                           Preferred  Div./   Dividend   Payout     Gross    Non-Perf.    Average        Net
                                           Dividend   Share     Yield     Ratio     Loans      Assets      Loans     Chargeoffs
                                            ($000)     ($)       (%)       (%)       (%)        (%)         (%)          (%)
                                           --------- -------  --------  --------  --------   --------   -----------  ----------
SUBJECT
           PEOPLES FEDERAL SAVINGS
           AND LOAN ASSOCIATION                 NA       NA        NA        NA       0.37      28.27        0.00          NM
COMPARABLE GROUP
   CIBI    Community Investors Bancorp           0     0.28      2.42     25.00       0.64      53.98        0.33       80.70
   FFWC    FFW Corp.                             0     0.57      2.73     30.00       0.48     205.83        0.31       25.00
   FFHS    First Franklin Corporation            0     0.31      2.00     62.50       0.62      81.80        0.08      106.90
   FMBD    First Mutual Bancorp, Inc.            0     0.30      2.12     93.55       0.46     275.66        0.05       78.13
   GFSB    GFS Bancorp, Inc.                     0     0.38      1.97     24.31       0.92      49.75        0.00          NM
   GFCO    Glenway Financial Corp.               0     0.66      3.49     99.63       0.27      52.03        0.06       54.55
   MFBC    MFB Corp.                             0     0.14      1.93     12.50       0.22     171.72        0.00          NM
   MFFC    Milton Federal Financial Corp.        0     2.99      3.93    291.84       0.42      79.06        0.00          NM
   OHSL    OHSL Financial Corp.                  0     0.76      3.58     79.57       0.33     107.97        0.01     -100.00
   SFFC    StateFed Financial Corporation        0     0.40      2.39     43.48       0.37      23.88        0.00          NM
           Average                               0     0.68      2.65     76.24       0.47     110.17        0.08       40.88
           Median                                0     0.39      2.41     52.99       0.44      80.43        0.03       66.34
           High                                  0     2.99      3.93    291.84       0.92     275.66        0.33      106.90
           Low                                   0     0.14      1.93     12.50       0.22      23.88        0.00     -100.00

ALL THRIFTS  (335)
           Average                             275     0.38      1.34     43.25       0.64      93.97        0.10      115.67
MIDWEST THRIFTS  (157)
           Average                              44     0.53      1.77     78.20       0.68     149.55        0.06      226.32
OHIO THRIFTS  (32)
           Average                              64     0.82      2.12    170.06       0.70     145.21        0.04      149.56

                                               1 Year                  Total
                                              Repricing   Effective   Assets/
                                                 Gap      Tax Rate    Employee
                                                 (%)         (%)       ($000)
                                              ---------   ---------   --------
SUBJECT
           PEOPLES FEDERAL SAVINGS
           AND LOAN ASSOCIATION                   NA         34.13      5,623
COMPARABLE GROUP
   CIBI    Community Investors Bancorp            NA            NM         NA
   FFWC    FFW Corp.                              NA        -64.58      3,963
   FFHS    First Franklin Corporation             NA            NM      4,549
   FMBD    First Mutual Bancorp, Inc.         -18.65            NM      2,593
   GFSB    GFS Bancorp, Inc.                      NA         60.87      5,325
   GFCO    Glenway Financial Corp.                NA            NM         NA
   MFBC    MFB Corp.                              NA            NM      3,962
   MFFC    Milton Federal Financial Corp.         NA            NM      3,931
   OHSL    OHSL Financial Corp.                   NA            NM      3,510
   SFFC    StateFed Financial Corporation         NA         34.95         NA
           Average                            -18.65         10.41      3,976
           Median                             -18.65         34.95      3,962
           High                               -18.65         60.87      5,325
           Low                                -18.65        -64.58      2,593

ALL THRIFTS  (335)
           Average                             -2.26         12.72      4,140
MIDWEST THRIFTS  (157)
           Average                             -5.02         26.00      3,991
OHIO THRIFTS  (32)
           Average                             -4.42         41.90      4,042

KELLER & COMPANY
Columbus, Ohio
614-766-1426
                                   EXHIBIT 49
                       VALUATION ANALYSIS AND CONCLUSIONS

        Peoples Sidney Financial Corporation/Peoples Federal S & L Assn.
                       Stock Prices as of January 10, 1997



Valuation assumptions:                                              Comparable Group               All Thrifts
                                                                 ---------------------        ---------------------
                                       Symbol      Value         Average        Median        Average        Median
                                       ------      -----         -------        ------        -------        ------
Post conv. price to earnings             P/E          17.02        26.20        25.97          29.30          21.48
Post conv. price to book value           P/B         63.51%        94.96%       95.17%        120.88%        108.87%
Post conv. price to assets               P/A         12.26%        12.90%       11.96%         14.46%         12.74%
Post conv. price to core earnings        P/E         12.06         16.73        14.52          18.10          15.49
Pre conversion earnings ($)               Y     $   523,000      For the twelve months ended October 31, 1996.
Pre conversion book value ($)             B     $ 9,188,000      At October 31, 1996.
Pre conversion assets ($)                 A     $89,963,000      At October 31, 1996.
Pre conversion core earnings ($)                $   825,000      For the twelve months ended October 31, 1996.
Conversion expense ($)                    X     $   504,000
Proceeds not reinvested ($)               Z     $   826,000      ESOP and fixed assets.
ESOP borrowings ($)                       E     $ 1,000,000
ESOP cost of borrowings, net (%)          S           6.11%
ESOP term of borrowings (yrs.)            T              10
RRP amount ($)                            M     $   500,000
RRP expense ($)                           N     $   100,000
Tax rate (%)                             TAX         34.00%
Investment rate of return, net (%)        R           3.62%
Investment rate of return, pretax (%)                 5.49%


Formulae to indicate value after conversion:

1. P/E method: Value = P/E(Y-R(X+Z)-ES-(1-TAX)E/T-(1-TAX)N)) = $12,501,011
                       -------------------------------------
                                   1-(P/E)R

2. P/B method: Value = P/B(B-X-E-M)                          = $12,503,490
                       ------------
                          1-P/B

3. P/A method: Value = P/A(A-X)                              = $12,498,774
                       --------
                        1-P/A

VALUATION CORRELATION AND CONCLUSIONS:

                               Number of     Price        TOTAL
                               Shares      Per Share      VALUE
                               ---------   ---------      -----

Appraised value - midrange     1,250,000      $10.00   $12,500,000

Minimum - 85% of midrange      1,062,500      $10.00   $10,625,000
Maximum - 115% of midrange     1,437,500      $10.00   $14,375,000
Superrange - 115% of maximum   1,653,125      $10.00   $16,531,250

KELLER & COMPANY
Columbus, Ohio
614-766-1426
                                   EXHIBIT 50
              COMPARABLE GROUP MARKET, PRICING AND FINANCIAL RATIOS
                       Stock Prices as of January 10, 1997

                                                     Market Data                            Pricing Ratios
                                            -----------------------------     -------------------------------------------
                                                                    Book               Price/          Price/    Price/
                                            Market  Price/ 12 Mo.  Value/     Price/    Book   Price/   Tang.     Core
                                            Value   Share    EPS   Share      Earnings  Value  Assets  Bk. Val.  Earnings
                                             ($M)    ($)     ($)    ($)         (X)     (%)     (%)      (%)       (%)
                                            ------  ------ ------  ------     --------  -----  ------  --------  --------
PEOPLES FEDERAL SAVINGS & LOAN ASSN.
          Appraised value - midpoint        12.50   10.00   0.59   15.75        17.02    63.51  12.26    63.50     12.06
          Minimum of range                  10.63   10.00   0.66   17.00        15.18    58.83  10.61    58.83     10.61
          Maximum of range                  14.38   10.00   0.52   14.82        19.35    67.46  13.85    67.46     13.76
          Superrange maximum                16.53   10.00   0.45   14.02        22.05    71.33  15.61    71.33     15.72
ALL THRIFTS  (335)
          Average                          143.27   18.90   0.83   15.94        29.30   120.88  14.46   124.51     18.10
          Median                            38.89   16.75   0.79   15.31        21.48   108.87  12.74   109.71     15.49
OHIO THRIFTS  (32)
          Average                          107.96   17.87   0.76   15.53        29.97   120.01  14.79   123.86     16.83
          Median                            29.05   15.88   0.70   15.09        23.52   100.79  13.48   100.79     15.04
COMPARABLE GROUP (10)
          Average                           24.01   17.83   0.84   18.78        26.20    94.96  12.90    95.21     16.73
          Median                            20.49   16.69   0.77   18.75        25.97    95.17  11.96    95.55     14.52
COMPARABLE GROUP
   CIBI   Community Investors Bancorp       10.99   16.50   0.88   16.99        18.75    97.12  11.60    97.12     12.50
   FFWC   FFW Corp.                         15.45   22.00   1.80   22.04        12.22    99.82   9.99    99.82     10.09
   FFHS   First Franklin Corporation        18.53   16.00   0.48   17.06        33.33    93.79   8.49    94.56     14.95
   FMBD   First Mutual Bancorp, Inc.        58.15   15.13   0.31   16.40        48.79    92.23  18.38    92.23     31.51
   GFSB   GFS Bancorp, Inc.                 10.21   20.31   1.44   19.61        14.11   103.58  11.98   103.58     11.35
   GFCO   Glenway Financial Corp.           22.45   19.50   0.65   22.88        30.00    85.23   7.91    86.98     13.18
   MFBC   MFB Corp.                         32.82   16.63   0.48   19.03        34.64    87.36  14.53    87.36     21.59
   MFFC   Milton Federal Financial Corp.    32.33   14.25   0.49   14.76        29.08    96.54  17.88    96.54     22.62
   OHSL   OHSL Financial Corp.              25.99   21.25   0.93   20.58        22.85   103.26  11.94   103.26     15.40
   SFFC   StateFed Financial Corporation    13.22   16.75   0.92   18.47        18.21    90.69  16.31    90.69     14.08

                                                    Dividends             Financial Ratios
                                             -----------------------   ---------------------
                                             Div./  Dividend  Payout    Equity/  Core    Core
                                             Share   Yield    Ratio     Assets   ROAA    ROAE
                                              ($)     (%)      (%)       (%)     (%)      (%)
                                             -----  --------  ------    -------  ----    ----
PEOPLES FEDERAL SAVINGS & LOAN ASSN.
          Appraised value - midpoint         0.00     0.00     0.00      19.31   0.72    3.73
          Minimum of range                   0.00     0.00     0.00      18.04   0.70    3.87
          Maximum of range                   0.00     0.00     0.00      20.53   0.72    3.49
          Superrange maximum                 0.00     0.00     0.00      21.88   0.71    3.24
ALL THRIFTS  (335)
          Average                            0.50     1.78    62.35      12.88   0.78    7.18
          Median                             0.32     1.88    36.29      10.19   0.86    7.03
OHIO THRIFTS  (32)
          Average                            0.82     2.12   170.06      13.70   0.88    7.89
          Median                             0.43     2.23    69.17      12.02   0.89    6.85
COMPARABLE GROUP (10)
          Average                            0.68     2.65    76.24      13.65   0.88    6.39
          Median                             0.39     2.41    52.99      11.76   0.86    6.41
COMPARABLE GROUP
   CIBI   Community Investors Bancorp        0.28     2.42    25.00      11.94   0.98    7.23
   FFWC   FFW Corp.                          0.57     2.73    30.00      10.01   1.07   10.00
   FFHS   First Franklin Corporation         0.31     2.00    62.50       9.05   0.61    6.47
   FMBD   First Mutual Bancorp, Inc.         0.30     2.12    93.55      19.93   0.71    2.94
   GFSB   GFS Bancorp, Inc.                  0.38     1.97    24.31      11.57   1.12    9.36
   GFCO   Glenway Financial Corp.            0.66     3.49    99.63       9.28   0.60    6.26
   MFBC   MFB Corp.                          0.14     1.93    12.50      16.63   0.78    4.20
   MFFC   Milton Federal Financial Corp.     2.99     3.93   291.84      18.51   0.86    4.22
   OHSL   OHSL Financial Corp.               0.76     3.58    79.57      11.56   0.85    6.85
   SFFC   StateFed Financial Corporation     0.40     2.39    43.48      17.99   1.25    6.35

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                   EXHIBIT 51
                     PROJECTED EFFECT OF CONVERSION PROCEEDS
        Peoples Sidney Financial Corporation/Peoples Federal S & L Assn.
                           At the MINIMUM of the Range


1. Gross Conversion Proceeds

   Minimum market value                                      $10,625,000
      Less:  Estimated conversion expenses                       478,000
   Net conversion proceeds                                   $10,147,000

2. Generation of Additional Income

   Net conversion proceeds                                   $10,147,000
      Less:  Proceeds not invested  (1)                          740,000
   Total conversion proceeds invested                        $ 9,407,000

   Investment rate                                                 3.62%

   Earnings increase - return on  proceeds invested  $           340,853
      Less:  Estimated cost of ESOP borrowings                    51,935
      Less:  Amortization of ESOP borrowings, net of taxes        56,100
      Less:  RRP expense, net of taxes                            56,100

   Net earnings increase                                      $  176,718

3. Comparative Earnings
                                                  Regular               Core
                                                  -------              -------
   Before conversion - 12 months ended 10/31/96  $523,000              825,000
   Net earnings increase                          176,718              176,718
   After conversion                              $699,718            1,001,718

4. Comparative Net Worth  (2)

   Before conversion - 10/31/96         $9,188,000
   Conversion proceeds                   8,872,000
   After conversion                     $8,060,000

5. Comparative Net Assets

   Before conversion - 10/31/96         $89,963,000
   Conversion proceeds                   10,147,000
   After conversion                    $100,110,000

    (1)  Represents ESOP borrowings and fixed assets.
    (2)  ESOP borrowings and RRP are omitted from net worth.

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                   EXHIBIT 52
                     PROJECTED EFFECT OF CONVERSION PROCEEDS
        Peoples Sidney Financial Corporation/Peoples Federal S & L Assn.
                          At the MIDPOINT of the Range


1. Gross Conversion Proceeds

   Midpoint market value                               $12,500,000
      Less:  Estimated conversion expenses                 504,000

   Net conversion proceeds                             $11,996,000

2. Generation of Additional Income

   Net conversion proceeds                             $11,996,000
      Less:  Proceeds not invested  (1)                    826,000
   Total conversion proceeds invested                  $11,170,000

   Investment rate of return                                 3.62%

   Earnings increase - return on  proceeds invested    $   404,734
      Less:  Estimated cost of ESOP borrowings              61,100
      Less:  Amortization of ESOP borrowings, net of taxes  66,000
      Less:  RRP expense, net of taxes                      66,000

   Net earnings increase                               $   211,634

3. Comparative Earnings
                                                  Regular               Core
                                                  -------               -----
   Before conversion - 12 months ended 10/31/96   $523,000              825,000
   Net earnings increase                           211,634              211,634
   After conversion                               $734,634            1,036,634

4. Comparative Net Worth  (2)

   Before conversion - 10/31/96                   $ 9,188,000
   Conversion proceeds                             10,496,000
   After conversion                               $19,684,000

5. Comparative Net Assets

   Before conversion - 10/31/96                   $89,963,000
   Conversion proceeds                             11,996,000
   After conversion                              $101,959,000

     (1)  Represents ESOP borrowings and fixed assets.
     (2)  ESOP borrowings and RRP are omitted from net worth.

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                   EXHIBIT 53
                     PROJECTED EFFECT OF CONVERSION PROCEEDS
        Peoples Sidney Financial Corporation/Peoples Federal S & L Assn.
                           At the MAXIMUM of the Range


1. Gross Conversion Proceeds

   Maximum market value                                  $14,375,000
      Less:  Estimated conversion expenses                   530,000

   Net conversion proceeds                               $13,845,000


2. Generation of Additional Income

   Net conversion proceeds                               $13,845,000
      Less:  Proceeds not invested  (1)                    1,652,000
   Total conversion proceeds invested                    $12,193,000

   Investment rate                                             3.62%

   Earnings increase - return on  proceeds invested      $   441,801
      Less:  Estimated cost of ESOP borrowings                70,265
      Less:  Amortization of ESOP borrowings, net of taxes    75,900
      Less:  RRP expense, net of taxes                        75,900

   Net earnings increase                                 $   219,736


3. Comparative Earnings
                                                  Regular               Core
                                                  -------               -----
   Before conversion - 12 months ended 10/31/96  $523,000              825,000
   Net earnings increase                          219,736              219,736
   After conversion                              $742,736            1,044,736

4. Comparative Net Worth  (2)

   Before conversion - 10/31/96      $ 9,188,000
   Conversion proceeds                12,120,000
   After conversion                  $21,308,000


5. Comparative Net Assets

   Before conversion -  10/31/96     $ 89,963,000
   Conversion proceeds                 13,845,000
   After conversion                  $103,808,000


       (1)  Represents ESOP borrowings and fixed assets.
       (2)  ESOP borrowings and RRP are omitted from net worth.

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                   EXHIBIT 54
                     PROJECTED EFFECT OF CONVERSION PROCEEDS
        Peoples Sidney Financial Corporation/Peoples Federal S & L Assn.
                            At the SUPERRANGE Maximum


1. Gross Conversion Proceeds

   Superrange market value                                  $16,531,250
      Less:  Estimated conversion expenses                      560,000

   Net conversion proceeds                                  $15,971,250

2. Generation of Additional Income

   Net conversion proceeds                                  $15,971,250
      Less:  Proceeds not invested  (1)                       2,664,000
   Total conversion proceeds invested                       $13,307,250

   Investment rate                                                3.62%

   Earnings increase - return on  proceeds invested         $   482,175
      Less:  Estimated cost of ESOP borrowings                   80,805
      Less:  Amortization of ESOP borrowings, net of taxes       87,285
      Less:  RRP expense, net of taxes                           87,285

   Net earnings increase                                    $   226,800


3. Comparative Earnings
                                                 Regular               Core
                                                 -------               ------
   Before conversion - 12 months ended 10/31/96  $523,000              825,000
   Net earnings increase                          226,800              226,800
   After conversion                              $749,800            1,051,800

4. Comparative Net Worth  (2)

   Before conversion - 10/31/96                   $ 9,188,000
   Conversion proceeds                             13,987,500
   After conversion                               $23,175,500


5. Comparative Net Assets

   Before conversion - 10/31/96                   $ 89,963,000
   Conversion proceeds                              15,971,250
   After conversion                               $105,934,250


     (1)  Represents ESOP borrowings and fixed assets.
     (2)  ESOP borrowings and RRP are omitted from net worth.

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                   EXHIBIT 55

                    SUMMARY OF VALUATION PREMIUM OR DISCOUNT

                                                  Premium or (discount)
                                                 from comparable group
                                                 ----------------------
                            Peoples Federal      Average         Median
                            ---------------      -------         ------
Midpoint:
 Price/earnings                    17.02x         (35.05)%       (34.47)%
 Price/book value                  63.51%  *      (33.12)%       (33.26)%
 Price/assets                      12.26%          (4.98)%          2.50%
 Price/tangible book value         63.50%         (33.30)%       (33.54)%
 Price/core earnings               12.06x         (27.92)%       (16.93)%

Minimum of range:
 Price/earnings                    15.18x          (42.04)%      (41.52)%
 Price/book value                  58.83%  *       (38.05)%      (38.18)%
 Price/assets                      10.61%          (17.73)%      (11.26)%
 Price/tangible book value         58.83%          (38.21)%      (38.43)%
 Price/core earnings               10.61x          (36.59)%      (26.93)%

Maximum of range:
 Price/earnings                    19.35x          (26.12)%       (25.46)%
 Price/book value                  67.46%  *       (28.96)%       (29.11)%
 Price/assets                      13.85%             7.34%         15.78%
 Price/tangible book value         67.46%          (29.15)%       (29.40)%
 Price/core earnings               13.76x          (17.74)%        (5.21)%

Super maximum of range:
 Price/earnings                    22.05x          (15.84)%       (15.09)%
 Price/book value                  71.33%  *       (24.88)%       (25.05)%
 Price/assets                      15.61%            20.96%         30.48%
 Price/tangible book value         71.33%          (25.08)%       (25.35)%
 Price/core earnings               15.72x           (6.04)%          8.28%

* Represents pricing ratio associated with primary valuation method.

                                  ALPHABETICAL

                                    EXHIBITS

                                   EXHIBIT A




                               PROFILE OF THE FIRM

KELLER & COMPANY, INC. is a full service consulting firm to financial institutions, serving clients throughout the United States from its office in Dublin, Ohio. The firm consults primarily in the areas of regulatory and compliance matters, financial analysis and strategic planning, stock valuations and appraisals, mergers and acquisitions, mutual to stock conversions, conversion/mergers and branching. Since its inception in 1985, KELLER & COMPANY has provided a wide range of consulting services to over 100 financial institutions including thrifts, banks, mortgage companies and holding companies. KELLER & COMPANY is an affiliate member of the Community Bankers of America, Community Bankers Association of Ohio, the Ohio League of Financial Institutions, and the Tri State League of Financial Institutions.

Each of the firm's senior consultants has over eighteen years front line experience and accomplishment in various areas of the financial institution and real estate industries. Each consultant provides to clients distinct and diverse areas of expertise. Specific services and projects have included financial institution charter and deposit insurance applications, market studies, institutional mergers and acquisitions, branch sales and acquisitions, operations and performance analyses, business plans, strategic planning, financial projections and modeling, stock valuations, fairness opinions, conversion appraisals, capital plans, policy development and revision, lending, underwriting and investment criteria, data processing and management information systems, and incentive compensation programs.

It is the goal of KELLER & COMPANY to provide specific and ongoing services that are pertinent and responsive to the needs of the individual client institution within the changing industry environment, and to offer those services at reasonable fees on a timely basis. In recent years, KELLER & COMPANY has become one of the leading consulting firms in the nation.

                             CONSULTANTS IN THE FIRM

MICHAEL R. KELLER has over twenty years experience as a consultant to the financial institution industry. Immediately following his graduation from college, he was employed by the Ohio Division of Financial Institutions, working for two years in the northeastern Ohio district as an examiner of financial institutions before pursuing graduate studies at the Ohio State University.

Mr. Keller later worked as an associate for a management consulting firm specializing in services to financial institutions. During his eight years with the firm, he specialized in mergers and acquisitions, branch acquisitions and sales, branch feasibility studies, stock valuations, charter applications, and site selection analyses. By the time of his departure, he had attained the position of vice president, with experience in almost all facets of banking operations.

Prior to forming Keller & Company, Mr. Keller also worked as a senior consultant in a larger consulting firm. In that position, he broadened his activities and experience, becoming more involved with institutional operations, business and strategic planning, regulatory policies and procedures, conversion appraisals, and fairness opinions. Mr. Keller established the firm in November 1985 to better serve the needs of the financial institution industry.

Mr. Keller graduated from Wooster College with a B.A. in Economics in 1972, and later received an M.B.A. in Finance in 1976 from the Ohio State University where he took two courses in corporate stock valuations.

JOHN A. SHAFFER has over twenty years experience in banking, finance, real estate lending, and development.

From 1971 to 1974, Mr. Shaffer was employed by a large real estate investment trust as a lending officer, specializing in construction and development loans. By 1974, having gained experience in loan underwriting, management and workout, he joined Chemical Association of New York and was appointed Vice President for Loan Administration of Chemical Mortgage Company in Columbus, Ohio. At Chemical, he managed all commercial and residential loan servicing, administering a portfolio in excess of $1 billion. His responsibilities also included the analysis, management and workout of problem commercial loans and properties, and the structuring, negotiation, acquisition and sale of loan servicing and mortgage and equity securities.

Mr. Shaffer later formed an independent real estate and financial consulting firm, serving corporate and institutional clients, and also investing in and developing real estate. His primary activities have included the planning, analysis, financing, implementation, and administration of real estate projects, as well as financial projection and modeling, cost and profit analysis, loan management, budgeting, cash flow management and project design.

Mr. Shaffer graduated from Syracuse University with a B.S. in Business Administration, later receiving an M.B.A. in Finance and a Ph.D. in Economics from New York University.

                                    EXHIBIT B




                                      RB 20
                                  CERTIFICATION

I hereby certify that I have not been the subject of any criminal, civil or administrative judgments, consents, undertakings or orders, or any past administrative proceedings (excluding routine or customary audits, inspections and investigation) issued by any federal or state court, any department, agency, or commission of the U.S. Government, any state or municipality, any self-regulatory trade or professional organization, or any foreign government or governmental entity, which involve:

(i) commission of a felony, fraud, moral turpitude, dishonesty or breach of trust;

(ii)  violation of securities or commodities laws or regulations;

(iii) violation of depository institution laws or regulations;

(iv)  violation of housing authority laws or regulations;

(v) violation of the rules, regulations, codes or conduct or ethics of a self-regulatory trade or professional organization;

(vi) adjudication of bankruptcy or insolvency or appointment of a receiver, conservator, trustee, referee, or guardian.

I hereby certify that the statements I have made herein are true, complete and correct to the best of my knowledge and belief.

                                                  Conversion Appraiser

            1-23-97                               /s/ Michael R. Keller
-------------------------------                   ------------------------------
             Date                                 Michael R. Keller

                                   EXHIBIT C




                            AFFIDAVIT OF INDEPENDENCE

STATE OF OHIO,

COUNTY OF FRANKLIN, ss:

     I, Michael R. Keller, being first duly sworn hereby depose and say that:

     The fee which I received directly from the applicant, Peoples Federal Savings and Loan Association of Sidney, Sidney, Ohio in the amount of $17,000 for the performance of my appraisal was not related to the value determined in the appraisal; that the undersigned appraiser is independent and has fully disclosed to the Office of Thrift Supervision any relationships which may have a material bearing upon the question of my independence; and that any indemnity agreement with the applicant has been fully disclosed in a written statement to the Office of Thrift Supervision.

     Further, affiant sayeth naught.


                                             /s/ Michael R. Keller
                                             -----------------------------------
                                             Michael R. Keller


     Sworn to before me and subscribed in my presence this 23th day of January, 1997.


                                             /s/ Lori A. Kessen
                                             -----------------------------------
                                             NORTARY PUBLIC

                                                        LORI A. KESSEN
                                                 NOTARY PUBLIC, STATE OF OHIO
                                             MY COMMISSION EXPIRES AUG. 10, 2000

                             APPRAISAL REPORT UPDATE



                                 Prepared for:

                      Peoples-Sidney Financial Corporation
                                      and
                                Peoples Federal
                          Savings and Loan Association

                                  Sidney, Ohio


                                     As Of:
                                March 4, 1997




                                  Prepared By:
                               Michael R. Keller
                                   President

                                    EXHIBIT 1



KELLER & COMPANY
Columbus, Ohio
614-766-1426




                      ACQUISITIONS AND PENDING ACQUISITIONS

   COUNTY, CITY OR MARKET AREA OF PEOPLES FEDERAL SAVINGS AND LOAN ASSOCIATION




                                      NONE

                                                                       EXHIBIT 2

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF MARCH 4, 1997

                                                                                         PER SHARE
                                                       -----------------------------------------------------------------------------
                                                       Latest   All Time   All Time   Monthly   Quarterly   Book            12 Month
                                                       Price      High       Low      Change     Change     Value   Assets    Div.
                                    State   Exchange    ($)       ($)        ($)        (%)        (%)       ($)     ($)      ($)
                                    -----   --------   ------   --------   --------   -------   ---------   -----   ------  --------
PLE    Pinnacle Bank                  AL      AMSE     22.125    22.625      4.000      8.59      26.43     17.18   219.71    0.72
SRN    Southern Banc Company, Inc     AL      AMSE     14.250    14.250     11.375      3.64       5.56     14.39    85.54    0.70
SCBS   Southern Community Bankshares  AL     NASDAQ    13.250    13.750     13.000      1.92         NA     14.04    63.44      NA
SZB    SouthFirst Bancshares, Inc.    AL      AMSE     13.750    16.000     10.625      5.77       6.80     15.81   113.04    0.50
FFBH   First Federal Bancshares of AR AR     NASDAQ    19.125    20.375     10.000     12.50      18.60     16.17    98.88      NA
FTF    Texarkana First Financial Corp AR      AMSE     17.000    17.000     10.000      3.03      21.43     14.33    89.16    3.45
AHM    Ahmanson & Company (H.F.)      CA      NYSE     41.375    44.875      2.688      8.52      31.35     19.09   488.50    0.88
AFFFZ  America First Financial Fund   CA     NASDAQ    32.625    34.500     14.500      4.40      13.48     28.00   367.53    1.60
BPLS   Bank Plus Corp.                CA     NASDAQ    13.250    14.000      5.000     10.42      13.98      8.82   182.53    0.00
BVFS   Bay View Capital Corp.         CA     NASDAQ    56.375    57.250     11.250      4.40      42.27     29.97   494.45    0.61
BYFC   Broadway Financial Corp.       CA     NASDAQ    10.375    11.000      9.000     -1.19      12.16     14.12   131.35      NA
CFHC   California Financial Holding   CA     NASDAQ    29.125    29.125      5.909      1.30       2.19     18.96   282.09    0.44
CENF   CENFED Financial Corp.         CA     NASDAQ    33.750    34.500      5.000     12.50      13.92     22.12   423.87    0.34
CSA    Coast Savings Financial        CA      NYSE     46.625    47.875      1.625     11.01      33.21     22.84   468.39    0.00
DSL    Downey Financial Corp.         CA      NYSE     23.250    23.625      1.387     13.41      24.55     15.38   204.18    0.32
FSSB   First FS&LA of San Bernardino  CA     NASDAQ     9.500    14.500      6.875      5.56       5.56     14.34   305.62    0.00
FED    FirstFed Financial Corp.       CA      NYSE     26.375    27.375      1.125     21.26      16.57     18.48   393.53    0.00
GLN    Glendale Federal Bank, FSB     CA      NYSE     26.125   589.500      5.250      3.47      26.67     15.04   303.73    0.00
GDW    Golden West Financial          CA      NYSE     68.375    74.250      3.875      0.92       6.63     40.99   657.99    0.40
GWF    Great Western Financial        CA      NYSE     44.000    46.875      3.950     38.04      46.06     17.63   310.96    0.98
HTHR   Hawthorne Financial Corp.      CA     NASDAQ    11.000    35.500      2.250     18.92      44.26     12.25   318.47    0.00
HEMT   HF Bancorp, Inc.               CA     NASDAQ    13.250    14.000      8.188      8.16      20.45     12.93   161.23    0.00
HBNK   Highland Federal Bank FSB      CA     NASDAQ    22.625    24.000     11.000      2.84      31.63     15.18   213.29    0.00
MBBC   Monterey Bay Bancorp, Inc.     CA     NASDAQ    17.750    18.250      8.750      4.41      19.33     15.19   131.27    0.05
PFFB   PFF Bancorp, Inc.              CA     NASDAQ    16.188    16.250     10.375     10.69      16.67     14.14   127.26      NA
PROV   Provident Financial Holdings   CA     NASDAQ    15.880    17.188     10.125      2.45      15.49     16.81   115.35      NA
QCBC   Quaker City Bancorp, Inc.      CA     NASDAQ    19.125    20.500      7.500      6.25      14.18     17.88   201.59    0.00
REDF   RedFed Bancorp Inc.            CA     NASDAQ    14.000    15.438      7.750      4.67       4.67      9.86   122.31    0.00
SGVB   SGV Bancorp, Inc.              CA     NASDAQ    13.875    13.875      7.750     19.35      26.14     12.34   146.64    0.00
WES    Westcorp                       CA      NYSE     17.750    23.875      3.703      2.16     -23.24     12.23   128.29    0.39
FFBA   First Colorado Bancorp, Inc.   CO     NASDAQ    17.125    17.750      3.189      1.48       0.74     11.91    83.26      NA
EGFC   Eagle Financial Corp.          CT     NASDAQ    29.500    30.750      6.198      1.72      -1.67     23.16   320.92    0.92
FFES   First Federal of East Hartford CT     NASDAQ    25.750    26.250      4.000      3.00       8.99     22.91   364.99    0.60
NTMG   Nutmeg Federal S&LA            CT     NASDAQ     7.375     8.000      4.645      5.36      -4.84      7.08   131.98    0.08

                                                                     PRICING RATIOS
                                                       ------------------------------------------
                                                        Price/     Price/     Price/   Price/Core
                                                       Earnings   Bk. Value   Assets    Earnings
                                    State   Exchange     (X)         (%)        (%)      (X)
                                    -----   --------   --------   ---------   ------   ----------
PLE    Pinnacle Bank                  AL      AMSE       20.11     128.78      10.07      12.94
SRN    Southern Banc Company, Inc     AL      AMSE       54.81      99.03      16.66      25.00
SCBS   Southern Community Bankshares  AL     NASDAQ         NA      94.37      20.89         NA
SZB    SouthFirst Bancshares, Inc.    AL      AMSE          NM      86.97      12.16         NM
FFBH   First Federal Bancshares of AR AR     NASDAQ         NA     118.27      19.34         NA
FTF    Texarkana First Financial Corp AR      AMSE       13.28     118.63      19.07      10.76
AHM    Ahmanson & Company (H.F.)      CA      NYSE       45.47     216.74       8.47      18.55
AFFFZ  America First Financial Fund   CA     NASDAQ       7.28     116.52       8.88       5.96
BPLS   Bank Plus Corp.                CA     NASDAQ         NM     150.23       7.26         NM
BVFS   Bay View Capital Corp.         CA     NASDAQ      35.68     188.10      11.40      19.24
BYFC   Broadway Financial Corp.       CA     NASDAQ         NA      73.48       7.90         NA
CFHC   California Financial Holding   CA     NASDAQ      20.23     153.61      10.32      14.07
CENF   CENFED Financial Corp.         CA     NASDAQ      15.55     152.58       7.96      10.45
CSA    Coast Savings Financial        CA      NYSE       83.26     204.14       9.95      22.74
DSL    Downey Financial Corp.         CA      NYSE       28.70     151.17      11.39      18.16
FSSB   First FS&LA of San Bernardino  CA     NASDAQ         NM      66.25       3.11         NM
FED    FirstFed Financial Corp.       CA      NYSE       33.81     142.72       6.70      15.61
GLN    Glendale Federal Bank, FSB     CA      NYSE      108.85     173.70       8.60      24.88
GDW    Golden West Financial          CA      NYSE       24.08     166.81      10.39       9.03
GWF    Great Western Financial        CA      NYSE       63.77     249.57      14.15      63.77
HTHR   Hawthorne Financial Corp.      CA     NASDAQ      20.00      89.80       3.45      19.30
HEMT   HF Bancorp, Inc.               CA     NASDAQ         NM     102.47       8.22      44.17
HBNK   Highland Federal Bank FSB      CA     NASDAQ      78.02     149.04      10.61      21.97
MBBC   Monterey Bay Bancorp, Inc.     CA     NASDAQ      65.74     116.85      13.52      34.13
PFFB   PFF Bancorp, Inc.              CA     NASDAQ         NA     114.48      12.72         NA
PROV   Provident Financial Holdings   CA     NASDAQ         NA      94.47      13.77         NA
QCBC   Quaker City Bancorp, Inc.      CA     NASDAQ      39.03     106.96       9.49      18.94
REDF   RedFed Bancorp Inc.            CA     NASDAQ         NM     141.99      11.45         NM
SGVB   SGV Bancorp, Inc.              CA     NASDAQ     126.14     112.44       9.46      32.27
WES    Westcorp                       CA      NYSE       14.67     145.13      13.84      53.79
FFBA   First Colorado Bancorp, Inc.   CO     NASDAQ         NA     143.79      20.57         NA
EGFC   Eagle Financial Corp.          CT     NASDAQ      10.17     127.37       9.19      16.03
FFES   First Federal of East Hartford CT     NASDAQ      17.05     112.40       7.05      11.10
NTMG   Nutmeg Federal S&LA            CT     NASDAQ      28.37     104.17       5.59      22.35

                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF MARCH 4, 1997


                                                                                         PER SHARE
                                                       -----------------------------------------------------------------------------
                                                       Latest   All Time   All Time   Monthly   Quarterly   Book            12 Month
                                                       Price      High       Low      Change     Change     Value   Assets    Div.
                                    State   Exchange    ($)       ($)        ($)        (%)        (%)       ($)     ($)      ($)
                                    -----   --------   ------   --------   --------   -------   ---------   -----   ------  --------
WBST   Webster Financial Corporation  CT     NASDAQ    39.375    41.000      3.864      1.94       5.88     24.79   494.24    0.68
IFSB   Independence Federal Savings   DC     NASDAQ     9.000    10.250      0.250     -2.70      18.03     13.02   193.66    0.22
BANC   BankAtlantic Bancorp, Inc.     FL     NASDAQ    16.500    17.125      0.223     14.78      26.92      9.49   147.45    0.14
BKUNA  BankUnited Financial Corp.     FL     NASDAQ    10.000    12.750      2.320      5.26       8.11      7.59   168.05    0.00
FFFG   F.F.O. Financial Group, Inc.   FL     NASDAQ     3.750    10.000      0.563     -6.25      25.00      2.23    36.90    0.00
FFLC   FFLC Bancorp, Inc.             FL     NASDAQ    26.625    27.500     12.750     25.29      32.30     22.00   142.12    0.38
FFPB   First Palm Beach Bancorp, Inc. FL     NASDAQ    29.375    29.625     14.000     25.67      16.34     21.06   298.20    0.45
OCWN   Ocwen Financial Corporation    FL     NASDAQ    34.250    34.750     20.250      5.38      15.13      7.61    92.87    0.00
CCFH   CCF Holding Company            GA     NASDAQ    16.250    16.250     10.750      3.17       8.33     14.34    96.64    0.45
EBSI   Eagle Bancshares               GA     NASDAQ    16.500    19.000      1.875      1.54      11.86     12.74   146.34    0.58
FSTC   First Citizens Corporation     GA     NASDAQ    24.750    26.750      2.955      5.32      -1.98     15.18   162.02    0.43
FGHC   First Georgia Holding, Inc.    GA     NASDAQ     7.500     7.500      0.815      7.14      40.63      3.94    49.32    0.05
FLFC   First Liberty Financial Corp.  GA     NASDAQ    22.000    22.000      2.667     17.33       5.39     11.47   170.07    0.36
FLAG   FLAG Financial Corp.           GA     NASDAQ    12.750    15.000      3.200      7.37      14.61      9.89   112.38    0.32
CASH   First Midwest Financial, Inc.  IA     NASDAQ    17.000    17.500      8.833      3.03       3.03     15.08   127.70    0.31
GFSB   GFS Bancorp, Inc.              IA     NASDAQ    22.250    22.250     11.000      4.71       7.23     20.12   175.39    0.38
HZFS   Horizon Financial Svcs Corp.   IA     NASDAQ    17.000    17.750     10.375     -0.73      13.80     19.02   174.00    0.32
MFCX   Marshalltown Financial Corp.   IA     NASDAQ    14.625    16.750      8.500     -0.85      -7.14     13.87    89.21    0.00
MIFC   Mid-Iowa Financial Corp.       IA     NASDAQ     8.500     8.500      2.474      6.25      33.33      6.59    70.70    0.08
MWBI   Midwest Bancshares, Inc.       IA     NASDAQ    26.750    28.500     11.750     -4.46      -0.93     27.48   390.48    0.56
FFFD   North Central Bancshares, Inc. IA     NASDAQ    15.500    15.625      8.071      5.08      18.10     14.36    59.22      NA
PMFI   Perpetual Midwest Financial    IA     NASDAQ    20.250    22.000     10.000      6.58       6.58     17.60   203.71    0.30
SFFC   StateFed Financial Corporation IA     NASDAQ    18.380    19.750     10.500      6.55       8.12     18.78   105.69    0.40
ABCL   Alliance Bancorp, Inc.         IL     NASDAQ    30.875    31.250      9.000      8.33      14.35     21.01   247.85    0.00
AVND   Avondale Financial Corp.       IL     NASDAQ    18.000    18.500     11.500      5.49       5.11     17.22   168.94    0.00
BFFC   Big Foot Financial Corp.       IL     NASDAQ    13.750    14.250     12.313      2.80         NA        NA       NA      NA
CBCI   Calumet Bancorp, Inc.          IL     NASDAQ    36.250    36.500     10.333      8.21      11.11     34.40   214.64    0.00
CBSB   Charter Financial, Inc.        IL     NASDAQ    15.875    16.250      6.361      5.83      27.00     13.60    89.35    0.24
CNBA   Chester Bancorp, Inc.          IL     NASDAQ    14.750    15.250     12.625      4.42       8.26        NA       NA      NA
CBK    Citizens First Financial Corp. IL      AMSE     15.500    15.500      9.500     10.71      12.73     14.31    92.86      NA
CSBF   CSB Financial Group, Inc.      IL     NASDAQ    10.375    10.625      8.810     -2.35       3.75     12.69    50.46    0.00
DFIN   Damen Financial Corp.          IL     NASDAQ    14.500    14.750     11.000     10.48      17.17     14.28    62.39    0.18
EGLB   Eagle BancGroup, Inc.          IL     NASDAQ    15.875    16.250     10.500      4.52      16.51     17.00   132.54      NA
FBCI   Fidelity Bancorp, Inc.         IL     NASDAQ    19.688    20.875      9.500     12.50      15.81     17.67   173.73    0.24

                                                                     PRICING RATIOS
                                                       ------------------------------------------
                                                        Price/     Price/     Price/   Price/Core
                                                       Earnings   Bk. Value   Assets    Earnings
                                    State   Exchange     (X)         (%)        (%)      (X)
                                    -----   --------   --------   ---------   ------   ----------
WBST   Webster Financial Corporation  CT     NASDAQ      14.11     158.83       7.97      13.62
IFSB   Independence Federal Savings   DC     NASDAQ      34.62      69.12       4.65      23.08
BANC   BankAtlantic Bancorp, Inc.     FL     NASDAQ      17.19     173.87      11.19      17.37
BKUNA  BankUnited Financial Corp.     FL     NASDAQ      66.67     131.75       5.95      22.22
FFFG   F.F.O. Financial Group, Inc.   FL     NASDAQ      46.88     168.16      10.16      17.05
FFLC   FFLC Bancorp, Inc.             FL     NASDAQ      31.32     121.02      18.73      20.96
FFPB   First Palm Beach Bancorp, Inc. FL     NASDAQ         NM     139.48       9.85     112.98
OCWN   Ocwen Financial Corporation    FL     NASDAQ      18.22     450.07      36.88      22.39
CCFH   CCF Holding Company            GA     NASDAQ      46.43     113.32      16.81      27.08
EBSI   Eagle Bancshares               GA     NASDAQ      19.19     129.51      11.28      14.35
FSTC   First Citizens Corporation     GA     NASDAQ       9.71     163.04      15.28       9.82
FGHC   First Georgia Holding, Inc.    GA     NASDAQ      30.00     190.36      15.21      18.29
FLFC   First Liberty Financial Corp.  GA     NASDAQ      18.64     191.80      12.94      16.42
FLAG   FLAG Financial Corp.           GA     NASDAQ         NM     128.92      11.35     127.50
CASH   First Midwest Financial, Inc.  IA     NASDAQ      18.09     112.73      13.31      12.32
GFSB   GFS Bancorp, Inc.              IA     NASDAQ      14.26     110.59      12.69      11.65
HZFS   Horizon Financial Svcs Corp.   IA     NASDAQ      62.96      89.38       9.77      30.91
MFCX   Marshalltown Financial Corp.   IA     NASDAQ      91.41     105.44      16.39      34.82
MIFC   Mid-Iowa Financial Corp.       IA     NASDAQ      15.18     128.98      12.02         NA
MWBI   Midwest Bancshares, Inc.       IA     NASDAQ      15.92      97.34       6.85      10.02
FFFD   North Central Bancshares, Inc. IA     NASDAQ         NA     107.94      26.17         NA
PMFI   Perpetual Midwest Financial    IA     NASDAQ     144.64     115.06       9.94      38.94
SFFC   StateFed Financial Corporation IA     NASDAQ      18.38      97.87      17.39      14.47
ABCL   Alliance Bancorp, Inc.         IL     NASDAQ      27.82     146.95      12.46      19.30
AVND   Avondale Financial Corp.       IL     NASDAQ      15.93     104.53      10.65         NM
BFFC   Big Foot Financial Corp.       IL     NASDAQ         NA         NA         NA         NA
CBCI   Calumet Bancorp, Inc.          IL     NASDAQ      17.68     105.38      16.89      14.27
CBSB   Charter Financial, Inc.        IL     NASDAQ      20.89     116.73      17.77      16.20
CNBA   Chester Bancorp, Inc.          IL     NASDAQ         NA         NA         NA         NA
CBK    Citizens First Financial Corp. IL      AMSE          NA     108.32      16.69         NA
CSBF   CSB Financial Group, Inc.      IL     NASDAQ      41.50      81.76      20.56      29.64
DFIN   Damen Financial Corp.          IL     NASDAQ      30.85     101.54      23.24      22.66
EGLB   Eagle BancGroup, Inc.          IL     NASDAQ         NA      93.38      11.98         NA
FBCI   Fidelity Bancorp, Inc.         IL     NASDAQ      25.57     111.42      11.33      17.58

                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF MARCH 4, 1997



                                                                                         PER SHARE
                                                       -----------------------------------------------------------------------------
                                                       Latest   All Time   All Time   Monthly   Quarterly   Book            12 Month
                                                       Price      High       Low      Change     Change     Value   Assets    Div.
                                    State   Exchange    ($)       ($)        ($)        (%)        (%)       ($)     ($)      ($)
                                    -----   --------   ------   --------   --------   -------   ---------   -----   ------  --------
FFBI   First Financial Bancorp, Inc.  IL     NASDAQ    16.500    16.500      9.000      3.13       6.45     16.60   214.77    0.00
FMBD   First Mutual Bancorp, Inc.     IL     NASDAQ    15.625    16.000     11.125     -0.79       6.84     16.51    88.03    0.30
FFDP   FirstFed Bancshares            IL     NASDAQ    17.880    18.250      8.000     -0.67       5.18     16.32   176.66    0.37
GTPS   Great American Bancorp         IL     NASDAQ    16.500    16.500     11.875      5.18      11.86     18.05    63.52    0.48
HBEI   Home Bancorp of Elgin, Inc.    IL     NASDAQ    14.750    15.250     11.813      1.72      14.56     14.25    50.84      NA
HMCI   HomeCorp, Inc.                 IL     NASDAQ    20.000    21.250      5.000      2.56       9.59     18.48   297.51    0.00
KNK    Kankakee Bancorp, Inc.         IL      AMSE     27.375    27.875     13.625     10.05      10.61     25.79   247.82    0.40
MAFB   MAF Bancorp, Inc.              IL     NASDAQ    40.500    40.750      2.727     14.89      14.89     23.89   307.94    0.34
NBSI   North Bancshares, Inc.         IL     NASDAQ    18.500    18.500     11.000      8.03      17.46     16.80   111.04    0.40
PFED   Park Bancorp, Inc.             IL     NASDAQ    15.375    16.000     10.188      7.42      28.79     15.38    65.42      NA
PSFI   PS Financial, Inc.             IL     NASDAQ    13.750    14.000     11.625      5.77      17.64        NA       NA      NA
SWBI   Southwest Bancshares           IL     NASDAQ    19.880    20.500      7.833      4.63       8.93     15.11   144.98    0.73
SPBC   St. Paul Bancorp, Inc.         IL     NASDAQ    26.750    26.750      3.066     11.46      19.96     17.04   191.31    0.35
STND   Standard Financial, Inc.       IL     NASDAQ    20.375    21.250      9.125      1.88       2.84     16.58   148.72    0.32
SFSB   SuburbFed Financial Corp.      IL     NASDAQ    22.656    22.750      6.667      2.98      11.20     20.92   322.04    0.32
WCBI   Westco Bancorp                 IL     NASDAQ    21.500    22.250      7.667      6.17       0.00     18.63   121.15    0.50
FBCV   1ST Bancorp                    IN     NASDAQ    30.250    32.653      3.990      1.68       4.14     30.66   373.19    0.38
AMFC   AMB Financial Corp.            IN     NASDAQ    13.875    13.875      9.750      4.47      11.00     14.40    74.32      NA
ASBI   Ameriana Bancorp               IN     NASDAQ    16.250    16.375      2.750      3.17       3.17     13.35   120.55    0.57
ATSB   AmTrust Capital Corp.          IN     NASDAQ    11.500    11.875      7.750      3.37       8.24     13.88   135.88    0.00
CBCO   CB Bancorp, Inc.               IN     NASDAQ    32.750    33.000      7.125     17.49      36.46     17.21   194.92    0.00
CBIN   Community Bank Shares          IN     NASDAQ    13.750    14.750     12.000     -3.51      10.55     12.84   118.26    0.33
FFWC   FFW Corp.                      IN     NASDAQ    25.375    25.375     12.500     12.78      20.83     22.96   225.34    0.57
FFED   Fidelity Federal Bancorp       IN     NASDAQ    10.000    14.773      1.534     14.29      -2.44      5.06   104.53    0.83
FISB   First Indiana Corporation      IN     NASDAQ    28.250    30.375      1.797     -5.04       8.65     16.70   180.22    0.56
HFGI   Harrington Financial Group     IN     NASDAQ    10.500    11.000      9.750      2.44       3.70      7.31   161.93    0.00
HBFW   Home Bancorp                   IN     NASDAQ    19.750    19.750     12.500      3.95       5.33     17.15   122.58    0.15
HBBI   Home Building Bancorp          IN     NASDAQ    21.000    21.250     10.000     13.51      16.67     19.07   142.99    0.30
HOMF   Home Federal Bancorp           IN     NASDAQ    27.250    28.000      2.148      2.83      19.34     16.09   194.06    0.35
HWEN   Home Financial Bancorp         IN     NASDAQ    14.875    14.875      9.875      8.18      13.33     15.53    77.15      NA
INCB   Indiana Community Bank, SB     IN     NASDAQ    17.500    17.500     11.000      2.94       7.69     12.10    98.37    3.35
IFSL   Indiana Federal Corporation    IN     NASDAQ    27.250    27.250      4.000     11.22      25.29     14.76   170.80    0.81
LOGN   Logansport Financial Corp.     IN     NASDAQ    13.500    14.750     11.125     11.34      14.89     12.28    61.82    3.40
MARN   Marion Capital Holdings        IN     NASDAQ    22.000    22.000     14.250      7.32       2.33     21.68    95.34    0.78

                                                                     PRICING RATIOS
                                                       ------------------------------------------
                                                        Price/     Price/     Price/   Price/Core
                                                       Earnings   Bk. Value   Assets    Earnings
                                    State   Exchange     (X)         (%)        (%)      (X)
                                    -----   --------   --------   ---------   ------   ----------
FFBI   First Financial Bancorp, Inc.  IL     NASDAQ      75.00      99.40       7.68      23.24
FMBD   First Mutual Bancorp, Inc.     IL     NASDAQ      55.80      94.64      17.75      33.97
FFDP   FirstFed Bancshares            IL     NASDAQ      40.64     109.56      10.12      33.74
GTPS   Great American Bancorp         IL     NASDAQ      78.57      91.41      25.98      43.42
HBEI   Home Bancorp of Elgin, Inc.    IL     NASDAQ         NA     103.51      29.01         NA
HMCI   HomeCorp, Inc.                 IL     NASDAQ      66.67     108.23       6.72      22.22
KNK    Kankakee Bancorp, Inc.         IL      AMSE       23.20     106.15      11.05      17.33
MAFB   MAF Bancorp, Inc.              IL     NASDAQ      18.16     169.53      13.15      13.37
NBSI   North Bancshares, Inc.         IL     NASDAQ      42.05     110.12      16.66      27.61
PFED   Park Bancorp, Inc.             IL     NASDAQ         NA      99.97      23.50         NA
PSFI   PS Financial, Inc.             IL     NASDAQ         NA         NA         NA         NA
SWBI   Southwest Bancshares           IL     NASDAQ      21.85     131.57      13.71      15.41
SPBC   St. Paul Bancorp, Inc.         IL     NASDAQ      24.54     156.98      13.98      16.61
STND   Standard Financial, Inc.       IL     NASDAQ      27.17     122.89      13.70      19.98
SFSB   SuburbFed Financial Corp.      IL     NASDAQ      28.32     108.30       7.04      15.84
WCBI   Westco Bancorp                 IL     NASDAQ      18.53     115.41      17.75      14.24
FBCV   1ST Bancorp                    IN     NASDAQ      48.02      98.66       8.11         NM
AMFC   AMB Financial Corp.            IN     NASDAQ         NA      96.35      18.67         NA
ASBI   Ameriana Bancorp               IN     NASDAQ      22.57     121.72      13.48      15.48
ATSB   AmTrust Capital Corp.          IN     NASDAQ      26.14      82.85       8.46      44.23
CBCO   CB Bancorp, Inc.               IN     NASDAQ      19.97     190.30      16.80      17.06
CBIN   Community Bank Shares          IN     NASDAQ      20.83     107.09      11.63      13.89
FFWC   FFW Corp.                      IN     NASDAQ      13.72     110.52      11.26      11.13
FFED   Fidelity Federal Bancorp       IN     NASDAQ      66.67     197.63       9.57      35.71
FISB   First Indiana Corporation      IN     NASDAQ      17.77     169.16      15.68      15.78
HFGI   Harrington Financial Group     IN     NASDAQ      19.09     143.64       6.48      14.58
HBFW   Home Bancorp                   IN     NASDAQ      32.38     115.16      16.11      19.36
HBBI   Home Building Bancorp          IN     NASDAQ         NM     110.12      14.69         NM
HOMF   Home Federal Bancorp           IN     NASDAQ      14.89     169.36      14.04      13.04
HWEN   Home Financial Bancorp         IN     NASDAQ         NA      95.78      19.28         NA
INCB   Indiana Community Bank, SB     IN     NASDAQ     125.00     144.63      17.79      37.23
IFSL   Indiana Federal Corporation    IN     NASDAQ      25.71     184.62      15.95      18.17
LOGN   Logansport Financial Corp.     IN     NASDAQ      19.57     109.93      21.84      15.52
MARN   Marion Capital Holdings        IN     NASDAQ      21.15     101.48      23.08      16.92

                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF MARCH 4, 1997


                                                                                         PER SHARE
                                                       -----------------------------------------------------------------------------
                                                       Latest   All Time   All Time   Monthly   Quarterly   Book            12 Month
                                                       Price      High       Low      Change     Change     Value   Assets    Div.
                                    State   Exchange    ($)       ($)        ($)        (%)        (%)       ($)     ($)      ($)
                                    -----   --------   ------   --------   --------   -------   ---------   -----   ------  --------
MFBC   MFB Corp.                      IN     NASDAQ    19.234    19.250     10.500      6.86      14.83     19.43   126.24    0.14
NEIB   Northeast Indiana Bancorp      IN     NASDAQ    14.250    15.250     11.250      4.59       5.56     14.29    81.92    0.30
PFDC   Peoples Bancorp                IN     NASDAQ    23.000    23.000      5.375     15.72      16.46     18.63   121.47    0.58
PERM   Permanent Bancorp, Inc.        IN     NASDAQ    22.500    22.500      9.750      4.65      16.88     19.24   198.27    0.25
RIVR   River Valley Bancorp           IN     NASDAQ    15.250    15.500     13.250      7.02         NA        NA       NA      NA
SOBI   Sobieski Bancorp, Inc.         IN     NASDAQ    14.000    16.000     10.000     -3.45      -5.08     17.05    89.52    0.00
FFSL   First Independence Corp.       KS     NASDAQ    12.250    12.250      5.438     13.95      24.83     11.33   102.96    0.20
LARK   Landmark Bancshares, Inc.      KS     NASDAQ    18.750    19.000      9.750      4.17      13.64     17.82   120.90    0.40
MCBS   Mid Continent Bancshares Inc.  KS     NASDAQ    25.000    27.000      9.750     -4.76       9.89     19.37   176.29    0.40
CKFB   CKF Bancorp, Inc.              KY     NASDAQ    18.750    20.750     11.375     -2.60      -5.06     17.02    64.75    0.42
CLAS   Classic Bancshares, Inc.       KY     NASDAQ    13.750    13.875     10.375      3.77      15.79     14.48    97.06    0.13
FFKY   First Federal Financial Corp.  KY     NASDAQ    20.000    22.000      3.063      5.26       6.67     11.95    87.77    0.48
FLKY   First Lancaster Bancshares     KY     NASDAQ    16.000    16.250     13.125      5.79       0.00     14.28    38.44      NA
FTSB   Fort Thomas Financial Corp.    KY     NASDAQ    11.750    17.750     11.250    -16.81     -18.97      9.97    57.89    4.25
FKKY   Frankfort First Bancorp, Inc.  KY     NASDAQ    10.500    15.875      9.750      3.70      -6.67      9.83    37.76    4.36
GWBC   Gateway Bancorp, Inc.          KY     NASDAQ    14.375    16.250     11.000      0.88      -0.86     15.83    61.76    0.40
GTFN   Great Financial Corporation    KY     NASDAQ    32.125    34.750     13.875     -1.15       8.44     19.87   205.23    0.46
HFFB   Harrodsburg First Fin Bancorp  KY     NASDAQ    15.750    19.000     12.375     -4.55     -14.86     15.31    52.73    0.55
KYF    Kentucky First Bancorp, Inc.   KY      AMSE     11.875    15.250     10.750      3.26       5.56     10.85    63.28    3.50
SFNB   Security First Network Bank    KY     NASDAQ     9.500    41.500      9.000    -19.15     -17.39      5.98    13.62      NA
ANA    Acadiana Bancshares, Inc.      LA      AMSE     17.500    17.625     11.690      7.69      20.69     17.03    97.05      NA
CZF    CitiSave Financial Corp        LA      AMSE     13.750    16.500     12.750     -2.65       3.77     12.61    78.61    2.30
ISBF   ISB Financial Corporation      LA     NASDAQ    25.125    25.250     12.938     21.82      40.56     17.09    97.26    0.32
MERI   Meritrust Federal SB           LA     NASDAQ    35.500    35.500     13.500      7.58      12.70     22.64   292.69    0.63
TSH    Teche Holding Co.              LA      AMSE     15.000    16.125     11.375     -6.25      11.11     15.02   113.15    0.50
AFCB   Affiliated Community Bancorp   MA     NASDAQ    25.125    26.375     16.060      2.55      11.05     20.05   200.46    0.51
BFD    BostonFed Bancorp, Inc.        MA      AMSE     16.500    16.500     10.000      3.94       9.09     14.75   131.07    0.15
FAB    FirstFed America Bancorp, Inc. MA      AMSE     14.625    15.125     13.625      0.00         NA        NA       NA      NA
ANBK   American National Bancorp      MD     NASDAQ    13.000    13.250      4.639      0.97       8.33     12.93   135.04    0.03
EQSB   Equitable Federal Savings Bank MD     NASDAQ    32.750    33.000     11.250      6.50      23.58     23.88   477.73    0.00
FCIT   First Citizens Financial Corp. MD     NASDAQ    22.000    22.750      0.375     11.22      18.92     14.17   233.91    0.00
FFWM   First Financial-W. Maryland    MD     NASDAQ    32.500    33.250      7.167     -2.26       2.36     19.44   166.45    0.48
HRBF   Harbor Federal Bancorp, Inc.   MD     NASDAQ    17.125    18.250      9.750     -1.44       9.60     16.08   124.70    0.40
MFSL   Maryland Federal Bancorp       MD     NASDAQ    37.500    38.250      4.329      8.30      13.64     29.48   360.81    0.63

                                                                     PRICING RATIOS
                                                       ------------------------------------------
                                                        Price/     Price/     Price/   Price/Core
                                                       Earnings   Bk. Value   Assets    Earnings
                                    State   Exchange     (X)         (%)        (%)      (X)
                                    -----   --------   --------   ---------   ------   ----------
MFBC   MFB Corp.                      IN     NASDAQ      33.16      98.99      15.24      21.61
NEIB   Northeast Indiana Bancorp      IN     NASDAQ      19.26      99.72      17.40      15.83
PFDC   Peoples Bancorp                IN     NASDAQ      17.16     123.46      18.93      12.64
PERM   Permanent Bancorp, Inc.        IN     NASDAQ      51.14     116.94      11.35      23.44
RIVR   River Valley Bancorp           IN     NASDAQ         NA         NA         NA         NA
SOBI   Sobieski Bancorp, Inc.         IN     NASDAQ      70.00      82.11      15.64      29.17
FFSL   First Independence Corp.       KS     NASDAQ      23.11     108.12      11.90      15.51
LARK   Landmark Bancshares, Inc.      KS     NASDAQ      21.80     105.22      15.51      17.05
MCBS   Mid Continent Bancshares Inc.  KS     NASDAQ      14.97     129.07      14.18      12.44
CKFB   CKF Bancorp, Inc.              KY     NASDAQ      22.59     110.16      28.96      22.87
CLAS   Classic Bancshares, Inc.       KY     NASDAQ      42.97      94.96      14.17      25.94
FFKY   First Federal Financial Corp.  KY     NASDAQ      19.42     167.36      22.79      16.53
FLKY   First Lancaster Bancshares     KY     NASDAQ         NA     112.04      41.62         NA
FTSB   Fort Thomas Financial Corp.    KY     NASDAQ      39.17     117.85      20.30      24.48
FKKY   Frankfort First Bancorp, Inc.  KY     NASDAQ      37.50     106.82      27.81      26.92
GWBC   Gateway Bancorp, Inc.          KY     NASDAQ      29.95      90.81      23.28      21.14
GTFN   Great Financial Corporation    KY     NASDAQ      23.62     161.68      15.65      24.15
HFFB   Harrodsburg First Fin Bancorp  KY     NASDAQ      28.64     102.87      29.87      22.18
KYF    Kentucky First Bancorp, Inc.   KY      AMSE       20.83     109.45      18.77      16.49
SFNB   Security First Network Bank    KY     NASDAQ         NM     158.86      69.75         NM
ANA    Acadiana Bancshares, Inc.      LA      AMSE          NA     102.76      18.03         NA
CZF    CitiSave Financial Corp        LA      AMSE       20.22     109.04      17.49      15.63
ISBF   ISB Financial Corporation      LA     NASDAQ      33.50     147.02      25.83      24.39
MERI   Meritrust Federal SB           LA     NASDAQ      22.76     156.80      12.13      13.98
TSH    Teche Holding Co.              LA      AMSE       21.74      99.87      13.26      14.15
AFCB   Affiliated Community Bancorp   MA     NASDAQ      15.32     125.31      12.53      13.22
BFD    BostonFed Bancorp, Inc.        MA      AMSE       34.38     111.86      12.59      23.91
FAB    FirstFed America Bancorp, Inc. MA      AMSE          NA         NA         NA         NA
ANBK   American National Bancorp      MD     NASDAQ      76.47     100.54       9.63      19.70
EQSB   Equitable Federal Savings Bank MD     NASDAQ      18.50     137.14       6.86      10.81
FCIT   First Citizens Financial Corp. MD     NASDAQ      22.22     155.26       9.41      15.83
FFWM   First Financial-W. Maryland    MD     NASDAQ      21.96     167.18      19.53      16.33
HRBF   Harbor Federal Bancorp, Inc.   MD     NASDAQ      42.81     106.50      13.73      23.46
MFSL   Maryland Federal Bancorp       MD     NASDAQ      20.49     127.20      10.39      13.49

                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF MARCH 4, 1997


                                                                                         PER SHARE
                                                       -----------------------------------------------------------------------------
                                                       Latest   All Time   All Time   Monthly   Quarterly   Book            12 Month
                                                       Price      High       Low      Change     Change     Value   Assets    Div.
                                    State   Exchange    ($)       ($)        ($)        (%)        (%)       ($)     ($)      ($)
                                    -----   --------   ------   --------   --------   -------   ---------   -----   ------  --------
WSB    Washington Savings Bank, FSB   MD      AMSE      5.125     6.917      0.281     -4.65       3.79      4.98    60.44    0.15
WHGB   WHG Bancshares Corp.           MD     NASDAQ    13.625    14.250     10.875     -1.80       3.31     13.90    59.17      NA
MCBN   Mid-Coast Bancorp, Inc.        ME     NASDAQ    19.000    20.250      8.095      0.00       1.33     21.61   251.28    0.51
BWFC   Bank West Financial Corp.      MI     NASDAQ    11.750    12.250      8.500      4.44       4.44     12.47    78.70    0.28
CFSB   CFSB Bancorp, Inc.             MI     NASDAQ    20.380    21.818      3.169     -0.59       7.26     13.27   176.33    0.45
DNFC   D & N Financial Corp.          MI     NASDAQ    18.125    18.875      2.500      2.11      18.85     10.20   176.45    0.00
MSBF   MSB Financial, Inc.            MI     NASDAQ    21.000    21.750     10.750      0.00      13.51     19.60   102.69    0.48
MSBK   Mutual Savings Bank, FSB       MI     NASDAQ     7.000    25.500      3.000     16.67      16.67      9.47   155.51    0.00
OFCP   Ottawa Financial Corp.         MI     NASDAQ    19.750    19.750     10.250     17.04      19.70     14.55   159.73    0.33
SJSB   SJS Bancorp                    MI     NASDAQ    25.500    25.875     10.810      2.51       0.99     17.56   164.96    0.42
SFB    Standard Federal Bancorp       MI      NYSE     57.625    58.000      4.750      0.44       2.44     29.91   489.24    0.78
THR    Three Rivers Financial Corp.   MI      AMSE     15.125    15.250     11.375      7.08       8.04     15.04   104.87    0.32
BDJI   First Federal Bancorporation   MN     NASDAQ    18.500    19.250     10.625      2.78       2.78     17.80   156.63    0.00
FFHH   FSF Financial Corp.            MN     NASDAQ    17.125    17.250      7.750      5.38      20.18     15.81   112.18    0.50
HMNF   HMN Financial, Inc.            MN     NASDAQ    23.500    23.750      9.313     26.17      29.66     18.52   125.10    0.00
MIVI   Mississippi View Holding Co.   MN     NASDAQ    14.875    14.875      8.500      9.17      16.67     15.25    82.28    0.24
QCFB   QCF Bancorp, Inc.              MN     NASDAQ    18.750    19.500     11.000      4.17      10.29     18.34   104.00    0.00
TCB    TCF Financial Corp.            MN      NYSE     44.625    47.125      2.813      3.48       3.48     15.81   204.01    0.72
WEFC   Wells Financial Corp.          MN     NASDAQ    15.000    16.000      9.000      7.14      16.50     13.57    96.88    0.00
CMRN   Cameron Financial Corp         MO     NASDAQ    16.500    16.625     10.688      6.45       6.45     16.65    67.34    0.28
CAPS   Capital Savings Bancorp, Inc.  MO     NASDAQ    14.000    14.750      6.125      0.00       6.67     10.54   124.58    0.20
CBES   CBES Bancorp, Inc.             MO     NASDAQ    17.250    17.500     12.625     11.29      23.21     16.90    89.44      NA
CNSB   CNS Bancorp, Inc.              MO     NASDAQ    17.500    17.500     11.000     12.90      22.81     14.60    59.82      NA
FBSI   First Bancshares, Inc.         MO     NASDAQ    19.250    20.750     10.250      0.00      16.67     19.38   131.38    0.20
FTNB   Fulton Bancorp, Inc.           MO     NASDAQ    18.375    18.500     12.500     14.84      26.72     14.36    57.85      NA
GSBC   Great Southern Bancorp, Inc.   MO     NASDAQ    17.250    18.000      1.146      0.73       2.22      7.36    81.88    0.38
HFSA   Hardin Bancorp, Inc.           MO     NASDAQ    14.375    14.375     11.000      3.60      15.00     14.99   101.60    0.40
JSBA   Jefferson Savings Bancorp      MO     NASDAQ    28.375    30.750     13.250      1.34      24.73     21.59   269.82    0.24
JOAC   Joachim Bancorp, Inc.          MO     NASDAQ    14.000    15.250     11.500     -4.27      -3.45     14.07    46.17    0.50
LXMO   Lexington B&L Financial Corp.  MO     NASDAQ    14.375    14.750      9.500      0.88      12.75     15.03    48.74      NA
MBLF   MBLA Financial Corp.           MO     NASDAQ    20.125    26.000     12.750      0.63       0.63     21.23   156.03    0.40
NASB   North American Savings Bank    MO     NASDAQ    38.690    39.500      2.500     -1.43      24.81     22.60   314.15    0.59
NSLB   NS&L Bancorp, Inc.             MO     NASDAQ    16.188    16.500     11.750      5.29      15.63     16.16    76.93    0.50
PCBC   Perry County Financial Corp.   MO     NASDAQ    19.000    21.500     12.375      9.35      10.14     18.33    97.21    0.30

                                                                     PRICING RATIOS
                                                       ------------------------------------------
                                                        Price/     Price/     Price/   Price/Core
                                                       Earnings   Bk. Value   Assets    Earnings
                                    State   Exchange     (X)         (%)        (%)      (X)
                                    -----   --------   --------   ---------   ------   ----------
WSB    Washington Savings Bank, FSB   MD      AMSE       18.98     102.91       8.48      10.68
WHGB   WHG Bancshares Corp.           MD     NASDAQ         NA      98.02      23.03         NA
MCBN   Mid-Coast Bancorp, Inc.        ME     NASDAQ      20.43      87.92       7.56      12.67
BWFC   Bank West Financial Corp.      MI     NASDAQ      21.36      94.23      14.93      23.50
CFSB   CFSB Bancorp, Inc.             MI     NASDAQ      18.70     153.58      11.56      13.59
DNFC   D & N Financial Corp.          MI     NASDAQ      16.63     177.70      10.27      12.76
MSBF   MSB Financial, Inc.            MI     NASDAQ      16.94     107.14      20.45      13.38
MSBK   Mutual Savings Bank, FSB       MI     NASDAQ         NM      73.92       4.50         NM
OFCP   Ottawa Financial Corp.         MI     NASDAQ      42.02     135.74      12.36      20.57
SJSB   SJS Bancorp                    MI     NASDAQ     102.00     145.22      15.46      33.55
SFB    Standard Federal Bancorp       MI      NYSE       34.10     192.66      11.78      14.55
THR    Three Rivers Financial Corp.   MI      AMSE       27.01     100.57      14.42      17.59
BDJI   First Federal Bancorporation   MN     NASDAQ      39.36     103.93      11.81      18.50
FFHH   FSF Financial Corp.            MN     NASDAQ      28.07     108.32      15.27      21.41
HMNF   HMN Financial, Inc.            MN     NASDAQ      24.48     126.89      18.78      20.61
MIVI   Mississippi View Holding Co.   MN     NASDAQ      26.56      97.54      18.08      17.92
QCFB   QCF Bancorp, Inc.              MN     NASDAQ      15.89     102.24      18.03      12.42
TCB    TCF Financial Corp.            MN      NYSE       18.59     282.26      21.87      15.99
WEFC   Wells Financial Corp.          MN     NASDAQ      25.00     110.54      15.48      15.63
CMRN   Cameron Financial Corp         MO     NASDAQ      21.43      99.10      24.50      17.01
CAPS   Capital Savings Bancorp, Inc.  MO     NASDAQ      20.00     132.83      11.24      13.33
CBES   CBES Bancorp, Inc.             MO     NASDAQ         NA     102.07      19.29         NA
CNSB   CNS Bancorp, Inc.              MO     NASDAQ         NA     119.86      29.25         NA
FBSI   First Bancshares, Inc.         MO     NASDAQ      18.69      99.33      14.65      14.69
FTNB   Fulton Bancorp, Inc.           MO     NASDAQ         NA     127.96      31.76         NA
GSBC   Great Southern Bancorp, Inc.   MO     NASDAQ      16.43     234.38      21.07      14.50
HFSA   Hardin Bancorp, Inc.           MO     NASDAQ      31.94      95.90      14.15      18.91
JSBA   Jefferson Savings Bancorp      MO     NASDAQ      43.65     131.43      10.52      16.50
JOAC   Joachim Bancorp, Inc.          MO     NASDAQ      56.00      99.50      30.32      35.90
LXMO   Lexington B&L Financial Corp.  MO     NASDAQ         NA      95.64      29.49         NA
MBLF   MBLA Financial Corp.           MO     NASDAQ      20.75      94.80      12.90      16.23
NASB   North American Savings Bank    MO     NASDAQ      11.41     171.19      12.32      11.02
NSLB   NS&L Bancorp, Inc.             MO     NASDAQ      41.51     100.17      21.04      31.13
PCBC   Perry County Financial Corp.   MO     NASDAQ      26.76     103.66      19.55      15.70

                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF MARCH 4, 1997


                                                                                         PER SHARE
                                                       -----------------------------------------------------------------------------
                                                       Latest   All Time   All Time   Monthly   Quarterly   Book            12 Month
                                                       Price      High       Low      Change     Change     Value   Assets    Div.
                                    State   Exchange    ($)       ($)        ($)        (%)        (%)       ($)     ($)      ($)
                                    -----   --------   ------   --------   --------   -------   ---------   -----   ------  --------
RFED   Roosevelt Financial Group      MO     NASDAQ    22.750    23.250      2.167      5.20      22.97     10.15   176.46    0.62
SMFC   Sho-Me Financial Corp.         MO     NASDAQ    29.500    29.500      9.375      7.27      35.63     20.66   204.99    0.00
SMBC   Southern Missouri Bancorp, Inc MO     NASDAQ    16.000    17.500      8.875      3.23      14.29     15.76    97.48    0.50
CFTP   Community Federal Bancorp      MS     NASDAQ    20.000    20.000     12.250     14.29      17.65     16.09    48.11      NA
FFBS   FFBS BanCorp, Inc.             MS     NASDAQ    22.000    24.250     12.000     -4.86      -4.35     16.68    81.20    0.50
MGNL   Magna Bancorp, Inc.            MS     NASDAQ    18.500    22.500      0.844      0.00       0.00      9.48    97.66    0.45
EFBC   Empire Federal Bancorp, Inc.   MT     NASDAQ    13.750    14.438     13.000      2.80         NA        NA       NA      NA
GBCI   Glacier Bancorp, Inc.          MT     NASDAQ    24.500    25.250      1.495      0.00       4.26     11.54   122.11    0.61
UBMT   United Financial Corp.         MT     NASDAQ    19.500    22.500      5.625     -1.27       1.96     19.89    88.24    0.87
WSTR   WesterFed Financial Corp.      MT     NASDAQ    20.875    21.750     11.375     14.38      13.61     18.08   128.18    0.40
CFNC   Carolina Fincorp, Inc.         NC     NASDAQ    15.125    15.250     13.000     13.08      16.35     14.06    57.88      NA
CENB   Century Bancorp, Inc.          NC     NASDAQ    71.000    71.000     62.000     10.08         NA     72.50   240.87      NA
COOP   Cooperative Bankshares, Inc.   NC     NASDAQ    20.500    22.500      3.467      2.50      -1.80     17.07   228.80    0.00
SOPN   First Savings Bancorp, Inc.    NC     NASDAQ    20.000    21.000     13.500      3.23       8.11     18.03    72.08    0.74
GSFC   Green Street Financial Corp.   NC     NASDAQ    17.875    18.875     12.125      5.15      10.85     14.54    40.99      NA
HFNC   HFNC Financial Corp.           NC     NASDAQ    21.625    21.750     13.125     16.89      25.36     14.62    52.44    0.12
KSAV   KS Bancorp, Inc.               NC     NASDAQ    21.500    22.000     11.625      8.86       2.99     20.69   152.04    1.20
MBSP   Mitchell Bancorp, Inc.         NC     NASDAQ    15.375    15.375     10.190      6.03      16.04     15.20    34.90      NA
PDB    Piedmont Bancorp, Inc.         NC      AMSE     10.625    19.125      9.250     -2.30     -40.97      7.14    45.47    7.44
SSB    Scotland Bancorp, Inc          NC      AMSE     16.500    16.500     11.625     11.86      16.81     13.64    36.99      NA
SSFC   South Street Financial Corp.   NC     NASDAQ    16.500    17.000     12.125     16.81      17.86     13.53    50.82      NA
SSM    Stone Street Bancorp, Inc.     NC      AMSE     27.130    27.250     16.250     20.58      35.65     20.49    58.28      NA
UFRM   United Federal Savings Bank    NC     NASDAQ     8.250     8.750      1.750     -5.71      -1.49      6.44    86.00    0.19
CFB    Commercial Federal Corporation NE      NYSE     36.125    37.750      1.083      5.86      18.77     18.37   319.59    0.27
EBCP   Eastern Bancorp                NH     NASDAQ    25.000    26.000      3.000     -1.96      12.36     17.64   235.89    0.52
NHTB   New Hampshire Thrift Bncshrs   NH     NASDAQ    12.125    13.375      1.750      3.19      -3.00     11.31   155.47    0.50
FBER   1st Bergen Bancorp             NJ     NASDAQ    14.500    14.625      9.000      9.43      19.59     13.68    81.94      NA
COFD   Collective Bancorp, Inc.       NJ     NASDAQ    41.375    42.000      1.351     18.21      20.80     18.45   271.88    0.95
FSPG   First Home Bancorp, Inc.       NJ     NASDAQ    18.875    18.875      1.898     13.11      32.46     12.05   184.02    0.37
FMCO   FMS Financial Corporation      NJ     NASDAQ    19.750    20.500      1.500     -1.25      15.33     14.14   226.40    0.20
IBSF   IBS Financial Corp.            NJ     NASDAQ    17.500    17.875      8.409      6.06      14.75     13.23    75.77    0.51
LVSB   Lakeview Financial             NJ     NASDAQ    33.250    33.250      7.335      2.31      37.11     19.77   195.07    0.23
LFBI   Little Falls Bancorp, Inc.     NJ     NASDAQ    13.750    14.000      9.500      0.00       6.80     14.45    97.11      NA
OCFC   Ocean Financial Corp.          NJ     NASDAQ    30.250    30.875     19.625      3.42      14.69     27.90   143.93      NA

                                                                     PRICING RATIOS
                                                       ------------------------------------------
                                                        Price/     Price/     Price/   Price/Core
                                                       Earnings   Bk. Value   Assets    Earnings
                                    State   Exchange     (X)         (%)        (%)      (X)
                                    -----   --------   --------   ---------   ------   ----------
RFED   Roosevelt Financial Group      MO     NASDAQ     175.00     224.14      12.89      13.15
SMFC   Sho-Me Financial Corp.         MO     NASDAQ      21.85     142.79      14.39      17.77
SMBC   Southern Missouri Bancorp, Inc MO     NASDAQ      21.33     101.52      16.41      15.69
CFTP   Community Federal Bancorp      MS     NASDAQ         NA     124.30      41.57         NA
FFBS   FFBS BanCorp, Inc.             MS     NASDAQ      24.18     131.89      27.09      18.80
MGNL   Magna Bancorp, Inc.            MS     NASDAQ      14.68     195.15      18.94      11.94
EFBC   Empire Federal Bancorp, Inc.   MT     NASDAQ         NA         NA         NA         NA
GBCI   Glacier Bancorp, Inc.          MT     NASDAQ      15.12     212.31      20.06      13.46
UBMT   United Financial Corp.         MT     NASDAQ      18.40      98.04      22.10      15.23
WSTR   WesterFed Financial Corp.      MT     NASDAQ      25.77     115.46      16.29      18.81
CFNC   Carolina Fincorp, Inc.         NC     NASDAQ         NA     107.57      26.13         NA
CENB   Century Bancorp, Inc.          NC     NASDAQ         NA      97.93      29.48         NA
COOP   Cooperative Bankshares, Inc.   NC     NASDAQ         NM     120.09       8.96         NM
SOPN   First Savings Bancorp, Inc.    NC     NASDAQ      22.47     110.93      27.75      18.35
GSFC   Green Street Financial Corp.   NC     NASDAQ         NA     122.94      43.61         NA
HFNC   HFNC Financial Corp.           NC     NASDAQ      37.28     147.91      41.24      30.46
KSAV   KS Bancorp, Inc.               NC     NASDAQ      18.07     103.91      14.14      13.52
MBSP   Mitchell Bancorp, Inc.         NC     NASDAQ         NA     101.15      44.05         NA
PDB    Piedmont Bancorp, Inc.         NC      AMSE          NM     148.81      23.37      23.61
SSB    Scotland Bancorp, Inc          NC      AMSE          NA     120.97      44.61         NA
SSFC   South Street Financial Corp.   NC     NASDAQ         NA     121.95      32.47         NA
SSM    Stone Street Bancorp, Inc.     NC      AMSE          NA     132.41      46.55         NA
UFRM   United Federal Savings Bank    NC     NASDAQ      37.50     128.11       9.59      20.12
CFB    Commercial Federal Corporation NE      NYSE       18.82     196.65      11.30      13.23
EBCP   Eastern Bancorp                NH     NASDAQ      30.12     141.72      10.60      20.66
NHTB   New Hampshire Thrift Bncshrs   NH     NASDAQ      20.21     107.21       7.80      13.62
FBER   1st Bergen Bancorp             NJ     NASDAQ         NA     105.99      17.70         NA
COFD   Collective Bancorp, Inc.       NJ     NASDAQ      17.76     224.25      15.22      14.47
FSPG   First Home Bancorp, Inc.       NJ     NASDAQ      11.95     156.64      10.26      10.79
FMCO   FMS Financial Corporation      NJ     NASDAQ      16.46     139.67       8.72      10.45
IBSF   IBS Financial Corp.            NJ     NASDAQ      41.67     132.28      23.10      25.00
LVSB   Lakeview Financial             NJ     NASDAQ      12.89     168.18      17.05      20.52
LFBI   Little Falls Bancorp, Inc.     NJ     NASDAQ         NA      95.16      14.16         NA
OCFC   Ocean Financial Corp.          NJ     NASDAQ         NA     108.42      21.02         NA

                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF MARCH 4, 1997


                                                                                         PER SHARE
                                                       -----------------------------------------------------------------------------
                                                       Latest   All Time   All Time   Monthly   Quarterly   Book            12 Month
                                                       Price      High       Low      Change     Change     Value   Assets    Div.
                                    State   Exchange    ($)       ($)        ($)        (%)        (%)       ($)     ($)      ($)
                                    -----   --------   ------   --------   --------   -------   ---------   -----   ------  --------
PBCI   Pamrapo Bancorp, Inc.          NJ     NASDAQ    20.125    26.125      2.563      1.26       2.55     16.95   114.99    0.90
PFSB   PennFed Financial Services,Inc NJ     NASDAQ    25.000    25.250      9.063     10.50      21.95     20.69   251.76    0.07
PULS   Pulse Bancorp                  NJ     NASDAQ    18.000    18.750      4.000      5.88      14.29     12.99   167.11    0.70
SFIN   Statewide Financial Corp.      NJ     NASDAQ    16.875    17.500     11.250      8.43      23.85     13.09   132.56      NA
WYNE   Wayne Bancorp, Inc.            NJ     NASDAQ    17.125    18.000     10.750     -1.44      20.18     16.10   107.38      NA
WWFC   Westwood Financial Corporation NJ     NASDAQ    19.500    19.500     10.250     20.00      27.87     15.06   162.52      NA
AABC   Access Anytime Bancorp, Inc.   NM     NASDAQ     5.250    10.417      1.750      0.00     -12.50      6.82   148.75    0.00
GUPB   GFSB Bancorp, Inc.             NM     NASDAQ    16.250    16.250     12.875      3.17       6.56     16.14    90.73    0.75
AFED   AFSALA Bancorp, Inc.           NY     NASDAQ    13.250    13.500     11.313      3.92      12.77     15.53   103.00      NA
ALBK   ALBANK Financial Corporation   NY     NASDAQ    36.375    37.000      9.167     16.40      13.23     24.72   271.57    0.51
ALBC   Albion Banc Corp.              NY     NASDAQ    16.750    18.750     10.500      0.00      -3.60     23.06   239.39    0.31
ASFC   Astoria Financial Corporation  NY     NASDAQ    42.000    43.125     12.688      6.67      14.68     27.42   338.70    0.43
BFSI   BFS Bankorp, Inc.              NY     NASDAQ    51.000    55.000      2.500      0.00       0.00     31.49   392.29    0.00
CARV   Carver Bancorp, Inc.           NY     NASDAQ     9.875    10.750      6.250     -3.66      25.40     15.08   160.80    0.00
FIBC   Financial Bancorp, Inc.        NY     NASDAQ    17.940    18.500      8.500      0.36      23.72     14.74   148.26    0.30
HAVN   Haven Bancorp, Inc.            NY     NASDAQ    33.000    34.250     10.000     12.34      17.33     22.98   366.10    0.55
LISB   Long Island Bancorp, Inc.      NY     NASDAQ    37.250    39.250     12.090     -4.49      18.73     21.49   235.48    0.45
NYB    New York Bancorp Inc.          NY      NYSE     32.125    33.500      1.617     25.37      40.70      9.60   188.42    0.55
PEEK   Peekskill Financial Corp.      NY     NASDAQ    14.875    15.250     11.125     10.19       8.18     14.48    55.51    0.27
PKPS   Poughkeepsie Savings Bank, FS  NY     NASDAQ     6.063    26.750      0.875      5.44      15.49      5.69    68.19    0.10
RELY   Reliance Bancorp, Inc.         NY     NASDAQ    21.875    22.375      8.875      3.55      17.45     17.62   212.83    0.52
SFED   SFS Bancorp, Inc.              NY     NASDAQ    17.125    17.375     11.000      5.38      12.30     16.56   129.87    0.06
TPNZ   Tappan Zee Financial, Inc.     NY     NASDAQ    14.500    15.125     11.250     -1.69       5.45     13.81    75.84    0.20
YFCB   Yonkers Financial Corporation  NY     NASDAQ    13.250    14.125      9.310     -6.19       7.07     13.74    82.63      NA
ASBP   ASB Financial Corp.            OH     NASDAQ    11.500    18.250     11.375     -5.15     -36.99     10.84    64.96    5.38
CAFI   Camco Financial Corp.          OH     NASDAQ    16.000    19.286     12.245      0.00      -3.03     14.70   153.27    0.45
COFI   Charter One Financial          OH     NASDAQ    46.625    49.500      3.281     -1.32      10.03     20.00   299.39    0.86
CTZN   CitFed Bancorp, Inc.           OH     NASDAQ    34.250    37.250      6.167      2.24      18.10     21.54   339.94    0.23
CIBI   Community Investors Bancorp    OH     NASDAQ    17.500    18.250     10.750      5.26       1.45     17.24   151.34    0.28
DCBI   Delphos Citizens Bancorp, Inc. OH     NASDAQ    13.750    14.250     11.750      1.85      12.24     14.68    52.29      NA
EFBI   Enterprise Federal Bancorp     OH     NASDAQ    15.125    18.000     11.250      2.54      -0.82     15.41   121.63    1.00
FFDF   FFD Financial Corp.            OH     NASDAQ    13.500    14.000     10.000      2.86       0.00     14.71    59.23      NA
FFYF   FFY Financial Corp.            OH     NASDAQ    25.125    25.875     12.250     -0.50      -1.95     19.30   134.83    0.63
FFOH   Fidelity Financial of Ohio     OH     NASDAQ    12.250    13.000      3.112     -1.01      10.11     11.93    89.37      NA

                                                                     PRICING RATIOS
                                                       ------------------------------------------
                                                        Price/     Price/     Price/   Price/Core
                                                       Earnings   Bk. Value   Assets    Earnings
                                    State   Exchange     (X)         (%)        (%)      (X)
                                    -----   --------   --------   ---------   ------   ----------
PBCI   Pamrapo Bancorp, Inc.          NJ     NASDAQ      22.36     118.73      17.50      14.91
PFSB   PennFed Financial Services,Inc NJ     NASDAQ      20.66     120.83       9.93      13.23
PULS   Pulse Bancorp                  NJ     NASDAQ      18.95     138.57      10.77      11.92
SFIN   Statewide Financial Corp.      NJ     NASDAQ         NA     128.92      12.73         NA
WYNE   Wayne Bancorp, Inc.            NJ     NASDAQ         NA     106.37      15.95         NA
WWFC   Westwood Financial Corporation NJ     NASDAQ         NA     129.48      12.00         NA
AABC   Access Anytime Bancorp, Inc.   NM     NASDAQ         NM      76.98       3.53         NM
GUPB   GFSB Bancorp, Inc.             NM     NASDAQ      25.39     100.68      17.91      20.06
AFED   AFSALA Bancorp, Inc.           NY     NASDAQ         NA      85.32      12.86         NA
ALBK   ALBANK Financial Corporation   NY     NASDAQ      19.88     147.15      13.39      15.82
ALBC   Albion Banc Corp.              NY     NASDAQ         NM      72.64       7.00      38.07
ASFC   Astoria Financial Corporation  NY     NASDAQ      24.56     153.17      12.40      17.80
BFSI   BFS Bankorp, Inc.              NY     NASDAQ      10.04     161.96      13.00       8.11
CARV   Carver Bancorp, Inc.           NY     NASDAQ         NM      65.48       6.14      24.09
FIBC   Financial Bancorp, Inc.        NY     NASDAQ      24.92     121.71      12.10      14.24
HAVN   Haven Bancorp, Inc.            NY     NASDAQ      15.64     143.60       9.01      10.93
LISB   Long Island Bancorp, Inc.      NY     NASDAQ      27.59     173.34      15.82      23.28
NYB    New York Bancorp Inc.          NY      NYSE       16.47     334.64      17.05      15.01
PEEK   Peekskill Financial Corp.      NY     NASDAQ      25.65     102.73      26.80      19.83
PKPS   Poughkeepsie Savings Bank, FS  NY     NASDAQ      55.12     106.56       8.89      21.65
RELY   Reliance Bancorp, Inc.         NY     NASDAQ      21.45     124.15      10.28      13.76
SFED   SFS Bancorp, Inc.              NY     NASDAQ      31.71     103.41      13.19      16.96
TPNZ   Tappan Zee Financial, Inc.     NY     NASDAQ      25.89     105.00      19.12      19.08
YFCB   Yonkers Financial Corporation  NY     NASDAQ         NA      96.43      16.04         NA
ASBP   ASB Financial Corp.            OH     NASDAQ      28.05     106.09      17.70      19.49
CAFI   Camco Financial Corp.          OH     NASDAQ      12.31     108.84      10.44      11.03
COFI   Charter One Financial          OH     NASDAQ      17.46     233.13      15.57      13.67
CTZN   CitFed Bancorp, Inc.           OH     NASDAQ      22.24     159.01      10.08      14.89
CIBI   Community Investors Bancorp    OH     NASDAQ      19.66     101.51      11.56      12.59
DCBI   Delphos Citizens Bancorp, Inc. OH     NASDAQ         NA      93.66      26.30         NA
EFBI   Enterprise Federal Bancorp     OH     NASDAQ      19.39      98.15      12.44      17.39
FFDF   FFD Financial Corp.            OH     NASDAQ         NA      91.77      22.79         NA
FFYF   FFY Financial Corp.            OH     NASDAQ      25.13     130.18      18.63      16.86
FFOH   Fidelity Financial of Ohio     OH     NASDAQ         NA     102.68      13.71         NA

                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF MARCH 4, 1997


                                                                                         PER SHARE
                                                       -----------------------------------------------------------------------------
                                                       Latest   All Time   All Time   Monthly   Quarterly   Book            12 Month
                                                       Price      High       Low      Change     Change     Value   Assets    Div.
                                    State   Exchange    ($)       ($)        ($)        (%)        (%)       ($)     ($)      ($)
                                    -----   --------   ------   --------   --------   -------   ---------   -----   ------  --------
FDEF   First Defiance Financial       OH     NASDAQ    13.125    13.130      5.790     11.11       5.52     12.31    57.38    0.29
FFBZ   First Federal Bancorp, Inc.    OH     NASDAQ    17.500    17.500      3.125      9.38      20.69      8.37   120.29    0.22
FFHS   First Franklin Corporation     OH     NASDAQ    17.000    17.500      3.500      3.42       3.03     17.06   192.23    0.31
FFSW   FirstFederal Financial Svcs    OH     NASDAQ    37.750    39.750      2.232     -1.95      -2.58     15.07   307.48    0.46
GFCO   Glenway Financial Corp.        OH     NASDAQ    22.500    23.333     15.419     -1.10      11.11     22.60   234.74    0.66
HHFC   Harvest Home Financial Corp.   OH     NASDAQ    11.000    13.750      8.750     11.39      18.92     11.12    89.49    3.40
HVFD   Haverfield Corporation         OH     NASDAQ    22.500    22.500      5.165     26.76      21.62     14.87   181.95    0.54
HCFC   Home City Financial Corp.      OH     NASDAQ    14.000    14.000     12.000      1.82         NA     15.96    77.78      NA
INBI   Industrial Bancorp             OH     NASDAQ    12.875    16.000      9.875      0.98       5.10     11.28    59.34    3.75
LONF   London Financial Corporation   OH     NASDAQ    15.250    15.250      9.750      1.67      13.48     15.11    70.53      NA
METF   Metropolitan Financial Corp.   OH     NASDAQ    11.250    11.500     10.500      4.65       4.65      8.17   230.34      NA
MFFC   Milton Federal Financial Corp. OH     NASDAQ    13.750    17.125     10.000     -4.35      -5.98     12.29    79.69    2.99
OHSL   OHSL Financial Corp.           OH     NASDAQ    22.000    22.500     11.500      1.15       8.64     20.58   177.96    0.74
PFFC   Peoples Financial Corp.        OH     NASDAQ    15.125    15.500     10.875      4.31      14.15     16.17    59.85      NA
PTRS   Potters Financial Corp.        OH     NASDAQ    20.000    20.250      9.000      1.27       5.79     20.35   247.93    0.29
PVFC   PVF Capital Corp.              OH     NASDAQ    16.750    17.250      4.316      0.75      15.52     10.24   149.60    0.00
SFSL   Security First Corp.           OH     NASDAQ    17.750    19.250      1.625     -4.05       5.97     11.59   125.52    0.43
SSBK   Strongsville Savings Bank      OH     NASDAQ    22.750    24.000     15.500     -3.19       2.25     17.05   224.23    0.47
SBCN   Suburban Bancorporation, Inc.  OH     NASDAQ    17.750    18.500     10.500     14.52      16.39     18.04   148.30    0.60
WOFC   Western Ohio Financial Corp.   OH     NASDAQ    22.000    24.375     14.750      1.15       7.98     24.34   159.01    1.00
WEHO   Westwood Homestead Fin. Corp.  OH     NASDAQ    13.875    14.500     10.375      5.71      18.09     14.06    42.19      NA
WFCO   Winton Financial Corp.         OH     NASDAQ    13.000    15.000      3.750     -2.80       2.97     10.76   147.15    0.42
FFWD   Wood Bancorp, Inc.             OH     NASDAQ    15.750    17.250      8.000     -4.55      -4.55     13.68   106.99    0.27
KFBI   Klamath First Bancorp          OR     NASDAQ    16.125    16.250     12.500      6.17       9.32     15.25    67.29    0.27
CVAL   Chester Valley Bancorp Inc.    PA     NASDAQ    21.500    21.500      3.879     14.67      10.26     15.72   177.60    0.40
CMSB   Commonwealth Bancorp, Inc.     PA     NASDAQ    16.000    16.000      5.790      6.22      14.29     12.92   118.08      NA
FSBI   Fidelity Bancorp, Inc.         PA     NASDAQ    23.875    23.875      3.756     24.03      24.03     16.75   231.96    0.31
FBBC   First Bell Bancorp, Inc.       PA     NASDAQ    15.875    17.375     11.875     19.81      -7.97     11.14    84.58    3.30
FKFS   First Keystone Financial       PA     NASDAQ    22.250    22.250     10.250     13.38      15.58     18.03   240.38    0.05
SHEN   First Shenango Bancorp, Inc.   PA     NASDAQ    24.750    25.750     12.750      8.79       4.21     20.90   196.99    0.46
GAF    GA Financial, Inc.             PA      AMSE     16.000    17.250     10.250      3.23       6.67     15.70    74.99      NA
HARL   Harleysville Savings Bank      PA     NASDAQ    21.250    21.600      2.828      2.16      45.55     12.52   199.09    0.33
LARL   Laurel Capital Group, Inc.     PA     NASDAQ    21.500    21.750      3.627     14.67      34.38     14.31   133.61    0.38
MLBC   ML Bancorp, Inc.               PA     NASDAQ    17.375    17.500      6.219     17.30      17.80     13.07   160.77    0.37

                                                                     PRICING RATIOS
                                                       ------------------------------------------
                                                        Price/     Price/     Price/   Price/Core
                                                       Earnings   Bk. Value   Assets    Earnings
                                    State   Exchange     (X)         (%)        (%)      (X)
                                    -----   --------   --------   ---------   ------   ----------
FDEF   First Defiance Financial       OH     NASDAQ      31.25     106.62      22.87      23.03
FFBZ   First Federal Bancorp, Inc.    OH     NASDAQ      21.34     209.08      14.55      15.91
FFHS   First Franklin Corporation     OH     NASDAQ      77.27      99.65       8.84      16.35
FFSW   FirstFederal Financial Svcs    OH     NASDAQ      22.60     250.50      12.28      17.40
GFCO   Glenway Financial Corp.        OH     NASDAQ      28.48      99.56       9.59      14.33
HHFC   Harvest Home Financial Corp.   OH     NASDAQ      57.89      98.92      12.29      23.91
HVFD   Haverfield Corporation         OH     NASDAQ      28.48     151.31      12.37      14.71
HCFC   Home City Financial Corp.      OH     NASDAQ         NA      87.72      18.00         NA
INBI   Industrial Bancorp             OH     NASDAQ      27.39     114.14      21.70      15.90
LONF   London Financial Corporation   OH     NASDAQ         NA     100.93      21.62         NA
METF   Metropolitan Financial Corp.   OH     NASDAQ         NA     137.70       4.88         NA
MFFC   Milton Federal Financial Corp. OH     NASDAQ      28.65     111.88      17.25      23.31
OHSL   OHSL Financial Corp.           OH     NASDAQ      23.66     106.90      12.36      15.94
PFFC   Peoples Financial Corp.        OH     NASDAQ         NA      93.54      25.27         NA
PTRS   Potters Financial Corp.        OH     NASDAQ         NM      98.28       8.07      22.73
PVFC   PVF Capital Corp.              OH     NASDAQ      12.59     163.57      11.20       7.19
SFSL   Security First Corp.           OH     NASDAQ      17.40     153.15      14.14      12.41
SSBK   Strongsville Savings Bank      OH     NASDAQ      16.25     133.43      10.15      12.93
SBCN   Suburban Bancorporation, Inc.  OH     NASDAQ      65.74      98.39      11.97      21.39
WOFC   Western Ohio Financial Corp.   OH     NASDAQ      34.92      90.39      13.84      36.67
WEHO   Westwood Homestead Fin. Corp.  OH     NASDAQ         NA      98.68      32.89         NA
WFCO   Winton Financial Corp.         OH     NASDAQ      13.98     120.82       8.83      12.04
FFWD   Wood Bancorp, Inc.             OH     NASDAQ      18.10     115.13      14.72      13.58
KFBI   Klamath First Bancorp          OR     NASDAQ      31.01     105.74      23.96      20.41
CVAL   Chester Valley Bancorp Inc.    PA     NASDAQ      20.87     136.77      12.11      14.24
CMSB   Commonwealth Bancorp, Inc.     PA     NASDAQ         NA     123.84      13.55         NA
FSBI   Fidelity Bancorp, Inc.         PA     NASDAQ      22.11     142.54      10.29      13.41
FBBC   First Bell Bancorp, Inc.       PA     NASDAQ      15.88     142.50      18.77      13.57
FKFS   First Keystone Financial       PA     NASDAQ      19.35     123.41       9.26      12.23
SHEN   First Shenango Bancorp, Inc.   PA     NASDAQ      18.61     118.42      12.56      14.22
GAF    GA Financial, Inc.             PA      AMSE          NA     101.91      21.34         NA
HARL   Harleysville Savings Bank      PA     NASDAQ      19.32     169.73      10.67      12.72
LARL   Laurel Capital Group, Inc.     PA     NASDAQ      15.25     150.24      16.09      12.15
MLBC   ML Bancorp, Inc.               PA     NASDAQ      15.51     132.94      10.81      17.20

                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF MARCH 4, 1997


                                                                                         PER SHARE
                                                       -----------------------------------------------------------------------------
                                                       Latest   All Time   All Time   Monthly   Quarterly   Book            12 Month
                                                       Price      High       Low      Change     Change     Value   Assets    Div.
                                    State   Exchange    ($)       ($)        ($)        (%)        (%)       ($)     ($)      ($)
                                    -----   --------   ------   --------   --------   -------   ---------   -----   ------  --------
PVSA   Parkvale Financial Corporation PA     NASDAQ    26.500    26.500      2.150      2.91       2.91     17.56   233.64    0.47
PBIX   Patriot Bank Corp.             PA     NASDAQ    15.750    16.250     10.258     11.50      17.76     12.94   109.83      NA
PWBC   PennFirst Bancorp, Inc.        PA     NASDAQ    13.500    15.915      4.019     -3.57      -5.26     13.21   179.08    0.86
PWBK   Pennwood Savings Bank          PA     NASDAQ    14.375    14.500      9.000      6.48      15.00     15.37    76.55      NA
PHFC   Pittsburgh Home Financial Corp PA     NASDAQ    14.750    14.750      9.500      7.27      13.46     13.71   105.49      NA
PRBC   Prestige Bancorp, Inc.         PA     NASDAQ    15.000    15.250      9.750      3.45      11.11     16.02   119.04      NA
PSAB   Prime Bancorp, Inc.            PA     NASDAQ    20.750    20.750      3.194      2.47       1.22     13.33   175.02    0.68
PFNC   Progress Financial Corporation PA     NASDAQ     8.630    18.750      0.750      3.04      -1.37      5.33   102.55    0.04
SVRN   Sovereign Bancorp, Inc.        PA     NASDAQ    12.688    12.708      0.837     10.73      18.26      6.64   158.16    0.07
THRD   TF Financial Corporation       PA     NASDAQ    18.750    19.000      9.750     11.11      17.19     18.31   151.32    0.31
THBC   Troy Hill Bancorp, Inc.        PA     NASDAQ    20.250    21.000     10.250      1.25       1.25     17.29    96.10    0.40
WVFC   WVS Financial Corporation      PA     NASDAQ    25.500    26.500     13.000      4.62      10.87     20.21   158.85    2.20
YFED   York Financial Corp.           PA     NASDAQ    18.125    19.750      4.301     -5.23       9.85     13.92   170.78    0.55
AMFB   American Federal Bank, FSB     SC     NASDAQ    28.875    29.250      0.625     32.76      49.51      9.90   127.32    0.44
CFCP   Coastal Financial Corp.        SC     NASDAQ    25.500    25.500      1.918     24.39      15.91      8.38   131.50    0.43
FFCH   First Financial Holdings Inc.  SC     NASDAQ    27.000    28.000      4.000     12.50      13.68     15.28   251.11    0.66
FSFC   First Southeast Financial Corp SC     NASDAQ    10.750    20.250      9.125     11.69       7.50      7.69    74.29   10.33
PALM   Palfed, Inc.                   SC     NASDAQ    14.250    18.500      3.500     -0.87      -3.39      9.91   127.26    0.08
SCCB   S. Carolina Community Bancshrs SC     NASDAQ    19.250    20.500     12.625     14.93      26.23     16.85    65.10    0.60
HFFC   HF Financial Corp.             SD     NASDAQ    19.500    20.250      5.500     11.43      13.87     16.96   189.94    0.35
TWIN   Twin City Bancorp              TN     NASDAQ    18.500    19.000     10.500      0.00       5.71     15.68   123.33    0.63
BNKU   Bank United Corp.              TX     NASDAQ    31.500    32.750     22.500     11.50      16.67     17.25   350.04      NA
CBSA   Coastal Bancorp, Inc.          TX     NASDAQ    26.500    27.125      9.875      3.41      10.42     18.70   579.01    0.40
ETFS   East Texas Financial Services  TX     NASDAQ    18.250    18.750     11.000     -2.67      17.74     19.54   105.10    0.20
FBHC   Fort Bend Holding Corp.        TX     NASDAQ    23.250    25.750     10.375      0.00      -7.00     21.83   339.52    0.28
LOAN   Horizon Bancorp                TX     NASDAQ    24.000    25.500      7.250     12.94      39.13      8.09   107.37    0.16
JXVL   Jacksonville Bancorp, Inc.     TX     NASDAQ    14.500    15.750      7.141      0.00       0.00     13.16    82.74      NA
BFSB   Bedford Bancshares, Inc.       VA     NASDAQ    19.250    19.375     10.250      4.05      10.00     17.08   113.32    0.42
CNIT   CENIT Bancorp, Inc.            VA     NASDAQ    44.500    46.000     10.875     -1.11      14.10     29.55   419.95    0.60
CFFC   Community Financial Corp.      VA     NASDAQ    22.250    22.500      4.250      1.14       4.71     18.04   130.99    0.50
ESX    Essex Bancorp, Inc.            VA      AMSE      1.938    19.250      0.750     93.80      -3.10     -0.16   162.92    0.00
FFFC   FFVA Financial Corp.           VA     NASDAQ    24.250    25.000      8.250     12.14      14.12     17.04   113.76    0.40
VABF   First Coastal Bank             VA     NASDAQ    11.000    11.313      1.625     12.82      15.79      8.21   121.95    0.16
GSLC   Guaranty Financial Corp.       VA     NASDAQ     9.750     9.875      6.313     -1.27      14.71      7.19   125.73    0.10

                                                                     PRICING RATIOS
                                                       ------------------------------------------
                                                        Price/     Price/     Price/   Price/Core
                                                       Earnings   Bk. Value   Assets    Earnings
                                    State   Exchange     (X)         (%)        (%)      (X)
                                    -----   --------   --------   ---------   ------   ----------
PVSA   Parkvale Financial Corporation PA     NASDAQ      15.77     150.91      11.34      11.42
PBIX   Patriot Bank Corp.             PA     NASDAQ         NA     121.72      14.34         NA
PWBC   PennFirst Bancorp, Inc.        PA     NASDAQ      19.01     102.20       7.54      13.11
PWBK   Pennwood Savings Bank          PA     NASDAQ         NA      93.53      18.78         NA
PHFC   Pittsburgh Home Financial Corp PA     NASDAQ         NA     107.59      13.98         NA
PRBC   Prestige Bancorp, Inc.         PA     NASDAQ         NA      93.63      12.60         NA
PSAB   Prime Bancorp, Inc.            PA     NASDAQ      28.04     155.66      11.86      16.09
PFNC   Progress Financial Corporation PA     NASDAQ      26.97     161.91       8.42      21.05
SVRN   Sovereign Bancorp, Inc.        PA     NASDAQ      17.62     191.08       8.02      13.36
THRD   TF Financial Corporation       PA     NASDAQ      22.59     102.40      12.39      16.89
THBC   Troy Hill Bancorp, Inc.        PA     NASDAQ      22.01     117.12      21.07      19.10
WVFC   WVS Financial Corporation      PA     NASDAQ      16.24     126.18      16.05      13.08
YFED   York Financial Corp.           PA     NASDAQ      20.60     130.21      10.61      16.04
AMFB   American Federal Bank, FSB     SC     NASDAQ      23.29     291.67      22.68      18.51
CFCP   Coastal Financial Corp.        SC     NASDAQ      23.39     304.30      19.39      21.79
FFCH   First Financial Holdings Inc.  SC     NASDAQ      21.77     176.70      10.75      14.06
FSFC   First Southeast Financial Corp SC     NASDAQ         NM     139.79      14.47      15.14
PALM   Palfed, Inc.                   SC     NASDAQ         NM     143.79      11.20      25.00
SCCB   S. Carolina Community Bancshrs SC     NASDAQ      33.77     114.24      29.57      26.37
HFFC   HF Financial Corp.             SD     NASDAQ      17.73     114.98      10.27      13.83
TWIN   Twin City Bancorp              TN     NASDAQ      24.03     117.98      15.00      17.29
BNKU   Bank United Corp.              TX     NASDAQ      57.27     182.61       9.00         NA
CBSA   Coastal Bancorp, Inc.          TX     NASDAQ      19.20     141.71       4.58      12.10
ETFS   East Texas Financial Services  TX     NASDAQ      46.79      93.40      17.36      26.45
FBHC   Fort Bend Holding Corp.        TX     NASDAQ      46.50     106.50       6.85      16.03
LOAN   Horizon Bancorp                TX     NASDAQ      26.67     296.66      22.35      28.92
JXVL   Jacksonville Bancorp, Inc.     TX     NASDAQ         NA     110.18      17.52         NA
BFSB   Bedford Bancshares, Inc.       VA     NASDAQ      16.31     112.70      16.99      12.58
CNIT   CENIT Bancorp, Inc.            VA     NASDAQ      28.34     150.59      10.60      18.39
CFFC   Community Financial Corp.      VA     NASDAQ      16.86     123.34      16.99      13.17
ESX    Essex Bancorp, Inc.            VA      AMSE          NM         NM       1.19         NM
FFFC   FFVA Financial Corp.           VA     NASDAQ      22.88     142.31      21.32      18.51
VABF   First Coastal Bank             VA     NASDAQ     100.00     133.98       9.02      28.95
GSLC   Guaranty Financial Corp.       VA     NASDAQ      18.06     135.61       7.75      18.40

                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF MARCH 4, 1997


                                                                                         PER SHARE
                                                       -----------------------------------------------------------------------------
                                                       Latest   All Time   All Time   Monthly   Quarterly   Book            12 Month
                                                       Price      High       Low      Change     Change     Value   Assets    Div.
                                    State   Exchange    ($)       ($)        ($)        (%)        (%)       ($)     ($)      ($)
                                    -----   --------   ------   --------   --------   -------   ---------   -----   ------  --------
LIFB   Life Bancorp, Inc.             VA     NASDAQ    19.625    21.000      8.313     11.35       9.40     15.33   144.18    0.44
VFFC   Virginia First Financial Corp. VA     NASDAQ    15.625    16.250      1.250     23.76      14.15     10.99   140.01    0.09
CASB   Cascade Financial Corp.        WA     NASDAQ    16.375    17.500      2.662     -6.43       9.17     10.34   169.54    0.00
FWWB   First SB of Washington Bancorp WA     NASDAQ    19.750    22.125     12.375      2.60       6.04     15.11    92.45    0.20
IWBK   InterWest Bancorp, Inc.        WA     NASDAQ    35.063    36.250      8.478      8.30       7.89     14.51   212.89    0.52
STSA   Sterling Financial Corp.       WA     NASDAQ    17.000    17.375      1.878     22.52      21.43     11.41   277.36    0.00
WFSL   Washington Federal, Inc.       WA     NASDAQ    26.000    27.500      1.566      7.86       8.95     13.99   123.69    0.84
AADV   Advantage Bancorp, Inc.        WI     NASDAQ    35.500    36.000     10.600      8.40      11.81     27.54   314.86    0.30
ABCW   Anchor BanCorp Wisconsin       WI     NASDAQ    46.750    46.750      9.800     16.88      33.57     24.94   404.51    0.43
FCBF   FCB Financial Corp.            WI     NASDAQ    22.750    23.500     10.000      8.33      18.18     19.11   109.17    0.69
FFEC   First Fed Bncshrs Eau Clair    WI     NASDAQ    18.625    18.656      8.375      1.36       2.40     14.57   105.62    0.26
FTFC   First Federal Capital Corp.    WI     NASDAQ    28.750    29.500      1.449     11.65      21.05     15.10   238.20    0.60
FFHC   First Financial Corp.          WI     NASDAQ    26.375    28.250      1.114      3.43      16.19     11.15   154.89    0.51
FNGB   First Northern Capital Corp.   WI     NASDAQ    19.000    19.000      3.063     10.14       8.57     16.01   140.29    0.60
HALL   Hallmark Capital Corp.         WI     NASDAQ    19.125    19.130      9.875      7.75       9.29     19.46   275.00    0.00
MWFD   Midwest Federal Financial      WI     NASDAQ    18.000    24.500      4.167     -1.37     -17.24     10.19   121.39    0.22
NWEQ   Northwest Equity Corp.         WI     NASDAQ    13.500    14.188      6.875      3.85      14.89     13.82   103.86    0.28
OSBF   OSB Financial Corp.            WI     NASDAQ    32.000    33.250     14.500      6.56      20.75     28.57   219.89    0.62
RELI   Reliance Bancshares, Inc.      WI     NASDAQ     7.125    10.125      6.500      1.79       0.00      8.83    17.64      NA
SECP   Security Capital Corporation   WI     NASDAQ    83.500    86.750     25.000     13.61      17.61     58.17   397.49    0.68
STFR   St. Francis Capital Corp.      WI     NASDAQ    30.500    31.500     12.625     12.96      12.96     23.73   263.13    0.42
AFBC   Advance Financial Bancorp      WV     NASDAQ    14.063    14.500     12.750      0.45         NA        NA       NA      NA
FOBC   Fed One Bancorp                WV     NASDAQ    19.125    19.125      5.358     15.91      23.39     16.88   139.06    0.56
CRZY   Crazy Woman Creek Bancorp      WY     NASDAQ    13.625    13.625     10.000      3.81      19.78     14.79    49.71      NA
TRIC   Tri-County Bancorp, Inc.       WY     NASDAQ    18.500    19.000     11.375     -1.33       1.37     21.59   141.09    0.50

                                                                     PRICING RATIOS
                                                       ------------------------------------------
                                                        Price/     Price/     Price/   Price/Core
                                                       Earnings   Bk. Value   Assets    Earnings
                                    State   Exchange     (X)         (%)        (%)      (X)
                                    -----   --------   --------   ---------   ------   ----------
LIFB   Life Bancorp, Inc.             VA     NASDAQ      22.05     128.02      13.61      16.63
VFFC   Virginia First Financial Corp. VA.    NASDAQ       8.68     142.17      11.16      16.98
CASB   Cascade Financial Corp.        WA     NASDAQ      22.74     158.37       9.66      20.47
FWWB   First SB of Washington Bancorp WA     NASDAQ      22.97     130.71      21.36      20.36
IWBK   InterWest Bancorp, Inc.        WA     NASDAQ      19.92     241.65      16.47      15.79
STSA   Sterling Financial Corp.       WA     NASDAQ     170.00     148.99       6.13      23.29
WFSL   Washington Federal, Inc.       WA     NASDAQ      14.36     185.85      21.02      12.87
AADV   Advantage Bancorp, Inc.        WI     NASDAQ      40.34     128.90      11.27      15.57
ABCW   Anchor BanCorp Wisconsin       WI     NASDAQ      18.05     187.45      11.56      14.75
FCBF   FCB Financial Corp.            WI     NASDAQ      23.21     119.05      20.84      19.28
FFEC   First Fed Bncshrs Eau Clair    WI     NASDAQ      26.61     127.83      17.63      20.93
FTFC   First Federal Capital Corp.    WI     NASDAQ      19.83     190.40      12.07      17.42
FFHC   First Financial Corp.          WI     NASDAQ      20.29     236.55      17.03      14.49
FNGB   First Northern Capital Corp.   WI     NASDAQ      26.39     118.68      13.54      17.43
HALL   Hallmark Capital Corp.         WI     NASDAQ      17.39      98.28       6.95      13.01
MWFD   Midwest Federal Financial      WI     NASDAQ      16.51     176.64      14.83      16.82
NWEQ   Northwest Equity Corp.         WI     NASDAQ      17.31      97.68      13.00      14.52
OSBF   OSB Financial Corp.            WI     NASDAQ      27.35     112.01      14.55      19.63
RELI   Reliance Bancshares, Inc.      WI     NASDAQ         NA      80.69      40.39         NA
SECP   Security Capital Corporation   WI     NASDAQ      23.00     143.54      21.01      17.80
STFR   St. Francis Capital Corp.      WI     NASDAQ      18.05     128.53      11.59      17.13
AFBC   Advance Financial Bancorp      WV     NASDAQ         NA         NA         NA         NA
FOBC   Fed One Bancorp                WV     NASDAQ      21.02     113.30      13.75      14.71
CRZY   Crazy Woman Creek Bancorp      WY     NASDAQ         NA      92.12      27.41         NA
TRIC   Tri-County Bancorp, Inc.       WY     NASDAQ      20.56      85.69      13.11      15.42

                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF MARCH 4, 1997


                                                                                         PER SHARE
                                                       -----------------------------------------------------------------------------
                                                       Latest   All Time   All Time   Monthly   Quarterly   Book            12 Month
                                                       Price      High       Low      Change     Change     Value   Assets    Div.
                                    State   Exchange    ($)       ($)        ($)        (%)        (%)       ($)     ($)      ($)
                                    -----   --------   ------   --------   --------   -------   ---------   -----   ------  --------
ALL THRIFTS
       AVERAGE                                         20.598    23.736      8.358      5.93      11.84     16.18   161.09    0.58
       MEDIAN                                          18.000    19.000      9.500      4.41      12.16     15.32   131.74    0.40
       HIGH                                            83.500   589.500     62.000     93.80      49.51     72.50   657.99   10.33
       LOW                                              1.938     6.917      0.223    -19.15     -40.97     -0.16    13.62    0.00

AVERAGE FOR STATE
       OH                                              18.511    19.920      8.742      2.57       6.18     15.19   144.13    1.03

AVERAGE BY REGION
       MIDWEST                                         20.114    21.473      8.857      4.55      10.06     16.51   146.76    0.60
       NEW ENGLAND                                     21.438    22.363      7.124      1.97       4.35     18.14   254.03    0.50
       MID ATLANTIC                                    20.818    22.071      7.265      5.87      14.19     16.12   170.12    0.45
       SOUTHEAST                                       19.380    20.972      8.823     10.24      12.92     14.58   121.34    0.87
       SOUTHWEST                                       20.250    21.503     10.586      4.14      11.47     15.56   183.23    0.55
       WEST                                            23.990    41.714      6.865      7.59      16.06     16.89   232.94    0.33

AVERAGE BY EXCHANGE
       NYSE                                            38.698    87.885      2.822     11.16      18.93     19.61   346.40    0.44
       AMEX                                            15.352    17.469      9.952      9.34       8.93     13.83   104.18    1.55
       OTC/NASDAQ                                      20.206    21.567      8.478      5.50      11.73     16.18   157.02    0.53

                                                                     PRICING RATIOS
                                                       ------------------------------------------
                                                        Price/     Price/     Price/   Price/Core
                                                       Earnings   Bk. Value   Assets    Earnings
                                    State   Exchange     (X)         (%)        (%)      (X)
                                    -----   --------   --------   ---------   ------   ----------
ALL THRIFTS
       AVERAGE                                          30.70     130.29      15.62      19.51
       MEDIAN                                           22.52     117.98      13.76      16.89
       HIGH                                            175.00     450.07      69.75     127.50
       LOW                                               7.28      65.48       1.19       5.96

AVERAGE FOR STATE
       OH                                              27.926    123.191     15.118     17.026

AVERAGE BY REGION
       MIDWEST                                          31.84     123.66      16.45      19.06
       NEW ENGLAND                                      21.13     119.64       8.99      16.35
       MID ATLANTIC                                     23.41     129.53      13.34      16.24
       SOUTHEAST                                        28.09     144.68      19.58      23.91
       SOUTHWEST                                        32.00     133.43      14.74      19.08
       WEST                                             43.38     141.55      12.30      22.26

AVERAGE BY EXCHANGE
       NYSE                                             40.88     204.68      12.12      23.78
       AMEX                                             25.46     111.08      18.10      17.10
       OTC/NASDAQ                                       30.40     128.37      15.61      19.41

KELLER & COMPANY                                                       EXHIBIT 3
Columbus, Ohio
614-766-1426
                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF MARCH 4, 1997

                                                      ASSETS AND EQUITY                      PROFITABILITY
                                             -----------------------------------   ---------------------------------
                                               Total       Total       Total                 Core              Core
                                               Assets      Equity   Tang. Equity    ROAA     ROAA     ROAE     ROAE
                                     State     ($000)      ($000)      ($000)       (%)      (%)      (%)      (%)
                                     -----   ----------   --------- ------------   ------   ------   ------   ------
PLE    Pinnacle Bancshares, Inc.      AL        195,502      15,285      14,775      0.51     0.80     6.55    10.19
SRN    Southern Banc Company, Inc     AL        105,245      17,710      17,513      0.21     0.57     1.11     2.98
SCBS   Southern Community Bankshares  AL         72,151      15,973      15,973        NA       NA       NA       NA
SZB    SouthFirst Bancshares, Inc.    AL         93,110      13,021      13,021     -0.06     0.05    -0.43     0.34
FFBH   First Federal Bancshares of AR AR        509,605      83,339      83,339        NA       NA       NA       NA
FTF    Texarkana First Financial Corp AR        163,571      26,289      26,289      1.39     1.72     7.41     9.17
AHM    Ahmanson & Company (H.F.)      CA     49,902,044   2,433,049   2,124,966      0.29     0.58     5.26    10.48
AFFFZ  America First Financial Fund   CA      2,209,051     177,447     174,596      1.37     1.67    19.46    23.75
BPLS   Bank Plus Corp.                CA      3,330,290     161,657     161,320     -0.47    -0.15    -9.13    -2.82
BVFS   Bay View Capital Corp.         CA      3,300,262     200,062     189,865      0.34     0.64     5.39     9.98
BYFC   Broadway Financial Corp.       CA        117,253      13,515      13,515     -0.16     0.21    -1.73     2.22
CFHC   California Financial Holding   CA      1,337,379      89,877      89,452      0.53     0.76     7.89    11.36
CENF   CENFED Financial Corp.         CA      2,184,858     114,029     113,824      0.53     0.79    10.54    15.68
CSA    Coast Savings Financial        CA      8,704,952     424,531     418,293      0.13     0.47     2.56     9.37
DSL    Downey Financial Corp.         CA      5,198,157     391,571     385,397      0.42     0.67     5.34     8.46
FSSB   First FS&LA of San Bernardino  CA        100,334       4,709       4,498     -1.07    -1.24   -19.94   -23.18
FED    FirstFed Financial Corp.       CA      4,143,852     194,550     191,846      0.20     0.44     4.22     9.16
GLN    Glendale Federal Bank, FSB     CA     15,128,192     963,278     906,636      0.29     0.54     4.45     8.37
GDW    Golden West Financial          CA     37,730,598   2,350,477   2,350,477      0.46     1.23     7.46    20.04
GWF    Great Western Financial        CA     42,874,572   2,595,200   2,309,209      0.26     0.65     4.28    10.48
HTHR   Hawthorne Financial Corp.      CA        827,784      43,442      43,442      0.89     0.63    17.24    12.17
HEMT   HF Bancorp, Inc.               CA      1,012,799      81,201          NA     -0.05     0.20    -0.54     2.08
HBNK   Highland Federal Bank FSB      CA        489,701      34,863      34,863      0.15     0.52     1.92     6.82
MBBC   Monterey Bay Bancorp, Inc.     CA        425,762      45,759      41,780      0.26     0.49     1.83     3.54
PFFB   PFF Bancorp, Inc.              CA      2,524,612     280,601     277,515      0.05     0.41     0.46     3.64
PROV   Provident Financial Holdings   CA        591,193      86,158      86,158      0.27     0.08     2.35     0.66
QCBC   Quaker City Bancorp, Inc.      CA        764,466      67,785      67,636      0.27     0.54     2.87     5.66
REDF   RedFed Bancorp Inc.            CA        866,269      69,868      69,868     -0.77    -0.47   -12.78    -7.86
SGVB   SGV Bancorp, Inc.              CA        369,823      31,117      31,117      0.07     0.30     0.76     3.19
WES    Westcorp                       CA      3,335,045     317,930     317,001      0.97     0.27    10.33     2.84
FFBA   First Colorado Bancorp, Inc.   CO      1,514,086     216,622     213,865      0.88     1.20     5.72     7.78

                                                             CAPITAL ISSUES
                                             ----------------------------------------------
                                                                    Number of    Mkt. Value
                                               IPO                   Shares      of Shares
                                     State     Date     Exchange     Outstg.        ($M)
                                     -----   --------   --------   -----------   ----------
PLE    Pinnacle Bancshares, Inc.      AL     12/17/86     AMSE         889,824      15.46
SRN    Southern Banc Company, Inc     AL     10/05/95     AMSE       1,230,313      16.15
SCBS   Southern Community Bankshares  AL     12/23/96    NASDAQ      1,137,350      15.07
SZB    SouthFirst Bancshares, Inc.    AL     02/14/95     AMSE         823,700      10.91
FFBH   First Federal Bancshares of AR AR     05/03/96    NASDAQ      5,153,751      77.31
FTF    Texarkana First Financial Corp AR     07/07/95     AMSE       1,834,563      28.67
AHM    Ahmanson & Company (H.F.)      CA     10/25/72     NYSE     102,153,052    3319.97
AFFFZ  America First Financial Fund   CA        NA       NASDAQ      6,010,589     181.82
BPLS   Bank Plus Corp.                CA        NA       NASDAQ     18,245,265     209.82
BVFS   Bay View Capital Corp.         CA     05/09/86    NASDAQ      6,674,635     282.84
BYFC   Broadway Financial Corp.       CA     01/09/96    NASDAQ        892,688       8.82
CFHC   California Financial Holding   CA     04/01/83    NASDAQ      4,740,914     136.89
CENF   CENFED Financial Corp.         CA     10/25/91    NASDAQ      5,154,533     150.77
CSA    Coast Savings Financial        CA     12/23/85     NYSE      18,584,717     680.67
DSL    Downey Financial Corp.         CA     01/01/71     NYSE      25,459,079     499.63
FSSB   First FS&LA of San Bernardino  CA     02/02/93    NASDAQ        328,296       3.20
FED    FirstFed Financial Corp.       CA     12/16/83     NYSE      10,529,849     231.66
GLN    Glendale Federal Bank, FSB     CA     10/01/83     NYSE      49,808,780    1158.05
GDW    Golden West Financial          CA     05/29/59     NYSE      57,342,389    3619.74
GWF    Great Western Financial        CA        NA        NYSE     137,875,955    3998.40
HTHR   Hawthorne Financial Corp.      CA        NA       NASDAQ      2,599,275      18.84
HEMT   HF Bancorp, Inc.               CA     06/30/95    NASDAQ      6,281,875      69.89
HBNK   Highland Federal Bank FSB      CA        NA       NASDAQ      2,295,983      39.03
MBBC   Monterey Bay Bancorp, Inc.     CA     02/15/95    NASDAQ      3,243,360      47.84
PFFB   PFF Bancorp, Inc.              CA     03/29/96    NASDAQ     19,837,500     295.08
PROV   Provident Financial Holdings   CA     06/28/96    NASDAQ      5,125,215      71.75
QCBC   Quaker City Bancorp, Inc.      CA     12/30/93    NASDAQ      3,792,125      72.05
REDF   RedFed Bancorp Inc.            CA     04/08/94    NASDAQ      7,082,781      85.88
SGVB   SGV Bancorp, Inc.              CA     06/29/95    NASDAQ      2,521,976      28.37
WES    Westcorp                       CA     05/01/86     NYSE      25,996,618     568.68
FFBA   First Colorado Bancorp, Inc.   CO     01/02/96    NASDAQ     18,184,108     309.13

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF MARCH 4, 1997

                                                      ASSETS AND EQUITY                      PROFITABILITY
                                             -----------------------------------   ---------------------------------
                                               Total       Total       Total                 Core              Core
                                               Assets      Equity   Tang. Equity    ROAA     ROAA     ROAE     ROAE
                                     State     ($000)      ($000)      ($000)       (%)      (%)      (%)      (%)
                                     -----   ----------   --------- ------------   ------   ------   ------   ------
EGFC   Eagle Financial Corp.          CT      1,458,050     105,209      78,854      0.96     0.62    13.44     8.64
FFES   First Federal of East Hartford CT        958,550      60,173      60,173      0.43     0.67     6.91    10.62
NTMG   Nutmeg Federal S&LA            CT         93,924       5,488       5,488      0.32     0.38     5.13     6.05
WBST   Webster Financial Corporation  CT      3,917,600     206,296     161,981      0.67     0.70    11.99    12.42
IFSB   Independence Federal Savings   DC        247,888      16,672      14,440      0.13     0.19     1.98     2.94
BANC   BankAtlantic Bancorp, Inc.     FL      2,170,480     139,727     129,822      0.85     0.86    11.95    12.04
BKUNA  BankUnited Financial Corp.     FL      1,329,044      98,155      86,221      0.40     0.61     4.79     7.28
FFFG   F.F.O. Financial Group, Inc.   FL        311,028      18,805      18,805      0.21     0.64     3.28     9.97
FFLC   FFLC Bancorp, Inc.             FL        346,442      53,626      53,626      0.65     0.98     3.94     5.88
FFPB   First Palm Beach Bancorp, Inc. FL      1,502,978     106,159     103,383      0.02     0.09     0.27     1.21
OCWN   Ocwen Financial Corporation    FL      2,483,685     203,596     203,596      2.49     2.02    31.08    25.22
CCFH   CCF Holding Company            GA         88,509      13,137      13,137      0.47     0.75     2.39     3.82
EBSI   Eagle Bancshares               GA        666,166      57,999      57,999      0.59     0.80     6.63     8.97
FSTC   First Citizens Corporation     GA        257,288      24,109      18,962      2.04     2.03    19.36    19.20
FGHC   First Georgia Holding, Inc.    GA        150,551      12,057      10,813      0.56     0.89     6.79    10.80
FLFC   First Liberty Financial Corp.  GA      1,212,681      89,333      79,400      0.80     0.86    10.80    11.56
FLAG   FLAG Financial Corp.           GA        228,914      20,149      20,149     -0.07     0.10    -0.75     1.11
CASH   First Midwest Financial, Inc.  IA        369,885      43,669      38,669      0.75     0.98     6.38     8.33
GFSB   GFS Bancorp, Inc.              IA         87,625      10,052      10,052      0.96     1.17     8.10     9.87
HZFS   Horizon Financial Svcs Corp.   IA         74,043       8,092          NA      0.14     0.31     1.27     2.73
MFCX   Marshalltown Financial Corp.   IA        125,923      19,581      19,581      0.19     0.49     1.24     3.15
MIFC   Mid-Iowa Financial Corp.       IA        117,066      10,905      10,891      0.84     1.12     9.07    12.15
MWBI   Midwest Bancshares, Inc.       IA        136,425       9,600       9,600      0.46     0.73     6.61    10.50
FFFD   North Central Bancshares, Inc. IA        203,093      49,235          NA      1.64     1.91     7.92     9.24
PMFI   Perpetual Midwest Financial    IA        388,529      33,574      33,574      0.09     0.27     0.94     2.95
SFFC   StateFed Financial Corporation IA         82,809      14,718      14,718      1.01     1.27     5.29     6.67
ABCL   Alliance Bancorp, Inc.         IL        667,964      56,626      55,052      0.47     0.69     5.72     8.32
AVND   Avondale Financial Corp.       IL        595,571      60,708      60,708      0.70     0.02     6.61     0.15
BFFC   Big Foot Financial Corp.       IL        193,103      13,686      13,686        NA       NA       NA       NA
CBCI   Calumet Bancorp, Inc.          IL        510,217      81,764      81,764      1.08     1.34     6.56     8.14
CBSB   Charter Financial, Inc.        IL        380,051      57,861      53,623      0.98     1.25     5.72     7.31

                                                             CAPITAL ISSUES
                                             ----------------------------------------------
                                                                    Number of    Mkt. Value
                                               IPO                   Shares      of Shares
                                     State     Date     Exchange     Outstg.        ($M)
                                     -----   --------   --------   -----------   ----------
EGFC   Eagle Financial Corp.          CT     02/03/87    NASDAQ      4,543,398     138.57
FFES   First Federal of East Hartford CT     06/23/87    NASDAQ      2,626,263      60.40
NTMG   Nutmeg Federal S&LA            CT        NA       NASDAQ        711,634       5.07
WBST   Webster Financial Corporation  CT     12/12/86    NASDAQ      7,926,472     291.30
IFSB   Independence Federal Savings   DC     06/06/85    NASDAQ      1,280,030       9.60
BANC   BankAtlantic Bancorp, Inc.     FL     11/29/83    NASDAQ     14,720,333     198.72
BKUNA  BankUnited Financial Corp.     FL     12/11/85    NASDAQ      7,908,468      79.08
FFFG   F.F.O. Financial Group, Inc.   FL     10/13/88    NASDAQ      8,430,000      22.66
FFLC   FFLC Bancorp, Inc.             FL     01/04/94    NASDAQ      2,437,737      52.41
FFPB   First Palm Beach Bancorp, Inc. FL     09/29/93    NASDAQ      5,040,097     119.07
OCWN   Ocwen Financial Corporation    FL        NA       NASDAQ     26,744,170     715.41
CCFH   CCF Holding Company            GA     07/12/95    NASDAQ        915,900      13.51
EBSI   Eagle Bancshares               GA     04/01/86    NASDAQ      4,552,200      70.56
FSTC   First Citizens Corporation     GA     03/01/86    NASDAQ      1,588,012      40.10
FGHC   First Georgia Holding, Inc.    GA     02/11/87    NASDAQ      3,052,443      17.30
FLFC   First Liberty Financial Corp.  GA     12/06/83    NASDAQ      7,130,461     131.02
FLAG   FLAG Financial Corp.           GA     12/11/86    NASDAQ      2,036,990      21.90
CASH   First Midwest Financial, Inc.  IA     09/20/93    NASDAQ      2,896,536      44.41
GFSB   GFS Bancorp, Inc.              IA     01/06/94    NASDAQ        499,600      10.62
HZFS   Horizon Financial Svcs Corp.   IA     06/30/94    NASDAQ        425,540       6.44
MFCX   Marshalltown Financial Corp.   IA     03/31/94    NASDAQ      1,411,475      21.00
MIFC   Mid-Iowa Financial Corp.       IA     10/14/92    NASDAQ      1,655,880      10.56
MWBI   Midwest Bancshares, Inc.       IA     11/12/92    NASDAQ        349,379       9.26
FFFD   North Central Bancshares, Inc. IA     03/21/96    NASDAQ      3,429,455      46.51
PMFI   Perpetual Midwest Financial    IA     03/31/94    NASDAQ      1,907,278      36.72
SFFC   StateFed Financial Corporation IA     01/05/94    NASDAQ        783,485      12.93
ABCL   Alliance Bancorp, Inc.         IL     07/07/92    NASDAQ      2,695,085      67.38
AVND   Avondale Financial Corp.       IL     04/07/95    NASDAQ      3,525,288      60.37
BFFC   Big Foot Financial Corp.       IL     12/20/96    NASDAQ             NA         NA
CBCI   Calumet Bancorp, Inc.          IL     02/20/92    NASDAQ      2,377,028      79.04
CBSB   Charter Financial, Inc.        IL     12/29/95    NASDAQ      4,253,459      53.17

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF MARCH 4, 1997

                                                      ASSETS AND EQUITY                      PROFITABILITY
                                             -----------------------------------   ---------------------------------
                                               Total       Total       Total                 Core              Core
                                               Assets      Equity   Tang. Equity    ROAA     ROAA     ROAE     ROAE
                                     State     ($000)      ($000)      ($000)       (%)      (%)      (%)      (%)
                                     -----   ----------   --------- ------------   ------   ------   ------   ------
CNBA   Chester Bancorp, Inc.          IL        154,771      12,055      12,055        NA       NA       NA       NA
CBK    Citizens First Financial Corp. IL        261,637      40,312      40,312      0.25     0.55     2.19     4.79
CSBF   CSB Financial Group, Inc.      IL         47,527      11,955      11,249      0.51     0.73     1.78     2.54
DFIN   Damen Financial Corp.          IL        235,264      53,830      53,830      0.72     0.94     3.09     4.01
EGLB   Eagle BancGroup, Inc.          IL        172,666      22,141      22,141     -0.31     0.02    -2.85     0.15
FBCI   Fidelity Bancorp, Inc.         IL        484,106      49,236      49,092      0.50     0.73     4.37     6.41
FFBI   First Financial Bancorp, Inc.  IL         97,143       7,510       7,510      0.12     0.36     1.28     3.97
FMBD   First Mutual Bancorp, Inc.     IL        331,776      62,217      62,217      0.38     0.63     1.71     2.80
FFDP   FirstFed Bancshares            IL        541,169      49,944      47,578      0.26     0.32     2.94     3.57
GTPS   Great American Bancorp         IL        123,866      31,731      31,731      0.37     0.67     1.31     2.39
HBEI   Home Bancorp of Elgin, Inc.    IL        356,335      99,881      99,881      0.20     0.73     1.11     4.02
HMCI   HomeCorp, Inc.                 IL        335,824      20,858      20,858      0.11     0.32     1.72     5.19
KNK    Kankakee Bancorp, Inc.         IL        350,643      36,494      34,101      0.50     0.67     4.95     6.64
MAFB   MAF Bancorp, Inc.              IL      3,230,341     250,625     216,306      0.68     1.02     9.57    14.33
NBSI   North Bancshares, Inc.         IL        117,473      17,770      17,770      0.42     0.63     2.59     3.95
PFED   Park Bancorp, Inc.             IL        176,732      41,544      41,544        NA       NA       NA       NA
PSFI   PS Financial, Inc.             IL         53,520      11,724      11,724      2.01     2.17     9.49    10.26
SWBI   Southwest Bancshares           IL        382,375      39,859      39,859      0.72     1.02     6.30     8.94
SPBC   St. Paul Bancorp, Inc.         IL      4,357,170     388,110     386,862      0.62     0.92     6.85    10.14
STND   Standard Financial, Inc.       IL      2,405,221     268,078     267,646      0.53     0.72     4.45     6.05
SFSB   SuburbFed Financial Corp.      IL        404,092      26,254      26,128      0.28     0.50     4.04     7.21
WCBI   Westco Bancorp                 IL        310,992      47,833      47,833      1.06     1.38     6.83     8.87
FBCV   1ST Bancorp                    IN        260,211      21,379      21,379      0.17    -0.06     2.04    -0.73
AMFC   AMB Financial Corp.            IN         83,542      16,184      16,184      0.49     0.76     3.00     4.66
ASBI   Ameriana Bancorp               IN        396,755      43,945      43,897      0.62     0.89     5.40     7.84
ATSB   AmTrust Capital Corp.          IN         72,219       7,376       7,298      0.30     0.19     3.00     1.87
CBCO   CB Bancorp, Inc.               IN        226,553      20,008      20,008      1.01     1.18    10.71    12.49
CBIN   Community Bank Shares          IN        234,600      25,464      25,410      0.59     0.89     5.03     7.63
FFWC   FFW Corp.                      IN        158,200      16,117      16,117      0.87     1.08     8.36    10.33
FFED   Fidelity Federal Bancorp       IN        260,171      12,605      12,605      0.17     0.31     3.18     5.78
FISB   First Indiana Corporation      IN      1,496,421     138,658     136,829      0.90     1.02    10.23    11.52

                                                             CAPITAL ISSUES
                                             ----------------------------------------------
                                                                    Number of    Mkt. Value
                                               IPO                   Shares      of Shares
                                     State     Date     Exchange     Outstg.        ($M)
                                     -----   --------   --------   -----------   ----------
CNBA   Chester Bancorp, Inc.          IL     10/08/96    NASDAQ             NA         NA
CBK    Citizens First Financial Corp. IL     05/01/96     AMSE       2,817,500      40.50
CSBF   CSB Financial Group, Inc.      IL     10/09/95    NASDAQ        941,850       9.54
DFIN   Damen Financial Corp.          IL     10/02/95    NASDAQ      3,770,778      48.55
EGLB   Eagle BancGroup, Inc.          IL     07/01/96    NASDAQ      1,302,705      19.38
FBCI   Fidelity Bancorp, Inc.         IL     12/15/93    NASDAQ      2,786,578      47.37
FFBI   First Financial Bancorp, Inc.  IL     10/04/93    NASDAQ        452,309       7.01
FMBD   First Mutual Bancorp, Inc.     IL     07/05/95    NASDAQ      3,769,000      56.54
FFDP   FirstFed Bancshares            IL     07/01/92    NASDAQ      3,063,316      52.84
GTPS   Great American Bancorp         IL     06/30/95    NASDAQ      1,950,112      26.81
HBEI   Home Bancorp of Elgin, Inc.    IL     09/27/96    NASDAQ      7,009,250      94.62
HMCI   HomeCorp, Inc.                 IL     06/22/90    NASDAQ      1,128,779      21.59
KNK    Kankakee Bancorp, Inc.         IL     01/06/93     AMSE       1,414,918      35.02
MAFB   MAF Bancorp, Inc.              IL     01/12/90    NASDAQ     10,490,113     364.53
NBSI   North Bancshares, Inc.         IL     12/21/93    NASDAQ      1,057,950      17.46
PFED   Park Bancorp, Inc.             IL     08/12/96    NASDAQ      2,701,441      30.56
PSFI   PS Financial, Inc.             IL     11/27/96    NASDAQ             NA         NA
SWBI   Southwest Bancshares           IL     06/24/92    NASDAQ      2,637,461      48.13
SPBC   St. Paul Bancorp, Inc.         IL     05/18/87    NASDAQ     22,775,991     535.24
STND   Standard Financial, Inc.       IL     08/01/94    NASDAQ     16,173,235     317.40
SFSB   SuburbFed Financial Corp.      IL     03/04/92    NASDAQ      1,254,769      23.84
WCBI   Westco Bancorp                 IL     06/26/92    NASDAQ      2,567,053      55.19
FBCV   1ST Bancorp                    IN     04/07/87    NASDAQ        697,261      19.87
AMFC   AMB Financial Corp.            IN     04/01/96    NASDAQ      1,124,125      12.37
ASBI   Ameriana Bancorp               IN     03/02/87    NASDAQ      3,291,319      52.66
ATSB   AmTrust Capital Corp.          IN     03/28/95    NASDAQ        531,479       5.31
CBCO   CB Bancorp, Inc.               IN     12/28/92    NASDAQ      1,162,279      27.60
CBIN   Community Bank Shares          IN     04/10/95    NASDAQ      1,983,722      24.30
FFWC   FFW Corp.                      IN     04/05/93    NASDAQ        702,060      15.36
FFED   Fidelity Federal Bancorp       IN     08/31/87    NASDAQ      2,489,072      24.27
FISB   First Indiana Corporation      IN     08/02/83    NASDAQ      8,303,414     222.12

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF MARCH 4, 1997

                                                      ASSETS AND EQUITY                      PROFITABILITY
                                             -----------------------------------   ---------------------------------
                                               Total       Total       Total                 Core              Core
                                               Assets      Equity   Tang. Equity    ROAA     ROAA     ROAE     ROAE
                                     State     ($000)      ($000)      ($000)       (%)      (%)      (%)      (%)
                                     -----   ----------   --------- ------------   ------   ------   ------   ------
HFGI   Harrington Financial Group     IN        527,369      23,820      23,820      0.32     0.48     7.42    10.91
HBFW   Home Bancorp                   IN        325,168      45,481      45,481      0.52     0.86     3.36     5.54
HBBI   Home Building Bancorp          IN         44,564       5,566       5,566     -0.36    -0.04    -2.60    -0.33
HOMF   Home Federal Bancorp           IN        650,433      53,926      52,078      1.01     1.14    12.18    13.83
HWEN   Home Financial Bancorp         IN         39,030       7,859       7,859      0.57     0.85     4.22     6.25
INCB   Indiana Community Bank, SB     IN         90,697      11,157      11,157      0.15     0.48     1.02     3.38
IFSL   Indiana Federal Corporation    IN        809,123      69,957      65,277      0.69     0.98     7.20    10.25
LOGN   Logansport Financial Corp.     IN         77,668      15,427      15,427      1.20     1.51     5.09     6.41
MARN   Marion Capital Holdings        IN        175,806      39,971      39,971      1.15     1.41     4.90     6.04
MFBC   MFB Corp.                      IN        223,945      34,472      34,472      0.52     0.82     2.93     4.58
NEIB   Northeast Indiana Bancorp      IN        160,032      27,916      27,916      1.02     1.22     4.97     5.97
PFDC   Peoples Bancorp                IN        280,339      43,009      43,009      1.12     1.46     7.26     9.52
PERM   Permanent Bancorp, Inc.        IN        412,967      40,064      39,667      0.24     0.51     2.37     5.11
RIVR   River Valley Bancorp           IN         86,604       6,574       6,426      0.30     0.30     4.01     4.01
SOBI   Sobieski Bancorp, Inc.         IN         78,978      13,942      13,942      0.21     0.50     1.18     2.79
FFSL   First Independence Corp.       KS        108,914      11,980      11,980      0.58     0.85     4.84     7.05
LARK   Landmark Bancshares, Inc.      KS        221,978      32,709      32,709      0.80     0.98     4.91     6.05
MCBS   Mid Continent Bancshares Inc.  KS        355,525      37,843      37,833      1.05     1.27     8.88    10.74
CKFB   CKF Bancorp, Inc.              KY         60,038      15,099      15,099      1.30     1.30     4.87     4.84
CLAS   Classic Bancshares, Inc.       KY        128,361      19,151      16,094      0.43     0.71     2.05     3.40
FFKY   First Federal Financial Corp.  KY        367,067      49,987      46,842      1.23     1.44     8.76    10.24
FLKY   First Lancaster Bancshares     KY         36,858      13,689      13,689      0.98     1.25     3.58     4.55
FTSB   Fort Thomas Financial Corp.    KY         91,109      15,685      15,685      0.51     0.78     2.32     3.57
FKKY   Frankfort First Bancorp, Inc.  KY        129,911      33,803      33,803      0.66     0.94     2.20     3.12
GWBC   Gateway Bancorp, Inc.          KY         66,439      17,029      17,029      0.76     1.07     2.99     4.21
GTFN   Great Financial Corporation    KY      2,897,162     280,454     269,208      0.73     0.71     7.00     6.82
HFFB   Harrodsburg First Fin Bancorp  KY        107,051      28,636      28,636      0.99     1.31     3.52     4.66
KYF    Kentucky First Bancorp, Inc.   KY         87,874      15,067      15,067      0.87     1.14     3.88     5.08
SFNB   Security First Network Bank    KY        110,432      50,521      49,939    -18.24   -14.37   -56.67   -44.64
ANA    Acadiana Bancshares, Inc.      LA        265,079      46,521      46,521        NA       NA       NA       NA
CZF    CitiSave Financial Corp        LA         75,635      12,101      12,097      0.78     1.03     4.30     5.69

                                                             CAPITAL ISSUES
                                             ----------------------------------------------
                                                                    Number of    Mkt. Value
                                               IPO                   Shares      of Shares
                                     State     Date     Exchange     Outstg.        ($M)
                                     -----   --------   --------   -----------   ----------
HFGI   Harrington Financial Group     IN        NA       NASDAQ      3,256,738      35.01
HBFW   Home Bancorp                   IN     03/30/95    NASDAQ      2,652,613      50.40
HBBI   Home Building Bancorp          IN     02/08/95    NASDAQ        311,660       6.16
HOMF   Home Federal Bancorp           IN     01/23/88    NASDAQ      3,351,683      86.31
HWEN   Home Financial Bancorp         IN     07/02/96    NASDAQ        505,926       6.45
INCB   Indiana Community Bank, SB     IN     12/15/94    NASDAQ        922,039      13.83
IFSL   Indiana Federal Corporation    IN     02/04/87    NASDAQ      4,737,130      95.93
LOGN   Logansport Financial Corp.     IN     06/14/95    NASDAQ      1,256,375      14.13
MARN   Marion Capital Holdings        IN     03/18/93    NASDAQ      1,843,942      35.50
MFBC   MFB Corp.                      IN     03/25/94    NASDAQ      1,774,017      29.49
NEIB   Northeast Indiana Bancorp      IN     06/28/95    NASDAQ      1,953,586      25.15
PFDC   Peoples Bancorp                IN     07/07/87    NASDAQ      2,307,973      46.74
PERM   Permanent Bancorp, Inc.        IN     04/04/94    NASDAQ      2,082,858      42.18
RIVR   River Valley Bancorp           IN     12/20/96    NASDAQ             NA         NA
SOBI   Sobieski Bancorp, Inc.         IN     03/31/95    NASDAQ        882,232      12.79
FFSL   First Independence Corp.       KS     10/08/93    NASDAQ      1,057,794      10.97
LARK   Landmark Bancshares, Inc.      KS     03/28/94    NASDAQ      1,835,996      33.05
MCBS   Mid Continent Bancshares Inc.  KS     06/27/94    NASDAQ      2,016,750      47.14
CKFB   CKF Bancorp, Inc.              KY     01/04/95    NASDAQ        927,275      18.78
CLAS   Classic Bancshares, Inc.       KY     12/29/95    NASDAQ      1,322,500      15.37
FFKY   First Federal Financial Corp.  KY     07/15/87    NASDAQ      4,182,018      84.69
FLKY   First Lancaster Bancshares     KY     07/01/96    NASDAQ        958,812      14.02
FTSB   Fort Thomas Financial Corp.    KY     06/28/95    NASDAQ      1,573,775      23.02
FKKY   Frankfort First Bancorp, Inc.  KY     07/10/95    NASDAQ      3,440,000      39.13
GWBC   Gateway Bancorp, Inc.          KY     01/18/95    NASDAQ      1,075,754      15.33
GTFN   Great Financial Corporation    KY     03/31/94    NASDAQ     14,116,732     411.15
HFFB   Harrodsburg First Fin Bancorp  KY     10/04/95    NASDAQ      2,030,186      38.32
KYF    Kentucky First Bancorp, Inc.   KY     08/29/95     AMSE       1,388,625      15.10
SFNB   Security First Network Bank    KY        NA       NASDAQ      8,110,007     188.56
ANA    Acadiana Bancshares, Inc.      LA     07/16/96     AMSE       2,731,250      37.55
CZF    CitiSave Financial Corp        LA     07/14/95     AMSE         962,207      13.47

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF MARCH 4, 1997

                                                      ASSETS AND EQUITY                      PROFITABILITY
                                             -----------------------------------   ---------------------------------
                                               Total       Total       Total                 Core              Core
                                               Assets      Equity   Tang. Equity    ROAA     ROAA     ROAE     ROAE
                                     State     ($000)      ($000)      ($000)       (%)      (%)      (%)      (%)
                                     -----   ----------   --------- ------------   ------   ------   ------   ------
ISBF   ISB Financial Corporation      LA        685,827     112,314     108,960      0.80     1.08     4.34     5.84
MERI   Meritrust Federal SB           LA        226,591      17,525      17,525      0.55     0.90     7.36    11.97
TSH    Teche Holding Co.              LA        388,910      51,607      51,607      0.69     1.01     4.42     6.49
AFCB   Affiliated Community Bancorp   MA      1,032,213     101,402     100,738      0.88     1.02     8.70    10.09
BFD    BostonFed Bancorp, Inc.        MA        820,567      86,355          NA      0.40     0.58     3.32     4.79
FAB    FirstFed America Bancorp, Inc. MA        971,497      47,731      47,731        NA       NA       NA       NA
ANBK   American National Bancorp      MD        486,639      44,533      44,533      0.15     0.53     1.44     5.20
EQSB   Equitable Federal Savings Bank MD        286,637      14,325      14,325      0.41     0.71     8.08    13.73
FCIT   First Citizens Financial Corp. MD        687,196      41,617      41,617      0.48     0.68     7.98    11.21
FFWM   First Financial-W. Maryland    MD        360,849      42,142      42,142      0.96     1.28     7.84    10.49
HRBF   Harbor Federal Bancorp, Inc.   MD        218,777      28,206      28,206      0.33     0.59     2.35     4.21
MFSL   Maryland Federal Bancorp       MD      1,129,756      92,318      90,966      0.53     0.79     6.48     9.60
WSB    Washington Savings Bank, FSB   MD        255,049      21,007      21,007      0.48     0.83     5.82    10.09
WHGB   WHG Bancshares Corp.           MD         95,862      22,518      22,518      0.49     0.83     2.29     3.84
MCBN   Mid-Coast Bancorp, Inc.        ME         57,838       4,975       4,975      0.40     0.64     4.50     7.17
BWFC   Bank West Financial Corp.      MI        143,186      22,693      22,693      0.77     0.65     4.12     3.50
CFSB   CFSB Bancorp, Inc.             MI        829,800      62,470      62,470      0.69     0.95     8.54    11.77
DNFC   D & N Financial Corp.          MI      1,473,054      86,121      85,110      0.67     0.87    11.58    15.14
MSBF   MSB Financial, Inc.            MI         66,541      12,701      12,701      1.29     1.60     6.07     7.54
MSBK   Mutual Savings Bank, FSB       MI        664,675      40,495      40,495     -0.02    -0.05    -0.28    -0.90
OFCP   Ottawa Financial Corp.         MI        827,275      75,351      59,565      0.40     0.81     3.11     6.28
SJSB   SJS Bancorp                    MI        151,369      16,111      16,111      0.16     0.46     1.41     4.15
SFB    Standard Federal Bancorp       MI     15,650,791     956,773     794,775      0.37     0.87     5.96    13.99
THR    Three Rivers Financial Corp.   MI         89,271      12,800      12,748      0.53     0.80     3.59     5.35
BDJI   First Federal Bancorporation   MN        109,729      12,467      12,467      0.32     0.67     2.45     5.16
FFHH   FSF Financial Corp.            MN        362,373      44,926      44,926      0.58     0.77     4.02     5.34
HMNF   HMN Financial, Inc.            MN        554,732      82,099      82,099      0.78     0.92     4.82     5.73
MIVI   Mississippi View Holding Co.   MN         70,329      13,035      13,035      0.68     1.00     3.63     5.35
QCFB   QCF Bancorp, Inc.              MN        148,321      26,161      26,161      1.24     1.53     6.18     7.65
TCB    TCF Financial Corp.            MN      7,090,862     549,506     528,766      1.24     1.44    16.13    18.75
WEFC   Wells Financial Corp.          MN        201,326      28,202      28,202      0.61     0.96     4.21     6.70

                                                             CAPITAL ISSUES
                                             ----------------------------------------------
                                                                    Number of    Mkt. Value
                                               IPO                   Shares      of Shares
                                     State     Date     Exchange     Outstg.        ($M)
                                     -----   --------   --------   -----------   ----------
ISBF   ISB Financial Corporation      LA     04/07/95    NASDAQ      7,051,260     109.29
MERI   Meritrust Federal SB           LA        NA       NASDAQ        774,176      24.48
TSH    Teche Holding Co.              LA     04/19/95     AMSE       3,437,000      49.41
AFCB   Affiliated Community Bancorp   MA     10/19/95    NASDAQ      5,149,166     110.06
BFD    BostonFed Bancorp, Inc.        MA     10/24/95     AMSE       6,260,317      92.34
FAB    FirstFed America Bancorp, Inc. MA     01/15/97     AMSE              NA         NA
ANBK   American National Bancorp      MD     10/31/95    NASDAQ      3,603,646      42.34
EQSB   Equitable Federal Savings Bank MD     09/10/93    NASDAQ        600,000      16.95
FCIT   First Citizens Financial Corp. MD     12/17/86    NASDAQ      2,937,860      53.62
FFWM   First Financial-W. Maryland    MD     02/11/92    NASDAQ      2,167,896      69.37
HRBF   Harbor Federal Bancorp, Inc.   MD     08/12/94    NASDAQ      1,754,420      27.63
MFSL   Maryland Federal Bancorp       MD     06/02/87    NASDAQ      3,131,206     104.50
WSB    Washington Savings Bank, FSB   MD        NA        AMSE       4,220,206      20.57
WHGB   WHG Bancshares Corp.           MD     04/01/96    NASDAQ      1,620,062      21.26
MCBN   Mid-Coast Bancorp, Inc.        ME     11/02/89    NASDAQ        230,171       4.37
BWFC   Bank West Financial Corp.      MI     03/30/95    NASDAQ      1,819,475      19.33
CFSB   CFSB Bancorp, Inc.             MI     06/22/90    NASDAQ      4,706,041      91.77
DNFC   D & N Financial Corp.          MI     02/13/85    NASDAQ      8,348,155     139.83
MSBF   MSB Financial, Inc.            MI     02/06/95    NASDAQ        647,953      12.31
MSBK   Mutual Savings Bank, FSB       MI     07/17/92    NASDAQ      4,274,154      23.51
OFCP   Ottawa Financial Corp.         MI     08/19/94    NASDAQ      5,179,279      84.81
SJSB   SJS Bancorp                    MI     02/16/95    NASDAQ        917,622      23.17
SFB    Standard Federal Bancorp       MI     01/21/87     NYSE      31,990,098    1819.44
THR    Three Rivers Financial Corp.   MI     08/24/95     AMSE         851,240      11.92
BDJI   First Federal Bancorporation   MN     04/04/95    NASDAQ        700,566      12.96
FFHH   FSF Financial Corp.            MN     10/07/94    NASDAQ      3,230,310      48.86
HMNF   HMN Financial, Inc.            MN     06/30/94    NASDAQ      4,434,160      80.37
MIVI   Mississippi View Holding Co.   MN     03/24/95    NASDAQ        854,714      10.26
QCFB   QCF Bancorp, Inc.              MN     04/03/95    NASDAQ      1,426,200      21.39
TCB    TCF Financial Corp.            MN     06/17/86     NYSE      34,757,105    1511.93
WEFC   Wells Financial Corp.          MN     04/11/95    NASDAQ      2,078,125      27.28

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF MARCH 4, 1997

                                                      ASSETS AND EQUITY                      PROFITABILITY
                                             -----------------------------------   ---------------------------------
                                               Total       Total       Total                 Core              Core
                                               Assets      Equity   Tang. Equity    ROAA     ROAA     ROAE     ROAE
                                     State     ($000)      ($000)      ($000)       (%)      (%)      (%)      (%)
                                     -----   ----------   --------- ------------   ------   ------   ------   ------
CMRN   Cameron Financial Corp         MO        191,879      47,445      47,445      1.15     1.42     4.39     5.42
CAPS   Capital Savings Bancorp, Inc.  MO        235,687      19,949      19,949      0.63     0.91     6.65     9.71
CBES   CBES Bancorp, Inc.             MO         91,672      17,317      17,317        NA       NA       NA       NA
CNSB   CNS Bancorp, Inc.              MO         98,898      24,129      24,129        NA       NA       NA       NA
FBSI   First Bancshares, Inc.         MO        157,014      23,160      23,125      0.83     1.03     5.19     6.46
FTNB   Fulton Bancorp, Inc.           MO         99,462      24,685      24,685        NA       NA       NA       NA
GSBC   Great Southern Bancorp, Inc.   MO        669,483      60,170      60,170      1.42     1.60    14.24    16.04
HFSA   Hardin Bancorp, Inc.           MO         97,015      14,316      14,316      0.49     0.82     2.82     4.70
JSBA   Jefferson Savings Bancorp      MO      1,128,339      81,681      67,311      0.23     0.60     3.21     8.43
JOAC   Joachim Bancorp, Inc.          MO         35,110      10,701      10,701      0.49     0.77     1.66     2.60
LXMO   Lexington B&L Financial Corp.  MO         61,650      19,012      19,012        NA       NA       NA       NA
MBLF   MBLA Financial Corp.           MO        208,898      28,424      28,424      0.66     0.84     4.86     6.13
NASB   North American Savings Bank    MO        711,088      51,149      49,277      1.13     1.17    15.19    15.73
NSLB   NS&L Bancorp, Inc.             MO         58,394      12,263      12,263      0.51     0.73     2.29     3.27
PCBC   Perry County Financial Corp.   MO         80,408      15,162      15,162      0.71     0.96     3.69     4.96
RFED   Roosevelt Financial Group      MO      7,796,412     497,427     471,486      0.11     0.86     1.87    15.27
SMFC   Sho-Me Financial Corp.         MO        298,037      30,032      30,032      0.79     0.97     7.14     8.77
SMBC   Southern Missouri Bancorp, Inc MO        159,653      25,813          NA      0.74     1.02     4.56     6.26
CFTP   Community Federal Bancorp      MS        206,023      68,884      68,884      1.27     1.53     4.26     5.15
FFBS   FFBS BanCorp, Inc.             MS        127,125      24,645      24,645      1.13     1.44     5.72     7.31
MGNL   Magna Bancorp, Inc.            MS      1,341,985     130,267     125,061      1.37     1.68    13.90    17.01
EFBC   Empire Federal Bancorp, Inc.   MT         86,810      15,876      15,876      0.72     0.72     3.99     3.99
GBCI   Glacier Bancorp, Inc.          MT        412,042      38,926      38,889      1.36     1.53    14.25    16.00
UBMT   United Financial Corp.         MT        107,945      24,320      24,320      1.20     1.45     5.24     6.34
WSTR   WesterFed Financial Corp.      MT        563,617      79,506      79,506      0.61     0.85     4.47     6.16
CFNC   Carolina Fincorp, Inc.         NC        107,170      26,031      26,031        NA       NA       NA       NA
CENB   Century Bancorp, Inc.          NC         98,115      29,531      29,531        NA       NA       NA       NA
COOP   Cooperative Bankshares, Inc.   NC        341,300      25,470      25,470     -0.98     0.02   -12.66     0.23
SOPN   First Savings Bancorp, Inc.    NC        265,888      66,498      66,498      1.34     1.63     5.18     6.31
GSFC   Green Street Financial Corp.   NC        176,179      62,514      62,514      1.31     1.61     4.79     5.87
HFNC   HFNC Financial Corp.           NC        901,613     251,380     251,380      1.21     1.46     3.87     4.67

                                                             CAPITAL ISSUES
                                             ----------------------------------------------
                                                                    Number of    Mkt. Value
                                               IPO                   Shares      of Shares
                                     State     Date     Exchange     Outstg.        ($M)
                                     -----   --------   --------   -----------   ----------
CMRN   Cameron Financial Corp         MO     04/03/95    NASDAQ      2,849,280      45.59
CAPS   Capital Savings Bancorp, Inc.  MO     12/29/93    NASDAQ      1,891,800      24.59
CBES   CBES Bancorp, Inc.             MO     09/30/96    NASDAQ      1,024,958      14.61
CNSB   CNS Bancorp, Inc.              MO     06/12/96    NASDAQ      1,653,125      21.49
FBSI   First Bancshares, Inc.         MO     12/22/93    NASDAQ      1,195,076      19.87
FTNB   Fulton Bancorp, Inc.           MO     10/18/96    NASDAQ      1,719,250      26.43
GSBC   Great Southern Bancorp, Inc.   MO     12/14/89    NASDAQ      8,176,703     145.65
HFSA   Hardin Bancorp, Inc.           MO     09/29/95    NASDAQ        954,845      11.94
JSBA   Jefferson Savings Bancorp      MO     04/08/93    NASDAQ      4,181,795      94.09
JOAC   Joachim Bancorp, Inc.          MO     12/28/95    NASDAQ        760,437      11.03
LXMO   Lexington B&L Financial Corp.  MO     06/06/96    NASDAQ      1,265,000      17.08
MBLF   MBLA Financial Corp.           MO     06/24/93    NASDAQ      1,338,861      25.44
NASB   North American Savings Bank    MO     09/27/85    NASDAQ      2,263,523      70.74
NSLB   NS&L Bancorp, Inc.             MO     06/08/95    NASDAQ        759,082      10.34
PCBC   Perry County Financial Corp.   MO     02/13/95    NASDAQ        827,166      14.06
RFED   Roosevelt Financial Group      MO     01/23/87    NASDAQ     44,182,925     927.84
SMFC   Sho-Me Financial Corp.         MO     07/01/94    NASDAQ      1,453,939      31.62
SMBC   Southern Missouri Bancorp, Inc MO     04/13/94    NASDAQ      1,637,813      24.57
CFTP   Community Federal Bancorp      MS     03/26/96    NASDAQ      4,282,339      72.80
FFBS   FFBS BanCorp, Inc.             MS     07/01/93    NASDAQ      1,565,595      36.01
MGNL   Magna Bancorp, Inc.            MS     03/13/91    NASDAQ     13,741,018     240.47
EFBC   Empire Federal Bancorp, Inc.   MT     01/27/97    NASDAQ             NA         NA
GBCI   Glacier Bancorp, Inc.          MT     03/30/84    NASDAQ      3,374,282      80.98
UBMT   United Financial Corp.         MT     09/23/86    NASDAQ      1,223,312      22.63
WSTR   WesterFed Financial Corp.      MT     01/10/94    NASDAQ      4,397,156      80.25
CFNC   Carolina Fincorp, Inc.         NC     11/25/96    NASDAQ      1,851,500      24.76
CENB   Century Bancorp, Inc.          NC     12/23/96    NASDAQ        407,330      26.48
COOP   Cooperative Bankshares, Inc.   NC     08/21/91    NASDAQ      1,491,698      30.21
SOPN   First Savings Bancorp, Inc.    NC     01/06/94    NASDAQ      3,689,000      69.17
GSFC   Green Street Financial Corp.   NC     04/04/96    NASDAQ      4,298,125      66.62
HFNC   HFNC Financial Corp.           NC     12/29/95    NASDAQ     17,192,500     307.32

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF MARCH 4, 1997

                                                      ASSETS AND EQUITY                      PROFITABILITY
                                             -----------------------------------   ---------------------------------
                                               Total       Total       Total                 Core              Core
                                               Assets      Equity   Tang. Equity    ROAA     ROAA     ROAE     ROAE
                                     State     ($000)      ($000)      ($000)       (%)      (%)      (%)      (%)
                                     -----   ----------   --------- ------------   ------   ------   ------   ------
KSAV   KS Bancorp, Inc.               NC        100,840      13,721      13,711      0.88     1.18     5.94     7.92
MBSP   Mitchell Bancorp, Inc.         NC         34,203      14,898      14,898        NA       NA       NA       NA
PDB    Piedmont Bancorp, Inc.         NC        125,086      19,631      19,631     -0.21     0.86    -0.77     3.17
SSB    Scotland Bancorp, Inc          NC         68,067      25,096      25,096      1.31     1.62     3.86     4.75
SSFC   South Street Financial Corp.   NC        228,523      60,848      60,848        NA       NA       NA       NA
SSM    Stone Street Bancorp, Inc.     NC        106,373      37,381      37,381        NA       NA       NA       NA
UFRM   United Federal Savings Bank    NC        263,582      19,736      19,736      0.27     0.49     3.38     6.13
CFB    Commercial Federal Corporation NE      6,868,213     394,722     346,989      0.65     0.92    10.90    15.48
EBCP   Eastern Bancorp                NH        866,018      64,778      61,345      0.39     0.57     5.04     7.45
NHTB   New Hampshire Thrift Bncshrs   NH        264,016      19,201      19,201      0.40     0.60     5.25     7.87
FBER   1st Bergen Bancorp             NJ        247,072      41,235      41,235      0.30     0.63     1.91     3.96
COFD   Collective Bancorp, Inc.       NJ      5,543,924     376,262     337,968      0.91     1.12    13.07    16.04
FSPG   First Home Bancorp, Inc.       NJ        498,399      32,645      32,014      0.90     0.99    13.77    15.17
FMCO   FMS Financial Corporation      NJ        541,710      33,826      33,013      0.58     0.91     9.05    14.22
IBSF   IBS Financial Corp.            NJ        752,798     131,447     131,447      0.58     0.93     2.94     4.73
LVSB   Lakeview Financial             NJ        471,799      47,828      38,312      1.43     0.90    13.98     8.81
LFBI   Little Falls Bancorp, Inc.     NJ        280,601      41,767      38,460      0.15     0.42     1.36     3.71
OCFC   Ocean Financial Corp.          NJ      1,303,865     252,789     252,789     -0.15     0.90    -1.03     6.24
PBCI   Pamrapo Bancorp, Inc.          NJ        362,910      53,509      53,085      0.81     1.21     5.25     7.87
PFSB   PennFed Financial Services,Inc NJ      1,213,679      91,749      74,585      0.55     0.83     6.39     9.71
PULS   Pulse Bancorp                  NJ        509,690      39,605      39,605      0.72     1.09     7.60    11.41
SFIN   Statewide Financial Corp.      NJ        662,067      65,357      65,198      0.38     0.87     3.41     7.88
WYNE   Wayne Bancorp, Inc.            NJ        239,611      35,925      35,925        NA       NA       NA       NA
WWFC   Westwood Financial Corporation NJ        105,095       9,740       8,585        NA       NA       NA       NA
AABC   Access Anytime Bancorp, Inc.   NM        108,912       4,991       4,991     -0.57    -0.22   -12.00    -4.61
GUPB   GFSB Bancorp, Inc.             NM         81,775      14,545      14,545      0.76     0.97     3.68     4.67
AFED   AFSALA Bancorp, Inc.           NY        149,846      20,917      20,861        NA       NA       NA       NA
ALBK   ALBANK Financial Corporation   NY      3,506,136     319,125     275,643      0.77     0.97     8.20    10.30
ALBC   Albion Banc Corp.              NY         59,860       5,767       5,767     -0.10     0.20    -1.00     1.91
ASFC   Astoria Financial Corporation  NY      7,272,763     588,829     488,562      0.53     0.73     6.38     8.82
BFSI   BFS Bankorp, Inc.              NY        650,514      52,211      52,211      1.47     1.81    18.45    22.84

                                                             CAPITAL ISSUES
                                             ----------------------------------------------
                                                                    Number of    Mkt. Value
                                               IPO                   Shares      of Shares
                                     State     Date     Exchange     Outstg.        ($M)
                                     -----   --------   --------   -----------   ----------
KSAV   KS Bancorp, Inc.               NC     12/30/93    NASDAQ        663,263      13.18
MBSP   Mitchell Bancorp, Inc.         NC     07/12/96    NASDAQ        979,897      13.96
PDB    Piedmont Bancorp, Inc.         NC     12/08/95     AMSE       2,750,800      28.88
SSB    Scotland Bancorp, Inc          NC     04/01/96     AMSE       1,840,000      25.99
SSFC   South Street Financial Corp.   NC     10/03/96    NASDAQ      4,496,500      62.95
SSM    Stone Street Bancorp, Inc.     NC     04/01/96     AMSE       1,825,050      32.85
UFRM   United Federal Savings Bank    NC     07/01/80    NASDAQ      3,065,064      23.75
CFB    Commercial Federal Corporation NE     12/31/84     NYSE      21,490,460     687.69
EBCP   Eastern Bancorp                NH     11/17/83    NASDAQ      3,671,234      86.27
NHTB   New Hampshire Thrift Bncshrs   NH     05/22/86    NASDAQ      1,698,136      21.01
FBER   1st Bergen Bancorp             NJ     04/01/96    NASDAQ      3,015,300      34.68
COFD   Collective Bancorp, Inc.       NJ     02/07/84    NASDAQ     20,391,308     716.24
FSPG   First Home Bancorp, Inc.       NJ     04/20/87    NASDAQ      2,708,426      37.58
FMCO   FMS Financial Corporation      NJ     12/14/88    NASDAQ      2,392,707      43.67
IBSF   IBS Financial Corp.            NJ     10/13/94    NASDAQ      9,935,905     155.25
LVSB   Lakeview Financial             NJ     12/22/93    NASDAQ      2,418,643      74.37
LFBI   Little Falls Bancorp, Inc.     NJ     01/05/96    NASDAQ      2,889,663      33.23
OCFC   Ocean Financial Corp.          NJ     07/03/96    NASDAQ      9,059,124     231.01
PBCI   Pamrapo Bancorp, Inc.          NJ     11/14/89    NASDAQ      3,155,964      63.12
PFSB   PennFed Financial Services,Inc NJ     07/15/94    NASDAQ      4,820,720      97.62
PULS   Pulse Bancorp                  NJ     09/18/86    NASDAQ      3,050,048      48.04
SFIN   Statewide Financial Corp.      NJ     10/02/95    NASDAQ      4,994,545      65.55
WYNE   Wayne Bancorp, Inc.            NJ     06/27/96    NASDAQ      2,231,383      30.68
WWFC   Westwood Financial Corporation NJ     06/07/96    NASDAQ        646,672      10.67
AABC   Access Anytime Bancorp, Inc.   NM     08/08/86    NASDAQ        732,198       4.39
GUPB   GFSB Bancorp, Inc.             NM     06/30/95    NASDAQ        901,313      14.31
AFED   AFSALA Bancorp, Inc.           NY     10/01/96    NASDAQ      1,454,750      17.46
ALBK   ALBANK Financial Corporation   NY     04/01/92    NASDAQ     12,910,763     405.08
ALBC   Albion Banc Corp.              NY     07/26/93    NASDAQ        250,051       4.13
ASFC   Astoria Financial Corporation  NY     11/18/93    NASDAQ     21,472,886     791.81
BFSI   BFS Bankorp, Inc.              NY     05/12/88    NASDAQ      1,658,237      81.67

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF MARCH 4, 1997

                                                      ASSETS AND EQUITY                      PROFITABILITY
                                             -----------------------------------   ---------------------------------
                                               Total       Total       Total                 Core              Core
                                               Assets      Equity   Tang. Equity    ROAA     ROAA     ROAE     ROAE
                                     State     ($000)      ($000)      ($000)       (%)      (%)      (%)      (%)
                                     -----   ----------   --------- ------------   ------   ------   ------   ------
CARV   Carver Bancorp, Inc.           NY        372,147      34,902      33,393     -0.03     0.24    -0.28     2.56
FIBC   Financial Bancorp, Inc.        NY        259,104      25,758      25,619      0.50     0.87     4.78     8.34
HAVN   Haven Bancorp, Inc.            NY      1,583,545      99,384          NA      0.62     0.89     9.83    14.08
LISB   Long Island Bancorp, Inc.      NY      5,759,340     525,687     520,531      0.63     0.74     6.22     7.35
NYB    New York Bancorp Inc.          NY      3,122,017     159,050     159,050      1.22     1.33    21.81    23.89
PEEK   Peekskill Financial Corp.      NY        187,534      48,919      48,919      1.13     1.44     3.78     4.79
PKPS   Poughkeepsie Savings Bank, FS  NY        858,690      71,668      71,668      0.17     0.43     2.02     5.07
RELY   Reliance Bancorp, Inc.         NY      1,878,184     155,460     108,305      0.52     0.78     6.00     9.07
SFED   SFS Bancorp, Inc.              NY        166,030      21,174      21,174      0.45     0.80     3.22     5.79
TPNZ   Tappan Zee Financial, Inc.     NY        116,726      21,257      21,257      0.71     0.96     3.82     5.13
YFCB   Yonkers Financial Corporation  NY        262,118      43,592      43,592      0.74     1.05     4.48     6.37
ASBP   ASB Financial Corp.            OH        111,824      17,563      17,563      0.60     0.86     2.72     3.89
CAFI   Camco Financial Corp.          OH        469,449      45,013      41,312      0.79     0.88     9.19    10.26
COFI   Charter One Financial          OH     13,904,563     928,693     860,872      0.94     1.21    13.89    17.74
CTZN   CitFed Bancorp, Inc.           OH      2,918,160     184,944     163,900      0.51     0.77     7.68    11.51
CIBI   Community Investors Bancorp    OH         95,787      10,913      10,913      0.64     0.97     4.99     7.58
DCBI   Delphos Citizens Bancorp, Inc. OH        106,608      29,923      29,923        NA       NA       NA       NA
EFBI   Enterprise Federal Bancorp     OH        246,397      31,215      31,172      0.68     0.75     4.71     5.14
FFDF   FFD Financial Corp.            OH         86,159      21,403      21,403      0.76     0.99     3.61     4.73
FFYF   FFY Financial Corp.            OH        582,331      83,342      83,342      0.84     1.25     4.74     7.06
FFOH   Fidelity Financial of Ohio     OH        499,918      66,712      58,390      0.53     0.98     3.16     5.86
FDEF   First Defiance Financial       OH        543,411     116,565     116,565      0.78     1.07     3.26     4.43
FFBZ   First Federal Bancorp, Inc.    OH        189,065      14,337      14,319      0.77     1.04    10.08    13.62
FFHS   First Franklin Corporation     OH        222,302      19,730      19,576      0.13     0.60     1.35     6.41
FFSW   FirstFederal Financial Svcs    OH      1,110,723      82,384      71,473      0.92     1.00    11.57    12.57
GFCO   Glenway Financial Corp.        OH        278,721      26,837      26,365      0.31     0.63     3.28     6.62
HHFC   Harvest Home Financial Corp.   OH         83,659      10,399      10,399      0.21     0.51     1.36     3.27
HVFD   Haverfield Corporation         OH        346,856      28,352      28,331      0.44     0.86     5.21    10.12
HCFC   Home City Financial Corp.      OH         68,140      13,983      13,983        NA       NA       NA       NA
INBI   Industrial Bancorp             OH        326,613      62,104      62,104      0.75     1.29     3.62     6.27
LONF   London Financial Corporation   OH         37,313       7,992       7,992      0.75     1.09     3.77     5.47

                                                             CAPITAL ISSUES
                                             ----------------------------------------------
                                                                    Number of    Mkt. Value
                                               IPO                   Shares      of Shares
                                     State     Date     Exchange     Outstg.        ($M)
                                     -----   --------   --------   -----------   ----------
CARV   Carver Bancorp, Inc.           NY     10/25/94    NASDAQ      2,314,375      19.09
FIBC   Financial Bancorp, Inc.        NY     08/17/94    NASDAQ      1,747,686      26.22
HAVN   Haven Bancorp, Inc.            NY     09/23/93    NASDAQ      4,325,407     123.81
LISB   Long Island Bancorp, Inc.      NY     04/18/94    NASDAQ     24,458,346     856.04
NYB    New York Bancorp Inc.          NY     01/28/88     NYSE      16,569,681     428.04
PEEK   Peekskill Financial Corp.      NY     12/29/95    NASDAQ      3,378,134      48.14
PKPS   Poughkeepsie Savings Bank, FS  NY     11/19/85    NASDAQ     12,591,825      66.11
RELY   Reliance Bancorp, Inc.         NY     03/31/94    NASDAQ      8,824,739     172.08
SFED   SFS Bancorp, Inc.              NY     06/30/95    NASDAQ      1,278,472      17.74
TPNZ   Tappan Zee Financial, Inc.     NY     10/05/95    NASDAQ      1,539,062      20.97
YFCB   Yonkers Financial Corporation  NY     04/18/96    NASDAQ      3,172,250      40.84
ASBP   ASB Financial Corp.            OH     05/11/95    NASDAQ      1,721,412      22.38
CAFI   Camco Financial Corp.          OH        NA       NASDAQ      3,062,893      48.62
COFI   Charter One Financial          OH     01/22/88    NASDAQ     46,442,723    1950.59
CTZN   CitFed Bancorp, Inc.           OH     01/23/92    NASDAQ      8,584,392     283.28
CIBI   Community Investors Bancorp    OH     02/07/95    NASDAQ        632,946      10.76
DCBI   Delphos Citizens Bancorp, Inc. OH     11/21/96    NASDAQ      2,038,719      24.46
EFBI   Enterprise Federal Bancorp     OH     10/17/94    NASDAQ      2,025,828      29.37
FFDF   FFD Financial Corp.            OH     04/03/96    NASDAQ      1,454,750      19.28
FFYF   FFY Financial Corp.            OH     06/28/93    NASDAQ      4,318,859     109.32
FFOH   Fidelity Financial of Ohio     OH     03/04/96    NASDAQ      5,593,969      64.33
FDEF   First Defiance Financial       OH     10/02/95    NASDAQ      9,470,877     117.20
FFBZ   First Federal Bancorp, Inc.    OH     07/13/92    NASDAQ      1,571,716      25.15
FFHS   First Franklin Corporation     OH     01/26/88    NASDAQ      1,156,434      19.08
FFSW   FirstFederal Financial Svcs    OH     03/31/87    NASDAQ      3,612,349     109.27
GFCO   Glenway Financial Corp.        OH     11/30/90    NASDAQ      1,187,369      24.34
HHFC   Harvest Home Financial Corp.   OH     10/10/94    NASDAQ        934,857       9.11
HVFD   Haverfield Corporation         OH     03/19/85    NASDAQ      1,906,349      36.46
HCFC   Home City Financial Corp.      OH     12/30/96    NASDAQ        876,024      11.61
INBI   Industrial Bancorp             OH     08/01/95    NASDAQ      5,504,500      70.18
LONF   London Financial Corporation   OH     04/01/96    NASDAQ        529,000       7.47

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF MARCH 4, 1997

                                                      ASSETS AND EQUITY                      PROFITABILITY
                                             -----------------------------------   ---------------------------------
                                               Total       Total       Total                 Core              Core
                                               Assets      Equity   Tang. Equity    ROAA     ROAA     ROAE     ROAE
                                     State     ($000)      ($000)      ($000)       (%)      (%)      (%)      (%)
                                     -----   ----------   --------- ------------   ------   ------   ------   ------
METF   Metropolitan Financial Corp.   OH        719,968      25,536      22,507        NA       NA       NA       NA
MFFC   Milton Federal Financial Corp. OH        175,707      27,092      27,092      0.61     0.78     3.24     4.11
OHSL   OHSL Financial Corp.           OH        217,627      25,167      25,167      0.57     0.85     4.60     6.85
PFFC   Peoples Financial Corp.        OH         89,242      24,105      24,105      0.29     0.62     1.55     3.38
PTRS   Potters Financial Corp.        OH        125,497      10,301      10,301      0.03     0.40     0.27     4.19
PVFC   PVF Capital Corp.              OH        347,577      23,797      23,797      0.99     1.31    14.87    19.59
SFSL   Security First Corp.           OH        624,296      57,671      56,617      0.94     1.28     9.99    13.66
SSBK   Strongsville Savings Bank      OH        567,490      43,159      42,373      0.68     0.85     8.38    10.51
SBCN   Suburban Bancorporation, Inc.  OH        218,734      25,831      25,831      0.19     0.58     1.50     4.62
WOFC   Western Ohio Financial Corp.   OH        347,704      53,223      49,994      0.52     0.49     2.63     2.47
WEHO   Westwood Homestead Fin. Corp.  OH        119,951      39,982      39,982      0.34     0.67     1.71     3.35
WFCO   Winton Financial Corp.         OH        292,264      21,379      20,870      0.67     0.83     8.96    11.14
FFWD   Wood Bancorp, Inc.             OH        159,693      20,412      20,412      0.92     1.16     6.68     8.45
KFBI   Klamath First Bancorp          OR        673,094     152,559     152,559      0.91     1.31     3.55     5.15
CVAL   Chester Valley Bancorp Inc.    PA        290,173      25,680      25,680      0.61     0.90     6.72     9.91
CMSB   Commonwealth Bancorp, Inc.     PA      2,119,961     231,924     180,704      0.51     0.71     4.97     6.99
FSBI   Fidelity Bancorp, Inc.         PA        320,336      23,135      23,135      0.50     0.81     6.98    11.40
FBBC   First Bell Bancorp, Inc.       PA        656,183      86,433      86,433      1.30     1.52     6.75     7.89
FKFS   First Keystone Financial       PA        310,695      23,298      23,298      0.48     0.75     5.93     9.28
SHEN   First Shenango Bancorp, Inc.   PA        405,785      43,054      43,054      0.82     1.07     6.43     8.44
GAF    GA Financial, Inc.             PA        634,048     122,404     122,404      1.00     1.12     5.21     5.84
HARL   Harleysville Savings Bank      PA        324,230      20,392      20,392      0.62     0.94     9.33    14.14
LARL   Laurel Capital Group, Inc.     PA        202,474      21,685      21,685      1.11     1.42    10.45    13.41
MLBC   ML Bancorp, Inc.               PA      1,875,091     141,163     137,662      0.71     0.65     9.21     8.38
PVSA   Parkvale Financial Corporation PA        945,302      71,065      70,410      0.77     1.06    10.67    14.64
PBIX   Patriot Bank Corp.             PA        489,558      51,401      51,401      0.40     0.67     3.05     5.10
PWBC   PennFirst Bancorp, Inc.        PA        698,735      51,543      47,068      0.41     0.59     5.47     7.92
PWBK   Pennwood Savings Bank          PA         46,707       9,378       9,378      0.53     0.88     3.54     5.94
PHFC   Pittsburgh Home Financial Corp PA        218,693      28,422      28,095      0.52     0.77     4.34     6.43
PRBC   Prestige Bancorp, Inc.         PA        114,640      15,430      15,430      0.15     0.47     1.23     3.96
PSAB   Prime Bancorp, Inc.            PA        926,071      70,516          NA      0.46     0.80     5.75    10.01

                                                             CAPITAL ISSUES
                                             ----------------------------------------------
                                                                    Number of    Mkt. Value
                                               IPO                   Shares      of Shares
                                     State     Date     Exchange     Outstg.        ($M)
                                     -----   --------   --------   -----------   ----------
METF   Metropolitan Financial Corp.   OH        NA       NASDAQ      3,125,635         NA
MFFC   Milton Federal Financial Corp. OH     10/07/94    NASDAQ      2,204,851      31.97
OHSL   OHSL Financial Corp.           OH     02/10/93    NASDAQ      1,222,879      23.85
PFFC   Peoples Financial Corp.        OH     09/13/96    NASDAQ      1,491,012      20.13
PTRS   Potters Financial Corp.        OH     12/31/93    NASDAQ        506,169       7.97
PVFC   PVF Capital Corp.              OH     12/30/92    NASDAQ      2,323,338      36.59
SFSL   Security First Corp.           OH     01/22/88    NASDAQ      4,973,820      90.15
SSBK   Strongsville Savings Bank      OH        NA       NASDAQ      2,530,800      56.94
SBCN   Suburban Bancorporation, Inc.  OH     09/30/93    NASDAQ      1,474,932      22.49
WOFC   Western Ohio Financial Corp.   OH     07/29/94    NASDAQ      2,186,669      43.19
WEHO   Westwood Homestead Fin. Corp.  OH     09/30/96    NASDAQ      2,843,375      34.48
WFCO   Winton Financial Corp.         OH     08/04/88    NASDAQ      1,986,152      22.84
FFWD   Wood Bancorp, Inc.             OH     08/31/93    NASDAQ      1,492,636      25.37
KFBI   Klamath First Bancorp          OR     10/05/95    NASDAQ     10,002,360     157.54
CVAL   Chester Valley Bancorp Inc.    PA     03/27/87    NASDAQ      1,633,885      30.23
CMSB   Commonwealth Bancorp, Inc.     PA     06/17/96    NASDAQ     17,953,613     269.30
FSBI   Fidelity Bancorp, Inc.         PA     06/24/88    NASDAQ      1,380,977      27.62
FBBC   First Bell Bancorp, Inc.       PA     06/29/95    NASDAQ      7,758,150     102.80
FKFS   First Keystone Financial       PA     01/26/95    NASDAQ      1,292,500      24.88
SHEN   First Shenango Bancorp, Inc.   PA     04/06/93    NASDAQ      2,059,910      46.35
GAF    GA Financial, Inc.             PA     03/26/96     AMSE       8,455,000     127.88
HARL   Harleysville Savings Bank      PA     08/04/87    NASDAQ      1,628,529      25.73
LARL   Laurel Capital Group, Inc.     PA     02/20/87    NASDAQ      1,515,385      25.00
MLBC   ML Bancorp, Inc.               PA     08/11/94    NASDAQ     11,663,510     164.75
PVSA   Parkvale Financial Corporation PA     07/16/87    NASDAQ      4,046,017     105.20
PBIX   Patriot Bank Corp.             PA     12/04/95    NASDAQ      4,457,447      53.86
PWBC   PennFirst Bancorp, Inc.        PA     06/13/90    NASDAQ      3,901,780      53.16
PWBK   Pennwood Savings Bank          PA     07/15/96    NASDAQ        610,128       8.39
PHFC   Pittsburgh Home Financial Corp PA     04/01/96    NASDAQ      2,073,019      27.73
PRBC   Prestige Bancorp, Inc.         PA     06/27/96    NASDAQ        963,023      13.00
PSAB   Prime Bancorp, Inc.            PA     11/21/88    NASDAQ      5,291,157     108.47

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF MARCH 4, 1997

                                                      ASSETS AND EQUITY                      PROFITABILITY
                                             -----------------------------------   ---------------------------------
                                               Total       Total       Total                 Core              Core
                                               Assets      Equity   Tang. Equity    ROAA     ROAA     ROAE     ROAE
                                     State     ($000)      ($000)      ($000)       (%)      (%)      (%)      (%)
                                     -----   ----------   --------- ------------   ------   ------   ------   ------
PFNC   Progress Financial Corporation PA        383,981      19,954      17,294      0.35     0.44     6.58     8.41
SVRN   Sovereign Bancorp, Inc.        PA      9,433,154     475,815     364,358      0.58     0.74    11.34    14.48
THRD   TF Financial Corporation       PA        647,853      72,575      63,343      0.61     0.82     4.74     6.35
THBC   Troy Hill Bancorp, Inc.        PA        102,628      18,466      18,466      1.03     1.19     5.10     5.93
WVFC   WVS Financial Corporation      PA        275,920      35,105      35,105      1.06     1.33     7.78     9.75
YFED   York Financial Corp.           PA      1,160,035      94,529      94,529      0.55     0.73     6.57     8.72
AMFB   American Federal Bank, FSB     SC      1,394,874     108,255     100,060      1.04     1.30    12.99    16.17
CFCP   Coastal Financial Corp.        SC        453,955      28,928      28,928      0.88     0.95    14.38    15.47
FFCH   First Financial Holdings Inc.  SC      1,582,274      96,305      96,305      0.52     0.82     8.24    12.83
FSFC   First Southeast Financial Corp SC        326,013      33,761      33,761     -0.01     0.86    -0.08     5.83
PALM   Palfed, Inc.                   SC        665,257      51,823          NA      0.02     0.49     0.22     6.20
SCCB   S. Carolina Community Bancshrs SC         45,919      11,889      11,889      0.90     1.19     3.21     4.22
HFFC   HF Financial Corp.             SD        552,735      51,182      51,045      0.61     0.78     6.67     8.55
TWIN   Twin City Bancorp              TN        105,263      13,384      13,384      0.62     0.86     4.69     6.49
BNKU   Bank United Corp.              TX     11,059,646     545,148     529,541      1.13     1.10    17.47    17.04
CBSA   Coastal Bancorp, Inc.          TX      2,875,907      94,148      78,552      0.25     0.39     7.48    11.89
ETFS   East Texas Financial Services  TX        113,435      21,089      21,089      0.35     0.66     1.83     3.46
FBHC   Fort Bend Holding Corp.        TX        278,532      17,906      16,565      0.23     0.53     3.47     7.85
LOAN   Horizon Bancorp                TX        148,898      11,816      11,468      1.10     1.01    12.64    11.62
JXVL   Jacksonville Bancorp, Inc.     TX        218,277      34,717      34,717      0.78     1.11     5.14     7.28
BFSB   Bedford Bancshares, Inc.       VA        129,601      18,478      18,478      1.06     1.36     7.02     8.95
CNIT   CENIT Bancorp, Inc.            VA        685,962      48,274      43,971      0.40     0.62     5.61     8.57
CFFC   Community Financial Corp.      VA        166,664      22,958      22,958      1.04     1.31     7.50     9.44
ESX    Essex Bancorp, Inc.            VA        171,498      14,834      14,597     -2.57    -1.56   -38.94   -23.61
FFFC   FFVA Financial Corp.           VA        533,826      74,481      72,873      1.05     1.29     6.68     8.26
VABF   First Coastal Bank             VA        606,138      40,827      40,827      0.09     0.30     1.39     4.76
GSLC   Guaranty Financial Corp.       VA        116,177       6,639       6,639      0.46     0.43     7.77     7.27
LIFB   Life Bancorp, Inc.             VA      1,419,762     150,938     146,135      0.68     0.91     5.52     7.31
VFFC   Virginia First Financial Corp. VA        808,545      63,469      61,117      1.42     0.75    17.69     9.36
CASB   Cascade Financial Corp.        WA        348,050      21,223      21,223      0.51     0.53     8.16     8.52
FWWB   First SB of Washington Bancorp WA        977,075     147,866     135,853      1.05     1.19     5.71     6.48

                                                             CAPITAL ISSUES
                                             ----------------------------------------------
                                                                    Number of    Mkt. Value
                                               IPO                   Shares      of Shares
                                     State     Date     Exchange     Outstg.        ($M)
                                     -----   --------   --------   -----------   ----------
PFNC   Progress Financial Corporation PA     07/18/83    NASDAQ      3,744,317      31.36
SVRN   Sovereign Bancorp, Inc.        PA     08/12/86    NASDAQ     59,641,313     652.36
THRD   TF Financial Corporation       PA     07/13/94    NASDAQ      4,281,386      69.57
THBC   Troy Hill Bancorp, Inc.        PA     06/27/94    NASDAQ      1,067,917      21.36
WVFC   WVS Financial Corporation      PA     11/29/93    NASDAQ      1,736,960      42.77
YFED   York Financial Corp.           PA     02/01/84    NASDAQ      6,792,435     110.38
AMFB   American Federal Bank, FSB     SC     01/19/89    NASDAQ     10,955,485     193.09
CFCP   Coastal Financial Corp.        SC     09/26/90    NASDAQ      3,452,112      72.49
FFCH   First Financial Holdings Inc.  SC     11/10/83    NASDAQ      6,301,141     141.78
FSFC   First Southeast Financial Corp SC     10/08/93    NASDAQ      4,388,231      41.14
PALM   Palfed, Inc.                   SC     12/15/85    NASDAQ      5,227,739      73.19
SCCB   S. Carolina Community Bancshrs SC     07/07/94    NASDAQ        705,410      10.58
HFFC   HF Financial Corp.             SD     04/08/92    NASDAQ      2,910,116      50.38
TWIN   Twin City Bancorp              TN     01/04/95    NASDAQ        853,484      14.72
BNKU   Bank United Corp.              TX        NA       NASDAQ     31,595,596     845.18
CBSA   Coastal Bancorp, Inc.          TX        NA       NASDAQ      4,966,941     113.62
ETFS   East Texas Financial Services  TX     01/10/95    NASDAQ      1,079,285      17.67
FBHC   Fort Bend Holding Corp.        TX     06/30/93    NASDAQ        820,376      20.92
LOAN   Horizon Bancorp                TX        NA       NASDAQ      1,386,757      24.96
JXVL   Jacksonville Bancorp, Inc.     TX     04/01/96    NASDAQ      2,638,265      38.58
BFSB   Bedford Bancshares, Inc.       VA     08/22/94    NASDAQ      1,143,669      20.16
CNIT   CENIT Bancorp, Inc.            VA     08/06/92    NASDAQ      1,633,438      64.52
CFFC   Community Financial Corp.      VA     03/30/88    NASDAQ      1,272,348      26.40
ESX    Essex Bancorp, Inc.            VA        NA        AMSE       1,052,637       2.37
FFFC   FFVA Financial Corp.           VA     10/12/94    NASDAQ      4,692,552      96.20
VABF   First Coastal Bank             VA     11/01/80    NASDAQ      4,970,307      46.91
GSLC   Guaranty Financial Corp.       VA        NA       NASDAQ        924,008       8.09
LIFB   Life Bancorp, Inc.             VA     10/11/94    NASDAQ      9,846,840     177.24
VFFC   Virginia First Financial Corp. VA     01/01/78    NASDAQ      5,774,855      73.63
CASB   Cascade Financial Corp.        WA     09/16/92    NASDAQ      2,052,931      33.10
FWWB   First SB of Washington Bancorp WA     11/01/95    NASDAQ     10,569,082     194.21

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF MARCH 4, 1997

                                                      ASSETS AND EQUITY                      PROFITABILITY
                                             -----------------------------------   ---------------------------------
                                               Total       Total       Total                 Core              Core
                                               Assets      Equity   Tang. Equity    ROAA     ROAA     ROAE     ROAE
                                     State     ($000)      ($000)      ($000)       (%)      (%)      (%)      (%)
                                     -----   ----------   --------- ------------   ------   ------   ------   ------
IWBK   InterWest Bancorp, Inc.        WA      1,703,244     116,072     113,268      0.81     1.09    11.92    15.98
STSA   Sterling Financial Corp.       WA      1,536,344      89,220          NA      0.16     0.41     2.74     6.90
WFSL   Washington Federal, Inc.       WA      5,869,259     663,959     594,870      1.64     1.82    13.93    15.45
AADV   Advantage Bancorp, Inc.        WI      1,031,221      90,160      83,524      0.32     0.83     3.42     8.78
ABCW   Anchor BanCorp Wisconsin       WI      1,869,211     115,238     112,408      0.72     0.96    11.06    14.66
FCBF   FCB Financial Corp.            WI        268,528      47,008      47,008      0.91     1.09     5.09     6.09
FFEC   First Fed Bncshrs Eau Clair    WI        724,074      99,874      96,223      0.66     0.84     4.72     5.99
FTFC   First Federal Capital Corp.    WI      1,469,422      93,175      87,850      0.71     0.78    10.18    11.21
FFHC   First Financial Corp.          WI      5,700,431     410,511     397,772      0.90     1.26    12.31    17.23
FNGB   First Northern Capital Corp.   WI        615,503      70,224      70,224      0.56     0.85     4.61     6.97
HALL   Hallmark Capital Corp.         WI        396,808      28,074      28,074      0.43     0.58     5.81     7.75
MWFD   Midwest Federal Financial      WI        194,707      16,340      15,621      1.04     1.02    11.26    10.99
NWEQ   Northwest Equity Corp.         WI         96,518      11,827      11,827      0.76     0.97     5.88     7.47
OSBF   OSB Financial Corp.            WI        255,105      31,756      31,756      0.52     0.73     4.17     5.82
RELI   Reliance Bancshares, Inc.      WI         44,605      22,336          NA        NA       NA       NA       NA
SECP   Security Capital Corporation   WI      3,657,959     568,213     568,213      0.99     1.28     6.02     7.76
STFR   St. Francis Capital Corp.      WI      1,409,316     125,910     119,585      0.72     0.74     7.31     7.60
AFBC   Advance Financial Bancorp      WV        100,209      15,740      15,740        NA       NA       NA       NA
FOBC   Fed One Bancorp                WV        341,897      39,974      38,003      0.69     0.98     5.70     8.11
CRZY   Crazy Woman Creek Bancorp      WY         52,593      15,652      15,652      0.83     1.09     2.86     3.72
TRIC   Tri-County Bancorp, Inc.       WY         85,888      13,146      13,146      0.71     0.95     4.87     6.50

                                                             CAPITAL ISSUES
                                             ----------------------------------------------
                                                                    Number of    Mkt. Value
                                               IPO                   Shares      of Shares
                                     State     Date     Exchange     Outstg.        ($M)
                                     -----   --------   --------   -----------   ----------
IWBK   InterWest Bancorp, Inc.        WA        NA       NASDAQ      8,000,756     258.02
STSA   Sterling Financial Corp.       WA        NA       NASDAQ      5,539,178      78.24
WFSL   Washington Federal, Inc.       WA     11/17/82    NASDAQ     47,450,146    1143.12
AADV   Advantage Bancorp, Inc.        WI     03/23/92    NASDAQ      3,275,135     105.62
ABCW   Anchor BanCorp Wisconsin       WI     07/16/92    NASDAQ      4,620,962     165.20
FCBF   FCB Financial Corp.            WI     09/24/93    NASDAQ      2,459,614      45.50
FFEC   First Fed Bncshrs Eau Clair    WI     10/12/94    NASDAQ      6,855,379     125.11
FTFC   First Federal Capital Corp.    WI     11/02/89    NASDAQ      6,168,777     138.80
FFHC   First Financial Corp.          WI     12/24/80    NASDAQ     36,802,484     901.66
FNGB   First Northern Capital Corp.   WI     12/29/83    NASDAQ      4,387,429      71.30
HALL   Hallmark Capital Corp.         WI     01/03/94    NASDAQ      1,442,950      25.61
MWFD   Midwest Federal Financial      WI     07/08/92    NASDAQ      1,603,980      30.07
NWEQ   Northwest Equity Corp.         WI     10/11/94    NASDAQ        929,267      11.27
OSBF   OSB Financial Corp.            WI     07/01/92    NASDAQ      1,160,134      31.61
RELI   Reliance Bancshares, Inc.      WI     04/19/96    NASDAQ      2,528,499      17.07
SECP   Security Capital Corporation   WI     01/03/94    NASDAQ      9,202,665     678.70
STFR   St. Francis Capital Corp.      WI     06/21/93    NASDAQ      5,356,064     139.26
AFBC   Advance Financial Bancorp      WV     01/02/97    NASDAQ             NA         NA
FOBC   Fed One Bancorp                WV     01/19/95    NASDAQ      2,458,699      38.72
CRZY   Crazy Woman Creek Bancorp      WY     03/29/96    NASDAQ      1,058,000      12.70
TRIC   Tri-County Bancorp, Inc.       WY     09/30/93    NASDAQ        608,749      10.96

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF MARCH 4, 1997

                                                      ASSETS AND EQUITY                      PROFITABILITY
                                             -----------------------------------   ---------------------------------
                                               Total       Total       Total                 Core              Core
                                               Assets      Equity   Tang. Equity    ROAA     ROAA     ROAE     ROAE
                                     State     ($000)      ($000)      ($000)       (%)      (%)      (%)      (%)
                                     -----   ----------   --------- ------------   ------   ------   ------   ------
ALL THRIFTS
       AVERAGE                                1,336,835     101,352      96,643      0.54     0.79     5.12     7.39
       MEDIAN                                   320,336      37,381      35,105      0.60     0.85     4.90     6.97
       HIGH                                  49,902,044   2,595,200   2,350,477      2.49     2.17    31.08    25.22
       LOW                                       34,203       4,709       4,498    -18.24   -14.37   -56.67   -44.64

AVERAGE FOR STATE
       OH                                       794,962      66,668      62,998      0.60     0.89     5.42     7.83

AVERAGE BY REGION
       MIDWEST                                  955,376      83,653      78,339      0.49     0.77     4.89     7.08
       NEW ENGLAND                              965,453      97,563      93,747      0.73     0.72     7.22     6.92
       MID ATLANTIC                             651,062      65,021      61,000      0.57     0.87     4.87     7.63
       SOUTHEAST                                713,153      55,279      54,324      0.71     0.92     6.70     8.51
       SOUTHWEST                              1,285,174      84,794      73,519      0.34     0.59     3.54     6.42
       WEST                                   5,312,840     321,193     307,726      0.34     0.58     3.42     6.51

AVERAGE BY EXCHANGE
       NYSE                                  16,645,775     977,553     902,784      0.54     0.78     8.23    12.61
       AMEX                                     275,193      34,823      31,772      0.38     0.74     1.03     3.86
       OTC/NASDAQ                               791,715      70,518      67,413      0.55     0.80     5.22     7.36

                                                             CAPITAL ISSUES
                                             ----------------------------------------------
                                                                    Number of    Mkt. Value
                                               IPO                   Shares      of Shares
                                     State     Date     Exchange     Outstg.        ($M)
                                     -----   --------   --------   -----------   ----------
ALL THRIFTS
       AVERAGE                                                       6,025,426     147.53
       MEDIAN                                                        2,529,650      39.03
       HIGH                                                        137,875,955   3,998.40
       LOW                                                             230,171       2.37

AVERAGE FOR STATE
       OH                                                            3,969,340     106.51

AVERAGE BY REGION
       MIDWEST                                                       5,123,820     132.83
       NEW ENGLAND                                                   6,722,126     140.14
       MID ATLANTIC                                                  4,044,789      82.87
       SOUTHEAST                                                     4,199,864      78.78
       SOUTHWEST                                                     8,647,504     106.50
       WEST                                                         15,566,854     452.22

AVERAGE BY EXCHANGE
       NYSE                                                         44,379,815   1,543.66
       AMEX                                                          2,488,064      33.61
       OTC/NASDAQ                                                    4,676,513      97.35

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                   EXHIBIT 4
                     THRIFT STOCK PRICES AND PRICING RATIOS
             PUBLICLY-TRADED, SAIF INSURED MUTUAL HOLDING COMPANIES
                               AS OF MARCH 4, 1997


                                                                                       PER SHARE
                                                         --------------------------------------------------------------------------
                                                         Latest  All Time   All Time    Monthly  Quarterly  Book           12 Month
                                                         Price    High        Low       Change    Change    Value   Assets    Div.
                                       State  Exchange    ($)     ($)         ($)         (%)      (%)       ($)      ($)     ($)
                                       -----  --------   ------  --------   --------    ------   ---------  -----   ------ --------
PFSL    Pocahontas FS&LA, MHC           AR     NASDAQ   19.063    20.000     9.500       9.72      19.14    14.32   229.15   0.81
CMSV    Community Savings, MHC          FL     NASDAQ   19.750    20.500    10.000       0.00       3.95    15.50   133.45   0.78
FFFL    Fidelity Bankshares Inc., MHC   FL     NASDAQ   18.375    19.750     9.091      -2.00       6.52    12.12   129.88   0.70
HARB    Harbor Federal Savings Bk, MHC  FL     NASDAQ   38.000    38.000    11.875      10.14      17.83    17.75   214.69   1.20
FFSX    First Fed SB of Siouxland, MHC  IA     NASDAQ   30.000    31.500     8.239       0.00       2.56    19.86   242.82   0.63
WCFB    Webster City Federal SB, MHC    IA     NASDAQ   13.750    14.500     8.813       3.77       1.85    10.30    45.00   0.70
JXSB    Jacksonville Savings Bank, MHC  IL     NASDAQ   16.500    17.250    10.000      -4.35      37.50    13.01   112.95   0.40
LFED    Leeds Federal Savings Bk, MHC   MD     NASDAQ   18.250    19.000     9.875       2.82      12.31    13.02    80.56   0.66
GFED    Guaranty Federal SB, MHC        MO     NASDAQ   11.750    12.500     8.000      -4.08       6.82     8.53    61.09   0.34
PULB    Pulaski Bank, Savings Bk, MHC   MO     NASDAQ   16.750    16.750    10.500       8.06      13.56    10.75    85.39   0.85
FSLA    First Savings Bank, MHC         NJ     NASDAQ   21.250    23.500     5.072      16.44      18.06    12.92   137.38   0.36
FSNJ    First Savings Bk of NJ, MHC     NJ     NASDAQ   24.000    24.000    10.750       8.47      39.13    16.18   188.82   0.50
SBFL    SB of the Finger Lakes, MHC     NY     NASDAQ   15.000    17.000     8.125      13.21      11.11    11.22   110.61   0.40
WAYN    Wayne Savings & Loan Co. MHC    OH     NASDAQ   26.000    27.250    11.255      -1.89      13.04    15.22   166.84   0.89
GDVS    Greater Delaware Valley SB, MHC PA     NASDAQ   11.000    13.000     9.250       2.33       8.64     8.49    72.20   0.36
HARS    Harris Savings Bank, MHC        PA     NASDAQ   21.500    22.625    12.750       4.24      17.81    13.62   157.64   0.58
NWSB    Northwest Savings Bank, MHC     PA     NASDAQ   15.000    15.750     7.375       2.56       9.09     8.17    81.79   0.31
PERT    Perpetual Bank, MHC             SC     NASDAQ   26.000    26.000    20.250       8.33      23.44    19.69   148.21   1.20
RVSB    Riverview Savings Bank, MHC     WA     NASDAQ   18.250    18.750     9.711      -1.35       5.80    11.11   102.23   0.22

        ALL MUTUAL HOLDING COMPANIES
           AVERAGE                                      20.010    20.928    10.023       4.02      14.11    13.25   131.62   0.63
           MEDIAN                                       18.375    19.750     9.711       2.82      12.31    13.01   129.88   0.63
           HIGH                                         38.000    38.000    20.250      16.44      39.13    19.86   242.82   1.20
           LOW                                          11.000    12.500     5.072      -4.35       1.85     8.17    45.00   0.22


                                                      PRICING RATIOS
                                         -------------------------------------------
                                          Price/     Price/       Price/  Price/Core
                                         Earnings   Bk. Value     Assets   Earnings
                                           (X)        (%)           (%)      (X)
                                         --------   ---------     ------  ----------
PFSL    Pocahontas FS&LA, MHC              15.89      133.12       8.32      13.52
CMSV    Community Savings, MHC             24.38      127.42      14.80      16.19
FFFL    Fidelity Bankshares Inc., MHC      34.67      151.61      14.15      23.86
HARB    Harbor Federal Savings Bk, MHC     20.88      214.08      17.70      15.70
FFSX    First Fed SB of Siouxland, MHC     31.58      151.06      12.35      17.24
WCFB    Webster City Federal SB, MHC       34.38      133.50      30.56         NA
JXSB    Jacksonville Savings Bank, MHC     78.57      126.83      14.61      31.13
LFED    Leeds Federal Savings Bk, MHC      29.44      140.17      22.65      20.98
GFED    Guaranty Federal SB, MHC           25.54      137.75      19.23      30.13
PULB    Pulaski Bank, Savings Bk, MHC      39.88      155.81      19.62      25.00
FSLA    First Savings Bank, MHC            32.69      164.47      15.47      18.32
FSNJ    First Savings Bk of NJ, MHC           NM      148.33      12.71      53.33
SBFL    SB of the Finger Lakes, MHC           NM      133.69      13.56     125.00
WAYN    Wayne Savings & Loan Co. MHC       55.32      170.83      15.58      24.07
GDVS    Greater Delaware Valley SB, MHC       NM      129.56      15.24      73.33
HARS    Harris Savings Bank, MHC          238.89      157.86      13.64      30.71
NWSB    Northwest Savings Bank, MHC        26.32      183.60      18.34      17.65
PERT    Perpetual Bank, MHC                25.74      132.05      17.54      19.12
RVSB    Riverview Savings Bank, MHC        19.01      164.27      17.85      16.44

        ALL MUTUAL HOLDING COMPANIES
           AVERAGE                         45.82      150.32      16.52      31.76
           MEDIAN                          30.51      148.33      15.47      22.42
           HIGH                           238.89      214.08      30.56     125.00
           LOW                             15.89      126.83       8.32      13.52

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                   EXHIBIT 5
                          KEY FINANCIAL DATA AND RATIOS
             PUBLICLY-TRADED, SAIF INSURED MUTUAL HOLDING COMPANIES
                               AS OF MARCH 4, 1997

                                                   ASSETS AND EQUITY                            PROFITABILITY
                                      ------------------------------------------     --------------------------------
                                              Total       Total        Total                 Core             Core
                                              Assets      Equity    Tang. Equity     ROAA    ROAA     ROAE    ROAE
                                      State   ($000)      ($000)      ($000)          (%)     (%)      (%)     (%)
                                      -----   ------      ------    ------------     ----    ----     ----    ----
PFSL   Pocahontas FS&LA, MHC            AR    373,084     23,319      23,319         0.55    0.64     9.15   10.76
CMSV   Community Savings, MHC           FL    655,209     76,119      76,119         0.64    0.95     5.37    8.01
FFFL   Fidelity Bankshares Inc., MHC    FL    875,998     81,723      80,968         0.43    0.62     4.36    6.32
HARB   Harbor Federal Savings Bk, MHC   FL  1,060,339     87,683      84,157         0.91    1.20    10.74   14.23
FFSX   First Fed SB of Siouxland, MHC   IA    457,311     37,395      37,054         0.41    0.72     4.90    8.58
WCFB   Webster City Federal SB, MHC     IA     94,492     21,628      21,628         0.87    1.19     3.88    5.30
JXSB   Jacksonville Savings Bank, MHC   IL    143,710     16,554      16,512         0.19    0.46     1.57    3.87
LFED   Leeds Federal Savings Bk, MHC    MD    278,311     44,982      44,982         0.77    1.11     4.75    6.79
GFED   Guaranty Federal SB, MHC         MO    190,919     26,668      26,668         0.76    0.65     5.29    4.50
PULB   Pulaski Bank, Savings Bk, MHC    MO    178,812     22,504      22,504         0.49    0.78     3.91    6.19
FSLA   First Savings Bank, MHC          NJ    987,115     92,863      81,913         0.49    0.87     5.15    9.22
FSNJ   First Savings Bk of NJ, MHC      NJ    578,574     49,585      49,585        -0.33    0.21    -4.33    2.78
SBFL   SB of the Finger Lakes, MHC      NY    197,437     20,020      20,020        -0.06    0.11    -0.51    1.00
WAYN   Wayne Savings & Loan Co. MHC     OH    250,057     22,811      22,811         0.28    0.65     2.97    6.91
GDVS   Greater Delaware Valley SB, MHC  PA    236,259     27,779      27,779        -0.09    0.22    -0.74    1.84
HARS   Harris Savings Bank, MHC         PA  1,768,112    152,752     131,057         0.07    0.52     0.68    5.28
NWSB   Northwest Savings Bank, MHC      PA  1,911,978    191,081     182,173         0.72    1.04     6.95   10.02
PERT   Perpetual Bank, MHC              SC    223,000     29,629      29,629         0.76    1.06     6.85    9.54
RVSB   Riverview Savings Bank, MHC      WA    224,473     24,391      21,980         0.97    1.15     8.87   10.53

       ALL MUTUAL HOLDING COMPANIES
           AVERAGE                            562,378     55,236      52,677         0.46    0.74     4.20    6.93
           MEDIAN                             278,311     29,629      29,629         0.49    0.72     4.75    6.79
           HIGH                             1,911,978    191,081     182,173         0.97    1.20    10.74   14.23
           LOW                                 94,492     16,554      16,512        -0.33    0.11    -4.33    1.00


                                                             CAPITAL ISSUES
                                            ------------------------------------------
                                                                Number of   Mkt. Value
                                             IPO                 Shares      of Shares
                                             Date    Exchange    Outstg.       ($M)
                                             ----    --------   ----------  ----------
PFSL   Pocahontas FS&LA, MHC               04/05/94   NASDAQ     1,628,153      28.49
CMSV   Community Savings, MHC              10/24/94   NASDAQ     4,909,676     100.65
FFFL   Fidelity Bankshares Inc., MHC       01/07/94   NASDAQ     6,744,689     119.72
HARB   Harbor Federal Savings Bk, MHC      01/06/94   NASDAQ     4,938,897     176.57
FFSX   First Fed SB of Siouxland, MHC      07/13/92   NASDAQ     1,883,303      55.09
WCFB   Webster City Federal SB, MHC        08/15/94   NASDAQ     2,100,000      27.83
JXSB   Jacksonville Savings Bank, MHC      04/21/95   NASDAQ     1,272,300      15.35
LFED   Leeds Federal Savings Bk, MHC       05/02/94   NASDAQ     3,454,736      55.28
GFED   Guaranty Federal SB, MHC            04/10/95   NASDAQ     3,125,000      37.70
PULB   Pulaski Bank, Savings Bk, MHC       05/11/94   NASDAQ     2,094,000      29.84
FSLA   First Savings Bank, MHC             07/10/92   NASDAQ     7,185,199     132.93
FSNJ   First Savings Bk of NJ, MHC         01/09/95   NASDAQ     3,064,131      70.48
SBFL   SB of the Finger Lakes, MHC         11/11/94   NASDAQ     1,785,000      25.88
WAYN   Wayne Savings & Loan Co. MHC        06/25/93   NASDAQ     1,498,775      36.72
GDVS   Greater Delaware Valley SB, MHC     03/03/95   NASDAQ     3,272,500      33.95
HARS   Harris Savings Bank, MHC            01/25/94   NASDAQ    11,216,400     204.70
NWSB   Northwest Savings Bank, MHC         11/07/94   NASDAQ    23,376,000     312.65
PERT   Perpetual Bank, MHC                 10/26/93   NASDAQ     1,504,601      36.49
RVSB   Riverview Savings Bank, MHC         10/26/93   NASDAQ     2,195,781      38.43

       ALL MUTUAL HOLDING COMPANIES
           AVERAGE                                               4,592,060      80.99
           MEDIAN                                                3,064,131      38.43
           HIGH                                                 23,376,000     312.65
           LOW                                                   1,272,300      15.35

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                   EXHIBIT 6
                  PEOPLES FEDERAL SAVINGS AND LOAN ASSOCIATION
            COMPARABLE GROUP CHARACTERISTICS AND BALANCE SHEET TOTALS


                                                                                                Most Recent Quarter
                                                                                 ---------------------------------------------------
                                                                       Conver-                       Total  Goodwill
                                                        Number          sion     Total  Int. Earning  Net     and     Total   Total
                                                          of           (IPO)     Assets    Assets    Loans  Intang.  Deposits Equity
                                                       Offices Exchg.  Date      ($000)    ($000)    ($000) ($000)   ($000)   ($000)
                                                       ------- ------  --------  ------ ------------ ------ -------  --------  -----
SUBJECT
     PEOPLES FEDERAL                       Sidney      OH   1    NA        NA     92,362   90,955   85,848       0   81,230   9,306
COMPARABLE GROUP
CIBI Community Investors Bancorp, Inc.     Bucyrus     OH   3  NASDAQ  02/07/95   95,787   94,524   72,183       0   70,352  10,913
FFWC FFW Corporation                       Wabash      IN   3  NASDAQ  04/05/93  158,200  152,027  107,413       0   97,886  16,117
FFHS First Franklin Corporation            Cincinnati  OH   7  NASDAQ  01/26/88  222,302  214,402  150,135     154  194,648  19,730
FMBD First Mutual Bancorp, Inc.            Decatur     IL  11  NASDAQ  07/05/95  331,776  315,034  283,169       0  202,923  62,217
GFSB GFS Bancorp, Inc.                     Grinnell    IA   1  NASDAQ  01/06/94   87,625   85,928   75,874       0   58,455  10,052
GFCO Glenway Financial Corp.               Cincinnati  OH   6  NASDAQ  11/30/90  278,721  270,482  228,683     472  228,753  26,837
MFBC MFB Corp.                             Mishawaka   IN   4  NASDAQ  03/25/94  223,945  217,162  165,789       0  161,577  34,472
MFFC Milton Federal Financial Corporation  West Milton OH   2  NASDAQ  10/07/94  175,707  174,179  110,228       0  131,910  27,092
OHSL OHSL Financial Corp.                  Cincinnati  OH   5  NASDAQ  02/10/93  217,627  211,726  155,643       0  169,221  25,167
SFFC StateFed Financial Corporation        Des Moines  IA   2  NASDAQ  01/05/94   82,809   78,064   68,006       0   48,216  14,718

     Average                                               4.4                   187,450  181,353  141,712      63  136,394  24,732
     Median                                                3.5                   196,667  192,953  130,182       0  146,744  22,449
     High                                                 11.0                   331,776  315,034  283,169     472  228,753  62,217
     Low                                                   1.0                    82,809   78,064   68,006       0   48,216  10,052

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                   EXHIBIT 7
                     RECENTLY CONVERTED THRIFT INSTITUTIONS
                            PRICES AND PRICING RATIOS

                                                             PRO FORMA RATIOS                       CURRENT RATIOS
                                                     ---------------------------------    ------------------------------------
                                                               Price/   Price/                       Price/   Price/
                                                    Price/      Book   Tang. Bk. Price/    Price/     Book   Tang. Bk.   Price/
                                             IPO    Earnings    Value    Value   Assets    Earnings   Value   Value      Assets
                                            Date      (X)       (%)       (%)     (%)        (X)      (%)      (%)         (%)
                                          --------   ------     -----  --------  ------    --------  ------  --------   -------
FLKY  First Lancaster Bancshares    KY    07/01/96   18.50    74.70    74.67     21.30      25.00     112.04   112.04     41.62
EGLB  Eagle BancGroup, Inc.         IL    07/01/96  100.10    58.40    58.45      7.90      33.07      93.38    93.38     11.98
HWE   Home Financial Bancorp        IN    07/02/96   11.40    68.00    68.04     13.10      19.57      95.78    95.78     19.28
OCFC  Ocean Financial Corp.         NJ    07/03/96   13.40    71.20    71.18     13.90      19.90     108.42   108.42     21.02
MBSP  Mitchell Bancorp, Inc.        NC    07/12/96      NA    70.00    70.04     25.80      25.63     101.15   101.15     44.05
PWB   Pennwood Bancorp, Inc.        PA    07/15/96   14.50    67.50    67.54     12.80      15.63      93.53    93.53     18.78
ANA   Acadiana Bancshares, Inc.     LA    07/16/96      NA    71.90    71.93     12.70         NA     102.76   102.76     18.03
PFED  Park Bancorp, Inc.            IL    08/12/96   26.20    66.70    66.66     14.50         NA      99.97    99.97     23.50
PFFC  Peoples Financial Corp.       OC    09/13/96   28.60    64.30    64.30     16.00      22.24      93.54    93.54     25.27
HBEI  Home Bancorp of Elgin, Inc.   IL    09/27/96   24.90    72.60    72.64     18.70      33.52     103.51   103.51     29.01
CBES  CBES Bancorp, Inc.            MO    09/30/96   13.20    61.10    61.06     10.60      13.48     102.07   102.07     19.29
WEH   Westwood Homestead Fin.       OH    09/30/96      NA    73.80    73.83     22.70      21.68      98.68    98.68     32.89
AFED  AFSALA Bancorp, Inc.          NY    10/01/96   13.70    71.70    71.73      9.90         NA      85.32    85.54     12.86
SSFC  South Street Financial Corp.  NC    10/03/96   26.10    76.30    76.32     21.20         NA     121.95   121.95     32.47
CNBA  Chester Bancorp, Inc.         IL    10/08/96   18.80    72.10    72.10     13.90         NA         NA       NA        NA
FTNB  Fulton Bancorp, Inc.          MO    10/18/96   14.60    72.50    72.53     16.70         NA     127.96   127.96     31.76
DCBI  Delphos Citizens Bancorp,     OH    11/21/96   14.60    72.20    72.23     18.80         NA      93.66    93.66     26.30
CFNC  Carolina Fincorp, Inc.        NC    11/25/96   17.20    77.00    76.98     16.40         NA     107.57   107.57     26.13
PSFI  PS Financial, Inc.            IL    11/27/96   17.20    71.90    71.93     29.00         NA         NA       NA        NA
BFFC  Big Foot Financial Corp.      IL    12/20/96   33.10    72.70    72.67     11.40         NA         NA       NA        NA
RIVR  River Valley Bancorp          IN    12/20/96   15.20    73.00    72.96     12.10         NA         NA       NA        NA
SCBS  Southern Community Bancshares AL    12/23/96   14.50    74.40    74.39     15.00         NA      94.37    94.37     20.89
CENB  Century Bancorp, Inc.         NC    12/23/96   18.90    72.10    72.11     20.00         NA      97.93    97.93     29.48
HCFC  Home City Financial Corp.     OH    12/30/96   13.70    71.20    71.20     14.60         NA      87.72    87.72     18.00
AFBC  Advance Financial Bancorp     WV    01/02/97   16.80    71.10    71.09     10.60         NA         NA       NA        NA
RSLN  Roslyn Bancorp, Inc.          NY    01/13/97    9.30    72.00    71.98     21.00         NA         NA       NA        NA
FAB   FirstFed America Bancorp, Inc MA    01/15/97   13.60    72.00    72.02     10.70         NA         NA       NA        NA
EFBC  Empire Federal Bancorp, Inc.  MT    01/27/97   21.50    68.10    68.09     23.00         NA         NA       NA        NA


                                                      PRICES AND TREND FROM IPO DATE
                                    --------------------------------------------------------------
                                             1 Day             1 Week             1 Mo.
                                     IPO     After              After             After
                                    Price     IPO       %        IPO       %       IPO        %
                                     ($)      ($)     Change     ($)     Change    ($)      Change
                                    -----    ----     ------   ------    ------   -----     ------
FLKY  First Lancaster Bancshares    10.00    13.50    35.00     13.38    33.75    13.75      37.50
EGLB  Eagle BancGroup, Inc.         10.00    11.25    12.50     11.25    12.50    11.13      11.25
HWE   Home Financial Bancorp        10.00    10.25     2.50      9.88   (1.25)    10.50       5.00
OCFC  Ocean Financial Corp.         20.00    21.25     6.25     20.13     0.63    21.00       5.00
MBSP  Mitchell Bancorp, Inc.        10.00       NA       NA     10.63     6.25    11.00      10.00
PWB   Pennwood Bancorp, Inc.        10.00     9.50   (5.00)      9.13   (8.75)     9.63     (3.75)
ANA   Acadiana Bancshares, Inc.     12.00    12.00     0.00     11.75   (2.08)    12.38       3.13
PFED  Park Bancorp, Inc.            10.00    10.25     2.50     10.44     4.38    10.50       5.00
PFFC  Peoples Financial Corp.       10.00    10.88     8.75     11.50    15.00    12.75      27.50
HBEI  Home Bancorp of Elgin, Inc.   10.00    11.81    18.13     12.50    25.00    12.63      26.25
CBES  CBES Bancorp, Inc.            10.00    12.63    26.25     13.44    34.38    13.25      32.50
WEH   Westwood Homestead Fin.       10.00    10.75     7.50     10.63     6.25    10.50       5.00
AFED  AFSALA Bancorp, Inc.          10.00    11.38    13.75     11.31    13.13    11.56      15.63
SSFC  South Street Financial Corp.  10.00       NA       NA     12.50    25.00    12.38      23.75
CNBA  Chester Bancorp, Inc.         10.00    12.94    29.38     12.63    26.25    12.63      26.25
FTNB  Fulton Bancorp, Inc.          10.00    12.50    25.00     12.88    28.75    14.75      47.50
DCBI  Delphos Citizens Bancorp,     10.00    12.13    21.25     12.13    21.25    12.06      20.63
CFNC  Carolina Fincorp, Inc.        10.00    13.00    30.00     13.00    30.00    13.63      36.25
PSFI  PS Financial, Inc.            10.00    11.64    16.41     11.69    16.88    12.50      25.00
BFFC  Big Foot Financial Corp.      10.00    12.31    23.13     12.50    25.00    13.88      38.75
RIVR  River Valley Bancorp          10.00    13.69    36.88     13.88    38.75    15.00      50.00
SCBS  Southern Community Bancshares 10.00    13.00    30.00     13.75    37.50    13.50      35.00
CENB  Century Bancorp, Inc.         50.00    62.63    25.25     66.00    32.00    65.13      30.25
HCFC  Home City Financial Corp.     10.00       NA       NA     12.50    25.00    13.50      35.00
AFBC  Advance Financial Bancorp     10.00    12.88    28.75     12.94    29.38    14.00      40.00
RSLN  Roslyn Bancorp, Inc.          10.00    15.00    50.00     15.94    59.38    16.00      60.00
FAB   FirstFed America Bancorp, Inc 10.00    13.63    36.25     14.13    41.25    14.88      48.75
EFBC  Empire Federal Bancorp, Inc.  10.00    13.25    32.50     13.50    35.00    13.75      37.50

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                   EXHIBIT 8
                                VALUATION RATIOS


                                   January 10, 1997
                               ------------------------     Price/
                                Price/       Price/core      Book        Price/
                               Earnings       Earnings       Value       Assets
                               --------      ----------     ------      --------
All U.S. thrifts                29.30x         18.10x       120.88%     14.46%
NASDAQ-OTC traded thrifts       29.31x         18.27x       119.66%     14.47%
Comparable group                26.20x         16.73x        94.96%     12.90%


                                      March 4 1997
                               ------------------------     Price/
                                Price/       Price/core      Book       Price/
                               Earnings       Earnings       Value      Assets
                               --------      ----------     -------     ------
All U.S. thrifts                30.70x        17.62x        130.29%     15.62%
NASDAQ-OTC traded thrifts       30.40x        19.41x        128.37%     15.61%
Comparable group                31.30x        16.49x        103.21%     13.39%

KELLER & COMPANY
Columbus, Ohio
614-766-1426
                                   EXHIBIT 9
              COMPARABLE GROUP MARKET, PRICING AND FINANCIAL RATIOS
                        Stock Prices as of March 4, 1997

                                                    Market Data                          Pricing Ratios
                                           ------------------------------   ------------------------------------------
                                                                  Book                Price/         Price/     Price/
                                           Market  Price/ 12 Mo.  Value/     Price/    Book  Price/   Tang.      Core
                                           Value   Share   EPS    Share     Earnings  Value  Assets  Bk. Val.  Earnings
                                            ($M)    ($)    ($)     ($)        (X)      (%)     (%)     (%)        (%)
                                           ------  -----   -----  -----     --------  -----  ------  --------  --------
PEOPLES FEDERAL SAVINGS & LOAN ASSN.
          Appraised value - midpoint       13.50   10.00   0.57   15.31      17.54    65.31   12.81   65.31     12.59

          Minimum of range                 11.48   10.00   0.64   16.48      15.74    60.66   11.10   60.66     11.13
          Maximum of range                 15.53   10.00   0.50   14.44      19.84    69.24   14.46   69.24     14.32
          Superrange maximum               17.85   10.00   0.45   13.69      22.46    73.05   16.28   73.05     16.28

ALL THRIFTS  (331)
          Average                         167.96   20.60   0.86   16.18      30.70   130.29   15.62  135.35     17.62
          Median                           42.89   18.00   0.82   15.32      22.52   117.98   13.76  119.05     14.93
OHIO THRIFTS  (32)
          Average                         113.69   18.51   0.87   15.19      27.93   123.19   15.12  127.89     15.98
          Median                           30.32   16.00   0.82   14.87      23.13   106.62   13.71  106.90     14.55
COMPARABLE GROUP  (10)
          Average                          25.11   19.36   0.86   18.76      31.30   103.21   13.39  103.47     16.49
          Median                           23.19   18.81   0.84   19.11      26.07   100.58   12.53  101.43     13.60

COMPARABLE GROUP
   CIBI   Community Investors Bancorp      11.08   17.50   0.89   17.24      19.66   101.51   11.56  101.51     12.23
   FFWC   FFW Corp.                        17.81   25.38   1.85   22.96      13.72   110.52   11.26  110.52      9.59
   FFHS   First Franklin Corporation       19.66   17.00   0.22   17.06      77.27    99.65    8.84  100.41     15.87
   FMBD   First Mutual Bancorp, Inc.       58.89   15.63   0.28   16.51      55.80    94.64   17.75   94.64     32.61
   GFSB   GFS Bancorp, Inc.                11.07   22.25   1.56   20.12      14.26   110.59   12.69  110.59     11.13
   GFCO   Glenway Financial Corp.          26.72   22.50   0.79   22.60      28.48    99.56    9.59  101.35     13.06
   MFBC   MFB Corp.                        34.12   19.23   0.58   19.43      33.16    98.99   15.24   98.99     18.68
   MFFC   Milton Federal Financial Corp.   30.32   13.75   0.48   12.29      28.65   111.88   17.25  111.88     24.58
   OHSL   OHSL Financial Corp.             26.90   22.00   0.93   20.58      23.66   106.90   12.36  106.90     14.13
   SFFC   StateFed Financial Corporation   14.50   18.38   1.00   18.78      18.38    97.87   17.39   97.87     12.99

                                              Dividends             Financial Ratios
                                           ------------------------   ----------------------

                                            Div./  Dividend  Payout    Equity/  Core    Core
                                            Share   Yield    Ratio     Assets   ROAA    ROAE
                                             ($)     (%)      (%)       (%)      (%)     (%)
                                            -----  --------  ------    ------   ----    ----
PEOPLES FEDERAL SAVINGS & LOAN ASSN.
          Appraised value - midpoint         0.00    0.00    0.00      19.62    0.73    3.72

          Minimum of range                   0.00    0.00    0.00      18.30    0.71    3.86
          Maximum of range                   0.00    0.00    0.00      20.89    0.73    3.49
          Superrange maximum                 0.00    0.00    0.00      22.29    0.73    3.25

ALL THRIFTS  (331)
          Average                            0.52    1.69   68.21      12.95    0.79    7.39
          Median                             0.34    1.78   36.64      10.63    0.85    6.97
OHIO THRIFTS  (32)
          Average                            0.81    2.12  161.70      13.62    0.89    7.83
          Median                             0.42    2.11   62.50      11.81    0.86    6.52
COMPARABLE GROUP  (10)
          Average                            0.70    2.51  118.40      13.05    0.88    6.58
          Median                             0.39    2.23   59.79      11.52    0.84    6.65

COMPARABLE GROUP
   CIBI   Community Investors Bancorp        0.34    2.29   31.46      11.39    0.97    7.58
   FFWC   FFW Corp.                          0.60    2.37   30.81      10.19    1.08   10.33
   FFHS   First Franklin Corporation         0.31    1.88  140.91       8.88    0.60    6.41
   FMBD   First Mutual Bancorp, Inc.         0.30    2.05  107.14      18.75    0.63    2.80
   GFSB   GFS Bancorp, Inc.                  0.38    1.80   24.04      11.47    1.17    9.87
   GFCO   Glenway Financial Corp.            0.66    3.02   83.00       9.63    0.63    6.62
   MFBC   MFB Corp.                          0.22    1.66   24.14      15.39    0.82    4.58
   MFFC   Milton Federal Financial Corp.     3.04    4.36  622.92      15.42    0.78    4.11
   OHSL   OHSL Financial Corp.               0.76    3.46   79.57      11.56    0.85    6.85
   SFFC   StateFed Financial Corporation     0.40    2.18   40.00      17.77    1.27    6.67

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                   EXHIBIT 10
                       VALUATION ANALYSIS AND CONCLUSIONS

        Peoples Sidney Financial Corporation/Peoples Federal S & L Assn.
                        Stock Prices as of March 4, 1997

Valuation assumptions:                                                      Comparable Group                   All Thrifts
                                                                         ---------------------         ----------------------
                                       Symbol              Value         Average        Median         Average         Median
                                       ------        -----------         -------        ------         -------         ------
Post conv. price to earnings             P/E              17.54           26.20          25.97          29.30          21.48
Post conv. price to book value           P/B              65.31%          94.96%         95.17%        120.88%        108.87%
Post conv. price to assets               P/A              12.81%          12.90%         11.96%         14.46%         12.74%
Post conv. price to core earnings        P/E              12.59           16.73          14.52          18.10          15.49
Pre conversion earnings ($)               Y         $   521,000   For the twelve months ended December 31, 1996.
Pre conversion book value ($)             B         $ 9,306,000   At December 31, 1996.
Pre conversion assets ($)                 A         $92,362,000   At December 31, 1996.
Pre conversion core earnings ($)                    $   823,000   For the twelve months ended December 31, 1996.
Conversion expense ($)                    X         $   515,164
Proceeds not reinvested ($)               Z         $   826,000   ESOP purchase.
ESOP borrowings ($)                       E         $ 1,080,000
ESOP cost of borrowings, net (%)          S                6.11%
ESOP term of borrowings (yrs.)            T                  10
RRP amount ($)                            M         $   540,000
RRP expense ($)                           N         $   108,000
Tax rate (%)                             TAX              34.00%
Investment rate of return, net (%)        R                3.76%
Investment rate of return, pretax (%)                      5.70%



Formulae to indicate value after conversion:

1. P/E method: Value = P/E(Y-R(X+Z)-ES-(1-TAX)E/T-(1-TAX)N)) =       $13,501,622
                       -------------------------------------
                                  1-(P/E)R

2. P/B method: Value = P/B(B-X-E-M)                          =       $13,500,935
                       ------------
                          1-P/B

3. P/A method: Value = P/A(A-X)                              =       $13,499,678
                       --------
                        1-P/A


VALUATION CORRELATION AND CONCLUSIONS:

                               Number of        Price         TOTAL
                                 Shares       Per Share       VALUE
                               ---------      ---------       -----

Appraised value - midrange     1,350,000       $10.00       $13,500,000
Minimum - 85% of midrange      1,147,500       $10.00       $11,475,000
Maximum - 115% of midrange     1,552,500       $10.00       $15,525,000
Superrange - 115% of maximum   1,785,375       $10.00       $17,853,750

                                   EXHIBIT 11

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                     PROJECTED EFFECT OF CONVERSION PROCEEDS
        Peoples Sidney Financial Corporation/Peoples Federal S & L Assn.
                           At the MINIMUM of the Range


1. Gross Conversion Proceeds

   Minimum market value                               $11,475,000
     Less:  Estimated conversion expenses                 487,963

   Net conversion proceeds                            $10,987,037


2. Generation of Additional Income

   Net conversion proceeds                            $10,987,037
     Less: Proceeds not invested (1)                      740,000
   Total conversion proceeds invested                 $10,247,037

   Investment rate                                           3.76%

   Earnings increase - return on  proceeds invested   $   385,494
     Less: Estimated cost of ESOP borrowings               56,090
     Less: Amortization of ESOP borrowings, net of taxes   60,588
     Less: RRP expense, net of taxes                       60,588

   Net earnings increase                              $   208,228


3. Comparative Earnings
                                                        Regular          Core
                                                      -----------      ---------
   Before conversion - 12 months ended 12/31/96       $   521,000        823,000
   Net earnings increase                                  208,228        208,228
   After conversion                                   $   729,228      1,031,228


4. Comparative Net Worth (2)

   Before conversion - 12/31/96         $  9,306,000
   Conversion proceeds                     9,610,037
   After conversion                     $ 18,916,037


5. Comparative Net Assets

   Before conversion - 12/31/96         $ 92,362,000
   Conversion proceeds                    10,987,037
   After conversion                     $103,349,037


   (1)  Represents ESOP borrowings and fixed assets.
   (2)  ESOP borrowings and RRP are omitted from net worth.

                                   EXHIBIT 12

KELLER & COMPANY
Columbus, Ohio
614-766-1426


                     PROJECTED EFFECT OF CONVERSION PROCEEDS
        Peoples Sidney Financial Corporation/Peoples Federal S & L Assn.
                           At the MIDPOINT of the Range


1. Gross Conversion Proceeds

   Midpoint market value                              $13,500,000
     Less:  Estimated conversion expenses                 515,164

   Net conversion proceeds                            $12,984,836


2. Generation of Additional Income

   Net conversion proceeds                            $12,984,836
     Less: Proceeds not invested (1)                      826,000
   Total conversion proceeds invested                 $12,158,836

   Investment rate of return                                 3.76%

   Earnings increase - return on  proceeds invested   $   457,415
     Less: Estimated cost of ESOP borrowings               65,988
     Less: Amortization of ESOP borrowings, net of taxes   71,280
     Less: RRP expense, net of taxes                       71,280

   Net earnings increase                              $   248,867


3. Comparative Earnings
                                                        Regular          Core
                                                      -----------      ---------
   Before conversion - 12 months ended 12/31/96       $   521,000        823,000
   Net earnings increase                                  248,867        248,867
   After conversion                                   $   769,867      1,071,867


4. Comparative Net Worth (2)

   Before conversion - 12/31/96         $  9,306,000
   Conversion proceeds                    11,364,836
   After conversion                     $ 20,670,836


5. Comparative Net Assets

   Before conversion - 12/31/96         $ 92,362,000
   Conversion proceeds                    12,984,836
   After conversion                     $105,346,836


   (1)  Represents ESOP borrowings and fixed assets.
   (2)  ESOP borrowings and RRP are omitted from net worth.

                                   EXHIBIT 13

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                     PROJECTED EFFECT OF CONVERSION PROCEEDS
        Peoples Sidney Financial Corporation/Peoples Federal S & L Assn.
                           At the MAXIMUM of the Range


1. Gross Conversion Proceeds

   Minimum market value                               $15,525,000
     Less:  Estimated conversion expenses                 547,403

   Net conversion proceeds                            $14,977,597


2. Generation of Additional Income

   Net conversion proceeds                            $14,977,597
     Less: Proceeds not invested (1)                    1,652,000
   Total conversion proceeds invested                 $13,325,597

   Investment rate                                           3.76%

   Earnings increase - return on  proceeds invested   $   501,309
     Less: Estimated cost of ESOP borrowings               75,886
     Less: Amortization of ESOP borrowings, net of taxes   81,972
     Less: RRP expense, net of taxes                       81,972

   Net earnings increase                              $   261,479


3. Comparative Earnings
                                                        Regular          Core
                                                      -----------      ---------
   Before conversion - 12 months ended 12/31/96       $   521,000        823,000
   Net earnings increase                                  261,479        261,479
   After conversion                                   $   782,479      1,084,479


4. Comparative Net Worth (2)

   Before conversion - 12/31/96         $  9,306,000
   Conversion proceeds                    13,114,597
         After conversion               $ 22,420,597


5. Comparative Net Assets

   Before conversion - 12/31/96         $ 92,362,000
   Conversion proceeds                    14,977,597
   After conversion                     $107,339,597


   (1)  Represents ESOP borrowings and fixed assets.
   (2)  ESOP borrowings and RRP are omitted from net worth.

                                   EXHIBIT 14

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                     PROJECTED EFFECT OF CONVERSION PROCEEDS
        Peoples Sidney Financial Corporation/Peoples Federal S & L Assn.
                            At the SUPERRANGE Maximum


1. Gross Conversion Proceeds

   Minimum market value                               $17,853,750
     Less:  Estimated conversion expenses                 576,619

   Net conversion proceeds                            $17,277,131


2. Generation of Additional Income

   Net conversion proceeds                            $17,277,131
     Less: Proceeds not invested (1)                    2,664,000
   Total conversion proceeds invested                 $14,613,131

   Investment rate                                           3.76%

   Earnings increase - return on  proceeds invested   $   549,746
     Less: Estimated cost of ESOP borrowings               87,269
     Less: Amortization of ESOP borrowings, net of taxes   94,268
     Less: RRP expense, net of taxes                       94,268

   Net earnings increase                              $   273,941


3. Comparative Earnings
                                                        Regular          Core
                                                      -----------      ---------
   Before conversion - 12 months ended 12/31/96       $   521,000        823,000
   Net earnings increase                                  273,941        273,941
   After conversion                                   $   794,941      1,096,941


4. Comparative Net Worth (2)

   Before conversion - 12/31/96         $  9,306,000
   Conversion proceeds                    15,134,681
         After conversion               $ 24,440,681


5. Comparative Net Assets

   Before conversion - 12/31/96         $ 92,362,000
   Conversion proceeds                    17,277,131
   After conversion                     $109,639,131


   (1)  Represents ESOP borrowings and fixed assets.
   (2)  ESOP borrowings and RRP are omitted from net worth.

                                   EXHIBIT 15

KELLER & COMPANY
Columbus, Ohio
614-766-1426


                    SUMMARY OF VALUATION PREMIUM OR DISCOUNT


                                                       Premium or (discount)
                                                       from comparable group.
                                                       ----------------------
                                Peoples Federal        Average         Median
                                ---------------        -------         ------
Midpoint:
   Price/earnings                   17.54x             (33.06)%        (32.46)%
   Price/book value                 65.31% *           (31.22)%        (31.37)%
   Price/assets                     12.81%              (0.67)%          7.15 %
   Price/tangible book value        65.31%             (31.41)%        (31.65)%
   Price/core earnings              12.59x             (24.70)%        (13.23)%


Minimum of range:
   Price/earnings                   15.74x             (39.94)%        (39.40)%
   Price/book value                 60.66% *           (36.12)%        (36.26)%
   Price/assets                     11.10%             (13.94)%         (7.16)%
   Price/tangible book value        60.66%             (36.29)%        (36.51)%
   Price/core earnings              11.13x             (33.48)%        (23.34)%


Maximum of range:
   Price/earnings                   19.84x             (24.27)%        (23.59)%
   Price/book value                 69.24% *           (27.08)%        (27.24)%
   Price/assets                     14.46%              12.11 %         20.93 %
   Price/tangible book value        69.24%             (27.28)%        (27.53)%
   Price/core earnings              14.32x             (14.42)%         (1.37)%


Super maximum of range:
   Price/earnings                   22.46x             (14.27)%        (13.50)%
   Price/book value                 73.05% *           (23.08)%        (23.24)%
   Price/assets                     16.28%              26.22 %         36.15 %
   Price/tangible book value        73.05%             (23.28)%        (23.55)%
   Price/core earnings              16.28x              (2.70)%         12.13 %


      * Represents pricing ratio associated with primary valuation method.